As filed with the Securities and Exchange Commission on February 6, 2009

Registration No. 333-153849

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

(Exact Name of Registrant as Specified in Governing Instruments)

Delaware	7359	26-3215092
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Fifth Avenue, Fourth Floor
New York, New York 10011
(212) 418-4700

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Joel S. Kress
Executive Vice President — Business and Legal Affairs
ICON Capital Corp.
100 Fifth Avenue, Fourth Floor
New York, New York 10011
(212) 418-4700

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:

Deborah Schwager Froling, Esquire
Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036
(202) 857-6075

(Counsel to Registrant)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Aggregate Offering Price(1)	Proposed Maximum Offering Price Per Interest	Amount of Registration Fee
Limited partnership interests	400,000 partnership interests	$400,000,000	$1,000.00	$15,720.00	(2)
Limited partnership interests(3)	12,000 partnership interests	$10,800,000	$900.00	$424.44	(2)
Limited partnership interests(3)	8,000 partnership interests	$7,200,000	$900.00	$282.96

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.
(2)	Previously paid.
(3)	Represents limited partnership interests to be issued pursuant to the Registrant’s Distribution Reinvestment Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2009

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE
FUND FOURTEEN, L.P.

Up to 420,000 Limited Partnership Interests ($418,000,000)
Minimum Offering 1,200 Interests ($1,200,000)

We are ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., a Delaware limited partnership. Our general partner is ICON GP 14, LLC (our “General Partner”). We are offering up to 400,000 of our limited partnership interests (“Interests”) at a public offering price of $1,000.00 per Interest; $930.00 per Interest for Interests sold to our General Partner, Selling Dealers or certain of their affiliates. We are also offering up to 20,000 Interests pursuant to our Distribution Reinvestment Plan (“DRIP Plan”) at a public offering price of $900.00 per Interest. A minimum investment of 5 Interests ($5,000), or 4 Interests for IRAs and qualified plans ($4,000), is required. There is no minimum investment required to participate in our DRIP Plan for qualified participants.

We intend to use the net proceeds from this offering to invest in a diverse pool of business-essential equipment and corporate infrastructure (collectively, “Capital Assets”) that are critical to the operations of domestic and global businesses, portfolios of Capital Assets, and other investments in Capital Assets that our General Partner believes will provide us with a satisfactory rate of return. We expect to invest at least 83.18% of the gross offering proceeds from the sale of our Interests in the offering and to establish a reserve of 0.50%. The remaining 16.32% of the gross offering proceeds of the offering will pay fees and expenses related to our organization and this offering.

Investing in our Interests involves a high degree of risk. You should purchase our Interests only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 10, which include the following:

•	All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance.
•	Initially, we will be a blind pool because we have not yet identified any specific investments and all of the potential risks of an investment in our Interests cannot be assessed at this time.
•	Uncertainties associated with the equipment leasing and finance industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our Interests or a complete return of your capital.
•	Because we will borrow money to make our investments, losses as a result of defaults may be greater than if such borrowings were not incurred.
•	If a lessee, borrower or other counterparty defaults on its obligations to us, we could incur losses.
•	Our General Partner and its affiliates will receive substantial compensation from us, which will likely exceed the income portion of distributions made to you during our early years.
•	Our Interests are not liquid and your ability to resell your Interests will be limited by the absence of a public trading market and substantial transfer restrictions. Accordingly, you should be prepared to hold your Interests until we exit all of our investments, which is anticipated to be at least nine years from the date our offering commences.
•	You will have limited voting rights and will be required to rely on our General Partner and its affiliates to make all of our management decisions and achieve our investment objectives.
•	Our General Partner’s and its affiliates’ decisions are subject to conflicts of interest.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in our Interests is not permitted.

Offering	Price to Public	Sales Commissions	Proceeds to Us
Per Interest	$1,000	$100	$900
Minimum Offering of 1,200 Interests	$1,200,000	$120,000	$1,080,000
Maximum Offering of up to 400,000 Interests	$400,000,000	$40,000,000	$360,000,000
DRIP Plan per Interest	$900	$—	$900
DRIP Plan of up to 20,000 Interests	$18,000,000	$—	$18,000,000

ICON Securities Corp., which is an affiliate of our General Partner, will act as the dealer-manager for this offering of Interests. Broker-dealers selling our Interests are not required to sell any specific number of our Interests, but will use their “best efforts” to sell our Interests. This means that broker-dealers must sell at least 1,200 Interests and receive subscription proceeds of at least $1,200,000 in order for this offering to close and thereafter use best efforts to sell the remaining unsold Interests. We will deposit subscriptions in a bank escrow account until $1,200,000 is received. If the minimum offering is not achieved within twelve months from the date hereof, the escrow agent will send a refund of your investment with any interest earned thereon and without deduction for escrow expenses. Investors (other than Pennsylvania investors, who will receive a similar one-time distribution upon their admission) who invest prior to the minimum offering size being achieved will receive, upon admission into Fund Fourteen, a one-time distribution equal to the initial distribution rate, as determined by us, pro-rated for each day their funds were held in escrow, but without any interest on their escrow funds. The last date on which our Interests may be sold is [], 2011.

Notice to Maryland and Pennsylvania investors: Because the minimum amount of this offering is less than $40,000,000 (a maximum to minimum offering ratio of 10:1), you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of investments.

There is no public market for our Interests and we do not expect one to develop. Our Interests will not be listed on any national securities exchange.

 Securities Corp.

Dealer-Manager

The date of this prospectus is [], 2009.

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Who Should Invest	iv
Questions and Answers About This Offering	vi
Prospectus Summary	1
Risk Factors	10
Risks Related to This Offering	10
All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance	10
Initially, we will be a blind pool because we have not yet identified any specific investments and all of the potential risks of an investment in our Interests cannot be assessed at this time	10
Your ability to resell your Interests will be limited by the absence of a public trading market and, therefore, you should be prepared to hold your Interests for the life of Fund Fourteen, which is anticipated to be approximately nine years	10
If you choose to request that we repurchase your Interests, you may receive significantly less than you would receive if you were to hold your Interests for the life of Fund Fourteen	11
You may not receive cash distributions every month and, therefore, you should not rely on any income from your Interests	11
We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment	11
If we cannot raise a significant amount of capital, our level of investment diversification and financial performance may be adversely affected	11
Your Interests may be diluted	11
Our assets may be plan assets for ERISA purposes, which could subject our General Partner to additional restrictions on its ability to operate our business	12
Risks Related to Our Business	12
An investment in our Interests may not satisfy the requirements of ERISA or other applicable laws	12
The statements of value that we will include in our Annual Reports on Form 10-K and that we will send to fiduciaries of plans subject to ERISA and to certain others parties is only an estimate and may not reflect the actual value of our Interests	12
Our business could be hurt by economic downturns	12
Uncertainties associated with the equipment leasing and financing industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our Interests or a complete return of your capital	13
The risks and uncertainties associated with the industries of our lessees, borrowers, and other counterparties may indirectly affect our business, operating results and financial condition	13
The results of our Investment Manager’s prior equipment leasing and finance funds are not necessarily indicative of our future results	13
The historical and unaudited pro forma financial information of other funds sponsored by our Investment Manager included in this prospectus is not indicative of our future performance	14
Instability in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to meet our investment objectives	14
Because we will borrow money to make our investments, losses as a result of lessee, borrower or other counterparty defaults may be greater than if such borrowings were not incurred	14
Guarantees made by the guarantors of some of our lessees, borrowers and other counterparties may be voided under certain circumstances and we may be required to return payments received from such guarantors	15
If the value of our investments declines more rapidly than we anticipate, our financial performance may be adversely affected	15

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If a Capital Asset is not properly maintained, its residual value may be less than expected	16
If a lessee, borrower or other counterparty defaults on its obligations to us, we could incur losses	16
If a lessee, borrower or other counterparty files for bankruptcy, we may have difficulty enforcing the terms of the contract and may incur losses	17
We may invest in options to purchase Capital Assets that could become worthless if the option grantor files for bankruptcy	17
Investing in Capital Assets in foreign countries may be riskier than domestic investments and may result in losses	17
We could incur losses as a result of foreign currency fluctuations	17
Sellers of leased Capital Assets could use their knowledge of the lease terms for gain at our expense	18
Investment in joint ventures may subject us to risks relating to our co-investors that could adversely impact the financial results of such joint ventures	18
We may not be able to obtain insurance for certain risks and would have to bear the cost of losses from non-insurable risks	18
We could suffer losses from failure to maintain our Capital Assets’ registration and from unexpected regulatory compliance costs	19
If any of our investments become subject to usury laws, we could have reduced revenues or possibly a loss on such investments	19
We compete with a variety of financing sources for our investments, which may affect our ability to achieve our investment objectives	19
Risks Related to Our Organization and Structure	20
You will have limited voting rights and will be required to rely on our General Partner to make all of our investment decisions and achieve our investment objectives	20
The decisions of our General Partner and our Investment Manager will be subject to conflicts of interest	20
The Investment Committee of our Investment Manager is not independent	20
Our General Partner’s and our Investment Manager’s officers and employees manage other businesses and will not devote their time exclusively to managing us and our business	21
Our General Partner and its affiliates will receive expense reimbursements and substantial fees from us and those reimbursements and fees are likely to exceed the income portion of distributions made to you during our early years	21
Our Investment Manager may have difficulty managing its growth, which may divert its resources and limit its ability to expand its operations successfully	22
Operational risks may disrupt our business and result in losses	22
Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business	23
We will be subject to certain reporting requirements and will be required to file certain periodic reports with the Securities and Exchange Commission	23
Your ability to institute a cause of action against our General Partner and its affiliates is limited by our Partnership Agreement	23
Risk Related to the Tax Treatment of Us and Our Interests	23
If the IRS classifies us as a corporation rather than a partnership, your distributions would be reduced under current tax law	23
We could lose cost recovery or depreciation deductions if the IRS treats our leases as sales or financings	24
Our Investments in secured loans will not give rise to depreciation or cost recovery deductions and may not be offset against our passive activity losses	24
You may incur tax liability in excess of the cash distributions you receive in a particular year	24

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You may be subject to greater income tax obligations than originally anticipated due to special depreciation rules.	25
There are limitations on your ability to deduct our losses	25
The IRS may allocate more taxable income to you than our Partnership Agreement provides	25
If you are a tax-exempt organization, you will have unrelated business taxable income from this investment	25
This investment may cause you to pay additional taxes	26
You may incur State tax and foreign tax liabilities and have an obligation to file State or foreign tax returns	26
Any adjustment to our tax return as a result of an audit by the IRS may result in adjustment to your tax return	26
Some of the distributions on our Interests will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation	26
Forward-Looking Statements	27
Estimated Use of Proceeds	28
Capitalization	30
Compensation of Our General Partner, Its Affiliates and Certain Non-Affiliates	31
Conflicts of Interest	42
Management Responsibility	45
Funds Sponsored By Affiliates of Our General Partner	48
Relationships With Some of Our General Partner’s Affiliates	56
Management	57
Investment Objectives	59
Market and Industry Data	67
Industry Overview	67
Cash Distributions	70
Federal Income Tax Consequences	72
Investment By Qualified Plans and IRAs	93
General Partner’s Discussion and Analysis of Results of Operations and Financial Condition	96
Summary of Our Partnership Agreement	98
Transfer of Our Interests/Withdrawal	105
Repurchase Plan	107
Distribution Reinvestment Plan	109
Reports to Our Limited Partners	110
Plan of Distribution	111
Subscriptions	113
Further Information	116
Glossary	117
Index to Financial Statements	F-1
Limited Partnership Agreement of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.	A-1
Prior Performance Tables	B-1
Subscription Agreement	C-1
Distribution Reinvestment Plan	D-1

WHO SHOULD INVEST

General Considerations

Our Interests are an illiquid asset and are not freely transferable. There is no public market for our Interests and we do not expect one to develop.

You should purchase our Interests only if you:

•	have adequate financial means;
•	do not need liquidity of your investment; and
•	are able to make and withstand the risks inherent in a long-term investment of at least nine years.

Our Interests are not an appropriate investment if you must rely on our cash distributions as an essential source of income to meet your necessary living expenses or if you are seeking to shelter other sources of income from taxation.

Investment in our Interests involves substantial risks. You should carefully consider the information in the “Risk Factors” section and all other information included in this prospectus before investing in our Interests, including the lack of a public market in which to sell our Interests, the limited availability of repurchase, the unfavorable formula by which the repurchase price will be calculated and the other risks inherent in a long-term investment in our Interests. See “Risk Factors.”

Suitability Requirements

You must meet the suitability requirements described below to invest in our Interests. Our General Partner and the Selling Dealer have a duty to make reasonable efforts to determine that an investment in our Interests is suitable for you. To verify that you meet such standards, we will rely upon your representations as to suitability on the Subscription Agreement. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles or your home. The assets included in your net worth calculation must be valued at their fair market value.

You must meet our basic suitability requirements to invest. In general, you must have either:

•	A net worth of at least $70,000 plus $70,000 of annual gross income; or
•	A net worth of at least $250,000.

Additional State Suitability Requirements

If you are a resident of Arizona, Iowa, Kentucky, Massachusetts, Michigan, Missouri, Nebraska, Ohio, Oregon, or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have either (a) a net worth of at least $250,000 or (b) a net worth of at least $125,000 and an annual gross income of at least $50,000 to invest.

It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, and by the Secretary of the Commonwealth, Massachusetts Securities Division, that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Suitability Requirements for Qualified Plans and IRAs

An IRA can purchase our Interests if the IRA owner meets both the basic suitability standard and any standard applicable in the owner’s State of residence. Pension, profit-sharing or stock bonus plans, including Keogh Plans, that meet the requirements of Section 401 of the Internal Revenue Code are called qualified plans in this prospectus. Qualified plans that are self-directed may purchase our Interests if the plan participant meets both the basic suitability standard and any standard applicable in the participant’s State of residence. Qualified plans that are not self-directed may purchase our Interests if the plan itself meets both the basic suitability standard and any relevant State standard.

Suitability Requirements for Other Fiduciaries

When our Interests are purchased for fiduciary accounts other than IRAs and qualified plans, such as a trust, both the basic suitability standard and any applicable State suitability standard must be met by either the fiduciary account itself, or by the beneficiary on whose behalf the fiduciary is acting. If you are both the fiduciary and the person who directly or indirectly supplies the funds for the purchase of our Interests, then you may purchase our Interests for the fiduciary account if you meet both the basic suitability standard and any applicable State standard.

Additional Considerations for IRAs, Qualified Plans and Tax-Exempt Organizations

An investment in our Interests will not, in and of itself, create an IRA or qualified plan. To form an IRA or qualified plan, an investor must comply with all applicable provisions of the Code and the Employee Retirement Income Security Act of 1974 (“ERISA”). IRAs, qualified plans and tax-exempt organizations should consider the following when deciding whether to invest:

•	any income or gain realized will be unrelated business taxable income (“UBTI”), which is subject to the unrelated business income tax;
•	for qualified plans and IRAs, ownership of our Interests may cause a pro rata share of our assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the Code;
•	any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by us; and
•	charitable remainder trusts that have any UBTI will be subject to an excise tax equal to 100% of such UBTI.

Although our Interests may represent suitable investments for some IRAs, qualified plans and tax-exempt organizations, our Interests may not be suitable for your plan or organization due to the particular tax rules that apply to your plan or organization. Furthermore, the investor suitability standards represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable. You should consult your plan’s tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

If you are a fiduciary or investment manager of a qualified plan or IRA, or if you are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns, including those related to tax considerations, in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See “Risk Factors,” “Federal Income Tax Consequences” and “Investment by Qualified Plans and IRAs.”

Suitability Requirements in Connection with Transfers of Interests

Our Interests are subject to substantial transfer restrictions and may be transferred only under certain circumstances and then subject to certain conditions. See “Transfer of Our Interests/ Withdrawal — Restrictions on the Transfer of Our Interests and Withdrawal.” One condition is that you may sell or transfer our Interests only to a recipient who meets all applicable suitability standards. If the transfer is effected through a member firm of FINRA, the member firm must be satisfied that a proposed buyer meets suitability standards for this investment. FINRA conduct rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of our Interests.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Q.	What is ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.?
A.	We are a form of investment opportunity that is commonly referred to as an equipment leasing and finance fund. These types of funds provide investors with the opportunity to invest in equipment leases and loans and other types of investments in equipment that are leased, owned or operated by domestic and global businesses, which are otherwise typically invested in by large financial institutions, banks, and hedge funds. These funds may be considered a nontraditional (or alternative) asset class because the assets in these funds are not correlated to traditional assets such as stocks and bonds. Accordingly, these funds may offer benefits to investors in the form of investment portfolio diversification and asset allocation.

In an equipment leasing and finance fund, the capital you invest is pooled with the capital contributed by other investors. This pool of cash is then used to make investments, to pay fees and expenses and to establish a small reserve. We will invest the majority of the cash we receive in a diverse pool of business-essential equipment and corporate infrastructure (collectively, “Capital Assets”) that are critical to the operations of domestic and global businesses, portfolios of Capital Assets, loans that are secured by Capital Assets and other investments in Capital Assets that our General Partner believes will provide us with a satisfactory rate of return.

Q.	What does ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. do?
A.	We will use a substantial portion of the offering proceeds to invest in Capital Assets, including, but not limited to, Capital Assets that are already subject to lease, Capital Assets that we purchase and lease to domestic and global businesses, loans that are secured by Capital Assets, and acquire ownership rights to leased Capital Assets at lease expiration. Although the makeup of our potential investment portfolio cannot be determined in advance, in other equipment leasing and finance funds that our General Partner’s affiliates have managed, such funds have invested in marine vessels, commercial aircraft, information technology equipment, railcars, power plants, production facilities, store fixtures and many other types of Capital Assets. We are not able to determine who will be the future borrowers, lessees, and other counterparties of the Capital Asset transactions in which we invest, but in recent equipment leasing and finance funds sponsored by affiliates of our General Partner, the lessees, borrowers, and other counterparties were often Fortune 500 companies, large domestic and foreign businesses, and other creditworthy businesses.
Q.	How will our General Partner select potential investments?
A.	Our General Partner will seek to make investments in Capital Assets that it believes will provide you with a satisfactory rate of return on your investment from (a) current cash flow generated by the payment of rent in the case of leases and principal and/or interest in the case of secured loans, (b) deferred cash flow from the realization of the value of the Capital Assets or interests therein at the maturity of the investment or the exercise of the option or (c) a combination of both.

With respect to (a) above, we will seek to make investments in Capital Assets subject to lease and in secured loans with lessees and borrowers, respectively, that we believe to be creditworthy based on such lessees’ and borrowers’ financial position, business, industry, and the underlying value of the Capital Assets. In our opinion, this increases the probability that all of the scheduled rental or loan payments, as applicable, will be paid when due. In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under the lease are expected to be, in the aggregate, sufficient to provide a return of and a return on the purchase price of the leased Capital Assets. In the case of secured loans, the principal and interest payments due under the loan are expected to provide a return of and a return on the amount we lend to borrowers.

With respect to (b) above, we will seek to make investments in Capital Assets subject to operating leases and leveraged leases, interests or options to purchase interests in the residual value of Capital Assets, and other investments in Capital Assets that we expect will generate enough net proceeds from either the sale or re-lease of such Capital Assets, as applicable, to provide a satisfactory rate of return. In the case of these types of investments, we will seek to make investments in Capital Assets that decline in value at a slow rate due to the long economic life of such assets. In the case of operating leases (leases where there is limited cash flow during the primary term of the lease and the value of the Capital Assets at the end of the term was the primary reason for making the investment), most, if not all, of the return of and return on that investment will generally be realized upon the sale or re-lease of the Capital Assets. In the case of leveraged leases (leases where a substantial portion of the cash flow and potentially a portion of the residual value has been pledged to a lender on a non-recourse basis and the value will be realized upon the sale or re-lease of the Capital Assets), the rental income received in cash will be less than the purchase price of the Capital Assets because we will structure these transactions to utilize some or all of the lease rental payments to reduce the amount of non-recourse indebtedness used to acquire such assets. In our experience, the residual value may provide a return of and a return on the purchase price of the equipment even if all rental payments received during the initial term were paid to a lender.

In some cases, with respect to the above investments, we may acquire equity interests, as well as warrants or other rights to acquire equity interests in the borrower or lessee that may increase our expected return on our investment.

For a more detailed discussion of our investment objectives, please refer to the “Investment Objectives” section beginning on page 59.

Q.	What will be the terms of our investments?
A.	We expect our leases, loans, and other financing transactions to meet economic and legal standards that our General Partner and its affiliates have derived from their experience in the equipment leasing and finance business. In general, we expect that the investment documents will be enforceable contracts that create non-cancelable obligations of the lessee, borrower or other counterparty with respect to timely payments, proper maintenance of Capital Assets, and, if applicable, the return of such Capital Assets in a specified condition. Often such investment documents will create rights for us in the event of a failure of the lessee, borrower or other counterparty to perform its payment and other obligations over and above the obligation to cure such a failure. In addition, such investment documents may also include guarantees by parent companies, affiliates, and individual owners of such lessees, borrowers, and other counterparties of such entities’ obligations to us under the investment documents.
Q.	What can you expect to happen after you make an investment in our Interests?
A.	We have three phases of different lengths. It is very important to be aware of how we will operate during these three phases so you can evaluate this investment opportunity and have appropriate expectations.

We call the period when we are raising money from investors the offering period. This period will not exceed two years. The more quickly we raise money, the shorter the offering period will be. After we have raised $1,200,000, we will begin investing the offering proceeds. This investment will continue until all offering proceeds have been spent on investments, fees and expenses, and the establishment of a small reserve.

Upon the completion of the offering period, the operating period begins. Unless extended, it will last for five years. No new investors will be admitted during this period. The operating period is when we expect to spend cash generated from operations on additional investments to the extent that cash is available after distributions are made and expenses are paid, including reserves.

In both the offering and operating periods, we plan to make monthly distributions of cash to investors. Cash is expected to be distributed in the early part of each month, commencing shortly after you make an investment and once we have raised $1,200,000. Cash distributions are expected to continue each month for the entire offering and operating periods. However, the amount and rate of cash distributions could vary and is not guaranteed.

Upon the completion of the operating period, the liquidation period begins. Unless extended, the liquidation period will last for two years. It is during the liquidation period that we will gradually dispose of our assets. If Capital Assets are still on lease at the start of the liquidation period, such Capital Assets will typically be sold when the lease expires rather than re-leased to third parties, if market conditions permit. If our General Partner believes that it would be in the best interests of our investors to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so, but our Investment Manager will not receive any acquisition fees in connection with such investments.

Q.	How do our planned cash distributions compare to fixed income investments?
A.	You should carefully review the Risk Factors section of this prospectus to see how an investment in our Interests differs from more conservative alternatives. Among other things, you are not guaranteed a return of or a return on your investment in our Interests. The amount of distributions made to you during the offering and operating periods may vary depending on the performance of our investments. The amount of distributions made to you during these periods will be determined by our General Partner and at least initially will not be based on the operations of or income from our investments. Such distributions are expected to be a return of capital. Distributions made to you during the liquidation period will be irregular and there is no guarantee that, when combined with prior distributions, they will add up to more than 100% of your investment. The possibility that the internal rate of return from our Interests may be more or less than the initial distribution rate, as determined by our General Partner in its sole discretion, is an important difference between an investment in our Interests and fixed income alternatives. Understanding the opportunities and risks of our Interests prior to investing is very important and you should not invest if you believe that you do not understand the opportunities and risks related to an investment in our Interests.
Q.	Are there tax considerations of this investment of which you need to be aware?
A.	The material federal tax consequences of an investment in our Interests are described beginning on page 72. You should consult your tax advisor if you have questions about the appropriateness of this investment for your own tax situation. The following is a summary of some of the issues described herein.

Investing in Capital Assets ordinarily has the following federal tax characteristics. We will generate (a) gross income from the receipt of lease payments, interest, and other payments received on account of the leases and gain or loss on sales of leased Capital Assets and (b) gross income from interest received from loans secured by Capital Assets and/or interest equivalents if we acquire such loans at a discount. We may also generate gain or loss if we dispose of loans before maturity. In the early years, part of this income may be offset by deductions for depreciation, interest and other expenses. The result may be that, in the offering period and early years of the operating period, you will receive cash distributions in which the tax is deferred or that are not fully subject to income tax. Distributions not fully subject to income tax during the offering period and early years of the operating period are likely to be comprised mainly of a return of capital for tax purposes. You will receive a Form K-1 early each year, which tells you what share of our income and deductions you will need to include on your individual tax return for the previous year.

This is not an appropriate investment if you are seeking to shelter other sources of income from taxation, although in some instances passive activity losses from this investment may offset passive activity income from other investments. Based upon the experience of the management of our General Partner’s affiliates in managing other equipment leasing and finance funds, in the early years you will receive distributions, but may pay current income tax on only a portion of those distributions. By the time we are in liquidation, the total tax you pay in the aggregate may likely be consistent with the tax you would pay with respect to other taxable investments. The benefit of paying taxes later instead of currently is commonly referred to as “tax deferral.” We use the term “tax deferral” to mean that, in the early years of the investment, only a small portion of the cash distributed to you will be considered a return on investment. To the extent in later years the portion considered a return on investment grows, it will be taxable at that time. This is not the same as a tax deferral commonly associated with qualified plans or IRAs where even the portion of your portfolio performance considered a return on investment is not taxable when distributed to the qualified plan or IRA and such earnings remain untaxed until withdrawn. An investment in our Interests should not be made solely because of the potential for tax deferral. In addition, in some cases other taxes or loss disallowance rules may offset the deferral benefit. Again, see the tax discussion beginning on page 72, including the discussion of UBTI on page 25, which will apply if you invest in us through a qualified plan or IRA.

Q.	Can you have your distributions redirected elsewhere each month?
A.	Investors can specify a number of different accounts to which their distributions will be deposited. You may also have the opportunity to participate in our DRIP Plan, which provides that all, but not less than all, of the distributions you receive during the offering period are invested in additional Interests. See “Subscriptions” and “Distribution Reinvestment Plan.”
Q.	What ability will you have to sell your investment in our Interests?
A.	An investment in our Interests is an illiquid investment, and your ability to sell our Interests will be extremely limited. You should only invest money that you can afford to have tied up for at least nine years, net of distributions that are expected to be made to you during those years. Our Interests will not be listed on any national securities exchange at any time and we will take steps to assure that no public trading market develops for our Interests. We have a repurchase plan that, after you have held our Interests for one year, allows you to request that we repurchase your investment in our Interests from time to time, which plan is more fully described on page 107. You should assume that the financial result of a repurchase or sale, consisting of repurchase proceeds and distributions you received prior to repurchase, may be for less than your original investment.
Q.	Where can I get more information?
A.	We have filed a registration statement on Form S-1 with the SEC regarding the Interests offered pursuant to this prospectus and we will file periodic reports and other information with the SEC. Once filed with the SEC, these documents are available free-of-charge on the SEC’s website at http://www.sec.gov. After you are an investor in Fund Fourteen, you may contact our Investor Relations department at (800) 343-3736 regarding your account information, distributions, and other requests for information and reports. You are urged to thoroughly discuss an investment in our Interests with your financial, tax, and legal advisors. For a more detailed discussion, please refer to the “Where You Can Find More Information” section of this prospectus beginning on page 116.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you may consider important in making your investment decision and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus. Therefore, you should read the entire prospectus, including the section entitled “Risk Factors,” carefully before making an investment decision.

In this prospectus, “we,” “us,” “our” and “Fund Fourteen” refer to ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. References to our “General Partner” refer to ICON GP 14, LLC, the general partner of Fund Fourteen. References to our “Investment Manager” refer to ICON Capital Corp., an affiliate of our General Partner.

The Fund

We are a newly formed Delaware limited partnership. We will operate as an equipment leasing and finance fund in which the capital you invest is pooled with capital contributed by other investors. This pool of cash is then used to make investments in business-essential equipment and corporate infrastructure (“Capital Assets”), pay fees, and establish a small reserve. Because we have not yet identified any specific investments to make, we are considered to be a “blind pool.” We will use a substantial portion of the offering proceeds to invest in Capital Assets, including, but not limited to, Capital Assets that are already subject to lease, Capital Assets that we purchase and lease to domestic and global businesses, loans that are secured by Capital Assets, and acquire ownership rights to leased Capital Assets at lease expiration. In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under the lease are expected to be, in the aggregate, sufficient to provide a return of and a return on the purchase price of the leased Capital Assets. In the case of secured loans and other financing transactions, the principal and interest payments due under the loan are expected to provide a return of and a return on the amount we lend to borrowers. We will also make investments in Capital Assets subject to operating leases and leveraged leases, interests or options to purchase interests in the residual value of Capital Assets, and other investments in Capital Assets that we expect will generate enough net proceeds from either the sale or re-lease of such Capital Assets, as applicable, to provide a satisfactory rate of return.

Life of the Fund

We divide the life of the fund into three distinct phases:

(1)	Offering Period: We expect to invest most of the net proceeds from this offering in Capital Assets. We anticipate that the offering of our Interests will close no later than two years from the date of this prospectus.
(2)	Operating Period: After the close of the offering period, we expect to continue to reinvest the cash generated from our initial investments to the extent that cash is not needed for our expenses, reserves and distributions to limited partners. We anticipate that the operating period will extend until five years from the date we complete this offering. However, our General Partner may, at its discretion, extend the operating period for up to an additional three years.
(3)	Liquidation Period: After the operating period, we will then sell our assets in the ordinary course of business. If our General Partner believes it would benefit our limited partners to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so, but our Investment Manager will not receive any additional acquisition fees in connection with such reinvestments. Our goal is to complete the liquidation period in two years after the end of the operating period, but it may take longer to do so. Accordingly, you should expect to hold your Interests for at least nine years from the time you invest.

Investment Objectives

We have four investment objectives:

(1)	Invest in Capital Assets: to make favorable investments in Capital Assets.

(2)	Make Cash Distributions: to make monthly cash distributions, beginning the month after the first investor is admitted as a limited partner.
(3)	Diversify to Reduce Risk: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment leases, secured loans, and other financing transactions. We believe that a diverse portfolio comprised of various types of investments, a range of maturity dates and creditworthy lessees, borrowers and other counterparties makes it less likely that changes in any one market sector or a counterparty’s default or bankruptcy will significantly impact us.
(4)	Provide a Favorable Total Return: to achieve “payout,” which is the time when the aggregate amount of cash distributions we pay to our investors equals the sum of the limited partners’ aggregate capital contributions, plus an 8.0% cumulative annual return on their aggregate unreturned capital contributions, compounded daily.

Summary of Risk Factors

Investing in our Interests involves a high degree of risk. Accordingly, you should read the entire prospectus, including the section entitled “Risk Factors” and the summary below, before making an investment decision.

•	All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance.
•	Initially, we will be a blind pool because we have not yet identified any specific investments and all of the potential risks of an investment in our Interests cannot be assessed at this time.
•	Uncertainties associated with the equipment leasing and finance industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our Interests or a complete return of your capital.
•	Because we will borrow money to make our investments, losses as a result of defaults may be greater than if such borrowings were not incurred.
•	If a lessee, borrower or other counterparty defaults on its obligations to us, we could incur losses.
•	Our General Partner and its affiliates will receive substantial compensation from us, which will likely exceed the income portion of distributions made to you during our early years.
•	Our Interests are not liquid and your ability to resell your Interests may be limited by the absence of a public trading market and substantial transfer restrictions. Accordingly, you should be prepared to hold your Interests until we exit all of our investments, which is anticipated to be approximately nine years from the date our offering commences.
•	You will have limited voting rights and will be required to rely on our General Partner and its affiliates to make all of our management decisions and achieve our investment objectives.
•	Our General Partner’s and its affiliates’ decisions are subject to conflicts of interest.

Industry Overview

We believe that domestic and, as global finance markets continue to develop, global equipment leasing and finance volume is correlated to overall business investments in equipment. According to the 2007 – 2008 U.S. Equipment Finance Market Study, which was prepared by Global Insight, Inc., a global forecasting company, and the Equipment Leasing and Finance Foundation, a non-profit foundation dedicated to providing research regarding the equipment leasing and finance industry, total domestic business investment in equipment and software has increased annually from approximately $868 billion in 2002 to approximately $1,088 billion in 2006, with total investments of approximately $1,106 billion estimated for 2007. Similarly, during the same period, total domestic equipment leasing and financing volume increased from approximately $483 billion in 2002 to approximately $598 billion in 2006, with financing volume of approximately $625 billion estimated for 2007. In 2008, domestic business investment in equipment and software is forecasted to reach an estimated $1,159 billion with a corresponding increase in equipment leasing and finance volume to an estimated $657 billion.

As illustrated above, approximately 53% to 57% of all domestic business investment in equipment and software was financed. Global Insight estimates that approximately 56.5% of such investment during 2007 was financed, up from approximately 55% during 2006. In particular, Global Insight estimates that lease financing represented approximately 17% and term loans represented approximately 9.5% of equipment and software financing in 2007, while line of credit financing represented approximately 30% of equipment and software financing in 2007, of which more than 50% was interim financing.

According to the World Leasing Yearbook 2009, which was published by Euromoney Institutional Investor PLC, global equipment leasing volume has increased annually from approximately $462 billion in 2002 to approximately $760 billion in 2007. The most significant source of that increase was due to increased volume in Europe, Asia, and South America. For example, during the same period, total equipment leasing volume in Europe increased from approximately $162 billion in 2002 to approximately $367 billion in 2007, total equipment leasing volume in Asia increased from approximately $71 billion in 2002 to approximately $119 billion in 2007, and total equipment leasing volume in South America increased from approximately $3 billion in 2002 to approximately $41 billion in 2007. We believe that global business investment in equipment, and global equipment financing volume, has increased as well during the same period.

The volume of equipment financing typically reflects general economic conditions. As the economy slows or builds momentum, the demand for productive equipment generally slows or builds and equipment financing volume generally decreases or increases. The economy in the United States experienced a downturn from 2001 through 2003, resulting in a decrease in equipment leasing and financing volume during that period. Since then, the economy in the United States, including business investment in equipment and equipment leasing financing volume, recovered as noted above.

In general, the global credit markets have deteriorated significantly over the past year. The U.S. economy entered into a recession in December 2007 and the global credit markets continue to experience dislocation and tightening. Recent statistical data on the domestic leasing market provided by the Equipment Leasing and Finance Association, a trade association representing financial services companies and manufacturers in the U.S. equipment finance sector and an affiliate of the Equipment Leasing and Finance Foundation, indicates that domestic equipment leasing volume has generally deteriorated over the past year.

A significant portion of the statistical data regarding the equipment leasing market’s performance, however, is provided by the leasing divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions (i) generally provide financing to companies seeking to lease small ticket and micro ticket equipment, (ii) use credit scoring methodologies to underwrite a lessee’s creditworthiness, and (iii) rely heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. Our investment objectives and strategy, on the other hand, (i) focus on financing middle- to large-ticket, business-essential equipment and other capital assets, (ii) we will generally underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and (iii) we are not reliant on receiving outside financing through the issuance of commercial paper or from lines of credit to finance new business or meet our investment objectives. Accordingly, the performance of the overall equipment leasing market is not directly correlated to our performance and our Investment Manager does not expect that there will be any material adverse impact on the demand for equipment (and the related residuals) that we will in the future acquire or invest in. Moreover, in light of the tightening of the credit markets, our Investment Manager has reviewed and expects to continue to review more potential financing opportunities than it has in its history.

We believe that domestic and global companies will continue to finance productive equipment and, as discussed above, so long as there is sufficient financing liquidity from sources such as us, equipment leasing and financing volume will continue to increase over time because equipment leasing and financing allows companies to:

(1)	Conserve Cash. Equipment leasing and financing permits companies to finance up to 100% of the purchase price of equipment, thereby enabling companies to conserve cash for other purposes, such as reserves or research and development, while still having the use of business essential equipment.

(2)	Deduct Some or All Financing Payments for Tax Purposes as a Business Expense. When a company borrows money to finance equipment purchases, the interest portion of the loan is typically tax deductible. Moreover, when a company leases equipment, the entire lease payment is typically tax deductible.
(3)	Maximize Flexibility. Equipment leasing and financing can allow companies to upgrade equipment more easily and quickly than owning, enabling companies to stay on the cutting edge of technology. In addition, companies retain operating flexibility in equipment leasing and financing, which is valuable if the long-term usefulness of the particular equipment to companies is unknown.

Management

We will be managed by ICON GP 14, LLC, our General Partner. The principal office of our General Partner is located at 100 Fifth Avenue, 4th Floor, New York, New York, 10011 and its telephone number is (212) 418-4700. ICON Capital Corp., an affiliate of our General Partner, will serve as our Investment Manager and will originate and service our investments. Our Investment Manager’s principal executive offices are located at 100 Fifth Avenue, 4th Floor, New York, New York 10011 and its telephone number is (212) 418-4700. Our Investment Manager’s website address is http://www.iconcapital.com. The information contained on our Investment Manager’s website is not part of this prospectus. For more information about our General Partner and our Investment Manager, see the “Management,” “Funds Sponsored by Affiliates of Our General Partner” and “Conflicts of Interest” sections of this prospectus.

The management team of our General Partner and our Investment Manager has substantial experience in the equipment leasing and finance industries. Our Investment Manager’s current executive management team, led by Thomas W. Martin, Chairman, Michael A. Reisner, Co-Chief Executive Officer and Co-President and Mark Gatto, Co-Chief Executive Officer and Co-President, has worked together since 2001. They have significant experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment. Messrs. Reisner and Gatto would be considered our “promoters.” We describe the background and experience of our General Partner’s management team in the “Management” section of this prospectus beginning on page 57.

Our General Partner was formed in August 2008 as a Delaware limited liability company. The sole member of our General Partner is ICON Capital Corp., our Investment Manager. According to The Stanger Report: A Guide to DPP Investing, our Investment Manager is one of the leading sponsors of registered direct investment funds and is the leading sponsor of public equipment leasing and finance funds. According to Monitor, Inc., our Investment Manager is the fourth largest independent equipment leasing company in the United States. To date, our Investment Manager has sponsored equipment leasing and finance funds that have raised more than $1.2 billion in equity from more than 40,000 investors. In addition, our Investment Manager has had the sole management responsibility for almost $2 billion invested by equipment leasing and finance funds sponsored by it since its inception. See “Management” beginning on page 57 and “Funds Sponsored by Affiliates of Our General Partner” beginning on page 48 for more information.

As of September 15, 2008, our Investment Manager manages seven other public equipment leasing and finance funds. Our Investment Manager is also the sole stockholder of ICON Securities Corp., the dealer-manager of our offering. The following diagram shows our General Partner’s and Investment Manager’s relationship to us and some of our affiliates.

Investor Suitability

You must meet our basic suitability requirements to invest. In general, you must either have:

(1)	a net worth of at least $70,000 plus $70,000 of annual gross income; or
(2)	a net worth of at least $250,000.

For purposes of calculating net worth, the value of your home furnishings, personal automobiles or your home are not included. The assets included in your net worth calculation must be valued at their fair market value.

In addition, you must be either a U.S. citizen with a resident address in the United States or Puerto Rico (individuals only) or a resident alien residing in the United States in order to purchase our Interests. If, in the case of an individual, such investor is no longer a U.S. citizen, resident of the United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a foreign partner for purposes of Section 1446 of the Code at any time during the life of Fund Fourteen, we have the right, but not the obligation, to repurchase all of such investor’s Interests subject to the conditions set forth in Section 10.6 of our Partnership Agreement.

Certain State Requirements:   If you are a resident of Arizona, Iowa, Kentucky, Massachusetts, Michigan, Missouri, Nebraska, Ohio, Oregon, or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have either (a) a net worth of at least $250,000 or (b) a net worth of at least $125,000 and an annual gross income of at least $50,000 in order to invest.

It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, and by the Secretary of the Commonwealth, Massachusetts Securities Division, that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

THE OFFERING

The information provided below, unless otherwise indicated, does not include any Interests to be sold pursuant to our DRIP Plan.

Offering
A minimum of 1,200 Interests and a maximum of up to 400,000 Interests; provided, that, in the sole discretion of our General Partner, we may, at any time prior to the two-year anniversary of the date our offering commences, increase our offering to a maximum of up to 600,000 Interests; provided further that we may not extend the offering period in connection with such change. In the event that we increase the size of our offering, we will file a separate registration statement on Form S-1 regarding the additional Interests that we offer.
Offering Interest Price
$1,000.00 per Interest; $930.00 per Interest for Interests sold to our General Partner, Selling Dealers or certain of their affiliates; $900.00 per Interest sold pursuant to our DRIP Plan.
Escrow(1)
We will deposit and hold your investment in an interest-bearing escrow account at a national bank until:
• the minimum offering size of $1,200,000 has been achieved; or
• one year after the offering begins, whichever comes first.
While your investment is held in escrow, your money will be invested in savings or money-market accounts bearing interest at prevailing rates. This will occur from the time the investment is deposited with the escrow agent until:
• you are admitted as a limited partner; or
• one year from the time the offering period began, whichever comes first.
Investors (other than Pennsylvania investors, who will receive a similar one-time distribution upon their admission) who invest prior to the minimum offering size being achieved will receive, upon admission into Fund Fourteen, a one-time distribution equal to the initial distribution rate, as determined by us, pro-rated for each day their funds were held in escrow but without any interest on their escrow funds.
Estimated Use of Proceeds
Assuming only the minimum number of our Interests (1,200) in the offering is sold, we expect we will:
• invest at least 81.22% of the gross offering proceeds we receive from investors in Capital Assets;
• retain 0.50% of the gross offering proceeds in a reserve; and

• use the remaining 18.28% of the gross offering proceeds to pay fees and expenses relating to our organization and this offering.
Assuming the maximum number of our Interests (400,000) in the offering is sold, we expect we will:
• invest at least 83.18% of the gross offering proceeds we receive from investors in Capital Assets;
• retain 0.50% of the gross offering proceeds in a reserve; and
• use the remaining 16.32% of the gross offering proceeds to pay fees and expenses relating to our organization and this offering.
See “Estimated Use of Proceeds” for more information.
Compensation of our General Partner, its Affiliates and Certain Non-Affiliates
Our General Partner, its affiliates, including our Investment Manager and ICON Securities Corp., and certain non-affiliates (namely, Selling Dealers) will receive fees and compensation from the offering of our Interests, including the following, which we believe are the most significant items of compensation:
• Sales Commissions: We will pay up to 7.0% of the gross offering proceeds to unaffiliated broker-dealers.

•

Underwriting Fees: We will pay 3.0% of the gross offering proceeds to ICON Securities Corp., an affiliate of our General Partner. From this Underwriting Fee, ICON Securities may pay the unaffiliated broker-dealers an amount of up to 1% of the offering proceeds of each Interest sold by such broker-dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of ICON Securities.

•

O&O Expenses: We will reimburse our General Partner for the fees and expenses it incurs in connection with our organization and this offering. O&O Expense reimbursement will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all 400,000 of our Interests are sold in this offering) and the actual fees and expenses incurred by our General Partner in connection with our organization and this offering.

• Acquisition Fees: We will pay our Investment Manager Acquisition Fees of 2.5% of the total purchase price of each investment that we make in Capital Assets.

• Management Fees: We will pay our Investment Manager Management Fees of 3.5% of the gross periodic payments due and paid from our investments.
• Distributions: We will initially pay our General Partner 1.0% from the cash distributions paid from our operations and sales, subject to increase based on us achieving a targeted return.
See “Compensation of our General Partner, its Affiliates and Certain Non-Affiliates” for more information about the fees we will pay our General Partner, its affiliates and certain non-affiliates.
Conflicts of Interest
We will be subject to conflicts of interest because of our relationship to our General Partner and its affiliates. These conflicts may include:
• the lack of arm’s-length negotiations in determining our General Partner’s and its affiliates’ compensation;
• the substantial compensation our General Partner and its affiliates will receive for the management of our business;
• competition with other equipment leasing and finance funds that affiliates of our General Partner sponsor and/or manage;
• competition for management services with other equipment leasing and finance funds that our General Partner and its affiliates sponsor and/or manage; and

•

our General Partner’s decisions regarding whether to borrow to invest in Capital Assets and when to dispose of investments in Capital Assets, since our General Partner and its affiliates may receive additional fees as a result of these decisions.

Management Responsibility
Our General Partner and our Investment Manager will act with integrity, in good faith and exercise its best business judgment in conducting our business. However, we will indemnify our General Partner and our Investment Manager for many actions taken on our behalf and our General Partner and our Investment Manager will be permitted to take actions that may involve a conflict of interest between us and the other funds they sponsor and/or manage.
Federal Income Tax Consequences
This prospectus contains a discussion of the material federal income tax issues pertinent to you, including whether we will be taxed as a partnership or as a corporation. We have obtained an opinion from our counsel concerning our classification for federal income tax purposes as a partnership. See “Federal Income Tax Consequences” for more information.

Partnership Agreement
The relationship between you and our General Partner is governed by our Partnership Agreement. You should be particularly aware that under our Partnership Agreement:
• you will have limited voting rights;
• our Interests will not be freely transferable; and

•

the fiduciary duty of our General Partner and our Investment Manager has been modified because our General Partner and our Investment Manager have sponsored and managed, and may in the future sponsor and manage, other similar equipment leasing and finance funds.

Distribution Reinvestment Plan
You may elect to have all, but not less than all, of the cash distributions that you receive from us reinvested into our additional Interests at a purchase price of $900.00 per Interest, which represents the public offering price minus the Sales Commission and Underwriting Fees. In addition, until $200,000,000 in gross offering proceeds have been received, investors in our Investment Manager’s two most recent offerings, ICON Leasing Fund Eleven, LLC and ICON Leasing Fund Twelve, LLC, who meet specified criteria may elect to invest all, but not less than all, of their distributions from those funds in our Interests pursuant to our DRIP Plan. Our DRIP Plan is intended to last only through the offering period. See “Who Should Invest” and “Distribution Reinvestment Plan” for more information.
Subscriptions
You must fill out a Subscription Agreement (Exhibit C to this prospectus) in order to purchase our Interests. By signing the Subscription Agreement, you will be making the representations and warranties contained in the Subscription Agreement and you will be bound by all of the terms and conditions set forth in the Subscription Agreement and our Partnership Agreement.
Plan of Distribution
Our initial closing of the offering for our Interests will be held after subscriptions for at least 1,200 Interests have been received by the escrow agent (excluding subscriptions from residents of Pennsylvania). At that time, subscribers for at least that number of Interests may be admitted as limited partners. After the initial closing, we intend to hold daily closings until the offering is completed or terminated.

(1)	If you are a Pennsylvania resident, your investment is further subject to the conditions that (i) it must be held in escrow until at least $20,000,000 (5.0% of the offering of $400,000,000) has been received; and (ii) you are offered the opportunity to rescind your investment if $20,000,000 has not been received within 120 days following the date your funds are received by the escrow agent, and every 120 days thereafter, during the offering period in Pennsylvania. In addition, your investment will be held in escrow until the end of the 120-day period following the effective date of the offering during which your money was received. During this period, aggregate subscriptions of $20,000,000 must be received and accepted for you to be admitted as a limited partner, or you will have the option to have your investment refunded.

RISK FACTORS

This investment involves a high degree of risk. You should carefully read the following risks and the other information in this prospectus before purchasing our Interests. Our business, prospects, operating results and financial condition could be adversely affected by any of the following risks. As a result, you could lose part or all of your investment in our Interests.

Risks Related to This Offering

All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance.

The portion of total distributions that is a return of capital and the portion that is economic return will depend upon a number of factors that cannot be determined until all of our investments have been sold or otherwise matured. At that time, you will be able to compare the total amount of all cash distributions you receive to your total capital invested in order to determine your economic return.

The Internal Revenue Service may deem the majority of your distributions to be a return of capital for tax purposes during our early years. Distributions would be deemed to be a return of capital for tax purposes to the extent that we are distributing cash in an amount greater than our taxable income. The fact that the Internal Revenue Service deems distributions to be a return of capital in part and we report an adjusted tax basis to you on Form K-1 is not an indication that we are performing greater than or less than expectations and cannot be utilized to forecast what your final return might be.

Initially, we will be a blind pool because we have not yet identified any specific investments and all of the potential risks of an investment in our Interests cannot be assessed at this time.

Initially, we will be a blind pool and you cannot assess all of the potential risks of an investment in our Interests because none of our investments have been identified. You will not have advance information as to the types, ages, manufacturers, model numbers or condition of the Capital Assets in our portfolio, the number of financing transactions we will acquire or originate, the identity, financial condition and creditworthiness of the lessees, borrowers, or other counterparties, the terms and conditions of the financing transactions, the purchase price that will be paid for our investments or the expected residual value of the Capital Assets. You must rely upon our General Partner’s judgment and ability to select our investments, evaluate the Capital Assets’ condition, evaluate the ability of lessees, borrowers and other counterparties to perform their obligations to us and negotiate transaction documents. We cannot assure you that our General Partner will be able to perform such functions in a manner that will achieve our investment objectives.

The composition of our investment portfolio will depend on global, national and local economic conditions and the markets for Capital Assets, leases, secured loans and other financing transactions at the times and in the markets that we make our investments. As a result, you cannot evaluate the risks of, or potential returns from, our portfolio at the time you invest.

Your ability to resell your Interests will be limited by the absence of a public trading market and, therefore, you should be prepared to hold your Interests for the life of Fund Fourteen, which is anticipated to be approximately nine years.

We do not anticipate that a public market will develop for our Interests, our Interests will not be listed on any national securities exchange at any time, and we will take steps to assure that no public trading market develops for our Interests. In addition, our Partnership Agreement imposes significant restrictions on your right to transfer your Interests. For a description of these restrictions you should read the “Summary of Our Partnership Agreement — Transfer of Our Interests” section of this prospectus.

We have established these restrictions to comply with federal and State securities laws and so that we will not be considered to be a publicly traded partnership that is taxed as a corporation for federal income tax purposes. Your ability to sell or otherwise transfer your Interests is extremely limited and will depend on your ability to identify a buyer. Thus, you will probably not be able to sell or otherwise liquidate your Interests in the event of an emergency and if you were able to arrange a sale, the price you receive would likely be at a substantial discount to the price you paid for your Interests.

You should invest in our Interests only if you are prepared to hold your interests for at least nine years, which is the period consisting of:

•	an offering period of up to two years;
•	an additional five year operating period; and
•	a subsequent liquidation period of approximately two years, during which our investments will either mature or be sold and we will liquidate our other assets.

As a result, you must view your investment in our Interests as a long-term, illiquid investment that may last for up to nine years. See “Transfer of Our Interests/Withdrawal.”

If you choose to request that we repurchase your Interests, you may receive significantly less than you would receive if you were to hold your Interests for the life of Fund Fourteen.

After you have been admitted as a limited partner and have held your Interests for at least one year, you may request that we repurchase up to all of your Interests. We are under no obligation to do so, however, and will only have limited cash available for this purpose. If we repurchase your Interests, the repurchase price has been unilaterally set and is described in the section of this prospectus entitled “Repurchase Plan.” Depending upon when you request repurchase, the repurchase price may be less than the unreturned amount of your investment. If your Interests are repurchased, the repurchase price may provide you a significantly lower value than the value you would realize by retaining your Interests for the duration of Fund Fourteen.

You may not receive cash distributions every month and, therefore, you should not rely on any income from your Interests.

You should not rely on the cash distributions from your Interests as a source of income. While we intend to make monthly cash distributions, our General Partner may determine it is in our best interest to periodically change the amount of the cash distributions you receive or not make any distributions in some months. Losses from our operations of the types described in these risk factors and unexpected liabilities could result in a reduced level of distributions to you. Additionally, during the liquidation period, although we expect that lump sums will be distributed from time to time if and when financially significant assets are sold, regularly scheduled distributions will decrease because there will be fewer investments available to generate cash flow. See “Cash Distributions — Monthly Cash Distributions.”

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

There may be a period of time before we invest the proceeds from this offering. Delays we encounter in the selection of investments could adversely affect your return.

If we cannot raise a significant amount of capital, our level of investment diversification and financial performance may be adversely affected.

We may begin operations with a minimum capitalization of approximately $1,200,000. Our ability to diversify our investment portfolio, and our potential to provide attractive returns, will be adversely affected by having only the minimum amount of funds at our disposal. If only the minimum number of our Interests is sold, it will be harder to diversify both our investment portfolio and our lessees and borrowers, and any single lease or loan transaction will have a greater impact on our financial performance and results of operations. See “Estimated Use of Proceeds.”

Your Interests may be diluted.

Some investors, including our General Partner and its officers, directors and other affiliates, may purchase Interests at discounted prices as described in the “Plan of Distribution” section of this prospectus and generally will share in our revenues and distributions based on the number of Interests that they purchase, rather than the discounted subscription price paid by them for their Interests. As a result, investors who pay discounted prices for their investments will receive higher returns on their investments in us as compared to investors who pay the entire $1,000 per Interest.

Our assets may be plan assets for ERISA purposes, which could subject our General Partner to additional restrictions on its ability to operate our business.

ERISA and the Code may apply what is known as the look-through rule to an investment in our Interests. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisors and carefully consider the effect of that treatment if that were it to occur. If the look-through rule were to apply, our General Partner may be viewed as an additional fiduciary with respect to the qualified plan or IRA to the extent of any decisions relating to the undivided interest in our assets represented by the Interests held by such qualified plan or IRA. This could result in some restriction on our General Partner’s willingness to engage in transactions that might otherwise be in the best interest of all Interest holders due to the strict rules of ERISA regarding fiduciary actions. See “Investment by Qualified Plans and IRAs.”

An investment in our Interests may not satisfy the requirements of ERISA or other applicable laws.

When considering an investment in our Interests, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA or other applicable laws should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there are significant restrictions on the ability to sell or otherwise dispose of our Interests, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our Interests is suitable for any particular plan. Rather, we will accept subscribers as limited partners if a subscriber otherwise meets our suitability standards. In addition, we can provide no assurance that any statements of estimated value of our Interests will not be subject to challenge by the Internal Revenue Service if used for any tax (income, estate, gift or otherwise) valuation purposes as an indicator of the fair value of the Interests.

The statements of value that we will include in our Annual Reports on Form 10-K and that we will send to fiduciaries of plans subject to ERISA and to certain others parties is only an estimate and may not reflect the actual value of our Interests.

The statements of estimated value are based on the estimated value of each Interest (i) as of the close of our fiscal year, for the annual statements included in our Annual Reports on Form 10-K and (ii) as of September 30 of each fiscal year, for annual statements sent to fiduciaries of plans subject to ERISA and certain other parties. Management, in part, will rely upon third party sources and advice in arriving at this estimated value. No independent appraisals on the particular value of our Interests will be obtained and the value will be based upon an estimated fair market value as of the referenced date for such value. Because this is only an estimate, we may subsequently revise any valuation that is provided. We cannot assure that:

•	this estimate of value could actually be realized by us or by our limited partners upon liquidation;
•	limited partners could realize this estimate of value if they were to attempt to sell their Interests;
•	this estimate of value reflects the price or prices that our Interests would or could trade at if they were listed on a national stock exchange or included for quotation on a national market system, because no such market exists or is likely to develop; or
•	the statement of value, or the method used to establish value, complies with any reporting and disclosure or valuation requirements under ERISA, Internal Revenue Code requirements or other applicable law.

Risks Related To Our Business

Our business could be hurt by economic downturns.

Our business is affected by a number of economic factors, including the level of economic activity in the markets in which we operate. A decline in economic activity in the United States or internationally could materially affect our financial condition and results of operations. The equipment leasing and financing industry is influenced by factors such as interest rates, inflation, employment rates and other macroeconomic factors over which we have no control. Any decline in economic activity as a result of these factors typically results in a decrease in the number of transactions in which we participate and in our profitability.

Uncertainties associated with the equipment leasing and financing industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our Interests or a complete return of your capital.

There are a number of uncertainties associated with the equipment leasing and financing industry that may have an adverse effect on our business and may adversely affect our ability to make cash distributions to you that will, in total, be equal to a return of all of your capital, or provide for any economic return from our Interests. These include:

•	fluctuations in demand for Capital Assets and fluctuations in interest rates and inflation rates;
•	fluctuations in the availability and cost of credit for us to borrow to make and/or realize on some of our investments;
•	the continuing economic life and value of Capital Assets at the time our investments mature;
•	the technological and economic obsolescence of Capital Assets;
•	potential defaults by lessees, borrowers or other counterparties;
•	supervision and regulation by governmental authorities, including the approval from certain State securities authorities for our continuing the offering of our Interests for more than one year after it commences; and
•	increases in our expenses, including taxes and insurance expenses.

The risks and uncertainties associated with the industries of our lessees, borrowers, and other counterparties may indirectly affect our business, operating results and financial condition.

We are indirectly subject to a number of uncertainties associated with the industries of our lessees, borrowers, and other counterparties. We will invest in a pool of Capital Assets by, among other things, acquiring Capital Assets subject to lease, purchasing Capital Assets and leasing Capital Assets to third-party end users, financing Capital Assets for third-party end users, acquiring ownership rights to items of leased Capital Assets at lease expiration, and acquiring interests or options to purchase interests in the residual value of Capital Assets. The lessees, borrowers, and other counterparties to these transactions will operate in a variety of industries. As such, we are indirectly subject to the various risks and uncertainties that affect our lessees’, borrowers’, and other counterparties’ businesses and operations. If such risks or uncertainties were to affect our lessees, borrowers, or other counterparties, we may indirectly suffer a loss on our investment, lose future revenues or experience adverse consequences to our business, operating results and financial condition.

The results of our Investment Manager’s prior equipment leasing and finance funds are not necessarily indicative of our future results.

As of September 15, 2008, six of the thirteen other equipment leasing and finance funds that our Investment Manager sponsored have completed operations and have been liquidated. These equipment leasing and finance funds had different investment objectives than us and were operated by individuals who are not part of either our General Partner’s or Investment Manager’s current management team. A brief financial summary of the performance of those liquidated funds follows.

	Series A	Series B	Series C	Series D	Series E	LP Six
Amount invested	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Total distributions	1,238.74	957.60	968.45	1,253.97	1,064.32	957.31
Gain/loss on distributions	238.74	(42.40)	(31.55)	253.97	64.32	(42.69)
Year offering commenced	1987	1989	1990	1991	1992	1993
Year offering terminated	1989	1990	1991	1992	1993	1995
Year liquidation period commenced	1999	1999	2001	1997	1998	2000

As noted, three of those completed equipment leasing and finance funds did not completely return to their respective investors all of their capital and the other three completed funds returned $238.74, $253.97, and $64.32 for each $1,000 invested to its investors in excess of their original investment. See “Other Funds Sponsored by Affiliates of Our General Partner” for more detail.

The historical and unaudited pro forma financial information of other funds sponsored by our Investment Manager included in this prospectus is not indicative of our future performance.

The historical and unaudited pro forma financial information of other funds sponsored by our Investment Manager included in this prospectus is not indicative of our future financial results. The historical and unaudited financial information relates to prior funds sponsored and managed by our Investment Manager, some of which had different investment objectives than us, and the investment portfolio of all of such funds is likely to be different than ours. Therefore, the historical and unaudited pro forma financial information for those funds is not indicative of our future performance and should not be relied upon as such.

Instability in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to meet our investment objectives.

If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for some of our investments. Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. If this volatility and uncertainty persists, our ability to borrow to finance the acquisition of some of our investments will be significantly impacted. If we are unable to borrow on terms and conditions that we find acceptable, we likely will have to reduce the number of and possibly limit the type of investments we will make, and the return on some of the investments we do make could be lower. All of these events could have a material adverse effect on our results of operations, financial condition and ability to meet our investment objectives.

Because we will borrow money to make our investments, losses as a result of lessee, borrower or other counterparty defaults may be greater than if such borrowings were not incurred.

Although we expect to acquire some of our investments for cash, we are likely to borrow a substantial portion of the purchase price of our investments and there is no limit to the amount of indebtedness that we may incur when making our investments. While we believe the use of leverage will result in more investments with less risk than if leverage was not utilized, there can be no assurance that the benefits of greater size and diversification of our portfolio will offset the heightened risk of loss in an individual investment using leverage. Other equipment leasing and financing funds our Investment Manager has sponsored, on average, utilized debt for 65 – 75% of the purchase price of some of the Capital Assets and other equipment in their portfolios. With respect to non-recourse borrowings, if we are unable to pay our debt service obligations because a lessee, borrower or other counterparty defaults, a lender could foreclose on the investment securing the non-recourse indebtedness. This could cause us to lose all or part of our investment or could force us to meet debt service payment obligations so as to protect our investment subject to such indebtedness and prevent it from being subject to repossession.

Additionally, while we expect the majority of our borrowings to be non-recourse, we may elect to incur recourse indebtedness under certain circumstances, such as a revolving credit facility, warehouse line of credit, or other financing product secured by certain of our assets that are not otherwise pledged to other lenders. With recourse borrowings, the lender may have a security interest in such assets and the right to sell those assets to pay off the indebtedness if we default on our payment obligations. Recourse indebtedness may increase our risk of loss because we must meet the debt service payment obligations regardless of the revenue we receive from the investment that is subject to such secured indebtedness.

Guarantees made by the guarantors of some of our lessees, borrowers and other counterparties may be voided under certain circumstances and we may be required to return payments received from such guarantors.

Under federal bankruptcy law and comparable provisions of State fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and
•	was insolvent or rendered insolvent by reason of such incurrence; or
•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or
•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;
•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. We also can not make any assurances as to the standards that courts in foreign jurisdictions may use or that courts in foreign jurisdictions will take a position similar to that taken in the United States.

If the value of our investments declines more rapidly than we anticipate, our financial performance may be adversely affected.

A significant part of the value of a significant portion of the Capital Assets that we may invest in is expected to be the potential value of the Capital Assets once the lease term expires (with respect to leased Capital Assets) or when our interests in or options to purchase interests in the residual value of Capital Assets mature. Generally, a Capital Asset is expected to decline in value over its useful life. In making these types of investments, we will assume a residual value for the Capital Assets at the end of the lease or other investment that, at maturity, is expected to be enough to return the cost of our investment in the Capital Assets and provide a rate of return despite the expected decline in the value of the Capital Assets over the term of the investment. However, the actual residual value of the Capital Assets at maturity and whether that value meets our expectations will depend to a significant extent upon the following factors, many of which are beyond our control:

•	our ability to acquire or enter into agreements that preserve or enhance the relative value of the Capital Assets;

•	our ability to maximize the value of the Capital Assets at maturity;
•	market conditions prevailing at maturity;
•	the cost of new Capital Assets at the time we are remarketing used Capital Assets;
•	the extent to which technological or regulatory developments reduce the market for such used Capital Assets;
•	the strength of the economy; and
•	the condition of the Capital Assets at maturity.

We cannot assure you that our assumptions with respect to value will be accurate or that the Capital Assets will not lose value more rapidly than we anticipate.

If a Capital Asset is not properly maintained, its residual value may be less than expected.

If a lessee or other counterparty fails to maintain Capital Assets in accordance with the terms of our agreements, we may have to make unanticipated expenditures to repair the Capital Assets in order to protect our investment. In addition, some of the Capital Assets we invest in may be used Capital Assets. While we plan to inspect most used Capital Assets prior to making an investment, there is no assurance that an inspection of a used Capital Asset prior to purchasing it will reveal any or all defects and problems with the Capital Asset that may occur after it is acquired by us.

We seek to obtain representations from the sellers and lessees of used Capital Assets that:

•	the Capital Assets have been maintained in compliance with the terms of applicable agreements;
•	that neither the seller nor the lessee, is in violation of any material terms of such agreements; and
•	the Capital Assets are in good operating condition and repair and that, with respect to leases, the lessee has no defenses to the payment of rent for the Capital Assets as a result of the condition of such Capital Assets.

We would have rights against the seller of Capital Assets for any losses arising from a breach of representations made to us and against the lessee for a default under the lease. However, we cannot assure you that these rights would make us whole with respect to our entire investment in the Capital Assets or our expected returns on the Capital Assets, including legal costs, costs of repair and lost revenue from the delay in being able to sell or re-lease the Capital Assets due to undetected problems or issues. These costs and lost revenue could negatively affect our liquidity and cash flows, and could negatively affect our profitability if we are unable to recoup such costs from the lessee or other third parties.

If a lessee, borrower or other counterparty defaults on its obligations to us, we could incur losses.

We may enter into transactions with parties that have senior debt rated below investment grade. We do not require such parties to have a minimum credit rating. Lessees, borrowers, and other counterparties with such lower credit ratings may default on payments to us more frequently than lessees, borrowers or other counterparties with higher credit ratings. For example, if a lessee does not make lease payments to us or to a lender on our behalf or a borrower does not make loan payments to us when due, or violates the terms of its contract in another important way, we may be forced to terminate our agreements with such parties and attempt to recover the Capital Assets. We may do this at a time when we may not be able to arrange for a new lease or to sell our investment right away, if at all. We would then lose the expected revenues and might not be able to recover the entire amount or any of our original investment. The costs of recovering Capital Assets upon a lessee’s or borrower’s default, enforcing the obligations under the contract, and transporting, storing, repairing, and finding a new lessee or purchaser for the Capital Assets may be high and may negatively affect the value of our investment in the Capital Assets. These costs could also negatively affect our liquidity and cash flows, and could negatively affect our profitability.

If a lessee, borrower or other counterparty files for bankruptcy, we may have difficulty enforcing the terms of the contract and may incur losses.

If a lessee, borrower or other counterparty files for protection under the bankruptcy laws, the remaining term of the lease, loan or other financing contract could be shortened or the contract could be rejected by the bankruptcy court, which could result in, among other things, any unpaid pre-bankruptcy lease, loan or other contractual payments being cancelled as part of the bankruptcy proceeding. We may also experience difficulties and delays in recovering Capital Assets from a bankrupt lessee or borrower that is involved in a bankruptcy proceeding or has been declared bankrupt by a bankruptcy court. If a contract is rejected in a bankruptcy, we would bear the cost of retrieving and storing the Capital Assets and then have to remarket such Capital Assets. In addition, the bankruptcy court would treat us as an unsecured creditor for any amounts due under the lease, loan or other contract. These costs and lost revenues could also negatively affect our liquidity and cash flows and could negatively affect our profitability.

We may invest in options to purchase Capital Assets that could become worthless if the option grantor files for bankruptcy.

We may acquire options to purchase Capital Assets, usually for a fixed price at a future date. In the event of a bankruptcy by the party granting the option, we might be unable to enforce the option or recover the option price paid, which could negatively affect our profitability.

Investing in Capital Assets in foreign countries may be riskier than domestic investments and may result in losses.

While we expect to make investments in Capital Assets in the United States with domestic parties, we also expect to make investments in Capital Assets for use by domestic or foreign parties outside of the United States. We may have difficulty enforcing our rights under foreign transaction documents. In addition, we may have difficulty repossessing our Capital Assets if a foreign party defaults and enforcement of our rights outside the United States could be more expensive. Moreover, foreign jurisdictions may confiscate our Capital Assets. Use of Capital Assets in a foreign country will be subject to that country’s tax laws, which may impose unanticipated taxes. While we will seek to require lessees, borrowers, and other counterparties to reimburse us for all taxes imposed on the use of the Capital Assets and require them to maintain insurance covering the risks of confiscation of the Capital Assets, we cannot assure you that we will be successful in doing so or that insurance reimbursements will be adequate to allow for recovery of and a return on foreign investments.

In addition, we may invest in Capital Assets that may travel to or between locations outside of the United States. Regulations in foreign countries may adversely affect our interest in Capital Assets in those countries. Foreign courts may not recognize judgments obtained in U.S. courts and different accounting or financial reporting practices may make it difficult to judge the financial viability of a lessee, borrower or other counterparty, heightening the risk of default and the loss of our investment in such Capital Assets, which could have a material adverse effect on our results of operations and financial condition.

In addition to business uncertainties, our investments may be affected by political, social, and economic uncertainty affecting a country or region. Many financial markets are not as developed or as efficient as those in the U.S. and, as a result, liquidity may be reduced and price volatility may be higher. The legal and regulatory environment may also be different, particularly with respect to bankruptcy and reorganization. Financial accounting standards and practices may also differ and there may be less publicly available information with respect to such companies. While our General Partner and Investment Manager will take these factors into consideration in making investment decisions, no assurance can be given that we will be able to fully avoid these risks or generate sufficient risk-adjusted returns.

We could incur losses as a result of foreign currency fluctuations.

We have the ability to invest in Capital Assets where payments to us are not made in U.S. dollars. In these cases, we may then enter into a contract to protect these payments from fluctuations in the currency exchange rate. These contracts, known as hedge contracts, would allow us to receive a fixed number of U.S. dollars for any fixed, periodic payments due under the transactional documents even if the exchange rate between the U.S. dollar and the currency of the transaction changes over time. If the payments to us were disrupted due to default by the lessee, borrower or other counterparty, we would try to continue to meet our obligations under the hedge contract by acquiring the foreign currency equivalent of the missed payments, which may be available at unfavorable exchange rates. If a transaction is denominated in a major foreign currency such as the pound sterling, which historically has had a stable relationship with the U.S. dollar, we may consider hedging to be unnecessary to protect the value of the payments to us, but our assumptions concerning currency stability may turn out to be incorrect. Our investment returns could be reduced in the event of unfavorable currency fluctuation when payments to us are not made in U.S. dollars.

Furthermore, when we acquire a residual interest in foreign Capital Assets, we may not be able to hedge our foreign currency exposure with respect to the value of such residual interests because the terms and conditions of such hedge contracts might not be in the best interests of our limited partners. Even with transactions requiring payments in U.S. dollars, the Capital Assets may be sold at maturity for an amount that cannot be pre-determined to a buyer paying in a foreign currency. This could positively or negatively affect our income from such a transaction when the proceeds are converted into U.S. dollars. See “Investment Objectives and Policies — Transactions Denominated in Foreign Currencies.”

Sellers of leased Capital Assets could use their knowledge of the lease terms for gain at our expense.

We may acquire Capital Assets subject to lease from leasing companies that have an ongoing relationship with the lessees. A seller could use its knowledge of the terms of the lease, particularly the end of lease options and date the lease ends, to compete with us. In particular, a seller may approach a lessee with an offer to substitute similar Capital Assets at lease end for lower rental amounts. This may adversely affect our opportunity to maximize the residual value of the Capital Assets and potentially negatively affect our profitability.

Investment in joint ventures may subject us to risks relating to our co-investors that could adversely impact the financial results of such joint ventures.

We may invest in joint ventures with other businesses our General Partner and its affiliates sponsor and manage, as well as with unrelated third parties. Investing in joint ventures involves additional risks not present when acquiring leased Capital Assets that will be wholly owned by us. These risks include the possibility that our co-investors might become bankrupt or otherwise fail to meet financial commitments, thereby obligating us to pay all of the debt associated with the joint venture, as each party to a joint venture may be required to guarantee all of the joint venture’s obligations. Alternatively, the co-investors may have economic or business interests or goals that are inconsistent with our investment objectives and want to manage the joint venture in ways that do not maximize our return. Among other things, actions by a co-investor might subject leases that are owned by the joint venture to liabilities greater than those contemplated by the joint venture agreement. Also, when none of the joint owners control a joint venture, there might be a stalemate on decisions, including when to sell the Capital Assets or the prices or terms of a lease. Finally, while we will have the right to buy out the other joint owner’s interest in the Capital Assets in the event of the sale, we may not have the resources available to do so. These risks could negatively affect our profitability and could result in legal and other costs, which would negatively affect our liquidity and cash flows. See “Conflicts of Interest — Joint Ventures,” and “Summary of our Partnership Agreement — Limitations on our General Partner’s Powers.”

We may not be able to obtain insurance for certain risks and would have to bear the cost of losses from non-insurable risks.

Capital Assets may be damaged or lost. Fire, weather, accidents, theft or other events can cause damage or loss of Capital Assets. While our transaction documents will generally require lessees and borrowers to have comprehensive insurance and assume the risk of loss, some losses, such as from acts of war, terrorism or earthquakes may either be uninsurable or not economically feasible to insure. Furthermore, not all possible liability claims or contingencies affecting Capital Assets can be anticipated or insured against, and, if insured, the insurance proceeds may not be sufficient to cover a loss. If such a disaster occurs to the Capital Assets, we could suffer a total loss of any investment in the affected Capital Assets. In investing in some types of Capital Assets, we may be exposed to environmental tort liability. Although we will use our best efforts to minimize the possibility and exposure of such liability including by means of attempting to obtain insurance, we cannot assure you that our assets will be protected against any such claims. These risks could negatively affect our profitability and could result in legal and other costs, which would negatively affect our liquidity and cash flows.

We could suffer losses from failure to maintain our Capital Assets’ registration and from unexpected regulatory compliance costs.

Many types of transportation assets are subject to registration requirements by U.S. governmental agencies, as well as foreign governments if such Capital Assets are to be used outside of the United States. Failing to register the Capital Assets, or losing such registration, could result in substantial penalties, forced liquidation of the Capital Assets and/or the inability to operate and lease the Capital Assets. Governmental agencies may also require changes or improvements to Capital Assets and we may have to spend our own funds to comply if the lessee, borrower or other counterparty is not required to do so under the transaction documents. These changes could force the Capital Assets to be removed from service for a period of time. The terms of the transaction documents may provide for payment reductions if the Capital Assets must remain out of service for an extended period of time or are removed from service. We may then have reduced income from our investment for these Capital Assets. If we do not have the funds to make a required change, we might be required to sell the affected Capital Assets. If so, we could suffer a loss on our investment, lose future revenues and experience adverse tax consequences.

If any of our investments become subject to usury laws, we could have reduced revenues or possibly a loss on such investments.

In addition to credit risks, we may be subject to other risks in Capital Asset financing transactions in which we are deemed to be a lender. For example, equipment leases have sometimes been held by U.S. courts to be loan transactions subject to State usury laws, which limit the interest rate that can be charged. Uncertainties in the application of some laws may result in inadvertent violations that could result in reduced investment returns or, possibly, loss on our investment in the affected Capital Assets. Although part of our business strategy will be to enter into or acquire leases that we believe are structured so that they avoid being deemed loans, and would therefore not be subject to usury laws, we cannot assure you that we will be successful in doing so. In addition, as part of our business strategy, we will also make or acquire secured loans, which are also subject to usury laws and, while we will attempt to structure these to avoid being deemed in violation of usury laws, we cannot assure you that we will be successful in doing so. Loans at usurious interest rates are subject to a reduction in the amount of interest due under such loans and, if an equipment lease or secured loan is held to be a loan with a usurious rate of interest, the amount of the lease or loan payment could be reduced and adversely affect our revenue.

State laws determine what rates of interest are deemed usurious, when the applicable rate of interest is determined, and how it is calculated. In addition, some U.S. courts have also held that certain lease and loan features, such as equity interests, constitute additional interest. Although we will generally seek assurances and/or opinions to the effect that our transactions do not violate applicable usury laws, a finding that our transactions violate usury laws, the interest obligation to us could be declared void and we could be liable for damages and penalties under applicable law. We cannot assure you as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. We also cannot make any assurances as to the standards that courts in foreign jurisdictions may use or that courts in foreign jurisdictions will take a position similar to that taken in the United States.

We compete with a variety of financing sources for our investments, which may affect our ability to achieve our investment objectives.

The commercial leasing and financing industry is highly competitive and is characterized by competitive factors that vary based upon product and geographic region. Our competitors are varied and include other equipment leasing and finance funds, hedge funds, captive and independent finance companies, commercial and industrial banks, manufacturers and vendors. Competition from both traditional competitors and new market entrants has intensified in recent years due to growing marketplace liquidity and increasing recognition of the attractiveness of the commercial leasing and finance industry.

We compete primarily on the basis of pricing, terms and structure. To the extent that our competitors compete aggressively on any combination of those factors, we could fail to achieve our investment objectives.

Some of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than either we or our General Partner and its affiliates will have, even if we sell the maximum number of Interests in this offering. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. A lower cost of funds could enable a competitor to offer leases or loans at rates that are less than ours, potentially forcing us to lower our rates or lose potential lessees, borrowers or other counterparties.

Risks Related to Our Organization and Structure

You will have limited voting rights and will be required to rely on our General Partner to make all of our investment decisions and achieve our investment objectives.

Our General Partner will make all of our investment decisions, including determining the investments we will make. Our success will depend upon the quality of the investment decisions our General Partner makes, particularly relating to our investments in Capital Assets and the realization of such investments. You are not permitted to take part in managing, establishing or changing our investment objectives or policies. Accordingly, you should not invest unless you are willing to entrust all aspects of our management to our General Partner.

The decisions of our General Partner and our Investment Manager will be subject to conflicts of interest.

The decisions of our General Partner and our Investment Manager will be subject to various conflicts of interest arising out of its relationship to us and its affiliates. Our General Partner and our Investment Manager could be confronted with decisions where either or both will, directly or indirectly, have an economic incentive to place its respective interests or the interests of its affiliates above ours. As of September 15, 2008, our Investment Manager, an affiliate of our General Partner, sponsored, and is currently managing, seven other equipment leasing and finance funds. See “Funds Sponsored by Affiliates of Our General Partner,” “Conflicts of Interest” and Exhibit B for more detailed information. These conflicts may include:

•	our Investment Manager will receive more fees for making investments if we incur indebtedness to fund these investments than if indebtedness is not incurred;
•	our Partnership Agreement does not prohibit our General Partner or any of its affiliates from competing with us for investments and engaging in other types of business;
•	our Investment Manager will have opportunities to earn fees for referring a prospective investment opportunity to others;
•	the dealer-manager, which is an affiliate of our General Partner and not an independent securities firm, will review and perform due diligence on us and the information in this prospectus and thus its review cannot be considered an independent review and may not be as meaningful as a review conducted by an unaffiliated broker-dealer;
•	the lack of separate legal representation for us, our General Partner, and our Investment Manager and lack of arm’s-length negotiations regarding compensation payable to our General Partner and our Investment Manager;
•	our General Partner is our tax matters partner and is able to negotiate with the IRS to settle tax disputes that would bind us and our limited partners that might not be in your best interest given your individual tax situation; and
•	our General Partner can make decisions as to when and whether to sell a jointly-owned asset when the co-owner is another business it manages.

The Investment Committee of our Investment Manager is not independent.

Any conflicts in determining and allocating investments between us and our General Partner or Investment Manager, or between us and another fund managed by our General Partner or Investment Manager, will be resolved by our Investment Manager’s investment committee, which also serves as the investment committee for other funds sponsored and managed by our Investment Manager and its affiliates and will serve as our investment committee as discussed in the “Management — Committees — Investment Committee” section of this prospectus. Since all of the members of our Investment Manager’s investment committee are officers of our General Partner and our Investment Manager and certain of their affiliates and are not independent, matters determined by such investment committees, including conflicts of interest between us and our General Partner, our Investment Manager and their respective affiliates involving investment opportunities may not be as favorable to you and our other investors as they would be if independent members were on the committee. Generally, if an investment is appropriate for more than one fund our Investment Manager’s investment committee will allocate the investment to a fund (which includes us) after taking into consideration at least the following factors:

•	whether the fund has the cash required for the investment;
•	whether the amount of debt to be incurred with respect to the investment is acceptable for the fund;
•	the effect the investment would have on the fund’s cash flow;
•	whether the investment would further diversify, or unduly concentrate, the fund’s investments in a particular lessee/borrower, class or type of Capital Asset, location, industry, etc.;
•	whether the term of the investment is within the term of the fund; and
•	which fund has been seeking investments for the longest period of time.

Notwithstanding the foregoing, our Investment Manager’s investment committee may make exceptions to these general policies when, in our Investment Manager’s judgment, other circumstances make application of these policies inequitable or economically undesirable. In addition, our Partnership Agreement permits our General Partner and its affiliates to engage in Capital Asset acquisitions, financing secured loans, refinancing, leasing and releasing opportunities on their own behalf or on behalf of other funds even if they compete with us. See “Conflicts of Interest — Competition with Our General Partner and Its Affiliates for Investments.”

Our General Partner’s and our Investment Manager’s officers and employees manage other businesses and will not devote their time exclusively to managing us and our business.

We will not employ our own full-time officers, managers or employees. Instead, our General Partner will supervise and control our business affairs. Our General Partner’s officers and employees are also officers and employees of our Investment Manager and our Investment Manager’s officers and employees will also be spending time supervising the affairs of other equipment leasing and finance funds it manages. Therefore, such officers and employees will devote the amount of time that they think is necessary to conduct our business, which may not be the same amount of time that would be devoted to us if we had separate officers and employees. See “Conflicts of Interest.”

Our General Partner and its affiliates will receive expense reimbursements and substantial fees from us and those reimbursements and fees are likely to exceed the income portion of distributions made to you during our early years.

Before making any distributions to you and our other limited partners, we will reimburse our General Partner and its affiliates for expenses incurred on our behalf, and pay our General Partner and its affiliates substantial fees, for our organization, selling our Interests and acquiring, managing, and realizing our investments for us, in each case as described in the “Compensation of Our General Partner, Its Affiliates, and Certain Non-Affiliates” section of this prospectus. The expense reimbursements and fees of our General Partner and its affiliates were established by our General Partner in compliance with the NASAA Guidelines (the North American Securities Administrators Association guidelines for publicly offered, finite-life equipment leasing and finance funds) in effect on the date of this prospectus, are not based on arm’s-length negotiations, but are subject to the limitations set forth in our Partnership Agreement. Nevertheless, the amount of these expense reimbursements and fees is likely to exceed the income portion of distributions made to you in the early years of Fund Fourteen.

In general, expense reimbursements and fees will be paid without regard to the amount of our cash distributions to you and our other limited partners, and regardless of the success or profitability of our operations. For example, after we receive our minimum offering proceeds and begin operations our General Partner and its affiliates will be entitled to certain fees and expense reimbursements as described in the “Compensation of Our General Partner, Its Affiliates, and Certain Non-Affiliates” section of this prospectus. Some of those fees and expense reimbursements will be required to be paid at the time of the initial closing in this offering or as we acquire our portfolio and we may pay other expenses, such as accounting and interest expenses, costs for supplies, etc., even though we may not yet have begun to receive revenues from our investments. This lag between the time when we must pay fees and expenses and the time when we begin to receive revenues may result in losses to us during our early years, which our General Partner believes is typical for a start-up company such as Fund Fourteen.

Furthermore, we are likely to borrow a significant portion of the purchase price of our investments. This use of indebtedness should permit us to make more investments than if borrowings were not utilized. As a consequence, we will pay greater fees to our Investment Manager than if no indebtedness were incurred because the Management and Acquisition Fees are based upon the gross payments earned or receivable from, or the purchase price (including any indebtedness incurred) of, our investments. Also, our General Partner will determine the amount of cash reserves that we will maintain for future expenses, contingencies or investments. The reimbursement of expenses, payment of fees or creation of reserves could adversely affect our ability to make distributions to you and our other limited partners. See the “Estimated Use of Proceeds” section of this prospectus.

Our Investment Manager may have difficulty managing its growth, which may divert its resources and limit its ability to expand its operations successfully.

The amount of assets that our Investment Manager manages has grown substantially since our Investment Manager was formed in 1985 and our Investment Manager and its affiliates intend to continue to sponsor and manage, as applicable, funds similar to us that may be concurrent with us and they expect to experience further growth in their respective assets under management. Our Investment Manager’s future success will depend on the ability of its and its affiliates’ officers and key employees to implement and improve their operational, financial and management controls, reporting systems and procedures, and manage a growing number of assets and investment funds. They, however, may not implement improvements to their management information and control systems in an efficient or timely manner and they may discover deficiencies in their existing systems and controls. Thus, our Investment Manager’s anticipated growth may place a strain on its administrative and operations infrastructure, which could increase its costs and reduce its efficiency and could negatively impact our operations, business and financial condition.

Operational risks may disrupt our business and result in losses.

We may face operational risk from errors made in the execution, confirmation or settlement of transactions. We may also face operational risk from our transactions not being properly recorded, evaluated or accounted for. We expect to rely heavily on our Investment Manager’s financial, accounting, and other software systems. If any of these systems failed to operate properly or become disabled, we could suffer financial loss and a disruption of our business.

In addition, we will be highly dependent on our Investment Manager’s information systems and technology. There can be no assurance that these information systems and technology will be able to accommodate our growth or that the cost of maintaining such systems will not increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could also negatively affect our liquidity and cash flows, and could negatively affect our profitability.

Furthermore, we will depend on the headquarters of our General Partner and Investment Manager, which are located in New York City, for the operation of our business. A disaster or a disruption in the infrastructure that supports our businesses, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, may have an adverse impact on our ability to continue to operate our business without interruption that could have a material adverse effect on us. Although we have disaster recovery programs in place, there can be no assurance that these will be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for any losses.

Finally, we are likely to rely on third party service providers for certain aspects of our business, including certain accounting and financial services. Any interruption or deterioration in the performance of these third parties could impair the quality of our operations and could adversely affect our business and result in losses.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

After our first full year of operations, our General Partner will be required to evaluate our internal controls over financial reporting in order to allow management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the SEC thereunder, which we refer to as “Section 404.” During the course of testing, our General Partner may identify deficiencies that it may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. As a result, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and the achievement of our investment objectives.

We will be subject to certain reporting requirements and will be required to file certain periodic reports with the Securities and Exchange Commission.

We will be subject to reporting requirements under the Securities Exchange Act of 1934, including the filing of quarterly and annual reports. Prior public funds sponsored by our Investment Manager have been and are subject to the same requirements. Some of these funds have been required to amend previously filed reports to, among other things, restate the audited or unaudited financial statements filed in such reports. As a result, the prior funds have been delinquent in filing subsequent quarterly and annual reports when they became due. If we experience delays in the filing of our reports, our investors may not have access to timely information concerning us, our operations, and our financial results.

Your ability to institute a cause of action against our General Partner and its affiliates is limited by our Partnership Agreement.

Our Partnership Agreement provides that neither our General Partner nor any of its affiliates will have any liability to us for any loss we suffer arising out of any action or inaction of our General Partner or an affiliate if the General Partner or affiliate determined, in good faith, that the course of conduct was in our best interests and did not constitute negligence or misconduct. As a result of these provisions in our Partnership Agreement, your right to institute a cause of action against our General Partner may be more limited than it would be without these provisions. For a discussion of these provisions of our Partnership Agreement, you should read the “Management Responsibility” section of this prospectus.

Risks Related to the Tax Treatment of Us and Our Interests

If the IRS classifies us as a corporation rather than a partnership, your distributions would be reduced under current tax law.

Although counsel has rendered an opinion to us that we will be taxed as a partnership and not as a corporation, that opinion is not binding on the IRS and the IRS has not ruled on any federal income tax issue relating to us. If the IRS successfully contends that we should be treated as a corporation for federal income tax purposes rather than as a partnership, then:

•	our realized losses would not be passed through to you;

•	our income would be taxed at tax rates applicable to corporations, thereby reducing our cash available to distribute to you; and
•	your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

We will not apply for an IRS ruling that we will be classified as a partnership for federal income tax purposes. We could be taxed as a corporation if we are treated as a publicly traded partnership by the IRS. To minimize this possibility, Section 10 of our Partnership Agreement places significant restrictions on your ability to transfer our Interests. You and your advisors should not only review the “Federal Income Tax Consequences” section with care, but also carefully review your own individual tax circumstances. See “Federal Income Tax Consequences — Publicly Traded Partnerships.”

We could lose cost recovery or depreciation deductions if the IRS treats our leases as sales or financings.

We expect that, for federal income tax purposes, we will be treated as the owner and lessor of the Capital Assets that we lease. However, the IRS may challenge the leases and instead assert that they are sales or financings. If the IRS determines that we are not the owner of our leased Capital Assets, we would not be entitled to cost recovery, depreciation or amortization deductions, and our leasing income might be deemed to be portfolio income instead of passive activity income. The denial of such cost recovery or amortization deductions could cause your tax liabilities to increase. See “Federal Income Tax Consequences — Tax Treatment of Leases” and “— Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation.”

Our Investments in secured loans will not give rise to depreciation or cost recovery deductions and may not be offset against our passive activity losses.

We expect that, for federal income tax purposes, we will not be treated as the owner and lessor of the Capital Assets that we invest in through our lending activities. Based on our expected level of activity with respect to these types of financings, we expect that the IRS will treat us as being in the trade or business of lending. Generally, trade or business income can be considered passive activity income. However, because we expect that the source of funds we lend to others will be the capital contributed by our partners and the funds generated from our operations (rather than money we borrow from others), you may not be able to offset your share of our passive activity losses from our leasing activities with your share of our interest income from our lending activities. Instead, your share of our interest income from our lending activities would be taxed as portfolio income.

You may incur tax liability in excess of the cash distributions you receive in a particular year.

In any particular year, your tax liability from owning our Interests may exceed the cash distributions you receive from this investment. While we expect that your net taxable income from owning our Interests for most years will be less than your cash distributions in those years, to the extent any of our debt is repaid with income or proceeds from Capital Asset sales, taxable income could exceed the amount of cash distributions you receive in those years. Additionally, a sale of our investments may result in taxes in any year that are greater than the amount of cash from the sale, resulting in a tax liability in excess of cash distributions. Your tax liability could also exceed the amount of cash distributions you receive due to allocations designed to cause our limited partners’ capital accounts (as adjusted by certain items) to be equal on a per Interest basis. Therefore, you will have to pay any excess tax liability with funds from another source, because the distributions we make may not be sufficient to pay such excess tax liability. Additionally, due to the operation of the various loss disallowance rules described in this prospectus, in a given tax year you may have taxable income when, on a net basis, we have a loss, or you may recognize a greater amount of taxable income than our net income because, due to a loss disallowance, income from some of our activities cannot be offset by losses from some of our other activities.

You may be subject to greater income tax obligations than originally anticipated due to special depreciation rules.

We may acquire Capital Assets subject to lease that the Code requires us to depreciate over a longer period than the standard depreciation period. Similarly, some of the Capital Assets that we may purchase may not be eligible for accelerated depreciation under the Modified Accelerated Costs Recovery System, which was established by the Tax Reform Act of 1986 to set forth the guidelines for accelerated depreciation under the Code. Further, if we acquire Capital Assets that the Code deems to be tax-exempt use property and the leases do not satisfy certain requirements, losses attributable to such Capital Assets are suspended and may be deducted only against income we receive from those Capital Assets or when we dispose of such Capital Assets. Depending on the Capital Assets that we acquire and its eligibility for accelerated depreciation under the Code, we may have less depreciation deductions to offset gross lease revenue, thereby increasing our taxable income.

There are limitations on your ability to deduct our losses.

Your ability to deduct your share of our losses is limited to the amounts that you have at risk from owning our Interests. This is generally the amount of your investment, plus any profit allocations and minus any loss allocation and distributions. This determination is further limited by a tax rule that applies the at-risk-rules on an activity by activity basis, further limiting losses from a specific activity to the amount at risk in that activity. Based on the tax rules, we expect that we will have multiple activities for purposes of the at-risk rules. Specifically, our lending activities must be analyzed separately from our leasing activities, and our leasing activities must be further divided into separate year-by-year groups according to the tax year the Capital Assets are placed in service. As such, you cannot aggregate income and loss from our separate activities for purposes of determining your ability to deduct your share of our losses under the at-risk rules.

Additionally, your ability to deduct losses attributable to passive activities is restricted. Some of our operations will constitute passive activities and you can only use our losses from such activities to offset passive activity income in calculating tax liability. Furthermore, passive activity losses may not be used to offset portfolio income. As stated above, we expect our lending activities to generate portfolio income from the interest we receive, even though we expect the income to be attributable to a lending trade or business. However, we expect any gains or losses we recognize from those lending activities to be associated with a trade or business and generally allowable as either passive activity income or loss, as applicable. See “Federal Income Tax Consequences — Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation.”

The IRS may allocate more taxable income to you than our Partnership Agreement provides.

The IRS might successfully challenge our allocations of taxable income or losses. If so, the IRS would require reallocation of our taxable income and loss, resulting in an allocation of more taxable income or less loss to you than our Partnership Agreement allocates. See “Federal Income Tax Consequences — Allocations of Profits and Losses.”

If you are a tax-exempt organization, you will have unrelated business taxable income from this investment.

Tax-exempt organizations are subject to income tax on unrelated business taxable income (“UBTI”). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. Our leasing income will constitute UBTI. Furthermore, for tax-exempt organizations in the form of charitable remainder trusts will be subject to an excise tax equal to 100% of their UBTI. Thus, an investment in our Interests may not be appropriate for a charitable remainder trust and such entities should consult their own tax advisors with respect to an investment in our Interests. See “Federal Income Tax Consequences — Taxation of Tax-Exempt Organizations.”

To the extent that we borrow money in order to finance our lending activities, a portion of our income from such activities will be treated as attributable to debt-financed property and, to the extent so attributable, will constitute UBTI. We presently do not expect to finance our lending activities with borrowed funds. Nevertheless, the debt-financed UBTI rules are broad and there is much uncertainty in determining when, and to the extent which, property should be considered debt-financed. Thus, the IRS might assert that a portion of the assets we acquire as part of our lending activities are debt-financed property generating UBTI, especially with regard to any indebtedness we incur to fund working capital at a time when we hold loans we have acquired or made to others. If the IRS were to successfully assert that debt we believed should have been attributed to our leasing activities should instead be attributed to our lending activities, the amount of our income that constitutes UBTI would be increased.

This investment may cause you to pay additional taxes.

You may be required to pay alternative minimum tax in connection with owning our Interests, since you will be allocated a proportionate share of our tax preference items. Our General Partner’s operation of our business affairs may lead to other adjustments that could also increase your alternative minimum tax. In addition, the IRS could take the position that all or a portion of our lending activities are not a trade or business, but rather an investment activity. If all or a portion of our lending activities are not considered to be a trade or business, then a portion of our management fees could be considered investment expenses rather than trade or business expenses. To the extent that a portion of our fees are considered investment expenses, they are not deductible for alternative minimum tax purposes and are subject to a limitation for regular tax purposes. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. See “Federal Income Tax Consequences — Alternative Minimum Tax.”

You may incur State tax and foreign tax liabilities and have an obligation to file State or foreign tax returns.

You may be required to file tax returns and pay foreign, State or local taxes, such as income, franchise or personal property taxes, as a result of an investment in our Interests, depending upon the laws of the jurisdictions in which the Capital Assets that we own are located. See “Federal Income Tax Consequences — State and Local Taxation” and “— Foreign-Source Taxable Income.”

Any adjustment to our tax return as a result of an audit by the IRS may result in adjustment to your tax return.

If we adjust our tax return as a result of an IRS audit, such adjustment may result in an examination of other items in your returns unrelated to us, or an examination of your tax returns for prior years. You could incur substantial legal and accounting costs in contesting any challenge by the IRS, regardless of the outcome. Further, because you will be treated for federal income tax purposes as a partner in a partnership by investing in our Interests, an audit of our tax return could potentially lead to an audit of your individual tax return. Finally, under certain circumstances, the IRS may automatically adjust your personal return without the opportunity for a hearing if it adjusts our tax return.

Some of the distributions on our Interests will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation.

As we depreciate our investments in leased Capital Assets over the term of our existence and/or borrowers repay loans we have made to them, it is very likely that a portion of each distribution will be considered a return of capital, rather than income. Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you. As your capital in our Interests is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for our Interests, such as you might expect if you had purchased a bond. Also, payments made upon our liquidation will be taxable to the extent that such payments are not a return of capital.

As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income. The Schedule K-1 statement you receive from us each year will specify the amounts of capital and income you received throughout the prior year.

FORWARD-LOOKING STATEMENTS

Certain statements within this prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Investment Objectives” and “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” may constitute forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” anticipate,” believe,” “estimate,” “expect,” “intend,” “predict,” “continue,” “further,” “seek,” “plan” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, those described under “Risk Factors” and the following:

•	uncertainties associated with the equipment leasing and finance industry;
•	reliance on our General Partner to achieve our investment objectives;
•	future borrowings to purchase Capital Assets;
•	an unexpected decline in the value of the types of Capital Assets we invest in or may invest in;
•	improper maintenance of leased Capital Assets by lessees;
•	defaults by lessees, borrowers or other counterparties;
•	bankruptcies of lessees, borrowers or other counterparties;
•	Capital Assets located in foreign countries;
•	foreign currency fluctuations for payments denominated in non-U.S. currencies;
•	investment in joint ventures;
•	ability to maintain insurance and the occurrence of non-insurable events;
•	Capital Asset registration and unexpected regulatory compliance;
•	treatment of leases, loans, and other financing transactions under applicable usury laws;
•	devotion of the time of our General Partner and our Investment Manager; and
•	tax treatment of us and our Interests.

Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we cannot assure investors that our expectations will be attained or that any deviations will not be material. Readers are cautioned that forward-looking statements speak only as of the date they are made and that, except as required by law, we undertake no obligation to update these forward-looking statements to reflect any future events or circumstances. All subsequent written or oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

ESTIMATED USE OF PROCEEDS

The first table below is our best estimate of the use of the gross offering proceeds if only the minimum number of our Interests (1,200) is sold in the offering at the public offering price, excluding any Interests sold pursuant to our DRIP Plan. The second table below is our best estimate of the use of the gross offering proceeds assuming the maximum number of our Interests (400,000) is sold at the public offering price, excluding any Interests sold pursuant to our DRIP Plan. If the maximum number of our Interests in the offering is sold at the public offering price, resulting in gross offering proceeds of $400,000,000, we expect we will invest 83.18% of the gross offering proceeds in Capital Assets and establish a reserve of 0.50%. The remaining 16.32% will pay the fees and expenses of our organization and this offering as described below, including Acquisition Fees payable to our Investment Manager. Any proceeds received from Interests sold pursuant to our DRIP Plan will be used to make investments in Capital Assets, establish a reserve and pay the fees and expenses of our organization and this offering. The column in each table expressing expenses and fees as a percentage of our assets assumes that 45% of the purchase price for our investments in Capital Assets will be paid from the net proceeds of this offering and the remaining 55% will be paid with borrowed funds. This ratio reflects the approximate level of borrowing by similar equipment leasing and finance funds our Investment Manager has formed and manages. However, our actual level of borrowing to purchase equipment could exceed 55%.

		Fees and Expenses As a Percentage of:
	Minimum Offering of 1,200 Interests	Total Offering Proceeds	Assets(1)
Offering Proceeds – Assets	$1,200,000	$1,200,000	$2,293,000
Expenses:
Sales Commissions to Selling Dealers(2)	(84,000)	7.00%	3.66%
Underwriting Fees to our Dealer Manager(3)	(36,000)	3.00%	1.57%
O&O Expenses(4)	(42,000)	3.50%	1.83%
Public Offering Expenses	(162,000)	13.50%	7.06%
Cash Reserve(5)	(6,000)	0.50%	0.26%
Acquisition Fees to our Investment Manager(6)(7)	(57,333)	4.78%	2.50%
Fees and Expenses	$(225,333)	18.78%	9.56%

		Fees and Expenses As a Percentage of:
	Maximum Offering of 400,000 Interests	Total Offering Proceeds	Assets(1)
Offering Proceeds – Assets	$400,000,000	$400,000,000	$782,778,000
Expenses:
Sales Commissions to Selling Dealers(2)	(28,000,000)	7.00%	3.58%
Underwriting Fees to our Dealer Manager(3)	(12,000,000)	3.00%	1.53%
O&O Expenses(4)	(5,750,000)	1.44%	0.73%
Public Offering Expenses	(45,750,000)	11.44%	5.84%
Cash Reserve(5)	(2,000,000)	0.50%	0.26%
Acquisition Fees to our Investment Manager(6)(7)	(19,519,444)	4.88%	2.50%
Fees and Expenses	$(67,269,444)	16.82%	8.34%

(1)	Excluding $1 contributed by our General Partner at the time of formation, the column includes the aggregate dollar amount of investments we would be able to make and the Acquisition Fees we would be obligated to pay, assuming we borrowed 55% of the purchase price for our investments in Capital Assets.
(2)	We will pay $70.00 per Interest sold in the offering to broker-dealers as a Sales Commission, but we will not pay any Sales Commissions on our Interests sold in the offering to our General Partner or its affiliates. In some specific circumstances, we will not pay any Sales Commissions to Selling Dealers for our Interests, and the offering proceeds and related offering expenses in this table may be reduced. See “Plan of Distribution.” No Sales Commissions will be paid on any Interests sold pursuant to our DRIP Plan.
(3)	We will pay an Underwriting Fee of $30.00 per Interest sold in the offering to ICON Securities Corp., the dealer-manager and a wholly-owned subsidiary of our Investment Manager, for managing this offering and to reimburse the dealer-manager for wholesaling fees and expenses. Underwriting Fees will be paid on a non-accountable basis, which means that the payment the dealer-manager receives may be less than, or greater than, the actual costs and expenses that it incurs in managing this offering. A portion of the $30.00 per Interest may be re-allowed to Selling Dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager. No Underwriting Fees will be paid on any Interests sold pursuant to our DRIP Plan.
(4)	We will reimburse our General Partner, on an accountable basis, for the actual fees and expenses incurred by our General Partner in connection with our organization and this offering (“O&O Expenses”). O&O Expense reimbursement will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all 400,000 of our Interests are sold in this offering) and the actual fees and expenses incurred by our General Partner in connection with our organization and this offering. Accordingly, this means that our General Partner ultimately may be reimbursed for less than the actual costs and expenses that it incurs in our organization and this offering. These costs include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for preparing our registration statement and then offering and distributing our Interests to the public. O&O Expenses also include reimbursement of bona fide due diligence expense reimbursement to be paid to broker-dealers for actual expenses incurred in performing due diligence on us and this offering as evidenced by a detailed and itemized invoice. The amount referenced in the table above with respect to the minimum offering of our Interests is an estimate of what our General Partner would seek reimbursement for if only the minimum offering of 1,200 Interests is sold.
(5)	We intend to establish an initial reserve equal to $5.00 per Interest, which will be used for insurance, certain repairs, replacements and miscellaneous contingencies.
(6)	Acquisition Fees are calculated by multiplying 2.5% times the total cost of our future investments in Capital Assets, calculated using proceeds from both future borrowings and the net proceeds from this offering. In calculating the Acquisition Fees, we have assumed that on average, our total indebtedness encumbering our investments will equal 55% of the total purchase price of all investments — $2,293,000 if the minimum number or $782,778,000 if the maximum number of our Interests is sold at the public offering price in the offering. We will also pay our Investment Manager Acquisition Fees from the reinvestment of proceeds received from Capital Asset sales and operations in additional Capital Assets.
(7)	A 5% increase (decrease) in the assumed leverage ratio of 55% for our future investments would increase (decrease) the Acquisition Fees we will pay to our Investment Manager to approximately $64,500 and $51,600, respectively, assuming the minimum number of Interests in the offering is sold at the public offering price. Additionally, a 5% increase (decrease) in the assumed leverage ratio of 55% for our future investments would increase (decrease) the Acquisition Fees we will pay to our Investment Manager to approximately $21,966,000 and $17,563,000, respectively, assuming the maximum number of Interests in the offering is sold at the public offering price. The more indebtedness we incur to make our future investments in Capital Assets, the greater the Acquisition Fees and related expenses we will pay our Investment Manager and the less equity we will have to make future investments.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of the date of this prospectus and as adjusted to reflect the sale of our Interests in the offering, assuming that (1) the minimum 1,200 Interests are sold at the public offering price, (2) the maximum 400,000 Interests are sold at the public offering price and (3) all 20,000 Interests are sold pursuant to our DRIP Plan at the public offering price. You should read this table together with “Estimated Use of Proceeds,” “General Partner’s Discussion and Analysis of Results of Operations and Financial Condition” and our consolidated financial statements and notes included elsewhere in this prospectus.

	As of the Date Hereof	Minimum Offering of 1,200 Interests	Maximum Offering of 400,000 Interests	Maximum Offering of 420,000 Interests
Cash and cash equivalents(1)(2)	$1,001	$1,038,001	$354,250,001	$371,990,801
Our General Partner’s capital contribution(2)	$1	$1	$1	$1
Limited Partners’ capital contribution	$1,000	1,200,000	400,000,000	418,000,000
Less Public Offering expenses(3)	—	(162,000)	(45,750,000)	(46,009,200)
Total capitalization	$1,001	$1,038,001	$354,250,001	$371,990,801

(1)	Cash and cash equivalents reflect the net offering proceeds, assuming that (a) the minimum number of our Interests (1,200) is sold at the public offering price, (b) the maximum number of our Interests (400,000) is sold at the public offering price and (c) all 20,000 Interests are sold pursuant to our DRIP Plan.
(2)	We were originally capitalized by a contribution of $1 by our General Partner and $1,000 contributed by ICON Capital Corp., the Original Limited Partner. The Original Limited Partner will withdraw its capital contribution upon our achieving the minimum offering of Interests and admitting investors as limited partners.
(3)	Public Offering Expenses for the offering include: (a) Sales Commissions of $70.00 per Interest sold (except on Interests sold pursuant to our DRIP Plan), (b) Underwriting Fees of $30.00 per Interest sold (except on Interests sold pursuant to our DRIP Plan) and (c) estimated O&O Expenses. See “Estimated Use of Proceeds.”

COMPENSATION OF OUR GENERAL PARTNER, ITS AFFILIATES AND CERTAIN NON-AFFILIATES

The following table summarizes the types and estimated amounts of all compensation or distributions that we will directly or indirectly pay our General Partner, its affiliates and the Selling Dealers, excluding Interests that may be sold pursuant to our DRIP Plan and assuming our Interests are sold at the public offering price set forth on the cover page of this prospectus. Some of the compensation paid to our General Partner and its affiliates will be paid regardless of our success or the profitability of our operations, and we did not determine the amount of such compensation through arm’s-length negotiations. Our Partnership Agreement does not permit our General Partner and its affiliates to recover or reclassify its services under a different category of fee type. Although some of the compensation described below may vary from the amounts projected, the total amounts of compensation payable to all persons, including our General Partner, are limited as provided for in our Partnership Agreement.

Organization and Offering Stage

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Sales Commissions(1) — payable to Selling Dealers, who are not affiliated with our General Partner.	Up to $70.00 per Interest from all Interests sold in this offering, or 7.0% of the gross offering proceeds.	Because Sales Commissions are based upon the number of our Interests sold, the total amount of Sales Commissions cannot be determined until this offering is complete.
Sales Commissions of $84,000 will be paid if the minimum number of 1,200 Interests is sold in this offering.
Sales Commissions of $28,000,000 will be paid if the maximum number of 400,000 Interests is sold in this offering. No Sales Commissions will be paid on any Interests sold pursuant to our DRIP Plan.
Underwriting Fees — payable to ICON Securities Corp., the dealer-manager.	$30.00 per Interest on all Interests sold in this offering, or 3.0% of the gross offering proceeds. A portion of the $30.00 per Interest may be re-allowed to Selling Dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager.	Because Underwriting Fees are based upon the number of our Interests sold, the total amount of Underwriting Fees cannot be determined until this offering is complete.
Underwriting Fees of $36,000 will be paid if the minimum number of 1,200 Interests is sold in this offering.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Underwriting Fees of $12,000,000 will be paid if the maximum number of 400,000 Interests is sold in this offering. No Underwriting Fees will be paid on any Interests sold pursuant to our DRIP Plan.
O&O Expenses(2) — reimbursement to our General Partner for our organizational and offering expenses.	The aggregate amount of O&O Expenses will be reimbursed on an accountable basis, which means that the total amount of O&O Expenses that our General Partner will be reimbursed for will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all 400,000 of our Interests are sold in the offering) and the actual fees and expenses incurred by our General Partner in connection with our organization and this offering. Accordingly, this means that our General Partner ultimately may be reimbursed for less than the actual costs and expenses that it incurs in our organization and this offering.	Because O&O Expense reimbursement is based upon the total amount organizational and offering expenses incurred by our General Partner, the total amount of O&O Expense reimbursement cannot be determined until this offering is complete.
We will pay or advance bona fide due diligence fees and expenses of the dealer-manager and actual and prospective Selling Dealers on a fully accountable basis based upon receipt of a detailed and itemized invoice.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Acquisition Fees — payable to our Investment Manager.(3)	We will pay our Investment Manager 2.50% of the total purchase price of each investment that we make in Capital Assets. The purchase price includes, as applicable, (a) the indebtedness incurred (or assumed in connection therewith) to finance the acquisition of Capital Assets, an interest in Capital Assets, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in Capital Assets assuming that such option was concurrently exercised and/or (b) the value of the Capital Assets secured by or subject to such investment.

In calculating Acquisition Fees, costs that we pay to unaffiliated finders and brokers are deducted from Acquisition Fees otherwise payable to our Investment Manager. No finder’s or broker’s fees may be paid to any of our Investment Manager’s affiliates.

Our Investment Manager will reduce or refund Acquisition Fees if our investment in Capital Assets is less than the greater of (a) 80% of the gross offering proceeds reduced by 0.0625% for each 1.0% of borrowings encumbering our investments, or (b) 75% of the gross offering proceeds.	Acquisition Fees of $57,333, or 4.78% of the gross offering proceeds, will be paid if the minimum number of 1,200 Interests is sold in the offering.

Acquisition Fees of $19,519,444, or 4.88% of the gross offering proceeds, will be paid if the maximum number of 400,000 Interests is sold in the offering.

In calculating the Acquisition Fees, we have assumed that, on average, our total indebtedness encumbering our investments will equal 55% of the total purchase price of all investments.

We will also pay our Investment Manager Acquisition Fees from the reinvestment of proceeds received from Capital Asset sales and operations in additional investments in Capital Assets.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Management Fees — payable to our Investment Manager.	We will pay our Investment Manager an annual Management Fee for actively managing our investment portfolio, which will equal 3.50% of the gross periodic payments due and paid from our investments.

The Management Fee will be paid on a monthly basis. The amount of the aggregate Management Fees payable in any year will be reduced for that year to the extent that it would exceed the maximum amount of fees that are permissible under the Statement of Policy on Equipment Programs of the North American Securities Administrators Association, Inc., as amended from time to time (the “NASAA Guidelines”).

Management Fees will not be payable with respect to any periodic payments received from any investments made during the Liquidation Period.	The amount of Management Fees will depend upon the amount of the gross periodic payments generated by our investment portfolio. As the composition and size of the investment portfolio will primarily be a function of the amount of gross offering proceeds raised and the amount of indebtedness incurred in connection with our investments, the total amount of Management Fees is not determinable at this time.

Our Investment Manager has agreed to subordinate, without interest, receipt of 50% of its monthly payments of Management Fees during the offering and operating periods to the limited partners’ receipt of all accrued, but previously unpaid, and current, installments of first cash distributions.(4) Any Management Fees so deferred will be deferred without interest until the next month we have paid all previously unpaid installments of the first cash distributions.
Distributions from operations and sales — payable to our General Partner.	Prior to payout, which is the time when cash distributions in an amount equal to (a) the sum of the investors’ capital contributions and (b) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% have been made, distributions of cash from operations and sales will be made 99% to our limited partners (based upon the number of Interests held) and 1% to our General Partner. After payout, cash distributions from operations and sales will be made 90% to our limited partners (based upon the number of Interests held) and 10% to our General Partner.	Our distributions from operations and sales will depend upon the extent to which rental and loan payments and sales proceeds exceed our expenses, including any indebtedness obligations, as well as whether payout has been achieved. Therefore, our distributions from operations and sales are not determinable at this time.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Reimbursement for out-of-pocket expenses directly attributable to our operations — payable to our General Partner and its affiliates.	We will reimburse our General Partner and its affiliates for some expenses incurred in connection with our operations.(5)	The amount of expenses reimbursed will depend upon the scope of services our General Partner and its affiliates provide to us. Reimbursement amounts are not determinable at this time.

(1)	The amounts listed above for Sales Commissions do not give effect to the potential reduction of the Sales Commissions that are not payable for our Interests purchased by affiliates of our General Partner and any Selling Dealers and by investors whose broker-dealer has waived or reduced the sales commission, if any. To the extent our Interests are purchased this way, the estimated amount of the expenses of this offering reflected in this chart may be reduced. See “Plan of Distribution.”
(2)	The aggregate amount of O&O Expenses will be reimbursed on an accountable basis, which means that the total amount of O&O Expenses that our General Partner will be reimbursed for will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all 400,000 of our Interests are sold in the offering) and the actual fees and expenses incurred by our General Partner in connection with our organization and this offering. Accordingly, this means that our General Partner ultimately may be reimbursed for less than the actual costs and expenses that it incurs in our organization and this offering. These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for the preparation of registering, offering and distributing our Interests to the public. We will pay or advance bona fide due diligence fees and expenses of the dealer- manager and actual and prospective Selling Dealers on a fully accountable basis from such allowance based upon a detailed and itemized invoice.
In addition to O&O Expenses, we will also reimburse our General Partner and its affiliates for: (1) the actual costs of goods and materials used for or by us and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of our equipment incurred prior to the time that we have funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of our business affairs, such as accounting, professional, secretarial and investor relations staff, and capital items including computers and related equipment, not in excess of the lesser of our General Partner’s, or its affiliate’s, costs, or the cost that we would be required to pay to independent parties for comparable services. Our annual reports to our limited partners will provide a breakdown of services performed by, and amounts reimbursed to, our General Partner and its affiliates.
(3)	Total Acquisition Fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., Sales Commissions, Underwriting Fees and O&O Expenses, which fees and expenses may total up to 11.44% of the gross offering proceeds, if all 400,000 Interests are sold in the offering). Pursuant to our Partnership Agreement, the maximum front-end fees that we are able to pay is 20% of the gross offering proceeds (if we do not use any indebtedness to acquire our investments), which percentage is increased by 0.0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of the gross offering proceeds. However, while we have the ability to incur up to the 25% maximum of front-end fees, we estimate the front-end fees will total up to a maximum of 16.32%. See “Estimated Use of Proceeds.”
(4)	See “Cash Distributions — First Cash Distributions to Limited Partners” for an explanation of first cash distributions.
(5)	Section 6.4(h) of our Partnership Agreement limits the types and annual amounts of our expenses that may actually be paid to our General Partner and its affiliates. No reimbursement is permitted for services for which our General Partner or its affiliates are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of our Partnership Agreement, will be:
(1)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in our General Partner; and
(2)	expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

We estimate that the total amount of expenses we will reimburse to our general partner and its affiliates for administrative services provided and/or incurred on our behalf during our first full year of operations, assuming we sell the maximum number of Interests, will be approximately $2.8 million, as set forth in the following table.

Estimate of Our Expense Reimbursements to Our General Partner and
Its Affiliates During Our First Full Year of Operations

Administrative Expense Reimbursements(1)	$2,100,000
General and Administrative(2)	$700,000
TOTAL:	$2,800,000

(1)	Costs incurred by our General Partner and its affiliates that are necessary to our operations, including our General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to our operations, in each case subject to the limitations set forth in Section 6.4(h) of our Partnership Agreement.
(2)	Expenses incurred by our General Partner and its affiliates, including our audit, legal and tax expenses.

Operating Stage

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Acquisition Fees — payable to our Investment Manager.(1)	We will pay our Investment Manager 2.50% of the total purchase price of each investment that we make in Capital Assets. The purchase price includes, as applicable, (a) the indebtedness incurred (or assumed in connection therewith) to finance the acquisition of Capital Assets, an interest in Capital Assets, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in Capital Assets assuming that such option was concurrently exercised and/or (b) the value of the Capital Assets secured by or subject to such investment.

In calculating Acquisition Fees, costs that we pay to unaffiliated finders and brokers are deducted from Acquisition Fees otherwise payable to our Investment Manager. No finder’s or broker’s fees may be paid to any of our Investment Manager’s affiliates.

Our Investment Manager will reduce or refund Acquisition Fees if our investment in Capital Assets is less than the greater of (a) 80% of the gross offering proceeds reduced by 0.0625% for each 1.0% of borrowings encumbering our investments, or (b) 75% of the gross offering proceeds.	Acquisition Fees of $57,333, or 4.78% of the gross offering proceeds, will be paid if the minimum number of 1,200 Interests is sold in the offering.

Acquisition Fees of $19,519,444, or 4.88% of the gross offering proceeds, will be paid if the maximum number of 400,000 Interests is sold in the offering.

In calculating the Acquisition Fees, we have assumed that, on average, our total indebtedness encumbering our investments will equal 55% of the total purchase price of all investments.

We will also pay our Investment Manager Acquisition Fees from the reinvestment of proceeds received from Capital Asset sales and operations in additional investments in Capital Assets.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Management Fees — payable to our Investment Manager.	We will pay our Investment Manager an annual Management Fee for actively managing our investment portfolio, which will equal 3.50% of the gross periodic payments due and paid from our investments.

The Management Fee will be paid on a monthly basis. The amount of the aggregate Management Fees payable in any year will be reduced for that year to the extent that it would exceed the maximum amount of fees that are permissible under the NASAA Guidelines.

Management Fees will not be payable with respect to any periodic payments received from any investments made during the Liquidation Period.	The amount of Management Fees will depend upon the amount of the gross periodic payments generated by our investment portfolio. As the composition and size of the investment portfolio will primarily be a function of the amount of gross offering proceeds raised and the amount of indebtedness incurred in connection with our investments, the total amount of Management Fees is not determinable at this time.

Our Investment Manager has agreed to subordinate, without interest, receipt of 50% of its monthly payments of Management Fees during the offering and operating periods to the limited partners’ receipt of all accrued, but previously unpaid, and current, installments of first cash distributions.(2) Any Management Fees so deferred will be deferred without interest until the next month we have paid all previously unpaid installments of the first cash distributions.
Distributions from operations and sales — payable to our General Partner.	Prior to payout, which is the time when cash distributions in an amount equal to (a) the sum of the investors’ capital contributions and (b) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% have been made, distributions of cash from operations and sales will be made 99% to our limited partners (based upon the number of Interests held) and 1% to our General Partner. After payout, cash distributions from operations and sales will be made 90% to our limited partners (based upon the number of Interests held) and 10% to our General Partner.	Our distributions from operations and sales will depend upon the extent to which rental and loan payments and sales proceeds exceed our expenses, including any indebtedness obligations, as well as whether payout has been achieved. Therefore, our distributions from operations and sales are not determinable at this time.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Reimbursement for out-of-pocket expenses directly attributable to our operations — payable to our General Partner and its affiliates.	We will reimburse our General Partner and its affiliates for some expenses incurred in connection with our operations.(3)	The amount of expenses reimbursed will depend upon the scope of services our General Partner and its affiliates provide to us. Reimbursement amounts are not determinable at this time.

(1)	Total Acquisition Fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., Sales Commissions, Underwriting Fees and O&O Expenses, which fees and expenses may total up to 11.44% of the gross offering proceeds, if all 400,000 Interests are sold in the offering). Pursuant to our Partnership Agreement, the maximum front-end fees that we are able to pay is 20% of the gross offering proceeds (if we do not use any indebtedness to acquire our investments), which percentage is increased by 0.0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of the gross offering proceeds. However, while we have the ability to incur up to the 25% maximum of front-end fees, we estimate the front-end fees will total up to a maximum of 16.32%. See “Estimated Use of Proceeds.”
(2)	See “Cash Distributions — First Cash Distributions to Limited Partners” for an explanation of first cash distributions.
(3)	Section 6.4(h) of our Partnership Agreement limits the types and annual amounts of our expenses that may actually be paid to our General Partner and its affiliates. No reimbursement is permitted for services for which our General Partner or its affiliates are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of our Partnership Agreement, will be:
(1)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in our General Partner; and
(2)	expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

Liquidating Stage

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Management Fees — payable to our Investment Manager.	We will pay our Investment Manager an annual Management Fee for actively managing our investment portfolio, which will equal 3.50% of the gross periodic payments due and paid from our investments.

The Management Fee will be paid on a monthly basis. The amount of the aggregate Management Fees payable in any year will be reduced for that year to the extent that it would exceed the maximum amount of fees that are permissible under the NASAA Guidelines.

Management Fees will not be payable with respect to any periodic payments received from any investments made during the Liquidation Period.	The amount of Management Fees will depend upon the amount of the gross periodic payments generated by our investment portfolio. As the composition and size of the investment portfolio will primarily be a function of the amount of gross offering proceeds raised and the amount of indebtedness incurred in connection with our investments, the total amount of Management Fees is not determinable at this time.

Our Investment Manager has agreed to subordinate, without interest, receipt of 50% of its monthly payments of Management Fees during the offering and operating periods to the limited partners’ receipt of all accrued, but previously unpaid, and current, installments of first cash distributions.(1) Any Management Fees so deferred will be deferred without interest until the next month we have paid all previously unpaid installments of the first cash distributions.
Distributions from operations and sales — payable to our General Partner.	Prior to payout, which is the time when cash distributions in an amount equal to (a) the sum of the investors’ capital contributions and (b) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% have been made, distributions of cash from operations and sales will be made 99% to our limited partners (based upon the number of Interests held) and 1% to our General Partner. After payout, cash distributions from operations and sales will be made 90% to our limited partners (based upon the number of Interests held) and 10% to our General Partner.	Our distributions from operations and sales will depend upon the extent to which rental and loan payments and sales proceeds exceed our expenses, including any indebtedness obligations, as well as whether payout has been achieved. Therefore, our distributions from operations and sales are not determinable at this time.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Reimbursement for out-of-pocket expenses directly attributable to our operations — payable to our General Partner and its affiliates.	We will reimburse our General Partner and its affiliates for some expenses incurred in connection with our operations.(2)	The amount of expenses reimbursed will depend upon the scope of services our General Partner and its affiliates provide to us. Reimbursement amounts are not determinable at this time.

(1)	See “Cash Distributions — First Cash Distributions to Limited Partners” for an explanation of first cash distributions.
(2)	Section 6.4(h) of our Partnership Agreement limits the types and annual amounts of our expenses that may actually be paid to our General Partner and its affiliates. No reimbursement is permitted for services for which our General Partner or its affiliates are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of our Partnership Agreement, will be:
(a)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in our General Partner; and
(b)	expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship to our General Partner and its affiliates. There are some provisions in our Partnership Agreement that are intended to protect your interests when conflicts arise. Please review Sections 6.2 and 6.4 of our Partnership Agreement, which limit the actions our General Partner can take on our behalf and limit the compensation we pay to our General Partner and its affiliates. In addition, see “Management Responsibility” for a discussion of our General Partner’s fiduciary obligations to holders of our Interests, which require our General Partner to consider the best interests of holders of our Interests in managing our assets and affairs. The conflicts include the following:

Compensation of Our General Partner and Its Affiliates

Our General Partner has unilaterally determined the compensation that we will pay to our General Partner, our Investment Manager, and the dealer-manager. However, our General Partner believes that the amount of compensation is representative of practices in the equipment leasing and finance industry and complies with the NASAA Guidelines in effect on the date of this prospectus. Our General Partner, our Investment Manager, and the dealer-manager will receive substantial compensation upon the closing of this offering and our General Partner will receive substantial compensation upon, or from, our investments in Capital Assets. Our General Partner will make decisions involving these transactions in its sole discretion. See “Compensation of our General Partner, its Affiliates and Certain Non-Affiliates.”

A conflict of interest may also arise from our General Partner’s decisions concerning the timing of our purchases and sales of our investments in Capital Assets or the termination of Fund Fourteen, each of which events will have an effect on the timing and amounts of our General Partner’s and our Investment Manager’s compensation. In such circumstances, our General Partner’s interest in continuing Fund Fourteen and our Investment Manager’s receipt of Management Fees, for example, may conflict with the interests of our limited partners in realizing an earlier return from your investment in our Interests.

Effect of Leverage on Our General Partner’s Compensation

Our General Partner intends for us to incur indebtedness that will total approximately 55% of the aggregate purchase price of our total portfolio of Capital Assets. However, our actual level of borrowings may vary from this estimate and there is no limit on the amount of the aggregate purchase price of our investments that can be financed. Our Investment Manager will earn Acquisition Fees for making investments in Capital Assets and those fees are based upon the total purchase price of each investment our General Partner acquires for us, including incurred or assumed indebtedness. Therefore, our Investment Manager will earn a greater amount of Acquisition Fees if we incur or assume significant indebtedness to make our investments. Additionally, we pay our Investment Manager Management Fees based upon our gross periodic payments due and paid from our investments, so our Investment Manager may earn greater Management Fees as a result of our utilizing a greater amount of debt (leverage) to increase the amount of our investments. See “Compensation of our General Partner, its Affiliates and Certain Non-Affiliates.”

Competition with Our General Partner and Its Affiliates for Investments

Our General Partner and its affiliates are engaged directly and indirectly in the business of investing in Capital Assets. In the future, our General Partner or any of its affiliates may form, sponsor and act as a general partner or manager of, or as an advisor to, other investment entities (including other public equipment leasing and finance funds). Those funds could have investment objectives similar to ours and may be in a position to acquire the same equipment at the same time as us. See “Relationships with Some of Our General Partner’s Affiliates” and “Management” for a chart of and a description of our General Partner’s relationship to us.

If the investments available from time to time to us and to other funds our General Partner and its affiliates sponsor are less than the aggregate amount of investment then sought by such funds, in addition to the factors listed below, our Investment Manager will take into account the time period each fund has been seeking investments. In allocating investments among us and other funds our General Partner and its affiliates sponsor and manage, our Investment Manager will take into consideration, among other things:

•	whether the required cash investment is greater than the cash that the funds have available for investment;
•	whether the amount of debt to be incurred or assumed is above levels that our General Partner believes are acceptable for the funds;
•	whether the investment is appropriate to the objectives of the funds, which include seeking to avoid concentrations of exposure to any one class of equipment, lessee or geographic location;
•	whether the credit quality of the lessee, borrower or other counterparty satisfies the objectives of the funds of maintaining high-quality portfolios with creditworthy counterparties while avoiding concentrations of exposure to any individual counterparty;
•	whether the remaining lease or loan term extends beyond the date by which the existence of the funds will end;
•	whether the available cash flow of the funds is sufficient to make the investment;
•	whether the structure of the proposed transaction, particularly the end-of-lease or loan options governing the Capital Assets, provides the opportunity to obtain the return needed to meet the funds’ total return objectives for their investments; and
•	whether the transaction complies with the terms of our Partnership Agreement or partnership or limited liability company agreement of the other funds.

Any conflicts in determining and allocating investments between us and other funds managed by our General Partner and its affiliates will be resolved by our Investment Manager’s investment committee, which will evaluate the suitability of all prospective investments by us and other funds.

Our Partnership Agreement does not prohibit our General Partner or its affiliates from investing in Capital Assets, and our General Partner and its affiliates can engage in investment opportunities in Capital Assets on its or their own behalf or on behalf of other funds. Our General Partner and its affiliates will have the right to take for its or their own account, or to recommend to any fund it or they manage, any particular investment opportunity after considering, among other things, the factors in the preceding paragraph.

Conflicts may also arise between two or more funds (including us) that our General Partner or any of its affiliates advises or manages, or between one or more funds and an affiliate of our General Partner acting for its own account, which may be seeking to realize on investments similar Capital Assets at the same time. In these cases, the first opportunity to realize on such investments will generally be allocated to the fund whose investments are closer to maturity and, in the case of investments with the same maturity, the oldest investment. However, our Investment Manager may make exceptions to this general policy where Capital Assets are subject to remarketing commitments with contrary provisions or where, in our Investment Manager’s judgment, other circumstances make applying this policy inequitable or not economically feasible for a particular fund.

Joint Ventures

For added diversification, we may invest in joint ventures with other funds that our General Partner and its affiliates sponsor and manage or with unaffiliated third parties. If we enter into a joint venture, our General Partner and/or such affiliate may have a fiduciary duty to us and to any other funds it manages that participate in the joint venture. Having this duty to several funds may result in conflicts in determining when and whether to dispose of any jointly owned investment. To minimize the likelihood of a conflict between these fiduciary duties, our Partnership Agreement restricts our ability to make investments in joint ventures by requiring that the joint investment comply with the investment criteria and our investment objectives. See “Risk Factors — Investment in joint ventures may subject us to risks relating to our co-investors that could adversely impact the financial results of such joint ventures.” Other than with respect to investments in these types of joint ventures, Section 6.2(g) of our Partnership Agreement prohibits us from investing our funds in other funds that our General Partner or its affiliates sponsor or manage.

Investment Referrals

From time to time, our General Partner and its affiliates may have the opportunity to earn fees for referring prospective investments to a purchaser other than us. This could create a conflict of interest because our General Partner and/or its affiliates would receive compensation as a result of the referral even though we would not receive any benefits from the transaction.

Lack of Independent Management and Directors or Employees

Our General Partner’s and Investment Manager’s directors (other than the Chairman) who are listed and described in the section of this prospectus entitled “Management,” are also our General Partner’s principal owners and our Investment Manager’s principal stockholders (through a company they own). In their roles as our General Partner’s and Investment Manager’s directors and executive officers, they will make management decisions on our General Partner’s and Investment Manager’s behalf. Since they also are our General Partner’s and Investment Manager’s owners, their decisions regarding our management are subject to conflicts of interest, since such decisions could also benefit our General Partner, our Investment Manager, and their respective affiliates.

We will not employ our own full-time officers, managers or employees. Instead, our General Partner will supervise and control our business affairs and our Investment Manager will originate and service our investments. Our General Partner’s and Investment Manager’s officers and employees will also be spending time supervising the affairs of other equipment leasing and finance funds managed by our Investment Manager, so they will only devote the amount of time they think is necessary to conduct our business.

Participation of an Affiliate in This Offering

Our Interests will be sold on a best-efforts basis through ICON Securities Corp., the dealer-manager, which will receive underwriting fees for all Interests sold, except those Interests sold through the DRIP Plan. Because ICON Securities Corp. is affiliated with our General Partner, its review and due diligence investigation of us and the information provided in this prospectus will not provide you with the benefit of a review and due diligence examination by an independent securities firm in the capacity of a dealer-manager. ICON Securities Corp. is wholly-owned by our Investment Manager. Therefore, its relationship with us is subject to conflicts of interest, similar to our General Partner’s and Investment Manager’s relationship, since it is controlled by our Investment Manager and it can be presumed to seek to maximize the sale of our Interests.

No Arm’s-Length Negotiation of Agreements

Our General Partner, our Investment Manager and the dealer-manager are represented by the same legal counsel that represents us. Our limited partners, as a group, have not been represented by legal counsel and our legal counsel has not acted on behalf of prospective investors or conducted a review or due diligence investigation on their behalf. Therefore, none of the agreements and arrangements between our General Partner, our Investment Manager and either the dealer-manager or us was negotiated on an arm’s-length basis. The attorneys, accountants and other experts who perform services for our General Partner and our Investment Manager will also perform services for us, the dealer-manager and other businesses that our General Partner or its affiliates may sponsor and manage. However, should a dispute arise between our General Partner and/or our Investment Manager and us, our General Partner will have us retain separate legal counsel to represent us in connection with the dispute.

Tax Matters Partner

Our General Partner is our tax matters partner for purposes of dealing with the IRS on any audit or other administrative proceeding before the IRS and/or any legal proceeding. As tax matters partner, our General Partner is empowered to negotiate with the IRS and settle our tax disputes, thereby binding our limited partners to any settlement. While our General Partner will seek to take into consideration the interest of our limited partners as a whole in agreeing to any settlement of any disputed items of our income and expense, we cannot assure you that any settlement will be in the best interest of any specific limited partner given his or her specific tax situation.

MANAGEMENT RESPONSIBILITY

Conflicts

General.  We are a Delaware limited partnership formed pursuant to the Delaware Revised Uniform Limited Partnership Act. The Delaware Revised Uniform Limited Partnership Act provides that the general partner of a Delaware limited partnership owes the traditional fiduciary duties of loyalty and care to the limited partnership and its partners, but allows the limited partnership to contractually modify or eliminate these duties in the limited partnership agreement. A general partner, however, is still subject to the implied covenant of good faith and fair dealing. Accordingly, under our Partnership Agreement, our General Partner has imposed upon itself the following duties:

•	to act diligently;
•	to faithfully exercise its discretion to the best of its abilities; and
•	to use its best efforts to carry out the purposes and conduct our business in the best interests of the Partnership, subject to the limitations set forth therein.

Under the Delaware Revised Uniform Limited Partnership Act, a general partner who acts under a limited partnership agreement that imposes such duties will not be liable to the limited partnership or its limited partners when acting in good faith in reliance upon the provisions of the limited partnership agreement.

Competing Activities.  Because our General Partner and its affiliates, including any other funds that they manage (or in the future any of them may manage), will make investments in Capital Assets, our General Partner and its affiliates may be deemed to have interests that differ from our interests. In recognition of this fact, Section 6.5 of our Partnership Agreement expressly provides that neither our General Partner nor its affiliates will be obligated to present any particular investment opportunity to us and our General Partner and its affiliates have the right, subject to certain limitations, to take for its or their own accounts (without the use of our funds), or to recommend to any affiliate (including us), any particular investment opportunity. Provisions to resolve conflicts of interest that may arise between us and other funds our General Partner and its affiliates sponsor and/or manage with respect to particular investment opportunities that become available, as well as conflicts that arise between us and one or more other funds that may be seeking to realize on investments in Capital Assets at the same time, are included in Section 6.5 of our Partnership Agreement. See “Conflicts of Interest — Competition with our General Partner and its Affiliates for Investments.”

Detriment and Benefit.  If our Partnership Agreement did not explicitly permit our General Partner and its affiliates to acquire investments or to manage similar funds and thereby allocate investment opportunities among us and other funds it and its affiliates manage, a Delaware court could apply certain fiduciary obligations to our General Partner commonly applied to a general partner of a limited partnership. If a Delaware court were to so hold, our General Partner might not be permitted to serve as our general partner and our Investment Manager might not be permitted to serve as our investment manager while acting as the manager, general partner and/or investment manager of any funds that might make investments in Capital Assets at the same time. The provisions in our Partnership Agreement benefit our General Partner and its affiliates since those provisions allow it and such affiliates to act as the manager for more than one fund and to make investments in Capital Assets, which a Delaware court might not permit absent such provisions, although this is not certain. The right of our General Partner and its affiliates to manage similar funds and make investments on its and their own behalf may operate as a detriment to you because there may be opportunities that will not be made available to us. However, our General Partner believes that we should benefit from the experience that our General Partner and its affiliates have gained from acting as a manager or general partner of more than one fund. Furthermore, our Partnership Agreement attempts to resolve any conflicts arising from the management of multiple funds in a manner consistent with the expectations of the investors of all of these funds, our General Partner’s and Investment Manager’s duties and obligations and our and other funds’ investment objectives, especially including that of investment diversification.

Indemnification

We will indemnify our General Partner and its affiliates for any liability, loss, cost and expense of litigation arising out of its acts or omissions provided that:

(1)	our General Partner or its affiliate made a determination in good faith that the action or inaction was in our best interests;
(2)	our General Partner or its affiliate were acting on behalf of or performing services for us; and
(3)	the course of conduct did not constitute negligence or misconduct on our General Partner’s part or that of its affiliate.

Our General Partner and each of its affiliates will be liable, responsible and accountable, and we will not be held liable or responsible, for any liability, loss, cost or expense due to our General Partner’s or its affiliate’s negligence or misconduct to us or any limited partners, as determined by a court. We will not have to pay the cost of insurance that insures our General Partner or any affiliate for any liability for which our General Partner cannot be indemnified.

In addition, we have agreed to indemnify our dealer-manager and the selling dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own negligence or misconduct) in connection with the offer or sale of our Interests. Any successful claim for indemnification would deplete our assets by the amount paid and could reduce the amount of distributions subsequently made to you.

We are not permitted to indemnify our General Partner, any of its affiliates, including the dealer-manager, or any selling dealer for any losses, liabilities or expenses arising out of an alleged violation of federal or State securities laws unless the following have occurred:

(1)	(a) there was a successful adjudication on the merits in favor of our General Partner, its affiliates and/or the selling dealer, as applicable, on each count of alleged securities laws violation;
(b)	the claims were dismissed with prejudice on the merits by the court and the court approves such indemnification; or
(c)	the court approved a settlement of the claims and indemnification regarding the costs of claims; plus
(2)	Our General Partner has advised the court regarding the current position of the Securities and Exchange Commission and any other applicable regulatory body on the issue of indemnification for securities law violations.

Investor Remedies

There are a number of remedies available to you if you believe our General Partner has breached its fiduciary duty or our Partnership Agreement. Under the Delaware Revised Uniform Limited Partnership Act, you may sue on behalf of yourself and all other similarly situated limited partners (a class action) to recover damages or you may bring suit on behalf of us (a derivative action) to recover damages from our General Partner or from third parties where our General Partner has failed or refused to enforce an obligation. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or State securities laws in connection with the purchase or sale of our Interests, you may be able to recover the losses from a selling dealer, the dealer-manager or anyone associated with either of them. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or State securities laws in connection with the purchase or sale of our Interests, you may be able to recover the losses from a selling dealer, the dealer-manager or anyone associated with either of them.

Our General Partner will provide quarterly and annual reports of operations and must, upon demand, give you or your legal representative a copy of our Annual Report on Form 10-K and other information concerning our affairs. Further, you may inspect or copy our books and records at any time during normal business hours upon reasonable advance written notice. See “Summary of Our Partnership Agreement — Access to Our Books and Records.”

This is a developing and constantly changing area of the law and this summary, which describes in general terms the remedies available to you if our General Partner breaches its fiduciary duty, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning our General Partner’s duties or you believe that our General Partner has breached a fiduciary duty, you should consult your own counsel.

In the opinion of the Securities and Exchange Commission, indemnifying an entity for liabilities arising under the Securities Act is contrary to public policy and therefore unenforceable. If our General Partner asserts a claim against us for indemnification for such liabilities (other than for expenses incurred in a successful defense) under our Partnership Agreement or otherwise, we will submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act.

FUNDS SPONSORED BY AFFILIATES OF OUR GENERAL PARTNER

Our Investment Manager was formed in 1985 to finance and lease equipment and act as the manager or general partner for publicly offered, income-oriented equipment leasing and finance funds. In addition to acting as our Investment Manager, as of December 31, 2008, our Investment Manager sponsored and is the manager or general partner of:

•	ICON Cash Flow Partners L.P. Seven (“LP Seven”), which transferred its sole remaining asset to a liquidating trust (the “LP Seven Liquidating Trust”) in July 2007;
•	ICON Income Fund Eight A L.P. (“Fund Eight A”), which entered into its liquidation period in December 2005;
•	ICON Income Fund Eight B L.P. (“Fund Eight B”), which entered into its liquidation period in June 2007;
•	ICON Income Fund Nine, LLC (“Fund Nine”), which entered into its liquidation period in May 2008;
•	ICON Income Fund Ten, LLC (“Fund Ten”);
•	ICON Leasing Fund Eleven, LLC (“Fund Eleven”); and
•	ICON Leasing Fund Twelve, LLC (“Fund Twelve”).

Also, our Investment Manager sponsored and was the general partner of:

•	ICON Cash Flow Partners, L.P., Series A (“Series A”), which was liquidated and dissolved in 1999;
•	ICON Cash Flow Partners, L.P., Series B (“Series B”), which was liquidated and dissolved in 1999;
•	ICON Cash Flow Partners, L.P., Series C (“Series C”), which was liquidated and dissolved in 2001;
•	ICON Cash Flow Partners, L.P., Series D (“Series D”), which was liquidated and dissolved in 2005;
•	ICON Cash Flow Partners, L.P., Series E (“Series E”), which was liquidated and dissolved in 2006; and
•	ICON Cash Flow Partners L.P. Six (“LP Six”), which was liquidated and dissolved in 2006.

The foregoing equipment leasing and finance funds are referred to collectively as the equipment leasing and finance funds sponsored by our Investment Manager. All of these equipment leasing and finance funds sponsored by our Investment Manager were publicly offered equipment leasing and financing limited partnerships or limited liability companies. Affiliates of our General Partner have also engaged in the past, and our General Partner and its affiliates may in the future engage, in the business of brokering or acquiring investments in Capital Assets that do not meet the investment criteria our General Partner has established for us and for the equipment leasing and finance funds sponsored by it and/or its affiliates, such as the criteria for creditworthiness, Capital Asset types, excess transaction size or concentration by lessee/borrower, location or industry.

As of December 31, 2008, six of the thirteen other equipment leasing and finance funds that our Investment Manager sponsored have completed operations and have been liquidated. These equipment leasing and finance funds had different investment objectives than us and were primarily operated by individuals who have not been part of either our General Partner’s or Investment Manager’s current management team. A brief financial summary of the performance of those completed funds follows.

	Series A	Series B	Series C	Series D	Series E	LP Six
Amount invested	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Total distributions	1,238.74	957.60	968.45	1,253.97	1,064.32	957.31
Gain/loss on distributions	238.74	(42.40)	(31.55)	253.97	64.32	(42.69)
Year offering commenced	1987	1989	1990	1991	1992	1993
Year offering terminated	1989	1990	1991	1992	1993	1995
Year liquidation period commenced	1999	1999	2001	1997	1998	2000

As noted, three of those completed equipment leasing and finance funds did not completely return to their respective investors all of their capital and the other three completed funds returned $238.74, $253.97, and $64.32 for each $1,000 invested to its investors in excess of their original investment.

Total Gross Offering Proceeds of Equipment Leasing and Finance Funds Sponsored by our Investment Manager (as of December 31, 2008)

Fund	Number of Investors	Total Gross Offering Proceeds
Series A (dissolved in 1999)	225	$2,504,500
Series B (dissolved in 2001)	1,756	20,000,000
Series C (dissolved in 2001)	1,741	20,000,000
Series D (dissolved in 2005)	3,076	40,000,000
Series E (dissolved in 2006)	3,712	61,041,151
LP Six (dissolved in 2006)	2,276	38,385,712
LP Seven	4,655	99,999,681
Fund Eight A	2,906	74,996,504
Fund Eight B	2,832	75,000,000
Fund Nine	3,259	99,653,474
Fund Ten	4,393	149,994,502
Fund Eleven	8,636	365,198,690
Fund Twelve	6,503	273,126,130
Total:	45,970	$1,319,900,344

The equipment leasing and finance funds sponsored by our Investment Manager that are still in the reinvestment phase are all actively engaged in making investments and all other equipment leasing and finance funds sponsored by our Investment Manager are either in their liquidation period or have liquidated. As of December 31, 2008, the equipment leasing and finance funds sponsored by our Investment Manager had originated or acquired investments as follows:

Investments Originated or Acquired by Equipment Leasing and Finance Funds Sponsored by our Investment Manager as of December 31, 2008
(All Amounts in Dollars of Original Acquisition Cost)

Fund	Leased Equipment	Other Transactions	Total Investments
Series A (dissolved in 1999)	$6,226,774	$1,556,694	$7,783,468
Series B (dissolved in 2001)	40,950,305	26,850,666	67,800,971
Series C (dissolved in 2001)	45,800,967	26,853,123	72,654,090
Series D (dissolved in 2005)	55,577,669	81,733,088	137,310,757
Series E (dissolved in 2006)	80,651,864	199,000,866	279,652,730
LP Six (dissolved in 2006)	93,104,306	80,323,694	173,428,000
LP Seven	251,479,444	75,503,618	326,983,062
Fund Eight A	152,696,530	25,258,312	177,954,842
Fund Eight B	239,483,806	38,761,792	278,245,598
Fund Nine	265,889,202	55,610,824	321,500,026
Fund Ten	217,848,352	92,640,191	305,448,543
Fund Eleven	760,389,928	35,927,045	796,316,973
Fund Twelve	293,423,759	49,883,012	343,306,771

As of December 31, 2008, the equipment leasing and finance funds sponsored by our Investment Manager had leases and other transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) in the U.S. dollar amounts shown below.

Investment Portfolio of Equipment Leasing and Finance Funds Sponsored by our Investment Manager as of December 31, 2008

Fund	Leased Equipment	Other Transactions	Total Investments
Series A (dissolved in 1999)	$—	$—	$—
Series B (dissolved in 2001)	$—	$—	$—
Series C (dissolved in 2001)	$—	$—	$—
Series D (dissolved in 2005)	$—	$—	$—
Series E (dissolved in 2006)	$—	$—	$—
LP Six (dissolved in 2006)	$—	$—	$—
LP Seven	$—	$11,638,008	$11,638,008
Fund Eight A	$—	$2,266,953	$2,266,953
Fund Eight B	$87,183,828	$40,725,893	$127,909,721
Fund Nine	$204,764,272	$47,161,904	$251,926,176
Fund Ten	$163,773,870	$60,954,357	$224,728,227
Fund Eleven	$494,777,208	$27,080,610	$521,857,818
Fund Twelve	$293,423,759	$45,387,946	$338,811,705

Funds Sponsored by our Investment Manager’s Original Owners

Each of Series A, Series B, Series C, Series D, Series E, and LP Six were syndicated before 1996 by our Investment Manager under its original ownership and management. None of our Investment Manager’s current owners, officers or employees was part of our Investment Manager’s ownership or management team at the time that these equipment leasing and finance funds were syndicated. Each of Series A, Series B, Series C, Series D, Series E and LP Six had investment objectives and policies significantly different than ours. For example, the majority of the original investments made by those funds were in small ticket leases (leases of equipment with an acquisition cost of less than $5 million) of new or recently delivered equipment, whereas a significant portion of the investments that we will make are expected to be in large ticket Capital Assets (Capital Assets with an acquisition cost of $5 million or more) and portfolios of Capital Assets, which our General Partner believes will provide us with the appropriate diversification necessary to achieve our investment objectives. Additionally, Series A, Series B, Series C, Series D, Series E and LP Six attempted to compete with large commercial lending institutions that had significantly lower costs of capital in the highly competitive business of originating new leases. Finally, the amount of the gross offering proceeds raised by each of Series A, Series B, Series C, Series D, Series E and LP Six was substantially smaller than what we are likely to raise. Less offering proceeds result in smaller investment portfolios and less portfolio diversification. For example, Series A raised only $2.5 million, Series B and Series C each raised only $20 million, Series D raised only $40 million, Series E raised only $60 million and LP Six raised only $38 million. Other equipment leasing and finance funds our Investment Manager sponsored under subsequent management raised in excess of 97% of the amounts offered, which have been between $75 and $375 million.

Three of the equipment leasing and finance funds sponsored by our Investment Manager’s original owners, Series A, Series B and Series C, experienced unexpected losses in 1992. In addition, Series D, Series E and LP Six were all affected to varying degrees by the events of September 11, 2001. These funds were adversely impacted by the events of September 11th, as evidenced by their inability to overcome the resulting market conditions for some of their investments in commercial aircraft and certain marine assets that were encumbered with significant non-recourse indebtedness. For example, Series D had a $6.8 million investment in two identical de Havilland DHC-8-102 aircraft on lease to U.S. Airways, Inc. In September 2000, it sold one of the aircraft for a gain of approximately $708,000; however, following the events of September 11th, U.S. Airways filed for bankruptcy and rejected the lease on the other aircraft, which was ultimately sold for a loss of approximately $360,000. In addition, following the events of September 11th, each of Series E and LP Six wrote down its residual position in McDonnell-Douglas MD-83 aircraft on lease to Aerovias de Mexico, S.A. de C.V. by $1.5 million per aircraft and each aircraft was ultimately sold to the lender in satisfaction of the outstanding debt and accrued interest. The losses incurred by investors in those funds do not take into account the benefit of tax-deferral resulting from the fact that a significant portion of early distributions received by investors comprised a return of capital, which was not subject to tax at the time of receipt.

In each of the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each asset. In those instances, the equipment could not have been sold for an amount sufficient to satisfy the outstanding debt balance and could not be re-leased to a third-party at a lease rate high enough to make the debt service payments owed to the lender. As a consequence, the equipment was either voluntarily returned to the lender in satisfaction of the outstanding debt or repossessed by the lender and the fund received no additional proceeds from the equipment.

Each of Series E and LP Six made its final liquidating distribution in March 2006 and was dissolved in April 2006. Series E had not made a distribution to its limited partners since May 1, 2004. LP Six had not made a distribution to its limited partners since March 1, 2004.

Funds Sponsored by our Investment Manager’s Subsequent Owners

In 1996, our Investment Manager was acquired by Mr. Martin along with Messrs. Beaufort J.B. Clarke and Paul Weiss, with Mr. Martin a member of its executive management since that time through the date hereof. All members of our Investment Manager’s acquisition and remarketing departments joined those departments upon or subsequent to the ownership change. LP Seven was in syndication and had made investments utilizing the investment objectives and policies of the original ownership and management at the time of the ownership change. Fund Eight A, Fund Eight B, Fund Nine, Fund Ten, and Fund Eleven were all syndicated by our Investment Manager during the time that Messrs. Clarke, Weiss and Martin owned and controlled our Investment Manager. Each of LP Seven, Fund Eight A, Fund Eight B, Fund Nine, Fund Ten and Fund Eleven had investment objectives and policies that were in some respects significantly different than ours. Many of these equipment leasing and finance funds (i) relied on the use of significant non-recourse indebtedness with respect to certain investments to achieve their investment objectives, (ii) relied significantly on the residual value of certain of the equipment they invested in to achieve their investment objectives, (iii) placed less emphasis on investments that generate cash flow, and (iv) relied significantly on third parties for originating investments. On the other hand, our investment objectives and policies provide that we will (i) rely less on the use of significant non-recourse indebtedness to achieve our investment objectives, (ii) place less of a reliance on the residual value of Capital Assets to achieve our investment objectives, (iii) place greater emphasis on Investments that generate cash flow, and (iv) rely significantly on our Investment Manager’s originations process to originate our Investments.

In addition, like Series D, Series E, and LP Six, these funds were adversely impacted by the events of September 11th and other changes in market conditions, as evidenced by their inability to overcome the resulting market conditions for some of their investments in commercial aircraft and certain marine assets that were encumbered with significant non-recourse indebtedness that these funds were not in a position to absorb in order to wait out downturns in the markets for such assets, as well as options to acquire such assets that lost significant value after September 11th. For example:

•	LP Seven had a $2.9 million investment in two supply vessels on charter to SEACOR Smit, Inc. The vessels were returned by SEACOR in June 2003 following the end of the then-current charter terms. LP Seven was not able to agree with the lender on remarketing terms and was not in a position to satisfy the outstanding indebtedness, therefore, the vessels were repossessed by the lender in September 2003. The vessels were ultimately sold for an amount less than the outstanding debt and accrued interest. In addition, LP Seven had a $6 million investment (including recourse indebtedness) in an option to acquire three Boeing 737-300 aircraft on lease to Continental Airlines, Inc. In August 2003, with the option set to expire and the value of the aircraft still significantly impacted by the events of September 11th, LP Seven restructured the recourse indebtedness in exchange for giving up its option early and a reduction in the restructured indebtedness from any excess residual proceeds received from a sale of the aircraft. The indebtedness was paid in full in July 2006, without any reduction from any excess residual proceeds from the sale of the aircraft.
•	Fund Eight A had a $5.7 million investment in two Boeing 737-400 aircraft on lease to KLM Royal Dutch Airlines. The leases at the time of the original investment expired in one year (September 2000) and the aircraft were subsequently leased to The Boeing Company and Sky Airlines, respectively. Due to service interruptions following the invasion and resulting war in Iraq in March 2003, Sky Airlines was unable to satisfy its obligations under its lease with Fund Eight A. Fund Eight A defaulted Sky Airlines under the lease; however, as Fund Eight A was not in a position to satisfy the outstanding indebtedness on the aircraft, market conditions in the post-September 11th environment were such that the aircraft could not be successfully remarketed, the aircraft were cross-collateralized to the benefit of the same non-recourse lender and had significant non-recourse indebtedness, and the aircraft had lost significant value following the events of September 11th, the lender repossessed the aircraft in October 2003.
•	Fund Eight B had a $2.2 million investment a Boeing 767-300ER aircraft on lease to Scandinavian Airlines System (SAS). The lease with SAS expired in March 2003 and market conditions in the post-September 11th environment were such that the aircraft had lost significant value and could not be successfully remarketed at the time. Additionally, the aircraft had significant non-recourse indebtedness and Fund Eight B was not in a position to satisfy the outstanding indebtedness on the aircraft. Consequently, the lender repossessed the aircraft in July 2004 in satisfaction of the outstanding debt and accrued interest. The timing of the lease expiration and repossession was unfortunate for Fund Eight B, as the market for these Boeing aircraft rebounded over the past couple of years to return to pre-September 11th levels. In addition, Fund Eight B has a $6.3 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, as the market for those aircraft experienced adverse changes following the investment. As a result, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the recent, unprecedented rise in fuel prices during 2008 further impacted the market for the aircraft and Fund Eight B recently wrote down its residual position in the aircraft by approximately $6 million.
•	Fund Nine had an $8.4 million investment in a natural gas-fired cogeneration facility on lease to EF Kenilworth, Inc. The lease was extended in January 2004 to run through June 2009; however, as the price of natural gas reached and exceeded $5.00/MMBTU — the point at which the facility operated at break even — in 2003 and continued to rise thereafter (including peaking above $9.00/MMBTU in 2005), the lessee had increasing difficulty meeting its lease payments. Moreover, as the amount and timing of the lease payments were dependent on natural gas prices, the lease and asset became increasingly less profitable to Fund Nine over this period. Faced with the likelihood of having to put the lessee in default under the lease and remarketing the asset in significantly adverse market conditions, Fund Nine sold the asset to the lessee’s natural gas provider for $4.8 million in April 2006, which resulted in a $2 million loss on its investment. In addition, Fund Nine has a $6.5 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, as the market for those aircraft experienced adverse changes following the investment. As a result, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the recent, unprecedented rise in fuel prices during 2008 further impacted the market for the aircraft and Fund Nine recently wrote down its residual position in the aircraft by approximately $6 million.

As discussed above, the performance of these investment losses was attributable to the adverse market conditions following the events of September 11th, other adverse market conditions (such as the cost of natural gas), the incurrence of significant non-recourse indebtedness without the ability to restructure or repay such indebtedness and/or an increasingly competitive domestic marketplace for equipment leasing and financing transactions and will ultimately impact the returns of these funds even if all of the other investments and reinvestments that were made perform in line with our Investment Manager’s expectations and some of these funds, such as LP Seven and Fund Eight B, will likely not return all capital to their respective investors. While these events and circumstances, in large part, were out of the control of the previous ownership and management of our Investment Manager, the current ownership and management of our Investment Manager have established investment objectives and policies that are designed to significantly mitigate these types of risks. Nevertheless, many similar types of investments that were made by these funds under previous ownership and management did meet or exceed expectations, including Fund Eight A’s $887,000 investment in an oil rig on lease to Rowan Companies, Inc. that yielded $29.8 million in proceeds; Fund Eight B’s $2 million investment in a flight simulator on lease to BAE Systems Holdings, Inc. that yielded $8 million in proceeds; Fund Nine’s $9.6 million investment in three car carrying vessels on bareboat charter to Wilhelmsen Lines Shipowning AS that has yielded $22 million in proceeds to date; and Fund Ten’s $9.2 million investment in a containership vessel on bareboat charter to ZIM Integrated Shipping Services, Inc. that yielded $16.9 million in proceeds. Notwithstanding the foregoing, no assurance can be made that we or any other equipment leasing and finance fund sponsored by our Investment Manager and its affiliates will ultimately be successful in meeting their investment objectives.

Recent Potentially Adverse Business Developments or Conditions

In general, the global credit markets have deteriorated significantly over the past year. As a result, our Investment Manager has evaluated the impact of the condition of the credit markets on our ability to obtain debt financing in the future should it be desirable and does not expect that there will be any material impact on our ability to obtain debt financing in the future if it is desirable. As discussed above, we expect to rely less on the use of significant non-recourse indebtedness to achieve our investment objectives than our previous management and, therefore, our Investment Manager believes we can meet our investment objectives even if we are unable to obtain debt financing on satisfactory terms.

Recent statistical data on the domestic leasing market indicates that domestic equipment leasing volume has generally deteriorated over the past year. A significant portion of the statistical data regarding the equipment leasing market’s performance, however, is provided by the leasing divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions generally provide financing to companies seeking to lease small ticket and micro ticket equipment, use credit scoring methodologies to underwrite a lessee’s creditworthiness, and rely heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. Our investment objectives and strategy, on the other hand, focus on financing middle- to large-ticket, business-essential equipment and other capital assets, we will typically underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and we are not reliant on receiving outside financing through the issuance of commercial paper or from lines of credit to finance new business or meet our investment objectives. Accordingly, the performance of the overall equipment leasing market is not directly correlated to our performance and our Investment Manager does not expect that there will be any material adverse impact on the demand for equipment (and the related residuals) that we will in the future acquire or invest in.

Moreover, in light of the tightening of the credit markets, our Investment Manager has reviewed and expects to continue to review more potential financing opportunities than it has in its history.

The U.S. economy is currently in a recession and the rate of payment defaults by borrowers generally has risen significantly. Nevertheless, since the onset of the recession in December 2007, none of the other equipment leasing and financing funds managed by our Investment Manager have experienced any material defaults in payment to them that would materially impact their liquidity, cash flows or profitability. As disclosed in the recent public filings of some of the other equipment leasing and financing funds managed by our Investment Manager, on September 5, 2008, those affiliated funds entered into a Forbearance Agreement with MW Universal, Inc. (“MWU”), LC Manufacturing, LLC, MW Crow, Inc. and seven other subsidiaries of MWU to cure certain non-payment related defaults under its lease covenants. The terms of the Forbearance Agreement include, among other things, the pledge of additional collateral and the grant of a warrant for the purchase of 180 shares of the capital stock of MWU. In addition, some of the other equipment leasing and financing funds managed by our Investment Manager have agreed to restructure, and are in the process of restructuring, the payment obligations of (i) MWU and two of its subsidiaries, including LC Manufacturing, LLC, and (ii) Premier Telecom Contracts Limited (a Fund Ten investment), in each case in a manner that permits such counterparties to have additional flexibility during these tough economic times, while at the same time attempting to preserve those affiliates’ projected economic return on such investments. Although our Investment Manager expects that our affiliates’ lessees, borrowers and other financial counterparties will be able to satisfy their obligations to our affiliates, our Investment Manager will continue to review and evaluate the impact of the recession on us, as well as on our affiliates and our affiliates’ lessees, borrowers and other financial counterparties and take such action as it deems necessary to mitigate any adverse developments.

The information presented in this section and the tables included as Exhibit B to this prospectus represents historical results of equipment leasing and finance funds sponsored by our Investment Manager. If you purchase our Interests, you will not have any ownership interest in any other businesses sponsored or owned by our Investment Manager or its affiliates as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in equipment leasing and finance funds sponsored by our Investment Manager and its affiliates.

Liquidation Track Record of Other Equipment Leasing and Finance Funds Sponsored by our Investment Manager

As of the date hereof, of the 13 prior equipment leasing and finance funds sponsored by our Investment Manager (the “Prior Funds”), six have been liquidated and dissolved (Series A, Series B, Series C, Series D, Series E and LP Six) and one Prior Fund has transferred all of its assets to a liquidating trust for the benefit of the limited partners, now the beneficial owners (LP Seven). As of the date hereof, out of the remaining six Prior Funds, three are currently in the Prior Fund’s liquidation period (Fund Eight A, Fund Eight B and Fund Nine), and three are in the Prior Fund’s operating period (Fund Ten, Fund Eleven and Fund Twelve).

At the time each Prior Fund was offered, disclosures contained in the respective prospectus included an anticipated timeframe for an offering period, an operating/reinvestment period and a disposition/liquidation period. Each Prior Fund’s anticipated timeframe and actual timeframe is set forth below:

•	Series A began its proposed two-year offering period in January 1987, which lasted through February 1989. Its reinvestment period, originally anticipated to be six years (ending in February 1995), was extended, with the approval of the limited partners, for a period up to 10 years (ending in February 1999), after which a liquidation period of up to three-years was to begin. Series A was liquidated in October 1999. As discussed above, Series A was syndicated under prior ownership and management.
•	Series B began its proposed 18-month offering period in July 1989, which lasted through November 1990. Its reinvestment period, originally anticipated to be five years, was extended, with the approval of the limited partners, for a maximum of an additional four years to November 1999, after which a liquidation period of up to two-years began. Its liquidation period began in November 1999. Series B was liquidated 22 months later in September 2001. As discussed above, Series B was syndicated under prior ownership and management.
•	Series C began its proposed 18-month offering period in December 1990, which lasted through June 1991. Its reinvestment period, originally anticipated to be five years, was extended, with the approval of the limited partners, for a maximum of an additional four and one-half years to December 2000, after which a liquidation period of up to 30-months began. Series C was liquidated nine months later in September 2001. As discussed above, Series C was syndicated under prior ownership and management.
•	Series D began its proposed 18-month offering period in August 1991, which lasted through June 1992. Its five-year reinvestment period ended in June 1997, after which an anticipated five-year disposition period began. Series D was liquidated in November 2005. As discussed above, Series D was syndicated under prior ownership and management.
•	Series E began its proposed two-year offering period in June 1992, which lasted through July 1993. Its five-year reinvestment period ended in July 1998, after which an anticipated five-year liquidation period began. Series E was liquidated in April 2006. As discussed above, Series E was syndicated under prior ownership and management.
•	LP Six began its two-year offering period in November 1993, which lasted through November 1995. Its five-year reinvestment period ended in November 2000, after which an anticipated three-year liquidation period began. LP Six was liquidated in March 2006. As discussed above, LP Six was syndicated under prior ownership and management.
•	LP Seven began its offering period, originally expected to last two years, in November 1995, which offering period was extended for up to an additional year and ended in September 1998. Its anticipated five-year reinvestment period lasted until November 2002, after which an anticipated three-year liquidation period began. In May 2007, LP Seven transferred its sole remaining asset, an interest in an entity that owned and leased a mobile offshore drilling rig that is currently the subject of litigation commenced by the lessee in November 2005 relating to its value following an event of loss, to the LP Seven Liquidating Trust. LP Seven Liquidating Trust is currently awaiting the final outcome of the litigation. The limited partners of LP Seven are now the beneficial owners of LP Seven Liquidating Trust.
•	Fund Eight A began its anticipated two-year offering period in September 1998, which lasted through May 2000. Its five-year operating period ended in December 2005, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) began. Fund Eight A’s liquidation period is continuing.
•	Fund Eight B began its anticipated two-year offering period in May 2000, which lasted through October 2001. Its five year operating period was anticipated to end in October 2006, but was extended through June 2007, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) began. Fund Eight B’s liquidation period is continuing.
•	Fund Nine began its proposed two-year offering period in November 2001, which lasted through April 2003. Its five-year operating period ended in April 2008. Fund Nine’s liquidation period began in May 2008, which is anticipated to last for three years, but could be extended for up to an additional three years.
•	Fund Ten began its proposed two-year offering period in June 2003, which lasted through April 2005. Its operating period is expected to last five years from the end of its offering period, but Fund Ten’s Manager has the ability to extend it for up to an additional three years, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) would begin. Fund Ten is currently in its operating period.
•	Fund Eleven began its two-year offering period in April 2005, which lasted through April 2007. Its operating period is expected to last five years from the end of its offering period, but Fund Eleven’s Manager has the ability to extend it for up to an additional three years, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) would begin. Fund Eleven is currently in its operating period.
•	Fund Twelve began its two-year offering period in May 2007, which is expected to last through April 2009. Its operating period is expected to last five years from the end of its offering period, but Fund Twelve’s Manager has the ability to extend it for up to an additional three years, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) would begin. Fund Twelve is currently in its offering period.

RELATIONSHIPS WITH SOME OF OUR GENERAL PARTNER’S AFFILIATES

The following diagram shows our relationship to our General Partner and its affiliates.

Messrs. Reisner and Gatto would be considered our General Partner’s “promoters.” As an officer and director of our General Partner and our Investment Manager, each of Messrs. Reisner and Gatto would indirectly receive a portion of the compensation received by our General Partner and our Investment Manager as set forth under “Compensation of our General Partner, its Affiliates and Certain Non-Affiliates.” Messrs. Reisner and Gatto are each directors of ICON Securities Corp. and as such would indirectly receive a portion of the compensation received by ICON Securities Corp. as set forth under “Compensation of our General Partner, its Affiliates and Certain Non-Affiliates.”

Our General Partner’s Affiliates

ICON Securities Corp., the dealer-manager, is a Delaware corporation and a wholly-owned subsidiary of our Investment Manager. Its predecessor was formed in 1982 to manage the equity sales for funds sponsored by its affiliates. It is registered with the Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. is the dealer-manager of this offering.

MANAGEMENT

Our General Partner

Our General Partner was formed as a Delaware limited liability company in August 2008 to act as our general partner. Its principal office is located at 100 Fifth Avenue, Fourth Floor, New York, New York 10011, and its telephone number is (212) 418-4700. The sole member of our General Partner is ICON Capital Corp., our Investment Manager. The officers and directors of our General Partner as of the date of this prospectus as are follows:

Name	Age	Title
Michael A. Reisner	37	Co-Chief Executive Officer, Co-President, and Director
Mark Gatto	35	Co-Chief Executive Officer, Co-President, and Director
Joel S. Kress	36	Executive Vice President — Business and Legal Affairs and Secretary
Anthony J. Branca	39	Senior Vice President and Chief Financial Officer
Craig A. Jackson	49	Senior Vice President — Remarketing and Asset Management

Biographical information regarding the officers and directors of our General Partner follows the table setting forth information regarding our Investment Manager’s current executive officers.

Our Investment Manager

Our Investment Manager was formed in 1985. Its principal office is located at 100 Fifth Avenue, Fourth Floor, New York, New York 10011, and its telephone number is (212) 418-4700. The following table provides information regarding our Investment Manager’s executive officers as of the date of this prospectus.

Name	Age	Title
Thomas W. Martin	54	Chairman and Director
Michael A. Reisner	37	Co-Chief Executive Officer, Co-President, and Director
Mark Gatto	35	Co-Chief Executive Officer, Co-President, and Director
Joel S. Kress	36	Executive Vice President — Business and Legal Affairs
Anthony J. Branca	39	Senior Vice President and Chief Financial Officer
H. Daniel Kramer	56	Senior Vice President and Chief Marketing Officer
David J. Verlizzo	35	Senior Vice President — Business and Legal Affairs
Craig A. Jackson	49	Senior Vice President — Remarketing and Asset Management
Harry Giovani	33	Senior Vice President — Risk

Thomas W. Martin, Chairman, has been a Director since August 1996 and Chairman since May 2007. Prior to joining our Investment Manager, Mr. Martin was the Executive Vice President, Chief Financial Officer, and a co-founder of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to that, Mr. Martin was Senior Vice President of Gemini Financial Holdings, Inc. from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire. Mr. Martin has been in the equipment leasing and finance business since 1983.

Michael A. Reisner, Co-Chief Executive Officer, Co-President, and Director, joined our Investment Manager in 2001. Mr. Reisner was formerly Chief Financial Officer from January 2007 through April 2008. Mr. Reisner was also formerly Executive Vice President — Acquisitions from February 2006 through January 2007. Mr. Reisner was Senior Vice President and General Counsel from January 2004 through January 2006. Mr. Reisner was Vice President and Associate General Counsel from March 2001 until December 2003. Previously, from 1996 to 2001, Mr. Reisner was an attorney with Brodsky Altman & McMahon, LLP in New York, concentrating on commercial transactions. Mr. Reisner received a J.D. from New York Law School and a B.A. from the University of Vermont.

Mark Gatto, Co-Chief Executive Officer, Co-President, and Director, originally joined our Investment Manager in 1999 and was previously Executive Vice President and Chief Acquisitions Officer from May 2007 to January 2008. Mr. Gatto was formerly Executive Vice President — Business Development from

February 2006 to May 2007 and Associate General Counsel from November 1999 through October 2000. Before serving as Associate General Counsel, Mr. Gatto was an attorney with Cella & Goldstein in New Jersey, concentrating on commercial transactions and general litigation matters. From November 2000 to June 2003, Mr. Gatto was Director of Player Licensing for the Topps Company and, in July 2003, he co-founded a specialty business consulting firm in New York City and served as its managing partner before re-joining our Investment Manager in April 2005. Mr. Gatto received an M.B.A from the W. Paul Stillman School of Business at Seton Hall University, a J.D. from Seton Hall University School of Law, and a B.S. from Montclair State University.

Joel S. Kress, Executive Vice President — Business and Legal Affairs, started his tenure with our Investment Manager in August 2005 as Vice President and Associate General Counsel. In February 2006, he was promoted to Senior Vice President and General Counsel, and in May 2007, he was promoted to his current position. Previously, from 2001 to 2005, Mr. Kress was an attorney with Fried, Frank, Harris, Shriver & Jacobson LLP in New York and London, England, concentrating on mergers and acquisitions, corporate finance and financing transactions (including debt and equity issuances) and private equity investments. Mr. Kress received a J.D. from Boston University School of Law and a B.A. from Connecticut College.

Anthony J. Branca has been Chief Financial Officer since May 2008. Mr. Branca was formerly Senior Vice President — Accounting and Finance from January 2007 through April 2008. Mr. Branca was Director of Corporate Reporting & Analysis for The Nielsen Company (formerly VNU) from March 2004 until January 2007, was International Controller from May 2002 to March 2004 and held various other management positions with The Nielsen Company from July 1997 to May 2002. Previously, from 1995 through 1997, Mr. Branca was employed as a senior accountant at Fortune Brands and started his career as an auditor with KPMG Peat Marwick in 1991. Mr. Branca received a B.B.A. from Pace University.

H. Daniel Kramer, Senior Vice President and Chief Marketing Officer, joined our Investment Manager in 2008. Mr. Kramer has more than 30 years of equipment leasing and structured finance experience. Most recently, from 2006 to 2008, Mr. Kramer was part of CIT Commercial Finance, Equipment Finance Division offering equipment leasing and financing solutions to complement public and private companies’ capital structure. Prior to that role, from 2003 to 2006, Mr. Kramer was Senior Vice President, National Sales Manager with GMAC Commercial Equipment Finance leading a direct sales organizational team, from 2001 to 2003, Senior Vice President and National Sales Manager for ORIX Commercial Structured Equipment Finance division, and President of Kramer, Clark & Company for 12 years, providing financial consulting services to private and public companies, including structuring and syndicating private placements, equipment leasing and recapitalizations. Mr. Kramer received a B.S. from Glassboro State College.

David J. Verlizzo has been Senior Vice President — Business and Legal Affairs since July 2007. Mr. Verlizzo was formerly Vice President and Deputy General Counsel from February 2006 to July 2007 and was Assistant Vice President and Associate General Counsel from May 2005 until January 2006. Previously, from 2001 to 2005, Mr. Verlizzo was an attorney with Cohen Tauber Spievack & Wagner LLP in New York, concentrating on public and private securities offerings, securities law compliance and corporate and commercial transactions. Mr. Verlizzo received a J.D. from Hofstra University School of Law and a B.S. from The University of Scranton.

Craig A. Jackson has been Senior Vice President — Remarketing and Asset Management since March 2008. Mr. Jackson was previously Vice President — Remarketing and Portfolio Management from February 2006 through March 2008. Previously, from October 2001 to 2006, Mr. Jackson was President and founder of Remarketing Services, Inc., a transportation equipment remarketing company. Prior to 2001, Mr. Jackson served as Vice President of Remarketing and Vice President of Operations for Chancellor Fleet Corporation (an equipment leasing company). Mr. Jackson received a B.A. from Wilkes University.

Harry Giovani, Senior Vice President — Risk, joined our Investment Manager in April 2008. Most recently, from 2007 to 2008, Mr. Giovani was Vice President for FirstLight Financial Corporation, responsible for underwriting and syndicating middle market leveraged loan transactions. Previously, from 2004 to 2007, he worked at GE Commercial Finance, initially as an Assistant Vice President in the Intermediary Group, where he was responsible for executing middle market transactions in a number of industries including manufacturing, steel, paper, pharmaceutical, technology, chemicals and automotive, and later as a Vice

President in the Industrial Project Finance Group where he originated highly structured project finance transactions. Mr. Giovani started his career in 1997 at Citigroup’s Citicorp Securities and CitiCapital divisions, where he spent six years in a variety of roles of increasing responsibility including underwriting, origination and strategic marketing/business development. Mr. Giovani graduated from Cornell University in 1996 with a B.S. in Finance.

Committees

Disclosure Committee.  Our Investment Manager has established a disclosure committee to ensure that all disclosures and forward-looking statements made by us to our investors and/or the investment community are accurate and complete, fairly present our financial condition and results of operations in all material respects, and are made on a timely basis, as required by applicable laws regulations. The disclosure committee is currently comprised of Messrs. Reisner, Kress, Branca and Verlizzo.

Investment Committee.  Our Investment Manager has established an investment committee that has set, and may from time to time revise, standards and procedures for the review and approval of potential investments and for allocating potential investments and portfolio acquisitions among the equipment leasing and finance funds sponsored and/or managed by our Investment Manager and its affiliates. The investment committee is responsible for supervising and approving all individual investments and portfolio acquisitions. The investment committee will consist of at least two persons whom our Investment Manager designates. Our Investment Manager expects that all such persons will be its officers or those of its affiliates. The investment committee will make decisions by majority vote. As of the date of this prospectus, the members of the investment committee are Messrs. Martin, Reisner, Gatto, Kress and Jackson.

INVESTMENT OBJECTIVES

General

Investment Objectives.  We will make various types of investments in Capital Assets, including, but not limited to, Capital Assets that are already subject to lease, purchasing Capital Assets and leasing such assets to domestic and global businesses, acquiring ownership rights to items of leased Capital Assets at lease expiration, making and acquiring loans secured by Capital Assets, and other investments in Capital Assets with lessees, borrowers and other counterparties that our General Partner determines are creditworthy. These counterparties will generally be located in North America, Europe and other developed markets, including those in Asia, South America and elsewhere. We have four investment objectives:

(1)	Invest in Capital Assets: to make favorable investments in Capital Assets.
(2)	Make Cash Distributions: to make monthly cash distributions, beginning the month after the first investor is admitted as a limited partner.
(3)	Diversify to Reduce Risk: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment leases, secured loans, and other financing transactions. We believe that a diverse portfolio comprised of various types of investments, a range of maturity dates and creditworthy lessees, borrowers and other counterparties makes it less likely that changes in any one market sector or a counterparty’s default or bankruptcy will significantly impact us.
(4)	Provide a Favorable Total Return: to achieve “payout,” which is the time when the aggregate amount of cash distributions we pay to our investors equals the sum of the limited partners’ aggregate capital contributions, plus an 8.0% cumulative annual return on their aggregate unreturned capital contributions, compounded daily.

We expect initially to make investments equal to the sum of the following:

•	83.18% of the gross offering proceeds if the maximum number of our Interests is sold in the offering; plus
•	borrowed funds, which are expected to be approximately 55% of the purchase price of our investment portfolio, but we are not limited on the amount we can borrow to make investments; plus
•	excess cash flow not held in reserve or distributed to investors.

Investment Strategy.  Our General Partner will seek to make investments in Capital Assets that it believes will provide you with a satisfactory rate of return on your investment from (a) current cash flow generated by the payment of rent in the case of leases and principal and/or interest in the case of secured loans, (b) deferred cash flow from the realization of the value of the Capital Assets or interests therein at the maturity of the investment or the exercise of the option or (c) a combination of both.

With respect to (a) above, we will seek to make investments in Capital Assets subject to lease and in secured loans with lessees and borrowers, respectively, that we believe to be creditworthy based on such lessees’ and borrowers’ financial position, business, industry, and the underlying value of the Capital Assets. In our opinion, this increases the probability that all of the scheduled rental or loan payments, as applicable, will be paid when due. In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under the lease are expected to be, in the aggregate, sufficient to provide a return of and a return on the purchase price of the leased Capital Assets. In the case of secured loans, the principal and interest payments due under the loan are expected to provide a return of and a return on the amount we lend to borrowers.

With respect to (b) above, we will seek to make investments in Capital Assets subject to operating leases and leveraged leases, interests or options to purchase interests in the residual value of Capital Assets, and other investments in Capital Assets that we expect will generate enough net proceeds from either the sale or re-lease of such Capital Assets, as applicable, to provide a satisfactory rate of return. In the case of these types of investments, we will seek to make investments in Capital Assets that decline in value at a slow rate due to the long economic life of such assets. In the case of operating leases (leases where there is limited cash flow during the primary term of the lease and the value of the Capital Assets at the end of the term was the primary reason for making the investment), most, if not all, of the return of and return on that investment will generally be realized upon the sale or re-lease of the Capital Assets. In the case of leveraged leases (leases where a substantial portion of the cash flow and potentially a portion of the residual value has been pledged to a lender on a non-recourse basis and the value will be realized upon the sale or re-lease of the Capital Assets), the rental income received in cash will be less than the purchase price of the Capital Assets because we will structure these transactions to utilize some or all of the lease rental payments to reduce the amount of non-recourse indebtedness used to acquire such assets. In our experience, the residual value may provide a return of and a return on the purchase price of the equipment even if all rental payments received during the initial term were paid to a lender.

In some cases with respect to the above investments we may acquire equity interests, as well as warrants or other rights to acquire equity interests in the borrower or lessee that may increase our expected return on our investment.

There can be no assurance as to the exact percentage of our investment portfolio that will consist of any type of investment. We believe the optimal mix depends upon the specific Capital Assets identified for investment and the payment and document terms and, in the case of leases and options to acquire or acquire interests in Capital Assets, forecasted residual values. The mix of investment types may vary significantly as investments reach maturity and reinvestment occurs and the mix we believe optimal at later dates may be materially different than what we consider optimal today.

None of our limited partners will have the right to vote on the establishment or implementation of our investment objectives and policies, all of which are the responsibility of our General Partner. Our General Partner’s authority to carry out these investment policies and endeavor to meet these investment objectives is contained in Sections 3.1 through 3.3 of our Partnership Agreement. Any substantive changes to those provisions of our Partnership Agreement can only be made with the approval of a majority of our Interests.

Leases

In a typical lease, we will own and lease Capital Assets and the lessee will make periodic payments to us, usually of a predetermined (and usually level) dollar amount, payable for a fixed length of time. The most important characteristic that distinguishes a lease from a loan or other financing arrangement involving Capital Assets is that when the lessee’s right to use the Capital Assets ends (upon the expiration of a lease), a significant part of the Capital Assets’ economic life remains. The potential value that may be realized upon the expiration of the initial lease term is commonly referred to as the residual value of the Capital Assets. Your ultimate return, if any, on an investment in our Interests may partly depend upon the residual value of the Capital Assets that we acquire.

Many of our investments will be the outright purchase of Capital Assets that are already subject to lease. In other cases, we will either acquire Capital Assets from a lessee and lease them back to the lessee or acquire Capital Assets from one or more vendors and lease such Capital Assets to a lessee. Under any of these scenarios, we will purchase Capital Assets either directly or through special purpose entities we will own. We may, in some cases, jointly purchase Capital Assets with other businesses that our General Partner or its affiliates manage or with unaffiliated third parties. In such cases, we may also co-own a special purpose entity with other parties.

Secured Loans

We may also finance the purchase of Capital Assets by end users by providing and/or investing in secured loans. A secured loan allows the end user to purchase the Capital Assets and pay the purchase price over a period of time. The Capital Assets and, if we determine prudent or necessary, other assets such as the borrower’s accounts receivable and/or corporate and personal guarantees, will serve as collateral for the repayment of the loan. Our investments in secured loans may be made to the same types of customers and cover the same types of Capital Assets as our leases. We will also attempt to structure our secured loans so that, in an economic sense, there is no difference to us between a secured loan and a finance lease. For example, all customers who receive secured loans from us must meet the same underwriting criteria as the customers that lease Capital Assets from us. Before making any secured loan, we will review the Capital Assets that the end user proposes to purchase to ensure that we agree with the end user that the Capital Assets have a fair market value equal to or greater than the proposed principal amount of the secured loan requested from us by the end user to acquire those Capital Assets and/or, if our General Partner, in its discretion, deems it advisable, we may require the end user to provide us additional collateral for the loan such as a guarantee, a pledge of the end user’s receivables, etc.

Portfolio Acquisitions

We may purchase portfolios of Capital Assets subject to leases and/or loans. In evaluating a portfolio acquisition, we expect to follow one or more of the procedures below:

•	with regard to leases, review for completeness and accuracy the lease documentation of (a) the largest of the leases in the portfolio and/or (b) a substantial random sampling of smaller leases (particularly in the event that there is not a concentration of large transactions);
•	with regard to loans, review the underlying loan documents including security and pledge documentation;
•	review and verify lessee and borrower payment histories where necessary and practicable;
•	evaluate the underlying Capital Assets or other collateral and verify their values (either directly or by an independent appraiser with respect to some or all of the leases and/or loans);
•	take commercially reasonable steps to evaluate the creditworthiness of a representative number of non-investment-grade lessees, borrowers and/or other counterparties; and
•	perform Uniform Commercial Code lien searches against selected potential lessees, borrowers and/or other counterparties as well as against the current owner of the portfolio.

In connection with the acquisition of any portfolio, we may require that such acquisition be full or partially recourse to the current holder of the portfolio in the event that any underlying lessee, borrower or other counterparty defaults.

Options and Other Interests in Capital Assets

We may purchase options to acquire Capital Assets, usually for a fixed price at a future date. We will acquire options, with the intent of exercising them, if we believe the residual value of the Capital Assets is significantly greater than the price of the option plus the agreed price of the Capital Assets at which the option can be exercised. We may also purchase direct and indirect interests in Capital Assets, including ownership rights to Capital Assets after lease expiration or make future commitments to lease, purchase or purchase options in, Capital Assets. Indirect interests in Capital Assets may include residual interests, which include the right to the proceeds from lease payments and Capital Assets sales after all of the debt associated with the Capital Assets has been paid.

Other Investments

We may also, from time to time, invest in other types of property, tangible and intangible, including related real property, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships, affiliated funds, joint ventures or other entities. However, we may make such investments only in furtherance of our investment objectives, in accordance with our investment policies, and in relation to the investment in Capital Assets and other transactions as described in this prospectus and as governed by our Partnership Agreement.

Transaction Documentation

The terms and provisions of each lease, secured loan or other investment that we acquire or enter into will vary depending upon a number of factors that existed at the time the investment commenced, including the type and intended use of the Capital Assets, the business, operations and financial condition of the lessee or borrower, any regulatory considerations and the tax consequences and accounting treatment of the transaction.

We anticipate that each investment we enter into will hold the lessee, borrower or other counterparty, as applicable, responsible for:

(1)	paying rent or principal and/or interest without deduction or offset of any kind;
(2)	bearing the risk of loss and maintaining both casualty and liability insurance on the Capital Assets;
(3)	paying sales, use or similar taxes associated with the investment;
(4)	indemnifying us against any liability resulting from any act or omission of the lessee, borrower or other counterparty or any of their agents and guarantors;
(5)	maintaining the Capital Assets in good working order and condition during the term of the investment; and
(6)	prohibiting the assignment or sublease of the Capital Assets without our prior written consent.

Our investments will usually have terms ranging from 2 to 7 years. We also anticipate that most leases and secured loans will not be cancelable during their initial terms, although some may provide the lessee or borrower with a termination right (in the case of leases) or prepayment right (in the case of secured loans) in exchange for an agreed upon payment to us. We may agree to allow cancellation of an investment that does not have a cancellation right if it appears to be in our best interest; provided, that the lessee or borrower pays compensation to us or a more attractive alternative exists that will enable us to achieve our investment objectives. With regard to leases, at the end of each lease term, the lessee may have the option to buy the Capital Assets or renew the lease, either at set prices or at prices tied to the then-current fair market value.

Investments Denominated in Foreign Currencies

We have the ability to make investments in which the rental or principal and/or interest payments are denominated in a currency other than U.S. dollars. In these cases, we may enter into a contract to protect us from fluctuations in the currency exchange rates. If an investment is denominated in a major currency that has historically had a stable exchange relationship with the U.S. dollar, hedging may be unnecessary or not cost effective to protect the value of the payments we receive. To hedge the risk related to payments made in a foreign currency, we would enter into a hedge contract so that we would receive a fixed number of U.S. dollars for the rent or principal and/or interest and any other fixed, periodic payments due in connection with the transaction even if the exchange rate between the U.S. dollar and the currency of the investment changes during its term. We expect to enter into hedge contracts only if the hedge contracts would be on terms and conditions favorable to our limited partners. See “Risk Factors — We could incur losses as a result of foreign currency fluctuations.”

Transaction Approval Procedures

Our Investment Manager has established an investment committee that has set, and may from time to time revise, standards and procedures for the review and approval of potential investments and for allocating potential investments and portfolio acquisitions among the equipment leasing and financing funds sponsored and/or managed by our Investment Manager and its affiliates. The investment committee is responsible for supervising and approving all individual investments and portfolio acquisitions. The investment committee will consist of at least two persons whom our Investment Manager designates. Our Investment Manager expects that all such persons will be its officers or those of its affiliates. The investment committee will make decisions by majority vote. As of the date of this prospectus, the members of the investment committee are Messrs. Martin, Reisner, Gatto, Kress and Jackson.

The investment committee will make investment decisions using the investment policies described in this prospectus and the factors set forth under “Conflicts of Interest.” All potential investments will be evaluated on the basis of:

•	the extent to which the transaction appears to satisfy our investment objectives;
•	the creditworthiness of the prospective lessee, borrower or other counterparty and the character of its business, and, to the extent deemed prudent for customers whose senior debt is not rated investment grade by an independent rating agency, the availability of credit enhancements to secure the transaction in the event the potential defaults; and
•	the type of Capital Asset to be purchased and its condition, location and expected residual value.

Creditworthiness Considerations

We maintain credit review procedures that govern our credit review of potential lessees, borrowers and other counterparties. Our typical minimum procedures are set forth below, but may be revised by our General Partner’s investment committee as it deems necessary or appropriate for a particular transaction:

•	for lessees, borrowers and other counterparties that have senior debt rated investment grade by an independent rating agency, such as, Moody’s, Standard & Poor’s, Dun & Bradstreet and Fitch, an intensive and comprehensive analysis of a potential lessee’s, borrower’s or other counterparty’s current and past years’ financial statements and any and all additional information on the lessee’s, borrower’s or other counterparty’s business that may help determine the ability of the same to meet its obligations; and
•	for lessees, borrowers and other counterparties that do not have senior debt rated investment grade by an independent rating agency and whom we believe warrant additional investigation beyond the review noted above, review and verification of the potential lessee’s, borrower’s or other counterparty’s credit and payment history, bank accounts, trade references and credit reports from credit agencies such as Moody’s, Standard & Poor’s, Dun & Bradstreet and Fitch, etc.

Investment Considerations

“Used” Capital Assets.  Some of the Capital Assets in which we invest will be used Capital Assets that have already been delivered to the current lessee, borrower or other counterparty prior to our investment in such Capital Assets. Used Capital Asset transactions that are already subject to lease or secured loans can be advantageous to us because we may have the opportunity to analyze payment histories and compliance with other lease or loan provisions, the condition of the Capital Assets, and how such Capital Assets are used and maintained prior to investment. In general, and particularly with regard to investments in which we expect to receive most of the value upon the sale or release of the Capital Assets, we will not make substantial investments without obtaining such information and reports, and inspecting and surveying the Capital Assets and the service, maintenance and repair records thereof necessary to determine the probable economic life, reliability and productivity thereof, as well as the competitive position, suitability and desirability of investing in such Capital Assets when compared with other investment opportunities available to us.

Types of Capital Assets.  Other equipment leasing and finance funds that our General Partner’s affiliates have managed have invested in various types of Capital Assets. We expect that we will invest in Capital Assets similar to those, which include, but are not limited to:

•	transportation equipment such as marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may be characterized as vessels), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy-duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis and aircraft (including airframes, engines, avionics, parts and ground handling equipment);
•	machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods;
•	materials handling equipment, such as forklifts and more specialized equipment for moving materials in warehouse or shipping areas;
•	furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment and patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture);
•	office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines;
•	any real property or leasehold or other interests in real property that are incidental to any Capital Assets or other investments; and
•	other Capital Assets that we believe may be an attractive investment to meet our investment objectives, including future technology equipment, custom-made or specialized equipment similar to those types of equipment described above, data gathering equipment and upgrades and retrofits to existing Capital Assets.

As of September 15, 2008, the following graph shows the types of Capital Assets purchased by other equipment leasing and finance funds that our General Partner’s affiliates have managed since the date that the previous ownership team took over, based on the cash portion of the purchase price.

Economic Useful Lives of Capital Assets.  We will generally seek to invest in leased Capital Assets that, on expiration of the lease, have at least one-third of the economic useful life of the Capital Assets remaining, based upon the assets’ age or utilization history. To maximize our disposal options and investment returns at the end of our leases, we will seek to avoid investing in Capital Assets that may become technologically obsolete unless we have reason to believe those investments will contribute to our overall investment objectives.

Equipment Registration and Regulation.  Before we invest in transportation equipment, we will evaluate the impact and costs of maintaining any required registration thereof with appropriate governmental agencies and complying with requirements such agencies place on the operation and condition of the equipment. Aircraft and marine vessels are subject to registration and other requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Most foreign countries have similar regulatory requirements. Failing to register these types of Capital Assets, or losing the registration, could result in substantial penalties, forced liquidation of the Capital Assets and/or the inability to own, operate and/or lease the Capital Assets. Governmental agencies sometimes require changes or improvements to Capital Assets and we may have to spend our own funds in order to comply make the changes if the lessee, borrower or other counterparty is not required to do so under the transaction documents. Making changes may cause the Capital Assets to be removed from service for a period of time. Additionally, federal law restricts the extent to which aircraft and marine vessels that are registered in the United States may be owned or controlled by people who are not U.S. citizens. As a consequence of these rules, we may transfer title of certain aircraft and vessels to a trust of which we are the sole beneficiary, a limited liability company or limited partnership beneficially owned by us or a limited liability company or limited partnership of which we are a member.

Interim Financing

We may also participate with affiliated equipment leasing and finance funds in a recourse debt facility to provide temporary financing. Our General Partner or any of its affiliates may acquire Capital Assets for us on an interim basis, generally not to exceed six months, so long as the acquisition is in our best interest and the Capital Assets are purchased by us for a price no greater than our General Partner’s or its affiliate’s cost for the Capital Assets. Neither our General Partner nor its affiliates may benefit from the acquisition, except for allowable compensation to our General Partner as described in “Compensation of our General Partner, its Affiliates and Certain Non-Affiliates.” When our General Partner or one of its affiliates purchases Capital Assets on our behalf on an interim basis with its own funds in order to facilitate our ultimate purchase, our General Partner or such affiliates, as the case may be, will be entitled to receive interest on the funds advanced on our behalf at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. However, we will not pay a higher rate of interest than that which our General Partner or such affiliate is paying if our General Partner or such affiliate either assumes an existing loan or borrows money to acquire the Capital Assets. Our General Partner will pay interest on such funds until we buy the Capital Assets, which interest will begin to accrue on the date our General Partner or such affiliate buys the same. Any rental or principal and/or interest payments received or accrued by our General Partner or such affiliate prior to our purchase of the Capital Assets will either reduce our purchase price of the Capital Assets or will be assigned to us upon our purchase of the same. If a secured loan is assumed in connection with such an acquisition, the loan must have the same interest terms at the time we acquire the Capital Asset as it had when our General Partner or such affiliate first acquired the Capital Asset.

Portfolio Review and Remarketing

Our General Partner intends to evaluate our investments at least annually, and more frequently if circumstances require, to determine whether each Capital Asset should remain in the portfolio or should be sold, and if such a sale would achieve our investment objectives given then-existing market conditions. Our General Partner will make that decision based upon our operating results, general economic conditions, tax considerations, the nature and condition of items of Capital Assets, the financial condition of the parties obligated to make payments under leases, loans and other financing transactions, alternate investment opportunities then available to us and other factors that our General Partner deems appropriate to the evaluation.

Prior to or upon the expiration of any lease where the subject Capital Assets have remaining useful life, our General Partner will try to:

(1)	extend or renew the lease with the existing lessee, or
(2)	lease the Capital Assets to a new lessee or sell the Capital Assets to the existing lessee or to a third party.

Disposing of or redeploying equipment upon lease expiration is known in the equipment leasing and financing industry as remarketing.

Investment Management Agreement

After we receive our minimum offering proceeds and commence operations, we will enter into an Investment Management Agreement with our Investment Manager. Under this agreement, in order to facilitate our acquisition and servicing of and realization on our investments, our Investment Manager will:

•	originate investments on our behalf;
•	temporarily make investments on our behalf;
•	service our investments on our behalf, including, but not limited to, the following services:
•	credit analysis and underwriting;
•	receivables management;
•	portfolio management;
•	accounting and financial and tax reporting;
•	remarketing; and
•	marketing our services.

The compensation of our Investment Manager for providing these services is set forth in the “Compensation of our General Partner, its Affiliates and Certain Non-Affiliates” section of this prospectus. The form of Investment Management Agreement is included as an exhibit to the registration statement of which this prospectus is a part. We may also use independent third-parties to originate and/or service a portion of our investments at competitive rates.

MARKET AND INDUSTRY DATA

Market and industry data used throughout this prospectus are based on our estimates or, where indicated, our research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources, but have no reason to believe such information is not reliable or accurate as of the date of this prospectus. In particular, we made our determinations about equipment leasing and financing companies and the equipment leasing and financing industry from Global Insight, Inc., the Equipment Leasing and Finance Foundation, and Euromoney Institutional Investor PLC.

INDUSTRY OVERVIEW

The Equipment Leasing and Finance Industry

In the second half of the twentieth century, financing became one of the most popular methods by which domestic and many global businesses satisfied their capital equipment needs. We believe that domestic and, as global finance markets continue to develop, global equipment leasing and finance volume is correlated to overall business investments in equipment. According to the 2007 – 2008 U.S. Equipment Finance Market Study, which was prepared by Global Insight, Inc., a global forecasting company, and the Equipment Leasing and Finance Foundation, a non-profit foundation dedicated to providing research regarding the equipment leasing and finance industry, total domestic business investment in equipment and software has increased annually from approximately $868 billion in 2002 to approximately $1,088 billion in 2006, with total investments of approximately $1,106 billion estimated for 2007. Similarly, during the same period, total domestic equipment leasing and financing volume increased from approximately $483 billion in 2002 to approximately $598 billion in 2006, with financing volume of approximately $625 billion estimated for 2007. In 2008, domestic business investment in equipment and software is forecasted to reach an estimated $1,159 billion with a corresponding increase in equipment leasing and finance volume to an estimated $657 billion.

As illustrated above, approximately 53% to 57% of all domestic business investment in equipment and software was financed. Global Insight estimates that approximately 56.5% of such investment during 2007 was financed, up from approximately 55% during 2006. In particular, Global Insight estimates that lease financing represented approximately 17% and term loans represented approximately 9.5% of equipment and software financing in 2007, while line of credit financing represented approximately 30% of equipment and software financing in 2007, of which more than 50% was interim financing.

According to the World Leasing Yearbook 2009, which was published by Euromoney Institutional Investor PLC, global equipment leasing volume has increased annually from approximately $462 billion in 2002 to approximately $760 billion in 2007. The most significant source of that increase was due to increased volume in Europe, Asia, and South America. For example, during the same period, total equipment leasing volume in Europe increased from approximately $162 billion in 2002 to approximately $367 billion in 2007, total equipment leasing volume in Asia increased from approximately $71 billion in 2002 to approximately $119 billion in 2007, and total equipment leasing volume in South America increased from approximately $3 billion in 2002 to approximately $41 billion in 2007. We believe that global business investment in equipment, and global equipment financing volume, has increased as well during the same period.

The volume of equipment financing typically reflects general economic conditions. As the economy slows or builds momentum, the demand for productive equipment generally slows or builds and equipment financing volume generally decreases or increases. The economy in the United States experienced a downturn from 2001 through 2003, resulting in a decrease in equipment leasing and financing volume during that period. Since then, the economy in the United States, including business investment in equipment and equipment leasing financing volume, recovered as noted above.

In general, the global credit markets have deteriorated significantly over the past year. The U.S. economy entered into a recession in December 2007 and the global credit markets continue to experience dislocation and tightening. Recent statistical data on the domestic leasing market provided by the Equipment Leasing and Finance Association, a trade association representing financial services companies and manufacturers in the U.S. equipment finance sector and an affiliate of the Equipment Leasing and Finance Foundation, indicates that domestic equipment leasing volume has generally deteriorated over the past year.

A significant portion of the statistical data regarding the equipment leasing market’s performance, however, is provided by the leasing divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions (i) generally provide financing to companies seeking to lease small ticket and micro ticket equipment, (ii) use credit scoring methodologies to underwrite a lessee’s creditworthiness, and (iii) rely heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. Our investment objectives and strategy, on the other hand, (i) focus on financing middle- to large-ticket, business-essential equipment and other capital assets, (ii) we will generally underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., our underwriting includes both creditworthiness and asset due diligence and considerations and our structuring often includes guarantees, equity pledges, warrants, liens on related assets, etc.), and (iii) we are not reliant on receiving outside financing through the issuance of commercial paper or from lines of credit to finance new business or meet our investment objectives. Accordingly, the performance of the overall equipment leasing market is not directly correlated to our performance and our Investment Manager does not expect that there will be any material adverse impact on the demand for equipment (and the related residuals) that we will in the future acquire or invest in. Moreover, in light of the tightening of the credit markets, our Investment Manager has reviewed and expects to continue to review more potential financing opportunities than it has in its history.

Why Businesses Finance

We believe that domestic and global companies will continue to finance productive equipment and, as discussed above, so long as there is sufficient financing liquidity from sources such as us, equipment leasing and financing volume will continue to increase over time because equipment leasing and financing allows companies to:

(1)	Conserve Cash. Equipment leasing and financing permits companies to finance up to 100% of the purchase price of equipment, thereby enabling companies to conserve cash for other purposes, such as reserves or research and development, while still having the use of business essential equipment.
(2)	Deduct Some or All Financing Payments for Tax Purposes as a Business Expense. When a company borrows money to finance equipment purchases, the interest portion of the loan is typically tax deductible. Moreover, when a company leases equipment, the entire lease payment is typically tax deductible.
(3)	Maximize Flexibility. Equipment leasing and financing can allow companies to upgrade equipment more easily and quickly than owning, enabling companies to stay on the cutting edge of technology. In addition, companies retain operating flexibility in equipment leasing and financing, which is valuable if the long-term usefulness of the particular equipment to companies is unknown.

Competition in the Equipment Leasing and Finance Industry

The commercial leasing and financing industry is highly competitive and is characterized by competitive factors that vary based upon product and geographic region. Our competitors are varied and include other equipment leasing and finance funds, hedge funds, captive and independent finance companies, commercial and industrial banks, manufacturers and vendors. Competition from both traditional competitors and new market entrants has intensified in recent years due to growing marketplace liquidity and increasing recognition of the attractiveness of the commercial leasing and finance industry.

Other equipment finance companies and equipment manufacturers or their affiliated financing companies may be in a position to offer equipment to prospective customers on financial terms that are more favorable than those that we can offer. There are numerous other potential entities, including entities organized and managed similarly to us, seeking to make investments in Capital Assets. Many of these potential competitors are larger and have greater financial resources than us.

We compete primarily on the basis of pricing, terms and structure, particularly on structuring flexible, responsive, and customized financing solutions for our customers. Our investments are often made directly rather than through competition in the open market. This approach limits the competition for our typical investment, which may enhance returns. We believe our investment model may represent the best way for individual investors to participate in investing in Capital Assets. Nevertheless, to the extent that our competitors compete aggressively on any combination of the foregoing factors, we could fail to achieve our investment objectives.

CASH DISTRIBUTIONS

While our objective is to make monthly cash distributions to our limited partners as described below, we cannot make any prediction as to what level of distributions or return on investment, if any, will be achieved. In addition, no specific amount of distributions is guaranteed and investors bear a significant risk of loss on an investment in our Interests.

Monthly Cash Distributions

Section 8.1(a) of our Partnership Agreement provides that, subject to our General Partner’s sole discretion, each limited partner is entitled to receive monthly cash distributions and that our General Partner will receive distributions as monthly distributions are made to our limited partners. Monthly distributions may be a return of capital rather than a return on capital. See “Risk Factors — Risks Related to This Offering — All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of our performance.” These monthly distributions will be made at the initial distribution rate, as determined by our General Partner, beginning with the month after the limited partner’s admission and ending with the termination of the operating period, to the extent that cash on hand is available for this purpose. The operating period is our period of active investment and reinvestment, which we anticipate will end five years after the final closing date of the offering, but which our General Partner may extend for up to an additional 36 months in its sole discretion.

During the operating period, our General Partner intends for us to reinvest substantially all of our undistributed cash not held in reserve, as well as proceeds of financings not needed to pay current obligations, in additional equipment. A ratable portion (that is, one-twelfth) of the annual distribution amount will be payable monthly. Those limited partners who invest prior to the applicable minimum offering amount being achieved and whose funds are held in escrow will, upon admission as limited partners, receive a one-time distribution in an amount equal to the initial distribution rate pro-rated for each day their funds were held in escrow, but without interest, to the extent cash on hand permits.

Cash on hand will be distributed to limited partners in an amount that we believe can be prudently distributed without adversely affecting our operations, including meeting all of our investment objectives. In determining how much cash to distribute, our General Partner will consider the following: (a) our expenses, the timing and amounts of which are expected to be largely non-discretionary and (b) monies that our General Partner determines are necessary to set aside as reserves or reinvest in additional investments. Thus, our General Partner’s decisions to establish additional reserves might affect our ability to make monthly cash distributions. Furthermore, our ability to make cash distributions to our limited partners may be subject to restrictions imposed upon us in loan or other types of agreements.

Cash distributions are generally made in proportion to the number of Interests a limited partner owns, without taking into account differences in the length of time such limited partners have held their Interests, and are non-cumulative, meaning that if there is insufficient cash available to make a distribution at the initial distribution rate or the current distribution rate, as determined by our General Partner, in a given month, the shortfall will not necessarily be made up in any subsequent monthly distribution.

Distributions to be made to limited partners pursuant to our Partnership Agreement are intended to be in an amount sufficient to permit the limited partners to pay any federal and state income taxes payable with respect to sales of equipment by us. For this purpose, we assume that all limited partners are subject to income taxation at a 35% rate on taxable profits from such sales. There can be no assurance that cash will be available in an amount sufficient for that purpose.

We anticipate that the monthly cash distributions, provided funds are available, will be made approximately five days after the end of each month, commencing in the first full month following the initial closing date, which is the date the minimum offering is achieved. Since monthly cash distributions are subject to the availability of funds, there can be no assurance that any anticipated monthly distributions will be made.

First Cash Distributions to Limited Partners

If, in any month during the offering period and operating period, the current annual distribution rate is less than the initial distribution rate, our Investment Manager will defer 50% of its Management Fees. Such deferral will be without interest and will continue until such time as aggregate distributions to our limited partners are equal to the aggregate distributions that would have been received had the initial distribution rate continued, as modified, to the calculation date.

The ratio of cash distributions to limited partners to cash distributions to our General Partner is different before and after payout. See “Compensation of our General Partner, its Affiliates and Certain Non-Affiliates — Operating Stage.” Payout is the time when cash distributions have been made in an amount equal to the sum of the limited partners’ capital contributions, plus an 8.0% cumulative annual return on their unreturned capital contributions, compounded daily. These determinations will not be made on a limited partner-by-limited partner basis, but will be made by aggregating contributions from our limited partners and distributions to our limited partners as a whole. Prior to payout, distributions of cash flow will be made 99% to our limited partners and 1% to our General Partner. After payout, distributions of cash flow will be made 90% to our limited partners and 10% to our General Partner.

Reinvesting Distributions in Additional Interests During our Offering Period Pursuant to our DRIP Plan

You may, subject to State suitability requirements, elect to have all of the cash distributions you receive during our offering period invested in additional Interests pursuant to our DRIP Plan. See “Distribution Reinvestment Plan.”

Cash Distributions During the Liquidation Period

After the operating period, we will sell our investments in the ordinary course of business during a timeframe called the liquidation period. These sales will occur as soon as our General Partner deems it prudent, which may or may not be before the maturity of our investments. At our option, Capital Assets returned from expired leases may be leased to third parties rather than sold if, in our General Partner’s judgment, the re-lease of the Capital Assets is in the best economic interest of our limited partners. Because there can be no assurance that Capital Assets coming off lease can be sold in a timely fashion during the liquidation period, or that sales proceeds will be adequate to allow a distribution to be made in a given month, you should expect the amount and frequency of distributions during the liquidation period to be unpredictable. Distributions made during the liquidation period will, among other things, depend upon:

•	the amount of cash on hand at the end of the operating period;
•	the cash from sales of our investments;
•	the amount of cash flow, if any, that we derive from the ownership of our remaining investments during the liquidation period; and
•	repayment of debt obligations, if any.

If our General Partner believes it would benefit our limited partners to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so, and that would have an impact on the amount and timing of distributions made during the liquidation period. In addition, our Investment Manager will not receive any Acquisition Fees on investments made during the liquidation period. Upon our liquidation, cash received from our investments will be distributed in accordance with the positive balances in our limited partners’ capital accounts.

Limited partners investing at different times during the offering period may experience different rates of return on their investments, both at the time if and when payout is achieved and upon our liquidation. This will depend on, among other things, whether the initial distribution is less than, equal to, or greater than 8% (the priority return used to determine when payout is achieved) and whether monthly distributions at that rate are always made; and similar differences could exist at the time of our liquidation.

FEDERAL INCOME TAX CONSEQUENCES

This section discusses the material federal income tax consequences for an individual investor who is a U.S. citizen or resident. This summary is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all aspects that might be relevant to you, as a particular prospective investor, in light of your personal circumstances. The tax consequences of investing in our Interests will not be the same for all investors. A careful analysis of your particular tax situation is required to evaluate this investment properly. Therefore, we urge you to consult your own tax advisor.

Tax treatment for other investors — such as trusts, corporations, tax-exempt organizations and employee benefit plans, and foreign investors — are likely to differ significantly from the principal tax consequences outlined in this section. See “— Tax Treatment of Certain Trusts and Estates,” “— Taxation of Tax-Exempt Organizations” and “— Corporate Investors.” State and local tax consequences may differ from the federal income tax consequences described below. See “— State and Local Taxation.”

Opinion of Counsel

Arent Fox LLP has acted as our counsel in this offering. Arent Fox LLP’s opinion is that, under current tax laws and regulations, we will be classified for federal income tax purposes as a partnership and not as a corporation. We will not request a ruling from the IRS on this matter. Our counsel’s opinion on this issue is based partially on our representations that: (1) our business will be conducted as described in this prospectus and (2) we will not elect to be classified as an association taxable as a corporation. In addition, to the extent the summaries of tax consequences herein contain statements or conclusions of law, counsel is of the opinion that these statements or conclusions more likely than not are correct under the present Internal Revenue Code (the “Code”), applicable current and proposed IRS regulations, current published administrative positions of the IRS and judicial decisions.

Counsel’s opinion is based upon the facts described in this prospectus and upon additional facts that we provided to counsel about our operations. Any alteration of our activities from the description we gave to counsel may render the opinion unreliable. Furthermore, the opinion of counsel is based upon existing law, which is subject to change either prospectively or retroactively.

You should note that the tax opinion represents only our counsel’s best legal judgment and has no binding effect or official status of any kind, on the IRS or otherwise; and neither we nor our counsel has requested a ruling from the IRS on any of the tax matters discussed in this prospectus. The IRS may not accept the conclusions set forth in our counsel’s opinion.

Our counsel will not prepare or review our income tax information returns, which will be prepared by or on behalf of our General Partner and our independent registered public accounting firm. Our General Partner will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized and many similar matters. Such matters are usually handled by taxpayers, often with the advice of independent accountants, and are usually not reviewed with counsel.

With regard to the tax consequences to you of an investment in our Interests, your use of our counsel’s tax opinion letter is subject to the limitations of the Code and proposed Treasury Regulations set forth below:

With respect to any material federal tax issue on which our counsel has issued a “more likely than not” or more favorable opinion, its opinion may not be sufficient for you to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Code.

Because we have entered into a compensation arrangement with our counsel to provide certain legal services to us, including its tax opinion letter, our counsel’s tax opinion letter was not written and cannot be used by you for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Code.

The limitations set forth above on your use of our counsel’s tax opinion letter apply only for federal tax purposes. They do not apply to your right to rely on our counsel’s tax opinion letter and the discussion in the “Federal Income Tax Consequences” section of this prospectus under the federal securities laws.

Taxation of Limited Partnerships in General

Multi-owner business organizations generally are treated either as corporations or partnerships for tax purposes. For income tax purposes, unincorporated entities that are not subject to a specific classification provision and that do not elect to be taxed as corporations are treated as partnerships and, thus, pass through entities. Pass through entities are generally tax reporting entities, not taxpaying entities. This means that the individual partners, and not the limited partnership, pay tax on the limited partnership’s income and deduct the limited partnership’s losses. As a limited partner, you will report your share of our income, deductions, capital gains and losses on your federal income tax return. You will also pay taxes on your share of any taxable income or gains earned by us.

One tax advantage of being taxed as a partnership is that the federal government taxes our earnings only once. The limited partnership files an informational return with the IRS, but has no federal income tax liability. Because it pays no federal income taxes, the limited partnership has more cash to distribute to its investors. By contrast, the federal government effectively taxes a corporation’s earnings twice. The corporation itself must pay taxes on its taxable income, reducing the amount available to distribute in dividends to its shareholders and the shareholders are then required to pay income taxes on the dividends they receive. Another tax advantage of partnerships is that, subject to the limitations discussed in this section, investors often can deduct their share of any losses the limited partnership incurs, whereas a corporation does not pass through deductible losses to its investors. Subject to the exceptions set forth below regarding split holding periods (see “— Participation in our DRIP Plan”), partners are also deemed to own a single partnership interest, regardless of the number of Interests acquired and when acquired.

We believe that your most substantial tax risk from this investment would be for the IRS to treat us as a corporation for tax purposes, by classifying us as a “publicly traded partnership,” under Code Section 7704(b). Were that to happen, we would have to pay tax on our income, reducing the amount of cash available for distribution to you; and you would not be able to deduct your share of any of our losses. Such a classification would adversely affect your after-tax return, especially if the classification were to occur retroactively. Furthermore, a change in our tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See “— Publicly Traded Partnerships.”

Your ability to deduct our losses is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because our operations predominantly will constitute passive activities to an individual investor, you can only use our losses to offset passive income in calculating your tax liability. For example, passive losses may not be used to offset portfolio income, including interest income from our lending activities. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation.”

Leasing activities will generate a significant portion of our income. We expect that, for federal income tax purposes, our operating and leveraged leases will be treated as true leases and we will be considered the owner and lessor of the Capital Asset. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of your cost recovery or depreciation deductions. See “— Tax Treatment of Leases.”

We also plan to generate income by loaning money to acquirers of Capital Assets. We expect that, for federal income tax purposes, the IRS will treat us as being in the trade or business of making loans due to the manner in which we conduct our lending activities. However, the IRS could challenge that treatment, which, if successful, would change the character of that income and any write-offs that we otherwise make. Finally, we may generate our remaining income through the buying and selling of financial instruments. This type of activity is governed by many specific tax rules. See “— Tax Treatment of Lending Activities.”

Publicly Traded Partnerships

The Code classifies some partnerships as publicly traded partnerships for tax purposes, referred to as “PTPs.” If we are classified as a PTP, we would be taxed as a corporation, the treatment of which we described above. A PTP is a partnership in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. The

Code contains an exception, however, from being taxed as a corporation if the PTP derives 90% or more of its gross income from sources such as interest and dividends, rents from real property and gains from the sale of real property. Because of our leasing activities, we do not expect to qualify for this exception.

The legislative history of Code Section 7704 provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets. A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests. The substantial equivalent of a secondary market will be deemed to exist if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers and subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) if the holders of interests in the partnership have a readily available, regular and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests; or (iv) buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests. The legislative history of Section 7704 also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular and ongoing opportunities to dispose of their interests.

We do not intend to list our Interests on any market. Our Interests also will not be readily tradable on a secondary market, nor do we expect them to be in the future. Therefore, we will be a PTP only if our Interests become readily tradable on the substantial equivalent of a secondary market. Our Interests do not become readily tradable merely because we provide information to our partners regarding other partners’ desires to buy or sell Interests to each other, or occasionally arrange transfers between partners. Moreover, our interests do not become readily tradable if we create a qualified matching program, because transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following conditions:

(1)	it consists of a system that lists customers’ bid and ask quotes in order to match sellers and buyers;
(2)	deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;
(3)	sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;
(4)	the closing of the sale does not occur until at least 45 days after information about the offering is made available;
(5)	the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;
(6)	the seller’s information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and
(7)	the percentage of interests in the capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in partnership capital or profits.

In the opinion of our counsel, the IRS should not treat us as a PTP. This opinion is based in part on our representation to counsel that our Interests will not be listed on any securities exchange and that, in accordance with Section 10.2 of our Partnership Agreement, our General Partner will refuse to recognize or give effect to any assignment of our Interests for any purpose (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly our distributions or to acquire an interest in our capital or profits) if such assignment occurred on an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and the Treasury Regulations and published notices promulgated thereunder, or to permit, recognize or give effect to any assignment of Interests that would result in the transfer of more than 2% of our Interests in any year other than those that our General Partner determines in good faith fall within certain safe harbor provisions under Treasury Regulation Section 1.7704-1. See “Transfer of Our Interests/Withdrawal — Restrictions on the Transfer of Our Interests and Withdrawal.” This is pursuant to a “safe harbor” under Treasury Regulation Section 1.7704-1 that provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the partnership’s taxable year and do not fall within other “safe harbor” provisions does not exceed 2% of the total interests in partnership capital or profits. In determining whether we satisfy the 2% safe harbor, redemptions of our Interests pursuant to Sections 10.5 and 10.6 of our Partnership Agreement will be counted.

While we will use our best efforts to limit the type and number of transfers of Interests to those that will allow us to remain within the 2% safe harbor, we do not warrant that we will satisfy this safe harbor during each of our taxable years. It is conceivable that transfers of Interests could occur that would cause us to fall outside the safe harbor. In this regard, Treasury Regulation Section 1.7704-1(c)(3) states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for Interests. No assurances can be offered, however, that, if the amount and type of trading in our Interests were to fall outside the safe harbor, the IRS would not assert publicly traded partnership status with respect to us.

If we are classified as a PTP, we would be treated for federal income tax purposes as a corporation unless, as noted above, 90% or more of our income were to come from certain “qualified sources.” A significant portion of our business will be the leasing of personal (but not real) property, and income from this source is not “qualified.” Thus, if we were a PTP, we would be taxed as a corporation. The major consequences of corporate tax treatment would be that, in addition to being taxed when distributed to you, our income would be subject to corporate income tax and our losses would not be passed through our partners. If we are taxed as a corporation, and particularly if the PTP classification is made retroactively, corporate taxation would have a substantial adverse effect on your after-tax return on your investment. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for our limited partners if our debt exceeded the tax basis of our assets at the time of the change in tax status — even though limited partners likely would not receive cash distributions from us to cover such tax liabilities. See “— Classification as a Partnership” and “— Sale or Other Disposition of Interests.” In addition, our distributions would be classified as portfolio income (dividends) rather than passive activity income and thus would not be eligible to be offset by passive activity losses attributable to us or other activities giving rise to passive activity losses. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation.”

Taxation of Current Distributions

As long as we are classified as a partnership under federal tax law, we will not be subject to federal income tax. Rather, you will be required to report on your federal income tax return, and pay taxes with respect to, your share of our annual income, gains, losses, deductions and credits. You must pay tax on your distributive share of our income regardless of the amount of distributions you receive. See “— Our Income Versus Our Distributions.” Our tax returns will be prepared using the accrual method of accounting. Under the accrual method, we will recognize as income items such as rentals and interest as and when earned by us, even if the proceeds are not received until a subsequent tax year.

We will furnish you with all information about us necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. We will also file an annual information return with the IRS and will report our finances on an accrual basis using a December 31 fiscal year. Our income and loss for the taxable year will be allocated among our partners to take into account the varying interests of our partners during the year using any method permissible under Code Section 706 that our General Partner may select. If any partners hold their Interests for less than the entire year, they will be allocated income and loss using such method as selected by our General Partner that reflects such part-year ownership as is permissible under Code Section 706. For purposes of allocating income or loss among our partners, we will treat our operations as occurring ratably over each fiscal year — in other words, we will assume that income and loss are spread evenly over the fiscal year. Thus, if some limited partners are admitted after others, those limited partners admitted later may receive a smaller portion of each item of our net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to us for their interests as the limited partners who were admitted previously. In addition, where a limited partner transfers Interests during a taxable year, a limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution. Moreover, depreciation or other cost recovery with respect to Capital Assets may create a deferral of tax liability during your ownership of our Interests. Larger cost recovery deductions in the early years may reduce or eliminate our taxable income in the initial years of our operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less of our income, while an increasing portion of our revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions.

With the exception noted below, you will not be required to pay income tax on cash distributions that exceed your share of our taxable income; however, the excess will reduce your tax basis for your Interests. Your tax basis will also increase or decrease annually based on your allocable share of our income or loss for the year. Any cash distributions you receive that exceed your tax basis (after adjustment for your allocated share of our income or loss) will be taxable to you, generally as capital gains, provided the Interests are held by you as capital assets. Any reduction in your share of non-recourse liabilities, such as might arise as a result of a reduction of your percentage interest in us upon issuance of additional Interests to new or existing partners, will be treated as a distribution of cash to you. A portion of any distribution in excess of your tax basis, however, will be recharacterized as ordinary income in the same percentage that ordinary income would be realized upon a sale by us of all our assets, for example, because of depreciation recapture. In addition, to the extent that a distribution would cause the amount you are considered to have “at risk” with respect to Capital Assets placed in service in a given year to become negative, you will have to include such amount in your gross income up to the amount of losses previously taken with respect to such Capital Assets. Further, a non-pro rata distribution of money or property, such as might arise as a result of a reduction of your share of our liabilities upon the admission of additional partners, may result in ordinary income to you, regardless of your tax basis in your Interests, if the distribution reduces your share of our “unrealized receivables,” including depreciation recapture, or substantially appreciated “inventory items.” These terms are defined in Section 751 of the Code, and are known as “Section 751 assets.” To that extent, you will be treated as having been distributed your proportionate share of our Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to you. This last deemed exchange generally will result in your realization of ordinary income under Section 751(b) of the Code. That ordinary income will equal the excess of (i) the non-pro rata portion of that distribution over (ii) your tax basis for your share of Section 751 assets deemed relinquished in the exchange. Similarly, upon our redemption of your Interests, it is possible that you could recognize both ordinary income and a capital loss.

Participation in Our DRIP Plan

Although the tax treatment of an individual’s participation in corporate dividend reinvestment plans is well-established, the treatment of participation in our DRIP Plan is less clear due to our expected classification as a partnership. See “— Classification as a Partnership” and “— Taxation of Limited Partnerships in General.” If the general principles applicable to corporate dividend reinvestment plans were to apply to us, limited partners participating in our DRIP Plan would be treated as having received the applicable distribution and immediately contributing such amount to us in exchange for additional Interests. We intend to maintain our records consistent with such an approach in that we will show a distribution to the limited partners participating in our DRIP Plan and an associated purchase by them of Interests from us.

If the IRS were to treat participation in our DRIP Plan in a similar fashion, a limited partner who participates in our DRIP Plan will be treated as receiving all cash distributions reinvested in Interests registered in his name pursuant to our DRIP Plan. Such distributions would be treated for tax purposes like other cash distributions. See “— Taxation of Current Distributions.” The acquisition of Interests under the DRIP Plan would be treated similarly to the limited partner’s original Interest purchase. One big difference, however, is that, generally speaking, the Treasury Regulations provide that when a partner makes an additional cash contribution to a partnership, the holding period of that partner’s partnership interest becomes a “split” holding period, with the portion of the interest attributable to the additional contribution (determined by the ratio of the amount of the additional cash contribution to the fair market value of the partnership interest after the contribution) treated as having a holding period that begins the day following the date of the additional contribution and the balance of the partnership interest retaining the holding period that it had prior to the contribution. A special rule under the Treasury Regulations also provides, however, that in determining the holding period of a partnership interest upon a sale of the interest, cash distributions received during the one-year period prior to the sale may be applied to reduce the cash contributions made during that period, on a last-in-first-out basis. Application of this special rule may, in many instances, prevent a limited partner from having a short-term holding period with respect to a portion of his interest in us at the time of a sale of all or part of such interest if the only Interests acquired by the limited partner during the one year period preceding such sale were acquired through our DRIP Plan or through the cash acquisition of additional Interests from us. For the tax treatment of any gain on such a sale, see “— Sale or Other Disposition of Interests.”

While, as noted above, the Treasury Regulations generally provide that an interest in a partnership is a single interest, with the result that a partner’s interest in us can (subject to the special rule mentioned in the preceding paragraph) have a “split” holding period upon the acquisition of additional Interests, there is an exception to this rule that permits a partner in a publicly-traded partnership to treat separately-identifiable units therein that were acquired at different times to have different holding periods. We do not expect that exception will apply to a partner’s interest in us because we do not expect to be a publicly-traded partnership. See “— Publicly Traded Partnerships.”

If the IRS does not treat our DRIP Plan in a fashion similar to corporate plans, it is possible that limited partners who participate in our DRIP Plan might be considered to have exercised an option, received a deemed property distribution, or caused the dilution of the interests in us of those limited partners who did not participate in our DRIP Plan, such dilution being effected by the issuance of such additional Interests to the limited partners who participate in our DRIP Plan. This could result in a taxable event for both the DRIP Plan participants and the non-participants.

If a limited partner elects to participate in our DRIP Plan, the deemed distribution and corresponding investment will not, in and of themselves, have any net effect on the basis of such limited partner’s interest in us. This is the case even though such limited partner’s basis would be reduced by the amount of the distribution, because such limited partner’s basis would be increased by an equal amount as a result of the corresponding reinvestment. Such limited partner’s share of our non-recourse liabilities — which are also included in such limited partner’s basis — could increase relative to those limited partners who do not participate in our DRIP Plan, however, because such limited partner’s relative ownership interest in us would be deemed to have increased.

For further information regarding the tax consequences of participation in our DRIP Plan, you should consult your own tax advisor.

Our Income Versus Our Distributions

The taxable income we report to you each year will not equal the cash distributions that you receive during that year. The difference between reported income and cash distributions arises primarily from five facts: first, depreciation and other cost recovery deductions reduce our taxable income, but not our cash available for distribution. Second, our revenues or gain on sale that we reinvest or use to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See “— Cost Recovery.” Third, we will determine our income using the accrual method of accounting, which includes rental income as it accrues, even if not yet received. Fourth, our financial assets may be subject to specific tax rules governing the timing of any inclusions of income and loss irrespective of any cash generated by our Capital Assets. Fifth, certain rules, such as the “at-risk” rules and the tax-exempt leasing rules, may prevent losses attributable to some of our investments in Capital Assets from being used to offset income attributable to our other investments in Capital Assets, with the result that our taxable income (and your share thereof) may be greater than our overall income (and your share thereof). Moreover, allowable “at-risk” losses may not offset our income from our lending activities under the passive loss rules. Sixth, we may need to disproportionately allocate our income on a per Interest basis to equalize the limited partners’ capital accounts (as adjusted by certain items) on a per Interest basis. Therefore, the cash distributions that we make to you may be greater or less than your share of our taxable income in any given year.

Allocations of Profits and Losses

Your share of any item of our income, gain, loss, deduction or credit is determined by our Partnership Agreement. As a general rule, when we are reinvesting proceeds in Capital Assets (the first five to eight years after we are closed to new investors), we will allocate 99% of our profits among our limited partners (including our General Partner to the extent it owns Interests), and 1% to our General Partner. This allocation will continue until the excess of the cumulative profits allocated to our limited partners, in the aggregate, over the cumulative losses allocated to our limited partners, in the aggregate (not taking into account certain items that are specially allocated, such as non-recourse deductions and minimum gain chargebacks) would, if distributed currently to the extent not previously distributed, provide our limited partners in the aggregate with an 8% cumulative annual return, compounded daily. Thereafter, during the operating period, our profits will be allocated 90% among our limited partners (including our General Partner to the extent it owns Interests) and 10% to our General Partner. Then, during the liquidation period, while we sell our investments, profits will initially be allocated between our General Partner and the limited partners so that our General Partner is allocated the greater of 1% thereof or such amount as is necessary to provide our General Partner with cumulative profits allocated pursuant to this provision, equal to, when added to the profits allocated 1% to our General Partner during the operating period, the cash that has been distributed 1% to it, and the balance to our limited partners until they have been allocated an amount equal to the 8% cumulative annual return, compounded daily, threshold described in the second preceding sentence. Thereafter, profits will be allocated 10% to our General Partner and 90% to our limited partners. Starting with our first fiscal year, profits allocated to our limited partners will be allocated among them in the first instance so as to cause their capital accounts, as determined on a per Interest basis and adjusted to reflect such items as their share of minimum gain, to be equal and thereafter in proportion to their Interests. Accordingly, during early periods, allocations of taxable income, gain, loss, deduction and credit may differ greatly from Interest to Interest and from the amount of cash distributed.

As a general rule, 1% of our losses will be allocated to our General Partner and 99% will be allocated among our partners. However, losses will be allocated 10% to our General Partner and 90% to our limited partners to reverse profits that were allocated in such 10%/90% ratio, described above. Starting with our first fiscal year, losses allocated to our partners will be allocated among them in the first instance so as to cause their capital accounts, determined on a per Interest basis and adjusted to reflect such items as their shares of minimum gain, to be equal and thereafter in proportion to their Interests. Non-recourse deductions (deductions generally attributable to our debt financed property) will be allocated 1% to our General Partner and 99% among our partners (including our General Partner to the extent it owns Interests).

The IRS respects a partnership’s allocation of income, gain, loss, deductions or credits if:

(a)	the allocation has economic effect and is substantial, or
(b)	the partners can show that the allocation accords with each partner’s respective interest in us, and
(c)	in the case of either (a) or (b), the allocation complies with special rules requiring that partners receiving allocations of losses or deductions generated by purchasing assets with borrowed money be charged back income and gain as those funds are repaid.

IRS regulations generally provide that, for an allocation to have economic effect, the following conditions must be true:

•	the allocation must be reflected by an increase or decrease in the relevant partner’s capital account, as those accounts are maintained under the applicable Treasury Regulations;
•	liquidation proceeds must be distributed in accordance with the partner’s positive capital account balances; and
•	the partnership agreement must provide that if a partner will have a deficit balance in his or her capital account upon liquidation of the partnership, the partner must be required to restore the deficit amount to the partnership, so that amount may be distributed to other partners with positive capital account balances. However, the Treasury Regulations provide that in the absence of an obligation to restore the deficit, the partnership agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a partner receives a distribution from the partnership that causes a deficit in the partner’s capital account or increases a preexisting deficit, that partner must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount to be received by our partners from us, independent of tax consequences. In addition, an economic effect is not substantial if, at the time the allocation becomes part of our Partnership Agreement: (1) at least one partner’s after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in our Partnership Agreement; and (2) there is a strong likelihood that no partner’s after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in our Partnership Agreement. The Treasury Regulations on this issue state that, in determining after-tax return, a partner’s entire tax situation, including aspects unrelated to the partnership, will be taken into account.

Our Partnership Agreement contains several provisions designed to ensure that allocations have a substantial economic effect, including.

(1)	It requires that all allocations of income, gains, losses, deductions and distributions are reflected by an increase or decrease in the relevant partners’ capital accounts.
(2)	All partners who are allocated losses and deductions generated by Capital Assets acquired with borrowed money will be charged back income and gains generated by those assets.
(3)	Although no partner (other than our General Partner’s limited commitment) having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to us to eliminate the deficit, our Partnership Agreement contains a provision for a qualified income offset and requires that, upon liquidation, our assets will be distributed to our partners in accordance with such partners’ positive capital accounts.

Based on the foregoing, the allocations provided in our Partnership Agreement should be respected for tax purposes. However, depending on when a limited partner acquired an Interest and for what price, it is possible that the allocations set forth in our Partnership Agreement have the effect of providing deferral for that partner. If, for example, the partner obtaining deferral is an individual in the highest tax bracket while the partner currently allocated income is tax-exempt, the allocations in our Partnership Agreement could be insubstantial. Nevertheless, because of the large number of expected partners, we do not believe there is a strong likelihood of this occurring. If upon audit the IRS takes the position that any of those allocations should not be recognized, and if the IRS’s position were sustained by the courts, you could be taxed on a portion of the income allocated to our General Partner or to another limited partner, and part of the deductions allocated to you could be disallowed.

Estimated Tax Payments

You may be required to make estimated tax payments due to your liability for paying the taxes on your distributive share of our taxable income. See “— Taxation of Limited Partnerships in General.” We do not anticipate withholding or making payments to any taxing authority on behalf of our partners. Nevertheless, there may be some circumstances under which we are required to withhold on behalf of a partner. For example, under certain circumstances we are required to withhold a foreign partner’s share of our income effectively connected with the conduct of a U.S. trade or business. If we do withhold or make a payment to a governmental authority on your behalf, we will treat any excess of that amount over your next entitled distribution as a demand loan carrying an interest rate of 12% per year.

For further information regarding the tax consequences of our right or obligation to withhold or make a payment on your behalf, please consult your tax advisor.

Retroactive Allocations

Under Code Section 706(d), “retroactive allocations” — i.e., allocations of items to partners before they become partners — are prohibited, and Code Section 706(d) and the Treasury Regulations thereunder effect this prohibition by providing that if there is a change of a partner’s interest in a partnership in any taxable year, each partner’s distributive share of partnership tax items is to be determined by any method prescribed in the Treasury Regulations that takes into account the varying interests of the partners in the partnership during that year. Our Partnership Agreement provides that our items will, to the extent necessary in order to comply with Code Section 706(d), be allocated on a daily, monthly or other basis as determined by our General Partner using any permissible method under Code Section 706(d) and the Treasury Regulations promulgated thereunder. If, as a result, an amount of profit or loss allocated to a partner is limited compared to what would otherwise have been the case with respect to the general rules regarding the allocation of profits and losses, such excess will be allocated to the other partners in relation to the amounts otherwise allocated to them. As a result, if some limited partners are admitted after others, they may receive a smaller portion of our profits and losses even though they are required to contribute the same amount as those limited partners who were admitted earlier. As stated above, some of this disparity results from a timing issue that will resolve itself over the life of the fund due to our allocation provisions beginning in our First Fiscal Year. However, a portion of this disparity may result from the receipt of additional cash distributions by those partners who invested earlier.

Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation

Passive Activity Losses.  The passive activity loss rules generally allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers generally will be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely held corporations (including S corporations).

A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates. Furthermore, the IRS generally considers the status of limited partners to be passive with respect to a limited partnership’s activities. Accordingly, we expect that you should treat your share of our rental income or loss as passive activity income or loss. We expect our lending activities to consist of the origination of loans to buy Capital Assets and secured by such Capital Assets and the buying and selling of existing loans secured by Capital Assets. In addition, while we plan on being in the trade or business of making secured loans, the passive activity rules consider equity-financed lending activity (that is, lending activities such as our lending activities that are financed primarily with the equity capital of the lender, rather than with funds the lender borrows) as interest not generated from a passive activity. In other words, we expect that our interest income will not be considered from a passive activity and therefore, may not be offset by any of your passive activity losses. However, gains and losses from our lending activities are not subject to the same characterization rules as our interest income. Thus, our lending activities may generate passive activity gains or passive activity losses during the time you hold your Interests. Moreover, any interest you incur on debt used to acquire or maintain our Interests will also be treated as a passive activity deduction, except to the extent attributable to our portfolio income (including our interest income from our lending activities), if any, and deduction of such amounts will be limited by the same principles as those applicable to losses passed through to you by us. We will also generate portfolio income or loss from our financial transactions, including interest on our funds pending their investment in Capital Assets. Finally, interest expense of a limited partner attributable to such portfolio income may be subject to other limitations on its deductibility. See “— Interest Expense.”

You can deduct passive activity losses against passive activity income to reduce your overall income tax liability, but you cannot offset ordinary or portfolio income with passive activity losses. Your tax deduction for passive activity losses will be limited by the amount of your passive activity income in any given tax year. If your share of our passive activity losses is greater than your passive activity income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from us or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a gain or loss from the sale of your entire interest in us. Finally, passive activity income from us can be used to absorb losses from other passive activities, subject to special rules regarding PTPs.

Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. We have been structured to avoid being classified as a PTP; however, these rules mean that our income or losses may not be used to offset any losses or income you may derive from another limited liability company or partnership that is classified as a PTP.

Tax Basis.  Your initial tax basis in your Interests will be the price you paid for your Interests. Your tax basis will then be increased by your share of our income, by your share of our non-recourse indebtedness (that is, indebtedness for which none of the partners are personally liable) and any liabilities we have to you. Your basis will be reduced by the amount of any cash distributions you receive, your share of any losses, any reductions in your share of our non-recourse indebtedness, and any reduction in any liabilities we have to you. You may deduct your share of our losses, if any, only to the extent of the tax basis in your Interest. Any losses allocated to you in excess of your tax basis in your Interest are rolled over to your subsequent tax years until the earlier of (1) your ability to use the loss due to having sufficient tax basis in your Interest or (2) the disposition of your Interest.

“At-Risk” Limitation.  Generally, taxpayers may not deduct partnership losses they incur that exceed the total amount they have at risk in the partnership at the end of a partnership’s tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the partnership. At-risk is determined on an activity, and not an entity, basis. Thus, a single entity, like us, will have multiple at-risk activities, each of which will be subject to a separate at-risk limitation.

You will not be at risk, and will not be entitled to increase the at-risk basis of your Interest, with respect to our recourse liabilities, such as trade payables. Nor will you be at risk with respect to non-recourse liabilities incurred by us, such as amounts borrowed to finance Capital Asset purchases, even though our non-recourse liabilities (and, under certain circumstances, our recourse liabilities) may increase the tax basis of your Interest. Thus, your initial amount at risk will be the amount of your investment.

A limited partner’s amount at risk will be reduced by (i) net losses that are allowed as a deduction to the limited partner under the “at-risk” rules and (ii) cash distributions received by a limited partner with respect to the limited partner’s Interests, and increased by that limited partner’s distributive share of net profits. Investors should note that net losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations.

If a limited partner’s at-risk amount is reduced below zero (due to a cash distribution to a limited partner), the limited partner must recognize income to the extent of the deficit at risk amount, up to the amount of loss the limited partner previously recognized that reduced his or her at-risk amount. Our losses that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the limited partner in subsequent years to the extent that the limited partner’s amount at-risk has been increased.

It is not anticipated that, on an aggregate basis, we will incur losses. For purposes of the “at risk” rules, however, the Code will not allow us to aggregate our equipment leasing and lending businesses. Moreover, we can only aggregate our equipment leasing activities with respect to Capital Assets placed in service during the same taxable year. Therefore, the “at risk” rules will be applied separately to the net taxable income or loss resulting from leasing Capital Assets that were placed in service during separate taxable years. This could result in a limited partner’s deduction for losses with respect to certain items of Capital Assets being limited by the “at risk” rules, even though he or she must recognize income with respect to other Capital Assets. It will also require a limited partner to allocate his or her at-risk basis over the different activities described above, specifically, the different years’ Capital Assets and our lending activities. In such circumstances, the application of the “at risk” rules could compel a limited partner to recognize more taxable income in a year than that limited partner’s share of our aggregate income because of a limitation imposed by such rules on the ability to set off losses attributable to Capital Assets placed in service in one year against income attributable to Capital Assets placed in service in another year or against income from our lending activities.

The sum of the amounts for which a limited partner will be considered “at-risk” for purposes of Section 465 of the Code, in any taxable year with respect to Capital Assets placed in service in that taxable year and in each prior year (treating all Capital Assets placed in service in the same year as a single activity separate from the activities represented by Capital Assets placed in service in other years) will be equal to (i) the capital contributions (as such term is defined in our Partnership Agreement) of such limited partner (provided that funds for such capital contributions are not from borrowed amounts other than amounts: (A) for which the limited partner is personally liable for repayment, or (B) for which property other than Interests are pledged as security for such borrowed amounts, but only to the extent of the fair market value of such pledged property and provided further that such capital contributions are invested in the Capital Assets or otherwise expended in connection with our organization or leasing activities (or are subject to the rights of our creditors for amounts incurred by it with respect to same)), less (ii) the sum determined on a cumulative basis of (A) the total net losses with respect to such Capital Assets that have been allowed as deductions to the limited partner under the at risk rules and (B) cash distributions received by the limited partner with respect to the aforementioned Capital Assets, plus (iii) the limited partner’s distributive share, determined on a cumulative basis, of total net profits with respect to our Capital Assets. We expect that your at-risk basis will be less than your investment in us due to fees and the amount of your investment allocable to our lending activities.

Deductions for Organizational and Offering Expenses; Start-Up Costs

The costs of our organization and the sale of our Interests, as well as other start-up costs, generally may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and start-up costs may be currently deducted on a limited basis (up to $5,000) in the year incurred. However, this $5,000 amount is reduced (but not below zero) by the amount by which the cumulative cost of such expenditures exceeds $50,000. The remainder of the start-up costs can be amortized over a period of 180 months.

Syndication expenses, which are the costs incurred to promote or effect the sale of our Interests are non-deductible, must reduce partners’ capital accounts when incurred and give rise to a tax offset, if at all, only upon our liquidation, and then, in most cases, only as a capital loss. Syndication expenses include brokerage fees (such as the underwriting fees and sales commissions provided for in our Partnership Agreement); registration and filing fees with the Securities and Exchange Commission and each State in which our Interests are sold; our legal fees for securities advice and advice concerning the adequacy of tax disclosures in the offering materials; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

We will endeavor to treat our organizational, start-up and syndication costs in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some of our expenses on the grounds that the expenses are not deductible in the year incurred. Under our Partnership Agreement, brokerage fees and underwriting commissions are specially allocated to those limited partners with respect to whose purchase of Interests such commissions and fees were paid. Other syndication expenses will be allocated, to the extent possible, in equal amounts per Interest. If such equality is not possible, our General Partner may make compensating allocations of items of income or loss to achieve the same effect on capital accounts.

Tax Treatment of Leases

Your depreciation and cost recovery deductions with respect to any item of our leased Capital Assets depends, in part, on the tax classification of the agreement under which such Capital Asset is leased. These deductions are only available if the agreement is a true lease of a Capital Asset, meaning we retain ownership of the Capital Asset. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement where, for tax purposes, ownership is treated as if it shifted to a purchaser, the nominal lessee.

Whether we are the owner of any particular Capital Asset, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether we will be treated for tax purposes as the owner of each Capital Asset acquired by us, will depend upon the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, our counsel cannot render an opinion on this issue.

Cost Recovery

A significant portion of the Capital Assets that we plan to acquire and lease generally is classified as 3-year, 5-year or 7-year property and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over our respective recovery period. The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

We will allocate all or part of the Acquisition Fees related to our investment in leased Capital Assets, which are fees paid to our Investment Manager in connection with the selection and purchase of leased Capital Assets, to the cost basis of such Capital Asset. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes Acquisition Fees are properly allowable. The IRS might assert that the Acquisition Fees are attributable to items other than the Capital Asset, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to us would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the Acquisition Fees, which is presently undeterminable and may vary for each Capital Asset acquired by us, our counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

In some circumstances, a taxpayer will be required to recover the cost of an asset over longer period of time than described above. These circumstances include the use of Capital Assets predominantly outside the United States and the use of Capital Assets by a tax-exempt entity. See “— Limitations on Cost Recovery Deductions.”

Limitations on Cost Recovery Deductions

Property Used Predominantly Outside the United States.  We may own and lease Capital Assets that are used predominantly outside the United States. The cost of these Capital Assets must be written off for federal income tax purposes using the straight-line method of depreciation over a period corresponding to the Capital Asset’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the Capital Asset does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the United States nevertheless qualify for the normal rules discussed above, that is, a shorter depreciable life should be allowable. The exceptions include the following:

(1)	aircraft registered in the United States that are operated to and from the United States;
(2)	some railroad rolling stock used within and without the United States;
(3)	vessels documented under the laws of the United States that are operated in the foreign or domestic commerce of the United States; and
(4)	containers owned by a United States taxpayer that are used in the transportation of property to and from the United States.

Tax-Exempt Leasing.  We may lease Capital Assets to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

•	the Capital Asset’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or

•	125% of the term of the lease, including all options to renew as well as some successor leases for the Capital Asset.

The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

The term tax-exempt use property does not include:

(1)	property that is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;
(2)	property leased to a tax-exempt entity under a short-term lease, meaning a lease that has a term of either less than one year, or less than 30% of the property’s ADR Class Life as long as that is less than three years; and
(3)	certain high-technology equipment.

In addition, under Code Section 470, enacted as part of the American Jobs Creation Act of 2004 (the “2004 Tax Act”), losses attributable to the leasing of tax-exempt use property (including property described in items (2) and (3) of the immediately preceding paragraph) cannot be deducted currently, but must be deferred until there is income derived from such property or when the interest therein is completely disposed of, unless the lease complies with certain requirements. Because these facts depend upon leases that will be acquired or entered into in the future, no conclusion can be expressed now regarding the possible application of Code Section 470 to leases of property to tax-exempt entities.

Consequences of Rules Regarding Depreciation of Capital Assets Predominantly Used Outside the U.S. and Tax-Exempt Leasing.  To the extent that our Capital Assets are subject to the depreciation rules regarding property used outside the United States or regarding tax-exempt use property, and to the extent that the loss suspension rules under Code Section 470 apply because we have losses attributable to tax-exempt use property, a partner will generally have to recognize taxable income and may have to pay income tax in greater amounts in the early stages of our existence than would otherwise have been the case, for at least two reasons. First, the longer depreciation periods for Capital Assets used predominantly outside the United States and tax-exempt use property means that the annual depreciation deduction for such property will be smaller than otherwise would have been the case, but continue longer, thereby increasing net income (or reducing net loss) with respect to such property, in the early years, but reducing net income (or increasing net loss) in the later years. Second, if losses are suspended pursuant to Code Section 470, taxable net income is greater (or net loss is less) during the period that such loss is suspended than otherwise would have been the case, but such taxable net income would be less (or net loss would be greater) in later years, when the property to which the loss is attributable either produces income or is disposed of and the loss can then be taken.

Deferred Payment Leases

Section 467 of the Code requires both the lessor and lessee in certain lease agreements to annually accrue the rent and interest on any rental payments that will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property that involves total payments in excess of $250,000 and either provides for increasing (or decreasing) rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rent will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present-value principles and, in the case of certain rental agreements, on a constant, level rate; the present-value amount would accrue interest until paid. We may enter into transactions that meet the definition of a Section 467 lease agreement, which could result in the acceleration of income recognition by us prior to receipt of the corresponding cash flow. Another consequence would be the conversion of some of our income from rental income (passive) to interest income (portfolio) due to the deemed time value of money rules.

Sale or Other Disposition of Our Property

Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

Upon a sale or other disposition of Capital Assets, we will realize gain or loss equal to the difference between the tax basis of the Capital Asset at the time of disposition and the price received for such Capital Asset upon disposition. Any foreclosure of a security interest in Capital Assets would be considered a taxable disposition, and we would realize gain if the face amount of the debt being discharged were greater than the tax basis of the Capital Asset, even though we would receive no cash.

Because Capital Assets are tangible personal property, upon the disposition of such Capital Assets, all of the depreciation and cost recovery deductions taken by us will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale or other disposition. Recapture cannot be avoided by holding the Capital Assets for any specified period of time. If we were to sell Capital Assets on an installment basis, all depreciation recapture income would be recognized at the time of sale, even though the payments are received in later taxable years.

Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of certain assets, including Capital Assets used in a trade or business such as that to be owned by us and held for more than one year, are added to the gains from some compulsory or involuntary conversions. If these gains exceed the losses from such sales, exchanges and conversions, the excess gains will be taxed as capital gains (subject to the general rules of depreciation recapture described above and a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gain if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years that have not yet been offset against net gains in those years.

Because of the nature of our property, we expect that substantially all, if not all, of any gain we realize on the sale or other disposition of our assets will be treated as ordinary income for income tax purposes rather than capital gain.

Tax Treatment of Lending Activities

We intend to report our income, gain, loss, deduction, and credit from our lending activities as being from the trade or business of originating, buying, and selling loans because we expect our lending activities to be extensive and continuous, as defined in the Code. However, the IRS could take the position that we are not in the business of originating, buying, and selling loans, especially if our loan originations are a small part of our lending activity. The Code contains many special rules regarding the proper recognition of income, gain, loss, deduction and credits. For example, there are specific rules concerning the tax treatment of hedging transactions, constructive sales treatment for appreciated financial positions, and original issue discount. Also, management fees incurred for investment activities are not considered trade or business expenses. Instead, they are considered investment expenses and their deductibility is limited. Thus, if our lending activity is not a trade or business, a portion of the Management Fees incurred by you may be considered investment expenses, the deductability of which is subject to various limitations. In addition, your tax treatment of any losses we incur on our loans may depend on whether we are in the trade or business of making loans. For example, if loans we acquire are not considered to have been acquired and held by us in connection with our trade or business of lending money, any loss we might incur if a borrower or borrowers defaulted on such loans would be a capital loss rather than an ordinary loss. With very limited exceptions, capital losses can be deducted only against capital gains and not against ordinary income. Because the proper tax treatment will depend on the specific terms and conditions of the loans we originate, buy, and sell, our counsel cannot render an opinion on this issue.

Sale or Other Disposition of Interests

The gain or loss you realize on the sale of our Interests includes the cash or other consideration you receive from the purchaser, as well as your share of our non-recourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your Interests, assuming that your Interests qualify as capital assets in your hands.

The portion of your gain attributable to ordinary income assets held by us, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of our assets is sold at the time you sell your Interests. Ordinary income assets also include certain income from “market discount bonds” or short-term obligations that we may acquire at a discount. Thus, it is likely that most of any gain upon the sale of your Interests will be treated as ordinary income.

You must promptly notify us of any transfer of your Interests, whether by sale, gift or otherwise. Once we are notified, we are required to inform the IRS, the buyer and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the Interests you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If you fail to notify us of the transfer of your Interests, you will be penalized $50 per failure.

Treatment of Cash Distributions Upon Redemption or Repurchase

The redemption or repurchase by us of all or a portion of your Interests will be treated as a sale or exchange of the Interests for income tax purposes and may generate taxable income or loss to you. The amount you realize in such redemption or repurchase will equal the sum of the cash you receive plus your share of our non-recourse liabilities.

Simultaneously with your receipt of a cash distribution from us in connection with a redemption or repurchase, your share of our ordinary income assets will be reduced. You will be treated as if you have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a distribution (that is, you will recognize income only to the extent that the cash distributions exceed your adjusted basis in your Interests). See “— Taxation of Current Distributions.” Thus, our redemption of your Interests may cause you to realize ordinary income and a capital loss.

We will redeem your Interests in accordance with our Repurchase Plan. The value you receive under our Repurchase Plan may not equal the capital account balance attributable to your redeemed Interests. As stated above, your gain or loss on the redemption depends upon your share of our ordinary income and your tax basis. With regards to your tax basis, if you redeem only a portion of your Interests you must allocate your tax basis proportionately among the Interests you redeemed and the Interests you retained. The tax treatment to the continuing partners upon a redemption of a partner for less than the capital account value of the redeemed Interests is uncertain.

We anticipate that funds used to redeem or repurchase Interests will be payable out of cash flow that otherwise would be available for distribution to all partners or for reinvestment in additional Capital Assets. Accordingly, while any redemption or repurchase of Interests would decrease the aggregate number of Interests outstanding, and thereby proportionally increase each remaining partner’s distributive share of our income, gain, loss and deductions, it may also reduce the total amount of cash available for investment or reinvestment.

You should be aware, however, that Code Section 707, dealing with so-called “disguised sales” of partnership interests, could cause contributions by limited partners (including reinvestment by limited partners of distributions received from us under the DRIP Plan) to be combined with a redemption or repurchase by us of another limited partner’s Interests and treated as if the two transactions were a sale by the redeemed limited partner of Interests to the contributing limited partner. Under the Code, such transaction could be considered to have occurred upon the first to occur of either the contribution or redemption, with the effect that a contributing limited partner could be deemed to have become a limited partner in us before their contribution was actually made thereto. The IRS and Treasury Department recently withdrew proposed regulations on disguised sales of partnership interests. It is possible that we may limit the extent to which we redeem or repurchase a limited partner’s Interests to take into account any future authority on disguised sales of partnership interests.

Gifts of Interests

Generally, no gain or loss is recognized upon the gift of property. A gift of Interests, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of our non-recourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of non-recourse indebtedness and, in the case of a charitable contribution, the portion of the basis in the Interests allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of your share of the non-recourse indebtedness is offset by your entire basis in the Interests. Charitable contribution deductions for the fair market value of the Interests will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain that would be taxed as ordinary income on a sale of your Interests.

Consequence of No Section 754 Election

Because of the complexities of the tax accounting required, we do not presently intend to file an election under Section 754 of the tax code to adjust the basis of our assets in the case of transfers of Interests. As a consequence, a person who obtains Interests from another partner may be subject to tax upon the portion of the proceeds of sales of our assets that represents a return of capital to that person. This may adversely affect the price that potential purchasers would be willing to pay for our Interests. Even if we do not make a Section 754 election, however, the Code requires mandatory basis adjustments for transfers of interests in partnerships with substantial built-in loss (where the adjusted basis of our property exceeds the property’s market value by more than $250,000), which provision was added to the Code by the 2004 Tax Act. In such instances, the adjusted tax basis of our assets will be reduced to their fair market value with respect to the transferee partner. Similarly, we will not make any adjustments upon redeeming a partner, unless required to under the provision added by the 2004 Tax Act (if the redeemed partner recognizes a loss greater than $250,000).

Tax Treatment of Our Termination Pursuant to Our Partnership Agreement

When we terminate pursuant to our Partnership Agreement, we are required to dispose of our assets, apply the proceeds and other funds to repayment of our liabilities and distribute any remaining funds to our partners in accordance with their positive capital account balances. Provided that such termination does not occur very early during our existence, we expect that the capital accounts of all the partners (except for our General Partner) will be proportionate based on the number of Interests owned by each partner as of the liquidation date because of the manner in which Profits and Losses are allocated among our limited partners during our early fiscal years. Sales and other dispositions of our assets would have the tax consequences described in “ — Sale or Other Disposition of Our Property.” Cash distributions made at liquidation that exceed the tax basis of your interest in us generally would be taxable as capital gain, provided your Interests constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deductibility of capital losses.

Audit by the IRS

No tax rulings have been sought by us from the IRS. While we (and any joint ventures in which we participate) intend to claim only those deductions and assert only those tax positions for which there is at least substantial authority, the IRS may audit our returns or any joint venture we are involved in, and it may not agree with some or all of the tax positions our General Partner takes.

An audit of our information return may result in an increase in our income, the disallowance of deductions, and the reallocation of income and deductions among our partners. In addition, an audit of our information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

You must report your share of our income, gains, losses, deductions and credits on your individual return in a manner consistent with our return, even if the Schedule K-1 we send to you reports the item differently unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by us. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

In most circumstances, the federal tax treatment of the income, gains, losses, deductions and credits of a partnership will be determined at the limited partnership level in a unified partnership proceeding, rather than in separate proceedings with its partners. In any audit of a partnership, the IRS will deal with the partnership’s “tax matters partner.” Our General Partner is designated as our tax matters partner in our Partnership Agreement. Only limited partners having at least a 1% interest in us will be entitled to receive a separate notice from the IRS of any audit of our return and of the results of the audit. Limited partners who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of limited partners who together own a 5% or greater interest in us may, by notification to the IRS, become a “notice group” and designate a limited partner of their group to receive IRS notices. All limited partners have the right to participate in any audit of us. We are required to keep you informed of any administrative and judicial proceedings involving our tax matters. Also, we will keep you advised of any significant audit activities with respect to us.

As the tax matters partner, our General Partner is authorized to enter into settlement agreements with the IRS that are binding upon limited partners with less than a 1% interest, except for those who belong to a notice group or who have filed a statement with the IRS that we do not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another limited partner with respect to our item applied to you. Our tax matters partner may also extend the statute of limitations period with respect to our tax matters. Note that the statute of limitations for the IRS to adjust your partnership items is generally the longer of your personal statute of limitations or the partnership’s statute of limitations.

Our Partnership Agreement empowers our General Partner to conduct, on behalf of us and our limited partners, all examinations by tax authorities relating to us at our expense. See “Summary of Our Partnership Agreement.” A tax controversy could result in substantial legal and accounting expenses being charged to us, even if the outcome is favorable.

Alternative Minimum Tax

Some taxpayers must pay an alternative minimum tax (AMT) if the AMT exceeds the taxpayer’s regular federal income tax liability for the year. For non-corporate taxpayers, the AMT is imposed on alternative minimum taxable income (AMTI) that is above an exemption amount. The AMTI is based on a different computation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The principal adjustment associated with an investment in our Interests relates to depreciation or cost recovery deductions. In this case depreciation deductions are limited to those that do not exceed those calculated using the 150% declining balance method.

We do not anticipate that any significant tax preference items will be generated by us. You should be aware, however, that, for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as our Interests) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of our Interests, you may only be allowed a limited deduction for that interest in calculating AMTI.

Additionally, the IRS could challenge our position that our lending activities constitute a trade or business, especially if we predominantly buy and sell existing loans rather than originate them ourselves. If our lending activity is characterized as an investment activity rather than as a trade or business, a portion of our Management Fees you incur could be considered investment expenses and not trade or business expenses. Investment expenses are not deductible for AMTI purposes.

The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of our Interests should consult their tax advisors as to the possible AMT consequences of investing in our Interests.

Interest Expense

In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, such as in an investment in our Interests, may only be deducted in accordance with the rules for losses derived from passive activities, except to the extent allocable to portfolio income. As stated above, our activities will include both passive activities and non-passive activities. Thus, any interest expense you incur may need to be bifurcated between our passive activities and our non-passive activities when determining its deductibility on your personal return. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation.”

Interest paid by us likely will be treated as passive activity interest, except to the extent it is allocable to reserves being maintained by us, as would any interest expense you incur on money borrowed to purchase our Interests. However, because we will enter into net leases, the IRS might argue that the portion of interest expense we incur or that is incurred by you on monies borrowed to purchase our Interests attributable to such leases might be investment interest expense and deductible only to the extent of investment income. We may enter into transactions involving the prepayment of interest or the payment of points, commitment fees and loan origination or brokerage fees. In general, prepaid interest, points and similar costs may not be deducted currently; they usually have to be capitalized and expensed over the life of the related loan.

Self-Employment Tax

Under Code Section 1402(a)(13), limited partners in limited partnerships are not subject to self-employment tax with respect to their distributive share of income or loss of a limited partnership other than with respect to guaranteed payments to a partner for services actually rendered to or on behalf of the partnership. Thus, an individual limited partner’s distributive share of our income, gain, loss, deduction, or credit is not included in the individual’s net earnings from self-employment for purposes of calculating the self-employment tax.

Limited Deductions for Activities Not Engaged in for Profit

The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of five consecutive years, ending with the tax year at issue. We intend to operate for the purpose of providing an economic profit and anticipate that we will have sufficient income to entitle us to the benefit of the presumption that we operate for profit. If the IRS were to treat our activities as not being engaged in for profit, any deductions of ours in excess of our income might be permanently disallowed.

Foreign-Source Taxable Income

Rental income and interest received by us from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, gains on the sale of Capital Assets may also be subject to taxes in foreign countries where we sell Capital Assets. Tax treaties between some countries and the United States may reduce or eliminate such taxes. Our foreign activities, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate our income will be subject to in other countries, since the amount and type of our investments in various countries is not known.

We will inform you of your proportionate share of any foreign income and the foreign taxes, if any, paid by us. You will then be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction (subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign-source taxable income. Your share of our rental and interest income attributable to Capital Assets used outside the United States or loans made to foreign persons generally will qualify as foreign-source income, and the source of income from the sale of Capital Assets will usually be attributed to the location of the Capital Asset. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign-source income, including foreign-source passive income like interest income, and special limits also apply to income from the sale of capital assets. Previously, the foreign tax credit was allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals; but this limitation was eliminated by the 2004 Tax Act, effective for tax years beginning after December 31, 2004. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign-source income is reduced by various deductions that are allocated and/or apportioned to the foreign-source income. One such deduction is interest expense, a portion of which will generally reduce the foreign-source income of any limited partner who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by us will be treated as owned by our limited partners, and indebtedness incurred by us will be treated as incurred by limited partners.

Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to our income. In addition, any foreign losses generated by us could reduce the tax credits available to you from foreign-source income unrelated to us. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstances, we advise you to consult your own tax advisor.

Registration, Reportable Transactions, Interest and Penalties

Tax Shelter Registration and Reportable Transactions.   The 2004 Tax Act instituted requirement of disclosure and list maintenance for persons that participate in listed and reportable transactions. In general, listed and reportable transactions are those that the IRS views as having substantial potential for tax avoidance or evasion. By category, reportable transactions include listed transactions, confidential transactions, transactions with contractual protection, transactions that result in substantial losses, and transactions of interest. The Treasury Regulations define “transaction” as including “all of the factual elements relevant to the expected tax treatment of any investment, entity, plan, or arrangement, and includes any series of steps carried out as part of a plan.” Of the various reportable transaction categories that could apply to us, it is possible that the threshold of the gross out-of-pocket losses contemplated by the loss transaction reportable transaction category may be experienced by us or our partners (including the $2,000,000 in any one year, or $4,000,000 over any combination of years thresholds for a partnership that does not have only “C” corporations as partners). If an investment in our Interests or our investment in a specific Capital Asset or group of Capital Assets were considered to be a reportable transaction, then our partners would be required to adequately disclose such transactions on their income tax return and we would be required to disclose on our information return. We do not expect that, under current regulations, an investment in our Interests or our investments in Capital Assets will constitute reportable transactions, because it is expected that the requisite magnitude of losses, if any, will not be incurred, and the disclosure and list maintenance requirements for such transactions are therefore not applicable. It is possible, however, that we may lease a Capital Asset or group of Capital Assets that experience losses that meet the threshold or we may incur losses exceeding the threshold in a lending transaction subject to these rules. Nevertheless, because we have not yet made any investments, we do not know whether any of our transactions would be reportable transactions.

Interest on Underpayments.  The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

Penalty for Substantial Understatements or Understatements Attributable to Reportable Transactions.  The tax code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement; and a penalty on the understatement of tax attributable to a reportable transaction equal to 20% of the understatement (30% if the transaction is not disclosed) whether or not the taxpayer’s total understatement is substantial. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer’s returns for the year. An understatement on an individual’s return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a reportable transaction, (a) there was substantial authority for the taxpayer’s treatment of the item, or (b) the relevant facts affecting the item’s tax treatment were adequately disclosed in the taxpayer’s return, provided that the taxpayer had a “reasonable basis” for the tax treatment of such item. In the case of an item that is attributable to a reportable transaction, the penalty may be avoided if (a) all the relevant facts affecting the tax treatment of the item are adequately disclosed on the foregoing return, (b) there was substantial authority for the taxpayer’s treatment of the item and (c) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

If any of our transactions constitute reportable transactions, you may receive from us a copy of Form 8886, which is used to disclose such transactions to the IRS. You should consult with your own tax advisor as to the reporting on your own tax returns of that form and the information that it contains. Failure of a limited partner to report such information may result in a penalty for that limited partner.

State and Local Taxation

In addition to the federal income tax consequences described above, you should consider potential State and local tax consequences of this investment. Your share of our taxable income or loss generally must be included in determining reportable income for State or local tax purposes in the jurisdiction where you reside. In addition, other states in which we own Capital Assets or do business may require you to file State income tax returns and may impose taxes on your pro rata share of our income derived from that State. Any tax losses generated by our operations in such States may not be available to offset income from other sources in other States. To the extent that you pay tax to a State by virtue of our operations within that State, you may be entitled to a deduction or credit against tax owed to your State of residence with respect to the same income. Payment of State and local taxes will constitute a deduction for federal income tax purposes, assuming that you itemize deductions. We advise you to consult your own tax advisor to determine the effect of State and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Tax Treatment of Certain Trusts and Estates

The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this section.

Taxation of Tax-Exempt Organizations

Charitable and other tax-exempt organizations, including qualified pension plans and individual retirement accounts, are subject to the unrelated business income tax. Under new rules adopted as part of the Tax Relief and Health Care Act of 2006, a charitable remainder trust that has unrelated business taxable income is subject to an excise tax equal to 100% of such income. Tax-exempt investors will be deemed to be engaged in the business carried on by us and will be subject to the unrelated business income tax. Income from our leasing activities will constitute UBTI. In addition, to the extent that we are considered to have financed our lending activities with borrowed funds, our income from such activities will also constitute UBTI. We do not expect to finance our lending activities with borrowed funds; however, the test linking a partnership’s debt with an activity is broad and is subject to a facts and circumstances test. For example, the IRS has taken the position that a partnership that has invested all of its cash and then needs to finance its working capital has debt-financed income for purposes of the UBTI rules. Thus, even though we do not intend to borrow to finance our lending activities, future operations could give rise to an IRS challenge that we have generated debt-financed income. Further, to the extent that the IRS could successfully assert that a portion of the money we borrowed to finance our leasing activities should instead be attributed to our lending activities, the portion of our income that constitutes UBTI would be increased. This is because rental income, such as the income we derive from the leasing of personal property, constitutes UBTI whether we finance it from our capital or from borrowings. However, interest income we derive from our lending activities constitutes UBTI only if we generate it using borrowed funds. Thus, our UBTI increases proportionately with the amount of any increase to the amount of our debt allocated to our lending activities. Because the proper tax treatment will depend upon the specific terms and conditions of our future borrowings and the uses of the cash from borrowings, our counsel cannot render an opinion on this issue. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in our Interests. In addition, exempt investors that are required to distribute a certain portion of their assets every year, such as IRAs and 401(k) plans subject to the mandatory distribution requirements, should consider the fact that there will not be any market for our Interests when determining their ability to satisfy such mandatory distribution requirements.

Corporate Investors

The federal income tax consequences to investors that are corporations may differ materially from the tax consequences discussed in this section, particularly as they relate to the alternative minimum tax. Such investors should consult with their tax advisors as to the tax consequences to them of this investment.

INVESTMENT BY QUALIFIED PLANS AND IRAS

Fiduciaries Under ERISA

Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan’s participants and beneficiaries. A fiduciary must:

•	perform its duties with the skill, prudence and diligence of a prudent person;
•	diversify the qualified plan’s investments so as to minimize the risk of large losses; and
•	act in accordance with the qualified plan’s governing documents.

Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan’s investments, or who is a member of a committee that is responsible for choosing a qualified plan’s investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan is a fiduciary of that qualified plan, along with any other person with special influence with respect to a qualified plan’s investment or administrative activities.

IRAs generally are not subject to ERISA’s fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement generally will be held responsible for the consequences of his or her investment decisions.

A person subject to ERISA’s fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in our Interests with a portion of the qualified plan’s assets.

Prohibited Transactions Under ERISA and the Tax Code

The Internal Revenue Code and ERISA prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons or parties in interest. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

Types of prohibited transactions include:

•	direct or indirect transfers of a qualified plan’s or IRA’s assets to, or use by or for the benefit of, a disqualified person;
•	acts by a fiduciary involving the use of a qualified plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account; and
•	a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or IRA.

Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustains. The Internal Revenue Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if you engage in a prohibited transaction with an IRA in which you are a beneficiary, the IRA ceases to be treated as an IRA and, therefore, all of the assets are treated as if they are distributed to you in the year in which such transaction occurred.

In order to avoid the occurrence of a prohibited transaction under the Internal Revenue Code or ERISA, Interests may not be purchased by a qualified plan or IRA from assets for which we or any of our affiliates are fiduciaries.

Plan Assets

If our assets are determined under ERISA or the Internal Revenue Code to be plan assets of qualified plans and/or IRAs owning our Interests, fiduciaries of such qualified plans and IRAs might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which we might engage, including transactions with our affiliates, might constitute prohibited transactions under the Internal Revenue Code and ERISA for qualified plans and IRAs, even if their purchase of our Interests did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA’s fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us in violation of ERISA.

In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets and the manager of the entity becomes a fiduciary to the qualified plan or IRA. ERISA and the Internal Revenue Code, however, exempt from the look-through principle investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors. Under the Department of Labor’s current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as our Interests, undivided interests in the underlying assets of a collective investment entity such as us will not be treated as plan assets of qualified plan or IRA investors if either:

•	our Interests are publicly offered;
•	less than 25% of any class of our Interests are owned by qualified plans, IRAs and certain other employee benefit plans; or
•	we are an operating company.

To qualify for the publicly-offered exception, our Interests must be freely transferable, owned by at least 100 investors independent of us and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of our fiscal year during which our offering occurred. Our Interests are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether our Interests will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor’s regulations.

Whether our Interests are freely transferable is a factual determination. However, we believe that the limits on assigning our Interests and on substituting limited partners contained in Sections 10.2, 10.3, and 10.4 of our Partnership Agreement fall within the scope of certain restrictions that are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of our Interests, is $10,000 or less.

Whether our assets will constitute “plan assets” is a factual issue that may depend in large part on our ability throughout the life of the fund to satisfy either the publicly-offered shares exception or the 25% ownership exception. Accordingly, our counsel is unable to express an opinion on this issue.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a qualified plan or IRA to acquire our Interests should involve, among other factors, considerations that include whether:

(1)	the investment is in accordance with the documents and instruments governing the qualified plan or IRA;
(2)	the purchase is prudent in light of the diversification-of-assets requirement for the qualified plan and the potential difficulties that may exist in liquidating our Interests;
(3)	the investment will provide sufficient cash distributions in light of the qualified plan’s likely required benefit payments and other needs for liquidity;

(4)	the investment is made solely in the interests of plan participants;
(5)	the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that will be owed on unrelated business taxable income derived from our business affairs; and
(6)	the current value of our Interests will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

GENERAL PARTNER’S DISCUSSION AND ANALYSIS OF RESULTS OF
OPERATIONS AND FINANCIAL CONDITION

Overview

We are a newly formed Delaware limited partnership. With the net proceeds of this offering, we will primarily make investments in capital assets and corporate infrastructure (“Capital Assets”) including, but not limited to, Capital Assets that are already subject to lease, Capital Assets that we purchase and lease to domestic and global businesses, loans that are secured by Capital Assets, and acquire ownership rights to leased Capital Assets at lease expiration.

We will seek to generate returns in three ways. We will

•	seek to generate current cash flow from rental payments (in the case of leases) and payments of principal and/or interest (in the case of secured loans and other financing transactions);
•	seek to generate deferred cash flow by realizing the value of the Capital Assets in which we have invested at the maturity of the investment;
•	rely on a combination of both current and deferred cash flow.

In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under the lease are expected to be, in the aggregate, sufficient to provide a return of and a return on the purchase price of the leased Capital Assets. In the case of secured loans and other financing transactions, the principal and interest payments due under the loan is intended to provide a return of and a return on the amount we lend.

In the case of investments in Capital Assets that decline in value at a slow rate due to the long economic life of such Capital Assets, we expect that we will generate sufficient net proceeds at the end of the investment from the sale or re-lease of such Capital Assets. In the case of operating leases, we expect most, if not all, of the return of and the return on such investment to be realized upon the sale or re-lease of the Capital Assets. For leveraged leases, we expect the rental income we receive to be less than the purchase price of the Capital Assets because we will structure these transactions to utilize some or all of the lease rental payments to reduce the amount of non-recourse indebtedness used to acquire such assets.

In some cases with respect to the above investments we may acquire equity interests, as well as warrants or other rights to acquire equity interests in the borrower or lessee, that may increase our expected return on our investment.

In addition, we will establish working capital reserves of approximately 0.5% of the gross offering proceeds.

Operations

As of the date of this prospectus, we have not had any operations. Until receipt and acceptance of subscriptions for 1,200 Interests and the admission of subscribers as limited partners on the initial closing date, we will not begin to acquire equipment or incur indebtedness (the “Initial Closing Date”). The level of our indebtedness cannot be predicted and is not limited by our Partnership Agreement. If we require additional cash or our General Partner determines that it is in our best interests to obtain additional funds to increase cash available for investment or for any other proper business need, we may borrow funds on a secured or unsecured basis. We currently have no arrangements with, or commitments from, any lender with respect to any such borrowings.

Liquidity and Capital Resources

We have limited funds at our formation. As of September 12, 2008, we had $1,001 in cash and cash equivalents.

We will establish working capital reserves of approximately 0.5% of the gross offering proceeds. After the Initial Closing Date, we will continue to sell our Interests. As additional Interests are sold, we will experience a relative increase in liquidity as cash is received and then, a relative decrease in liquidity as cash is expended to make investments.

However, unanticipated or greater than anticipated operating costs or losses (including a lessee’s inability to make timely lease payments or a borrower’s inability to make timely loan payments) would adversely affect our liquidity. To the extent that working capital reserves may be insufficient to satisfy our cash requirements, we anticipate that we would fund our operations from cash flow generated by operating and financing activities. We may participate with other funds sponsored by our General Partner in a recourse debt facility to provide temporary financing. In addition, we may use a portion of cash on hand to re-establish working capital reserves. Our General Partner has no intent to fund any cash flow deficit of ours or, except as may be described in this prospectus, provide other financial assistance to us.

SUMMARY OF OUR PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our Partnership Agreement. Our Partnership Agreement sets forth the terms and conditions upon which we will conduct our business and affairs and it sets forth the rights and obligations of our limited partners. This summary is not complete and is subject to and qualified by the detailed provisions of our Partnership Agreement. A copy of our Partnership Agreement is included as Exhibit A to this prospectus. Potential investors should study our Partnership Agreement carefully before making any investment in our Interests.

Establishment and Nature

We are organized as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, with ICON GP 14, LLC as our General Partner. A limited partnership is a non-corporate business entity having a general partner and one or more limited partners. A limited partner does not play a role in the management or control of a limited partnership’s affairs and his or her liability for limited partnership obligations is generally limited to the amount of his or her investment.

Name and Address

We will conduct business under the name “ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.,” with our principal office and place of business at 100 Fifth Avenue, 4th Floor, New York, New York 10011 (unless we change the office with written notice to you).

Duration

Our term commenced when we filed a Certificate of Limited Partnership with the Delaware Secretary of State on August 20, 2008. We will terminate our corporate existence at midnight on December 31, 2020, or earlier if a dissolution event occurs. See “— Dissolution and Winding-Up.”

Capital Contributions

Our Contribution.  Our General Partner has contributed $1, in cash, as its capital contribution to us in exchange for its general partnership interest and an interest in our cash flow, as described in “Compensation of our General Partner, its Affiliates, and Certain Non-Affiliates.” ICON Capital Corp., our Investment Manager and an affiliate of our General Partner, contributed $1,000, in cash, as a capital contribution to us as the original limited partner. ICON Capital will withdraw as the original limited partner and its capital contribution will be returned, without interest, as soon as the minimum offering is achieved and investors are admitted as limited partners.

Limited Partners’ Contributions.  Each limited partner (other than certain officers, employees or securities representatives of our General Partner or any affiliate of our General Partner or of any Selling Dealer who is admitted as a limited partner at a closing and limited partners described in the next sentence and limited partners who purchase Interests through our DRIP Plan) will make a capital contribution to our capital, in cash, in an amount equal to $1,000.00 for each Interest purchased. Each limited partner affiliated with our General Partner, including certain officers, employees or securities representatives of our General Partner or any affiliate of our General Partner or of any Selling Dealer who is admitted as a limited partner at a closing, and limited partners who acquire Interests through broker-dealers who charge an investment management fee rather than a sales commission, will make a capital contribution, in cash, in an amount equal to $930.00 for each Interest purchased. Limited partners who purchase Interests through our DRIP Plan will make a capital contribution, deemed to be in an amount equal to $900.00 for each Interest, or fraction thereof, purchased.

Our Management

Our Powers.  Except as otherwise specifically provided in our Partnership Agreement, our General Partner will have complete and exclusive discretion in the management and control of our business and affairs and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct our business and affairs, and exercise our powers. For example, our General Partner will have the right to make investments for and on behalf of us and to manage our investments and all of our other assets. You will not be permitted to participate in our management. Our General Partner will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a limited partner to our fund. Except to the extent limited by Delaware law or our Partnership Agreement, our General Partner may delegate any or all of its duties under our Partnership Agreement to any person, including any of its affiliates. Our Partnership Agreement designates our General Partner as our tax matters partner and authorizes and directs our General Partner to represent us and our limited partners in connection with all examinations of our affairs by tax authorities and any resulting administrative or judicial proceedings and to expend our funds in doing so.

Limited Partners’ Powers.  No limited partner can participate in or have any control over our business and affairs or have any right or authority to act for, or to bind or otherwise obligate, us.

Limitations on Our General Partner’s Powers

Our Partnership Agreement and Delaware law subject our General Partner to limitations on how it administers our business and affairs, as outlined below.

Dealings with Affiliates.  We will not purchase or lease investments from, or sell, assign or lease investments to, our General Partner or any of its affiliates (including any fund in which our General Partner or any of its affiliates has an interest, other than joint ventures as described below) unless certain conditions are satisfied. These conditions include:

(1)	a determination that the investment is in our best interests;
(2)	the price to be paid by us does not exceed the sum of (A) the net cost to our General Partner or its affiliates of acquiring and holding the investment (adjusted for any income received and expenses paid or incurred while holding same), plus (B) any compensation to which our General Partner or its affiliates is otherwise entitled to receive;
(3)	the interest terms of any indebtedness secured by the investment at the time it is acquired by our General Partner or its affiliate is the same as at the time it is acquired by us;
(4)	neither our General Partner nor its affiliates will receive any compensation, other than as set forth in the section of this prospectus entitled “Compensation of our General Partner, its Affiliates and Certain Non-Affiliates,” as a result of the investment; and
(5)	our General Partner or its affiliates hold the investment only on an interim basis (generally not longer than six months) for purposes of facilitating the acquisition of the investment by us, borrowing money or obtaining financing for us or for other purposes related to our business.

We may not make any loans to our General Partner or any of its affiliates. Our General Partner or any of its affiliates, however, may make loans to us, provided the terms of the loan include:

(1)	interest at a rate that does not exceed the lowest of the following:
(a)	the rate at which our General Partner or its affiliates borrowed funds for the purpose of making the loan; or
(b)	if no borrowing was incurred, the interest rate we could obtain in an arm’s-length borrowing, without reference to our General Partner’s or its affiliates’ financial abilities or guarantees;
(2)	repayment of the loan not later than 12 months after the date on which it was made; and
(3)	neither our General Partner nor its affiliates may receive financial charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

We will not acquire any investments in exchange for our Interests.

We may make investments in joint ventures provided that such joint venture meets the following criteria:

•	our General Partner determines that the investment is in our best interests; and
•	such joint venture will not result in duplicate fees being paid to our General Partner or any of its affiliates.

If a joint investment is made with affiliates of our General Partner, the following additional conditions must be met:

•	the investment will be made upon terms that are substantially identical to the terms upon which the other participants have invested in the joint venture;
•	the compensation payable to our General Partner or its affiliates by us and the other fund(s) must be substantially identical; and
•	we will have a right of first refusal to buy the investment if an affiliate desires to sell equipment held in the joint venture.

If a joint investment is made with non-affiliates, the following conditions must be met:

•	we will have the right to control the joint investment; and
•	the joint venture will make investments in specific Capital Assets.

Neither our General Partner nor any of its affiliates may receive a commission or fee (except the types and amounts described in “Compensation of our General Partner, its Affiliates and Certain Non-Affiliates”) in connection with the reinvestment or distribution of cash from operations or of the proceeds from the resale, exchange or refinancing of our investments. In addition, in connection with any agreement we enter into with our General Partner or any of its affiliates, our General Partner or its affiliates may not receive any rebates or give-ups, nor may our General Partner or any of its affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of our Partnership Agreement. Neither our General Partner nor any of its affiliates will pay or award any commissions or other compensation to any person engaged by a potential investor as an investment advisor as an inducement to the person to advise the potential investor about us or an investment in us. However, this does not prohibit our General Partner from paying underwriting fees and sales commissions otherwise in accordance with the terms of our Partnership Agreement.

Our General Partner’s Right to Indemnification

With limited exceptions, we will indemnify our General Partner, its affiliates and individual officers out of our assets. The indemnification will apply to any liability, loss, cost and expense of litigation that our General Partner or its affiliates suffers so long as our General Partner has met the standard contained in our Partnership Agreement. See “Management Responsibility — Indemnification.”

Liability

Our General Partner’s Limited Liability.  Except in the case of negligence or misconduct and subject to applicable Delaware law, neither our General Partner nor any of its affiliates will have any personal liability for our obligations. All decisions our General Partner makes will be binding upon us. See “Management Responsibility — Conflicts.”

Limited Liability of Our Limited Partners.  You will have no personal liability for any of our obligations or liabilities. You will only be liable, in your capacity as a limited partner, to the extent of your capital contribution and your pro rata share of any of our undistributed profits and other assets.

Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to us for the distribution if both of the following are true:

(1)	after giving effect to the distribution, all of our liabilities exceed the fair value of our assets; and
(2)	you knew at the time you received the distribution that it was made in violation of Delaware law.

No Further Contribution

After you pay for your Interests, you will not have any further obligations to us or be required to contribute any additional capital to, or loan any funds to, us. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described in the immediately preceding paragraph.

Cash Distributions

Prior to payout, which is the time when cash distributions in an amount equal to the sum of the limited partners’ (1) capital contributions and (2) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% (measured from the date the investor is deemed admitted as a limited partner pursuant to our Partnership Agreement), have been made, distributions of cash will be made 99% to our limited partners and 1% to our General Partner. These determinations are not made on a limited partner-by-limited partner basis but are made by aggregating contributions from, and distributions to, our limited partners as a whole. Income earned on escrowed funds and distributed to our limited partners will be counted toward the 8% cumulative return. After payout, distributions of cash will be made 90% to our limited partners and 10% to our General Partner.

During the operating period, our General Partner will have the sole discretion to determine the amount of cash on hand that is to be reinvested and the amount that is to be distributed. However, during the operating period, before any cash on hand is reinvested, you will receive, to the extent available, monthly cash distributions equal to the initial distribution rate on your original investment divided by twelve, reduced by (a) any portion of your original investment that has been returned to you because we did not invest all of the offering proceeds and (b) any amounts you contributed attributable to Interests that were repurchased. Our General Partner’s decision regarding the amount of reserves to establish and the amount of funds to reinvest may affect our ability to make cash distributions. Cash distributions will be noncumulative, meaning that if there is insufficient cash to pay the full monthly distributions, only the amount available is required to be distributed and any shortfall will not necessarily be made up. We expect that a substantial portion of all of these cash distributions (for example, the portion that exceeds taxable income) will be treated for federal income tax purposes (but not for purposes of GAAP or for purposes of Section 6.4(g) of our Partnership Agreement) as a return of our limited partners’ original investment, and that the balance of these distributions will be treated as a return on the original investment. After the operating period, we intend to promptly distribute substantially all cash after taking into account anticipated expenditures and reserves for unanticipated costs; provided, that we may use cash to reinvest the proceeds received from our investments in additional investments if our General Partner believes it is in the best interests of our limited partners; however, our Investment Manager will not receive Acquisition or Management Fees with respect to any investments made during the liquidation period. Upon our liquidation, our assets will be distributed to our limited partners and our General Partner in proportion to and to the extent of the positive balances in their respective capital accounts.

Allocation of Profits and Losses for Tax Purposes

Generally during our operating period, 99% of our profits will be allocated among our limited partners (including our General Partner to the extent it owns interests), and our General Partner will be allocated 1%. This allocation will continue until the excess of the cumulative profits allocated to our limited partners, in the aggregate, over the cumulative losses allocated to our limited partners, in the aggregate (not taking into account certain items that are specially allocated, such as non-recourse deductions and minimum gain chargebacks) would, if distributed currently to the extent not previously distributed, provide our limited partners in the aggregate with an 8% cumulative annual return, compounded daily. Thereafter, during the operating period, our profits will be allocated 90% among our limited partners in proportion to their Interest ownership and 10% to our General Partner. Then, during the liquidation period, while we sell our investments, profits shall initially be allocated between our General Partner and the limited partners so that our General Partner is allocated the greater of 1% thereof or such greater amount as is necessary to provide our General Partner with cumulative profits allocated pursuant to this provision, equal to, when added to the profits allocated 1% to our General Partner during the operating period, the cash that has been distributed 1% to it, and the balance to our limited partners until they have been allocated an amount equal to the 8% cumulative annual return, compounded daily, threshold described in the second preceding sentence. Thereafter, profits will be allocated 10% to our General Partner and 90% to our limited partners. Starting with our first fiscal year, profits allocated to our limited partners will be allocated among them in the first instance so as to cause their capital accounts, as determined on a per Interest basis and adjusted to reflect such items as their share of minimum gain, to be equal and thereafter in proportion to their Interests.

As a general rule, 1% of our losses will be allocated to our General Partner and 99% will be allocated among our limited partners (including our General Partner to the extent it owns interests). However, losses will be allocated 10% to our General Partner and 90% to our limited partners to reverse profits that were allocated in such 10%/90% ratio, described above, and thereafter 1% to our General Partner and 99% to our limited partners. Starting with our first fiscal year, income and losses allocated to our limited partners will be allocated among them in the first instance so as to cause their capital accounts, determined on a per Interest basis and adjusted to reflect such items as their shares of minimum gain, to be equal and thereafter in proportion to their Interests. Our General Partner will also receive a special income allocation to ensure that it has been allocated income equal to the distributions it previously received. Non-recourse deductions will be allocated 1% to our General Partner and 99% among our limited partners.

In addition to the general provisions regarding allocations of profits and losses, our Partnership Agreement contains a number of special allocations that are intended to meet certain tax safe-harbor provisions relating to allocations. One such safe harbor is a qualified income offset provision, which requires that profits be allocated to any limited partners developing deficits in their capital account in an amount necessary to eliminate such deficits. Another safe harbor is a minimum gain chargeback provision, which requires that depreciation recapture and other similar items of income be allocated back to our limited partners who were initially allocated depreciation deductions or other related items of deduction that were attributable to non-recourse indebtedness. Other special allocations provisions are designed to reflect the business deal among our limited partners (see Section 8.2(f)(vi) of our Partnership Agreement) or to protect our limited partners in the event we are subjected to an unexpected tax liability because of a particular limited partner. For example, local taxes that are imposed on us because of a limited partner’s residence in that locality will be charged to that limited partner.

Limited partners who own Interests for less than an entire year will be allocated profits or losses to reflect their varying interests during the year and authorize our General Partner to select such method as is permissible under the Code. For this purpose, profits and losses will be treated as if they occurred ratably throughout the year.

Change of Management

Voluntary Withdrawal.  Our General Partner may not voluntarily withdraw as our general partner without (a) 60 days’ advance written notice to you, (b) an opinion of counsel that the withdrawal will not cause our termination or otherwise materially adversely affect our federal tax status as a partnership and (c) selection of, and acceptance of its appointment as general partner by, a substitute general partner who is acceptable to our limited partners owning a majority of our Interests and meets the requirements, including net worth, of a “sponsor” for purposes of the NASAA Guidelines.

Involuntary Withdrawal.  Our General Partner may be removed by our limited partners owning a majority of our Interests or upon the occurrence of any other event that constitutes an event of withdrawal under Delaware law. Neither our General Partner nor any of its affiliates may participate in any vote by our limited partners to remove our General Partner as general partner or cancel any management or service contract with our General Partner or its affiliates.

Management Fees for investments made by us prior to the effective date of our General Partner’s withdrawal will be payable to our Investment Manager when we receive the gross rental payment from the investments creating the obligation to pay the Management Fees. In the event that our Investment Manager pledges the Management Fees receivable to a lender, the assignment to the lender will be binding in the event of our General Partner’s voluntary or involuntary withdrawal.

Transfer of Our Interests

Withdrawal of a Limited Partner.  You may withdraw from Fund Fourteen by selling, transferring or assigning your Interests or having all of your Interests repurchased or redeemed in accordance with our Partnership Agreement and any applicable securities laws. You may transfer all or a portion of your Interests except to impermissible types of transferees or by transfers that would adversely affect us or our limited partners. However, in order to protect our status as a partnership for federal income tax purposes, your ability to sell, transfer or assign your Interests is subject to significant limitations. See Section 10.2 of our Partnership Agreement and “Transfer of Our Interests/Withdrawal.”

Limited Repurchase of Our Interests.  We have a repurchase plan. In brief, after you have held your Interests for at least one year, and from time to time thereafter until the termination of Fund Fourteen, you may request that we repurchase all or any portion of your Interests, subject to certain conditions. This right is subject to the availability of funds and the other provisions of the repurchase plan. See “Repurchase Plan.”

Dissolution and Winding-Up

We will dissolve when any of the following events occurs:

•	the withdrawal of our General Partner, if a substitute general partner has not been admitted as general partner;
•	our voluntary dissolution by our General Partner with the consent of our limited partners owning a majority of our Interests or, subject to Section 13 of our Partnership Agreement, by the consent of the same majority without action by our General Partner;
•	the sale of all or substantially all of our assets;
•	the expiration of our term;
•	our operations are no longer legal activities under Delaware or any other applicable law; or
•	any other event that causes our dissolution or winding-up under Delaware law.

Our Liquidation.  When a dissolution event occurs, our investments and other assets will be liquidated and the proceeds thereof will be distributed to our limited partners after we pay our liquidation expenses and pay the debts, including our Investment Manager’s fees, in the order of priority set forth in our Partnership Agreement. Our existence will then be terminated. You are not guaranteed the return of, or a return on, your investment.

Access to Our Books and Records

Our General Partner will maintain our books and records at its principal office. Such books and records include, among other things, the investor suitability records for a period of six years for any limited partner whose Interests were sold by our General Partner or any of its affiliates.

Our limited partners will have the right to have a copy of the list of limited partners mailed to them for a nominal fee. However, limited partners requesting the list must certify that the list will not be sold or otherwise provided to another party or used for a commercial purpose other than for the limited partner’s interest relative to his or her Interests. In addition, limited partners or their representatives will have the right, upon written request, subject to reasonable notice and at their own expense, to inspect and copy other books and records that are maintained for us by our General Partner.

If our General Partner refuses or neglects to exhibit, produce or mail a copy of the partnership list as requested, our General Partner or its affiliates will be liable to any limited partner requesting the partnership list for the costs, including reasonable attorneys’ fees, incurred by that limited partner for compelling the production of the partnership list and for actual damages suffered by such limited partner by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the partnership list is to secure such list for the purpose of selling such list or of using the partnership list for a commercial purpose unrelated to our business. Our General Partner may require that the limited partner requesting the partnership list certify that it is not requesting the partnership list for any of the prohibited reasons above. These remedies are in addition to, and will not in any way limit, other remedies available to limited partners under federal law or the laws of any State.

Meetings and Voting Rights of Our Limited Partners

Meetings.  Our General Partner may call a meeting of our limited partners at any time on its own initiative to act upon any matter on which our limited partners may vote. If our General Partner receives written requests for a meeting from limited partners holding 10% or more of the outstanding Interests, our General Partner will call a meeting as well. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of our limited partners may be submitted for action by written consent of our limited partners.

Voting Rights of Our Limited Partners.  Our limited partners, with the consent of our limited partners owning a majority of our Interests, may take action on the following matters without our concurrence:

•	an amendment of our Partnership Agreement (except as set forth in the following section);
•	our dissolution;
•	the sale of all or substantially all of our assets, except for sales while liquidating our investments during the liquidation period; and
•	the removal of our General Partner and the election of a substitute general partner.

An affirmative vote of our limited partners owning not less than a majority of our Interests (excluding Interests our General Partner and its affiliates own) is required to remove our General Partner (or anyone else) as general partner or cancel any management or service contract or agreement with our General Partner or its affiliates. Neither our General Partner nor its affiliates may vote on those matters, and the total number of Interests that our General Partner and its affiliates may purchase cannot exceed 10% of the number of Interests purchased by non-affiliates. Our limited partners who dissent from any matter approved by our limited partners owning a majority of our Interests are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their Interests. Our General Partner and its affiliates are entitled to vote on all matters other than our General Partner’s removal or the cancellation of any management or service contract or agreement with our General Partner or its affiliates.

Amending Our Partnership Agreement

Amendment by Our Limited Partners Without Our General Partner’s Concurrence.  Our limited partners may amend our Partnership Agreement with the consent of our limited partners owning a majority of our Interests without our General Partner’s concurrence so long as the amendment does not allow our limited partners to take part in the control or management of our business, or alter our General Partner’s rights, powers and duties as set forth in our Partnership Agreement. However, any amendment that will increase the liability of any limited partner or adversely affect in a disproportionate manner (other than results that are due to a difference in relative number of Interests owned) any limited partner’s Interest of cash distributions, allocations of profits or losses for tax purposes, or of any investment tax credit will require the consent of each limited partner affected by the change.

Amendment by Our General Partner Without the Consent of Our Limited Partners.  Our General Partner may, without the consent of our limited partners, amend our Partnership Agreement to effect any change for the benefit or protection of our limited partners, including:

•	adding to our General Partner’s duties or obligations, or surrendering any of our General Partner’s rights or powers;
•	curing any ambiguity in our Partnership Agreement, or correcting or supplementing any provision of our Partnership Agreement that may be internally inconsistent;
•	preserving our status as a partnership for federal income tax purposes;
•	deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;
•	permitting our Interests to fall into an exemption from the definition of “plan assets” under DOL regulations;
•	under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the IRS, to the minimum extent necessary; and
•	changing our name or the location of our principal office.

TRANSFER OF OUR INTERESTS/WITHDRAWAL

You may withdraw from Fund Fourteen only by selling or transferring all of your Interests, or if all of your Interests are repurchased by us in accordance with our repurchase plan.

Restrictions on the Transfer of Our Interests and Withdrawal

There is no public market for our Interests, and none is expected to develop. Consequently, you may not be able to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept our Interests as collateral. You may transfer your Interests only upon the satisfaction of the conditions and subject to the restrictions discussed below. In addition, the transfer of your Interests may subject you to the securities laws of the State or other jurisdiction in which the transfer is deemed to take place. The recipient must also own a sufficient number of our Interests to meet the minimum investment standard. Anyone to whom you transfer your Interests may become a substitute limited partner only upon our approval, which is at our sole and absolute discretion; otherwise, they will be an assignee. While assignees will hold all economic rights that come with ownership of our Interests, they will not have the other rights that our limited partners have, including voting rights and the right to a copy of the list of our limited partners. We will also require that there be no adverse effect to us resulting from the transfer of our Interests, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in our Partnership Agreement.

You may transfer or assign your own Interests to any person, whom we call an assignee, only if you and the assignee each sign a written assignment document, in form and substance satisfactory to us, which, among other things:

(a)	states your intention that your Interests be transferred to the assignee;
(b)	reflects the assignee’s acceptance of all of the terms and provisions of our Partnership Agreement; and
(c)	includes a representation by both you and the assignee that the assignment was made in accordance with all applicable state and federal laws and regulations, including minimum investment and investor suitability requirements under State securities laws.

Furthermore, unless we consent, no Interests may be transferred or assigned:

•	to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;
•	to any person if, in the opinion of counsel, the assignment would result in our termination for federal income tax purposes or change our status as a partnership for federal income tax purposes;
•	to any person if the assignment would affect our existence or qualification as a limited partnership under Delaware law or the applicable laws of any other jurisdiction in which we are conducting business;
•	to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and State securities laws;
•	to any person if the assignment would result in the transfer of less than the minimum required share purchase, unless the assignment is of all of the Interests owned by the limited partner;
•	if the assignment would result in your retaining a portion of your investment that is less than the minimum required Interest purchase;
•	if, in our reasonable belief, the assignment might violate applicable law;
•	if, in the determination of our General Partner, such assignment would not be in the best interests of us or our limited partners; or
•	if the assignment would cause our Interests to be owned by non-United States citizens.

Any attempt to transfer or assign our Interests in violation of the provisions of our Partnership Agreement or applicable law will be null and void from the outset and will not bind us. Assignments of our Interests will be recognized by us as of the first day of the month following the date upon which all conditions to the assignment have been satisfied. Our Partnership Agreement will be amended at least once each calendar quarter to effect any assignments of our Interests that have been recognized during such quarter.

Our Partnership Agreement provides further that we will not permit any Interest (or interest in a Interest) to be sold on a secondary market or the substantial equivalent of a secondary market, as defined by the federal income tax law or in a transaction that does not fall within certain safe harbors set forth in Treasury Regulations Section 1.7704-1. See “Federal Income Tax Consequences — Publicly Traded Partnerships.” If we determine that a proposed sale was effected on a secondary market or the substantial equivalent thereof or does not fall within such safe harbors, our General Partner and we have the right and obligation to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that such proposed sale is not in fact recognized.

All limited partners and assignees must provide us with all information respecting assignments that we deem necessary in order to determine whether a proposed transfer occurred on a secondary market.

Additional Transfer Restriction for Residents of California

California law requires that all certificates for Interests that we issue to residents of California, if any, or that are subsequently transferred to residents of California, bear the following legend:

“It is unlawful to consummate a sale or transfer of a partnership interest, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s rules.”

Consequences of Transfer

If you transfer or assign all of your Interests, you will cease to be a limited partner and will no longer have any of the rights or privileges of a limited partner. Whether or not any assignee becomes a substitute limited partner, however, your assignment of all of your Interests will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. See “Federal Income Tax Consequences — Sale or Other Disposition of Interests.”

REPURCHASE PLAN

Optional Repurchase or Redemption.  We have a repurchase plan that will provide eligible limited partners with limited, interim liquidity by enabling them to sell their Interests back to us in limited circumstances. Our General Partner can amend the provisions of the repurchase plan without your approval. Our repurchase plan permits you to sell your Interests back to us after you have held them for at least one year, subject to the significant restrictions and conditions described below.

The prices at which Interests may be sold back to us are as follows:

•	during the offering period at $930 per Interest (or $900 per Interest purchased under our DRIP Plan), less the total amount of cash distributions received during such period;
•	during the operating period at (i) $950 per Interest (or $920 per Interest purchased under our DRIP Plan), (ii) plus a 4% annual return for each full year your are a limited partner, (iii) less the total amount of cash distributions you received up to and including the date of such sale; and
•	during the liquidation period, at a price per Interest equal to the net asset value per Interest as determined from our most recent financial statements.

We will make repurchases under our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Priority is given to estates, which redemptions we will endeavor to make within six months of receiving sufficient information to process such redemption requests, subject to the 2% safe harbor for transfers and purchases of our Interests (described in the next sentence) and funds being available. Subject to funds being available, we will limit the number of our Interests repurchased during any calendar year to two percent (2%) of the weighted average number of our Interests outstanding during the prior calendar year.

Our General Partner may, in its sole discretion, choose to terminate, amend or suspend our repurchase plan at any time.

We cannot guarantee that we will have sufficient funds to accommodate all requests made each year. Pending requests will, subject to the priority for estates, be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when a repurchase is requested, limited partners may withdraw their requests or ask that we honor their requests when funds are available. In addition, limited partners may withdraw a repurchase request upon written notice at any time prior to the date of repurchase. Limited partners are not required to sell their Interests to us, except in the case of limited partners who lose their U.S. citizenship or are no longer a resident alien or a resident in the United States or Puerto Rico.

The availability of funds for repurchasing or redeeming our Interests will be subject to us having sufficient cash. In this regard, it should be noted that we intend to reinvest a substantial portion of our cash during the operating period and possibly during the liquidation period. Furthermore, our Interests may be repurchased only if the repurchase would not impair our capital or our operations (which our General Partner will decide in its sole discretion) and would not result in the termination of our taxable year or of our federal income tax status as a partnership. Any amounts used to redeem or repurchase Interests will reduce our available funds for making investments and distributions to our remaining limited partners.

Repurchase or Redemption for Foreign Partners.  If, in the case of an individual, such investor is no longer a U.S. citizen, resident of the United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a foreign partner for purposes of Section 1446 of the Code at any time during the life of Fund Fourteen, we have the right, but not the obligation, to repurchase all of such investor’s Interests subject to the conditions set forth in Section 10.6 of our Partnership Agreement.

Consequences of Repurchase or Redemption

If all of your Interests are accepted for repurchase or redemption by us, you will cease to be a limited partner and will no longer have any of the rights or privileges of a limited partner. A repurchase or redemption of all of your Interests will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law.

Gain or loss realized on the repurchase or redemption of your Interests, if you hold them as a capital asset and if you held them for more than one year, will be a capital gain or loss, as the case may be. However, any gain realized will be treated as ordinary income to the extent attributable to your share of potential depreciation recapture on our investments, substantially appreciated inventory items and unrealized receivables. See “Federal Income Tax Consequences — Treatment of Cash Distributions Upon Redemption or Repurchase.”

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan (“DRIP Plan”) that, subject to the terms and conditions of the plan and State suitability requirements, allows investors to have all of their distributions received from us during our offering period invested in additional Interests. A summary of the material provisions of our DRIP Plan is set forth below. This summary is not complete and is subject to and qualified by the provisions contained in our DRIP Plan. A copy of our DRIP Plan is included as Exhibit D to this prospectus. Potential participants in our DRIP Plan should read it in its entirety before making any decision to participate.

Who May Participate?  Subject to applicable State suitability requirements, you may elect to have all, but not less than all, of the cash distributions you receive during our offering period invested in additional Interests pursuant to our DRIP Plan. In addition, until $200,000,000 in gross offering proceeds have been received by us, eligible members of ICON Leasing Fund Eleven, LLC and/or ICON Leasing Fund Twelve, LLC who have invested at least $5,000 for an individual account or $4,000 for a plan account (qualified plans or IRAs), may elect to invest all, but not less than all, of the distributions that they receive with respect to their investments in those funds in our Interests pursuant to our DRIP Plan. We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause our underlying assets to constitute “plan assets.” See “Investment by Qualified Plans and IRAs” and “Subscriptions.”

How Do I Participate?  If you are eligible to participate in our DRIP Plan, you may choose to invest all, but not less than all, of your distributions during the offering period at any time by completing the subscription agreement that appears as Exhibit C to this prospectus and by submitting an enrollment form provided for that purpose. If you decide to participate in our DRIP Plan, all, but not less than all, of your distributions must be invested. In addition, once you have enrolled in our DRIP Plan, you may not terminate your participation in our DRIP Plan until the end of our offering period.

When Will Interests Be Purchased?  We will invest distributions in additional Interests not later than 30 days from the distribution date, to the extent that our Interests are available for purchase. Investment of distributions in our Interests will begin with the next distribution payable after we receive your enrollment form and subscription agreement.

What Is the Purchase Price of the Interests Purchased Under Our DRIP Plan?  Interests purchased with the distributions that you choose to invest in our Interests will be purchased for $900.00 per Interest, which represents the public offering price minus Sales Commissions and Underwriting Fees. The purchase of fractional Interests is a permissible, and likely, result of the investment of your distributions under our DRIP Plan.

How Long Will Our DRIP Plan Last?  Our DRIP Plan may be terminated at any time by our General Partner, in its sole and absolute discretion; however, any termination that would have an adverse effect on the rights or obligations of a participant will require at least 10 business days notice to participants prior to termination. In addition, unless Interests to be issued pursuant to our DRIP Plan are registered with the Securities and Exchange Commission on a separate registration statement, our DRIP Plan will end upon the termination of the offering period.

What is the Minimum Investment Under Our DRIP Plan?  If you elect to participate in our DRIP Plan without making the minimum investment in us, you must meet the minimum investment amount in ICON Leasing Fund Eleven, LLC and/or ICON Leasing Fund Twelve, LLC under the same social security number and the same registration type as your initial purchase of such funds. Multiple investments cannot be combined in order to meet the minimum investment requirement. For example, you cannot combine a $2,500 individual investment with a $2,500 joint tenant investment to meet the requirement.

REPORTS TO OUR LIMITED PARTNERS

Annual Reports

By March 15 of each year, we will send you a statement of your share of our income, gains, losses, deductions and credits, if any, for the year most recently completed to enable you to prepare your federal income tax return.

Within 120 days after the end of the year, in addition to our Annual Report on Form 10-K that will be publicly available with the Securities and Exchange Commission through its EDGAR filing system, we will send to each person who was a limited partner at any time during the year an annual report that will include:

•	our financial statements for the fiscal year prepared in accordance with GAAP, including a balance sheet as of the year end and related statements of operations, cash flows and changes in limited partners’ equity;
•	a breakdown, by source, of distributions made during the year to you and to our General Partner;
•	a status report with respect to each investment that individually represents at least 10% of the aggregate purchase price of our investments at the end of the year, including our knowledge of the condition and utilization of such investment;
•	a breakdown of the compensation and amounts reimbursed to our General Partner and Investment Manager, and a summary of the terms and conditions of (a) any contract (if any) with our General Partner or our Investment Manager that was not filed as an exhibit to the registration statement of which this prospectus forms a part and (b) any other public equipment leasing and finance funds our General Partner and its affiliates sponsor, demonstrating the allocation of the compensation between us and the other funds; and
•	until all amounts invested by limited partners have been invested or committed to investments and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by us during the fiscal year.

Quarterly Reports

Within 60 days after the end of each of the first three quarters of each year, in addition to our Quarterly Reports on Form 10-Q that will be publicly available with the Securities and Exchange Commission through its EDGAR filing system, we will send to each person who was a limited partner at any time during the quarter an interim report for the quarter that will include:

•	our unaudited financial statements for the quarter, including a balance sheet and related statements of operations, cash flows and changes in limited partners’ equity;
•	a tabular summary of the compensation paid, and any amounts reimbursed, to our General Partner and our Investment Manager, including a statement of the services our General Partner and Investment Manager performed or expenses it incurred, and a summary of the terms and conditions of any contract (if any) with our General Partner or Investment Manager that was not filed as an exhibit to the registration statement of which this forms a part; and
•	until all amounts invested by limited partners have been invested or committed to investment and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by us during the quarter.

PLAN OF DISTRIBUTION

General

Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of our Partnership Agreement, the dealer-manager will offer, on a best efforts basis, a maximum of 400,000 Interests in the offering, all of which are priced at $1,000.00 per Interest, except for certain Interests that may be purchased by: (1) persons affiliated with our General Partner or its affiliates (limited to the executive officers of our General Partner, who are listed under “Management” in this prospectus); (2) investors whose broker does not charge a commission for each investment; (3) broker dealers participating in this offering or any of their associated persons purchasing for their own account or their IRAs or qualified plans for the net price of $930.00 per Interest or (4) investors who participate in our DRIP Plan for the net price of $900.00 per Interest. The minimum subscription is five Interests, except for IRAs and qualified plans for which the minimum investment is four (4) Interests. If you purchased shares of ICON Leasing Fund Eleven, LLC or ICON Leasing Fund Twelve, LLC, there is no minimum investment for investors who are eligible to and wish to have all, but not less than all, of their distributions reinvested in our Interests pursuant to the terms and conditions of our DRIP Plan. The only persons affiliated with our General Partner and its affiliates that may purchase Interests are the executive officers of our General Partner, who are listed under “Management” in this prospectus. The purchase of Interests by our General Partner and its affiliates is limited to a maximum of 10% of the number of Interests sold to non-affiliates and our General Partner has already purchased one Interest. Not more than sixty (60) Interests purchased by our General Partner or its affiliates will be treated as satisfying the minimum offering requirement. Neither our General Partner nor its affiliates intend to resell our Interests. In the sole discretion of our General Partner, we may, at any time prior to the two-year anniversary of the date our offering commences, increase our offering to a maximum of up to 600,000 Interests; provided, that we may not extend the offering period in connection with such change. In the event that we increase the size of our offering, we will file a separate registration statement on Form S-1 regarding the additional Interests that we offer. See “Subscriptions — How to Subscribe.”

Our offering period will begin on the date of this prospectus. We expect the offering period to terminate no later than two years after the date of this prospectus, but in no event will our offering period continue for longer than two years from the date of this prospectus. We have a reasonable period of time to conclude our closing after the termination of our offering period. We may terminate the offering period at our option at any time.

Subscribers will generally not have the right to withdraw or receive their funds from the escrow account unless and until our offering is terminated, which may be as late as two years after the effective date of this prospectus.

Interests will be sold primarily through Selling Dealers and, to a limited extent, by the dealer-manager. We will pay Selling Dealers or the dealer-manager, as the case may be, a sales commission of up to $70.00 per Interest.

Payments of sales commissions and underwriting fees to the dealer-manager and participating Selling Dealers will not exceed 10.0% of the gross offering proceeds from the offering and will not be paid on Interests sold pursuant to our DRIP Plan. One of our General Partner’s affiliates, ICON Securities Corp., is the dealer-manager of this offering and will be receiving non-accountable underwriting fees equal to $30.00 per Interest in the offering (except for Interests sold pursuant to our DRIP Plan). Up to $10.00 per Interest may be re-allowed to Selling Dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager. In addition, the dealer-manager may use a portion of its underwriting fee to provide the Selling Dealers with, or reimburse them for, permissible non-cash compensation under FINRA Conduct Rule 2810, such as attendance at seminars, national and regional conferences and other meetings and reimbursement for certain expenses related to bona fide training and educational meetings.

Additionally, we may, in our sole discretion, pay bona fide due diligence expense reimbursements to the dealer-manager and prospective Selling Dealers on a fully accountable basis and only for bona fide due diligence activities and expense reimbursements. We will require commissions and expenses to be proven by receipt of duly signed subscription documents, detailed and itemized invoices and other evidence satisfactory to us. The sums we may expend in connection with bona fide due diligence activities are included in the O&O Expenses we will reimburse our General Partner for in connection with our organization and this offering. See “Compensation of our General Partner, its Affiliates and Certain Non-Affiliates.”

The dealer-manager agreement and the selling dealer agreements contain provisions for us to indemnify the participating Selling Dealers with respect to some types of liabilities, including liabilities arising under the Securities Act, unless such liability arises from information in this prospectus relating to the dealer-manager and supplied by the dealer-manager.

Segregation of Subscription Payments

In compliance with Rule 15c2-4 and Rule 10b-9 under the Securities Exchange Act of 1934, as amended, we will place all funds that the dealer-manager receives from subscribers in the offering in an escrow account at Deutsche Bank Trust Company Americas (“DBTCA”), a national bank, at our expense. We will do so beginning on the effective date of this prospectus and until we have accepted subscriptions for 1,200 Interests (or 20,000 Interests in the case of residents of Pennsylvania) and the subscribers have been admitted as limited partners on the initial closing date (or a subsequent closing date in the case of Pennsylvania residents). Investors (other than Pennsylvania investors, who will receive a similar one-time distribution upon their admission) who invest prior to the minimum offering size being achieved will receive, upon admission into Fund Fourteen, a one-time distribution equal to the initial distribution rate, as determined by us, for each day their funds were held in escrow, but without any interest on their escrow funds. Thereafter, we will deposit funds received through the termination date in an interest-bearing account pending the next closing.

We will promptly accept or reject subscriptions for Interests after we receive a prospective investor’s subscription documents and subscription funds. Broker-dealers have agreed to provide each investor with a final prospectus prior to an investor signing a subscription agreement. Each subscriber has the right to cancel his or her subscription for a period of five business days after receiving a final prospectus. The initial closing date will be as soon as practicable after we receive and accept subscriptions for 1,200 Interests excluding, for this purpose, subscriptions from residents of Pennsylvania. Subsequent to the initial closing date, we anticipate holding daily closings, provided the number of subscribed Interests is sufficient to justify the burden and expense of a closing. Once subscriptions total 20,000 Interests, including subscriptions from residents of Pennsylvania, we will release from escrow all subscription payments then remaining in escrow and terminate the escrow agreement. At each closing, we will admit as limited partners, effective as of the same day, all subscribers whose subscriptions have been received and accepted by us and who are then eligible to be admitted.

If 1,200 Interests have not been subscribed on or before the first anniversary of the date of this prospectus, then we will direct the escrow agent to release the applicable subscription payments from escrow and return them within three business days to subscribers, together with all interest earned on the subscriptions, and our offering will be terminated. For a subscriber from Pennsylvania, this will happen if 20,000 Interests have not been sold within 120 days of the escrow agent’s receipt of their subscription, and the subscriber has been offered and has elected to rescind his or her subscription. We will apply the same procedure to return subscription payments which are held in the escrow account for one year from the date of this prospectus. In addition, any proceeds from the sale of our Interests that have not been invested or committed for investment within two years after the date of this prospectus, except for reserves and necessary operating capital, will be returned, without interest, to our limited partners in proportion to their respective investments within three business days of determination of the amount of any reserves or working capital required by us. These returned proceeds will include a return of the proportionate share of the Underwriting Fees and any Sales Commissions paid to our General Partner or any of its Affiliates.

SUBSCRIPTIONS

Minimum Investment

If you are a U.S. citizen with a resident address in the United States or Puerto Rico (individuals only) or a resident alien residing in the United States, the minimum number of Interests you can purchase is five (5). For IRAs and qualified plans, you must purchase at least four (4) Interests. There is no minimum investment if, among other requirements, you purchased shares in ICON Leasing Fund Eleven, LLC and/or ICON Leasing Fund Twelve, LLC and are eligible to and wish to have all, but not less than all, of your distributions reinvested in our Interests pursuant to the terms and conditions of our DRIP Plan. See “Distribution Reinvestment Plan.”

Subscriber Representations and Subscription Procedures

Each potential investor, whom we sometimes call a subscriber, must sign the Subscription Agreement found on pages C-1 to C-5. We will promptly review each subscription and will accept or decline to accept you as a limited partner in our sole and absolute discretion. If we accept your subscription, either we or an agent of ours will give you prompt written confirmation of your admission as a limited partner.

By your signature and initials in Section 5 of the Subscription Agreement (on page C-3), you are indicating your desire to become a limited partner and to be bound by all the terms of our Partnership Agreement. You also appoint our General Partner to be your true and lawful attorney-in-fact to sign documents, including our Partnership Agreement, which may be required for your admission as a limited partner.

Your signature and initials in Section 5 also serve as your affirmation that the representations printed in that section and on page C-3 of the Subscription Agreement are true, by which you confirm that:

(1)	you have received a copy of the prospectus;
(2)	you received a copy of the prospectus at least five business days before we accepted your subscription (except for residents of the States of Maine and Minnesota);
(3)	you have read the General Instructions on Page C-1 of the Subscription Agreement;
(4)	you understand that an investment in our Interests is not a liquid investment;
(5)	you affirm that we may rely on the accuracy of the factual data about yourself that you report in the Subscription Agreement, including your representation that:
(a)	if you are purchasing Interests for an IRA, qualified plan or other benefit plan, you have accurately identified the subscriber as such;
(b)	you have accurately identified yourself, or the investing entity, as a U.S. citizen, having determined citizenship in the manner described below;
(c)	you have accurately reported your social security number or the federal taxpayer identification number of the investing entity;
(d)	you are not subject to backup withholding of federal income taxes; and
(e)	you agree to redeem all of your Interests if you are an individual and are no longer a U.S. citizen with a resident address in the United States or Puerto Rico (individuals only) or a resident alien, or if you otherwise are or become a foreign partner for purposes of Section 1446 of the Code at any point during the life of Fund Fourteen.
(6)	you meet the minimum income and net worth standards established by us; and
(7)	you are purchasing Interests for your own account and not with a view to distribution.

We will require that everyone who wishes to purchase our Interests make these representations in order to assist FINRA-registered securities sales representatives, Selling Dealers and the dealer-manager in determining whether this investment is suitable for each subscriber. We will rely upon the accuracy and completeness of your representations in complying with our obligations under State and federal securities laws.

The Subscription Agreement asks that you acknowledge receipt of this prospectus and of the instruction to rely only on information contained in this prospectus and certain related materials, including supplements to the prospectus and promotional brochures marked as being prepared by us or by the dealer-manager for use in connection with the offering, so that we may make an informed judgment as to whether we should accept your offer to subscribe for our Interests. While we recognize that in the sales process a potential investor will usually discuss an investment in our Interests with his or her broker, it is possible that you may misunderstand what you are told or that someone might tell you something different from, or contrary to, the information contained in this prospectus. You might also read or hear something that contradicts the information contained in this prospectus.

If you become a limited partner and later make a claim against us, the dealer-manager and/or us alleging that you did not receive a prospectus for this offering, or that although you received a prospectus you relied on information that is contradictory to that disclosed in this prospectus, then we anticipate relying on the representations you made in your Subscription Agreement. Your signature on the Subscription Agreement is your acknowledgment that you did receive this prospectus and the instructions to rely exclusively on the information contained in the prospectus in making your investment decision. Do not sign the Subscription Agreement if you do not understand this section.

Instructions Concerning “Important Information”

The Important Information on page C-2 of the Subscription Agreement asks you to review the disclosures in this prospectus concerning certain conflicts of interest we face, certain risks involved in this investment, our General Partner’s management, and possible adverse effects on the federal income tax treatment we expect may occur as a result your purchase of Interests. These disclosures are found in the sections entitled “Risk Factors,” “Conflicts of Interest,” “Management” and “Federal Income Tax Consequences.”

We included this instruction because, as this investment involves inherent conflicts of interest and risks, we do not intend to admit you as a limited partner unless we have reason to believe that you are aware of the risks involved in this investment. If you become a limited partner and later make claims against us, the dealer-manager and/or our General Partner to the effect that you were not aware that this investment involved the inherent risks described in this prospectus, we, our General Partner, and the dealer-manager anticipate relying on this instruction as evidence that you were aware of the risks involved in this investment.

Binding Effect of Our Partnership Agreement on You

The representation in the Subscription Agreement that you have agreed to all the terms and conditions of our Partnership Agreement is necessary because our General Partner and every limited partner are bound by all of the terms and conditions of that agreement, notwithstanding the fact that limited partners do not actually sign our Partnership Agreement. Though you do not actually sign our Partnership Agreement, your signature on the Subscription Agreement gives our General Partner the power of attorney pursuant to which it obligates you to be bound by each of the terms and conditions of our Partnership Agreement. If you become a limited partner and later make claims against us, our General Partner and/or the dealer-manager that you did not agree to be bound by all of the terms of our Partnership Agreement and the Subscription Agreement, we, our General Partner and/or the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all of the terms of our Partnership Agreement and the Subscription Agreement.

Your Citizenship and Residency

All investors will be required to represent and warrant that they are either a United States citizen or a resident alien, each with an address in the United States. We will not admit anyone as a limited partner who is either a United States citizen living outside of the United States or a non-resident of the United States. All investors will be required to tender to us for sale, upon demand, all of their Interests pursuant to our repurchase plan if, in the case of an individual, such investor is no longer a United States citizen, resident in the United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a foreign partner for purposes of Section 1446 of the Code at any time during the life of Fund Fourteen.

Co-Signature By Selling Dealer

Selling Dealers must countersign each Subscription Agreement for subscribers solicited by their firm. By this signature, the Selling Dealer certifies that it has obtained information from the potential investor sufficient to enable the Selling Dealer to determine that the investment is suitable for the investor based on the investor’s income, net worth and other characteristics. Since our General Partner and the dealer-manager will not have had the opportunity to obtain financial and other relevant information directly from you, we will rely on the Selling Dealer’s representation to determine whether to admit you as a limited partner. If you become a limited partner and later make claims against us, the dealer-manager and/or our General Partner alleging that our Interests were not a suitable investment because you did not meet the financial requirements contained in the investor suitability standards, our General Partner and the dealer-manager anticipate relying upon the selling broker-dealer’s representation (and your representation) as evidence that you did meet the financial requirements for this investment. FINRA’s Conduct Rules require that any limited partner of or person associated with the dealer-manager or a Selling Dealer who sells or offers to sell Interests must make every reasonable effort to ensure that a potential subscriber is a suitable investor for this investment in light of such subscriber’s age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors.

How to Subscribe

If you are an individual investor, you must personally sign the Subscription Agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a Selling Dealer. In the case of IRA, SEP and Keogh Plan, the trustee or custodian must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the Subscription Agreement.

Until subscriptions for 1,200 Interests (or 20,000 Interests in the case of residents of Pennsylvania) from the offering are received by us, checks for the purchase of our Interests should be made payable to “DBTCA as Escrow Agent for ICON Fund 14”. After the initial closing date, checks for the purchase of Interests should be made payable to “ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.” for deposit into an interest bearing account pending the next closing.

FURTHER INFORMATION

Experts

The audited balance sheets of Fund Fourteen as of September 12, 2008 and the General Partner as of September 12, 2008 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Legal Matters

Arent Fox LLP of Washington, D.C. has provided us with an opinion on the legality of our Interests offered in this prospectus and the tax matters set forth under “Federal Income Tax Consequences.”

Additional Information

A registration statement under the Securities Act of 1933, as amended, has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to our Interests. This prospectus, which forms a part of the registration statement, contains information concerning us and includes a copy of our Partnership Agreement, but it does not contain all the information set forth in the registration statement and its exhibits. The information omitted may be examined at the public reference room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-3030), without charge, and copies may be obtained from that office upon payment of the fee prescribed by the rules and regulations of the Securities and Exchange Commission. Additionally, it can be viewed via the website of the Securities and Exchange Commission at http://www.sec.gov. We will file periodic reports with the Securities and Exchange Commission, copies of which will be available on our General Partner’s website at http://www.iconcapital.com. The information on our General Partner’s website does not constitute a part of this prospectus.

Tabular Information Concerning Prior Public Funds

Exhibit B contains prior performance and investment information for seven of our previous publicly offered equipment leasing and finance funds: LP Seven; Fund Eight A; Fund Eight B; Fund Nine, Fund Ten, Fund Eleven and Fund Twelve. Tables I through V of Exhibit B contain unaudited information relating to our Investment Manager’s experience in raising and investing funds, the compensation paid to our General Partner and its affiliates, the operating results of, and sales or dispositions of investments by most of these prior public funds. Purchasers of Interests will not acquire any ownership interest in any of these prior public funds and should not assume that the results of any of these prior public funds will be indicative of our future results. Moreover, the operating results for these prior public funds should not be considered indicative of the future results of these prior public funds or of whether the prior public funds will achieve their investment objectives. Future results and the achievement of investment objectives will in large part depend on facts that we cannot determine, including the residual value of equipment held by these prior public funds.

Sales Material

In addition to this prospectus, we may use sales material in connection with the offering of our Interests. In some jurisdictions sales material may not be available. This material will include information relating to this offering, our General Partner and to its affiliates, and may include brochures, articles and publications about equipment leasing. If required by regulatory agencies, we will use only sales material that they have approved. The offering of our Interests, however, is made only by means of this prospectus. Although the information contained in sales material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus by reference or as forming the basis of this offering of our Interests.

GLOSSARY

The following terms used in this prospectus have the meanings set forth below:

“Acquisition Fee” means, in connection with any investment, the amount payable from all sources in respect of all fees and commissions paid by any party in connection with the selection and making of any investment, however designated and however treated for tax and accounting purposes and includes, as applicable, (a) the indebtedness incurred to finance the acquisition of Capital Assets, an interest in Capital Assets, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in Capital Assets assuming that such option was concurrently exercised and/or (b) the value of the Capital Assets secured by or subject to such investment.

“Affiliate” means:

(1)	any person or entity, directly or indirectly controlling, controlled by or under common control with another person or entity;
(2)	any person or entity owning or controlling 10% or more of the outstanding voting securities or beneficial interests of another entity; or
(3)	any officer, director, member or partner of an entity; and
(4)	if such person is an officer, director, member or partner, any other business entity for which the person acts in such capacity.

However, affiliates will not include a person or entity who is a partner in a partnership, member of a limited liability company or joint venturer in a joint venture with Fund Fourteen if such person or entity is not otherwise an affiliate.

“Dealer-Manager” means ICON Securities Corp., an affiliate of our General Partner, who will act as the manager of this offering of Interests.

“DRIP Plan” means our Distribution Reinvestment Plan, a copy of which is attached to this prospectus as Exhibit D.

“Fund Fourteen” means ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., a Delaware limited partnership.

“General Partner” means ICON GP 14, LLC, a Delaware limited liability company, and its successors and assigns.

“Interests” mean limited partnership interests in Fund Fourteen, which entitle the holder to the rights described in the prospectus and in our Partnership Agreement.

“limited partner” means a holder of at least one Interest and who has been admitted into Fund Fourteen as a limited partner.

“Liquidation Period” means the phase after the Operating Period during which we will sell our assets; however, if our General Partner believes it would benefit our limited partners to reinvest the proceeds received from our investments in additional investments during the liquidation period, we may do so.

“Partnership Agreement” means the Limited Partnership Agreement of Fund Fourteen, as it may be amended from time to time.

“Management Fee” means the fee payable by us to our Investment Manager for actively managing our investment portfolio.

“Maximum Offering” means the offering of up to 400,000 Interests of Fund Fourteen and up to 12,000 Interests offered pursuant to the DRIP; provided, that, in the sole discretion of our General Partner, we may, at any time prior to the two-year anniversary of the date our offering commences, increase our offering to a maximum of up to 600,000 Interests; provided further that we may not extend the offering period in connection with such change. In the event that we increase the size of our offering, we will file a separate registration statement on Form S-1 regarding the additional Interests that we offer.

“Non-Recourse Indebtedness” means indebtedness for which the lender can only look to our assets acquired with the debt as a source for repayment of the loan obligation in the event of default.

“O&O Expenses” means reimbursements to our General Partner, the dealer-manager or both for expenses incurred in our organization as well as expenses relating to this offering of our Interests.

“Operating Period” means the time frame during which we will make investments, which period is anticipated to last 5 years commencing with the completion of the offering, but which may be extended at our General Partner’s discretion for an additional 3 years.

“Payout” means the point in time when limited partners have received total cash distributions equal to the amount of their capital contributions, plus an 8% cumulative annual return, compounded daily, on their capital contributions as reduced by distributions received in excess of 8%.

“Publicly Traded Partnership” means a limited partnership or other unincorporated business association that is taxed as a corporation rather than a partnership.

“Recourse Indebtedness” means indebtedness for which the lender can look to all of our assets as a source for repayment of the loan obligation in the event of default.

“Reinvestment” means the use of cash generated from our investment portfolio to make additional investments.

“Repurchase” means the purchase of our Interests from a limited partner by us pursuant to the Repurchase Plan.

“Sales Commission” means a commission payable by us to Selling Dealers who are not affiliated with our General Partner for selling Interests.

“Selling Dealer” means a broker unaffiliated with our General Partner who will be selling our Interests, on a best efforts basis, in this offering.

“Underwriting Fees” means the fees payable by us to ICON Securities Corp., the dealer-manager of this offering and an affiliate of our General Partner, in connection with the sale of Interests.

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

We have audited the accompanying balance sheet of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. as of September 12, 2008. This balance sheet is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. at September 12, 2008 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young, LLP

October 3, 2008
New York, New York

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

BALANCE SHEET
September 12, 2008

ASSETS
Cash	$1,001
LIABILITIES AND PARTNERS’ EQUITY
Partners’ capital:
General Partner	$1
Limited Partner	1,000
$1,001

See Accompanying Notes to Balance Sheet.

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO BALANCE SHEET
September 12, 2008

(1) The Partnership

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (the “Partnership”) was formed on August 20, 2008 as a Delaware limited partnership. The initial capitalization of the Partnership was $1,001. The Partnership will continue until December 31, 2020, unless terminated sooner. The Partnership is offering limited partnership interests on a “best efforts” basis with the intention of raising up to $410,800,000 of capital, consisting of 412,000 limited partnership interests, of which 12,000 have been reserved for the Partnership’s distribution reinvestment plan. Upon raising a minimum of $1,200,000, limited partners will be admitted.

With the proceeds from limited partnership interests sold, the Partnership intends to invest in a diverse pool of business-essential equipment and corporate infrastructure and establish a cash reserve. The general partner of the Partnership is ICON GP 14, LLC (the “General Partner”), a Delaware limited liability company. The General Partner will make investments on behalf of and manage the business of the Partnership.

During the offering period to the commencement of operations, the General Partner will pay on behalf of the Partnership, sales commissions incurred to third parties, as outlined in the Partnership’s limited partnership agreement (the “Partnership Agreement”). The Partnership will also make payments to the General Partner and its affiliates for various fees upon commencement of operations, as outlined in the Partnership Agreement.

The Partnership’s fiscal year ends on December 31.

(2) Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet of the Partnership has been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and highly liquid investments with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet. Significant estimates primarily include the determination of allowance for doubtful accounts, depreciation and amortization, impairment losses and estimated useful lives. Actual results could differ from those estimates.

(3) Capital Contribution

The General Partner has made an initial capital contribution of $1 to the Partnership. In addition, a limited partner made an initial capital contribution of $1,000 to the Partnership and was admitted on September 12, 2008. The limited partner is ICON Capital Corp., a Delaware corporation and the investment manager of the Partnership (the “Investment Manager”).

(4) Transactions with Related Parties

The Partnership has entered into certain agreements with the General Partner, the Investment Manager and ICON Securities Corp., an affiliate of the General Partner that is underwriting the offering of the Partnership’s limited partnership interests (“ICON Securities”), whereby the Partnership pays certain fees and reimbursements to these parties. ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of the Partnership’s limited partnership interests.

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.
(A Delaware Limited Partnership)

NOTES TO BALANCE SHEET
September 12, 2008

(4) Transactions with Related Parties  – (continued)

In accordance with the terms of the Partnership Agreement, the Partnership will pay the General Partner 1% of the Partnership’s profits, losses, cash distributions and liquidation proceeds. In addition, the General Partner and its affiliates will be reimbursed for organizational and offering expenses incurred in connection with the Partnership’s organization and offering of limited partnership interests and administrative expenses incurred in connection with the Partnership’s operations.

Administrative expense reimbursements are costs incurred by the General Partner or its affiliates that are necessary to the Partnership’s operations. These costs include the General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to the Partnership based upon the percentage of time such personnel dedicate to the Partnership. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.

REPORT OF INDEPENDENT AUDITORS

The Member
ICON GP 14, LLC

We have audited the accompanying balance sheet of ICON GP 14, LLC as of September 12, 2008. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON GP 14, LLC at September 12, 2008 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young, LLP

October 3, 2008
New York, New York

ICON GP 14, LLC
(A Delaware Limited Liability Company)

BALANCE SHEET
September 12, 2008

ASSETS
Cash and cash equivalents	$—
Investment in limited partnership	$1
Total assets	$1
MEMBER’S EQUITY
Member’s equity:
Member’s equity	$1
Total member’s equity	$1

See Accompanying Notes to Balance Sheet.

ICON GP 14, LLC
(A Delaware Limited Liability Company)

NOTES TO BALANCE SHEET
September 12, 2008

(1) Organization

ICON GP 14, LLC (the “Company”) is a wholly-owned subsidiary of ICON Capital Corp., a Delaware corporation (“Capital” or “Parent”). The primary activity of the Company is sponsoring and managing publicly registered equipment leasing and finance funds in the United States of America.

The Company is the general partner of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (the “Managed Fund”).

The Company was formed on August 20, 2008 as a Delaware limited liability company. The Company manages and controls the business affairs of the Managed Fund, including, but not limited to, the investments that the Managed Fund makes, pursuant to the terms of the Managed Fund’s limited partnership agreement. The Managed Fund is a publicly registered equipment leasing and finance fund that was formed for the purpose of investing in a diverse pool of business-essential equipment and corporate infrastructure.

The Company is generally entitled to 1% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds.

The Company’s fiscal year ends on December 31.

(2) Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet of the Company has been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”).

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and highly liquid investments with original maturity dates of three months or less.

Deferred Charges

Under the terms of the Managed Fund’s limited partnership agreement, the Company is entitled to reimbursement for organizing and offering limited partnership interests of the Managed Fund, subject to certain limitations. The costs of organizing and offering the Managed Fund are capitalized by the Company and amortized over the Managed Fund’s estimated offering period, generally two years from the initial closing date of the Managed Fund. The unamortized balance of these costs is reflected in the consolidated balance sheet as deferred charges, net.

Revenue Recognition

The Company earns 1% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds. In addition, the Company and its affiliates are reimbursed for administrative expenses incurred based upon an allocation of the time its and their affiliate’s employees spend working on the Managed Fund’s operations.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet. Significant estimates primarily include the determination of allowance for doubtful accounts, depreciation and amortization, impairment losses and estimated useful lives. Actual results could differ from those estimates.

ICON GP 14, LLC
(A Delaware Limited Liability Company)

NOTES TO BALANCE SHEET
September 12, 2008

(3) Capital Contribution Agreement with the Parent

The Parent has entered into a Capital Contribution Agreement with the Company pursuant to which the Parent has agreed to contribute, from time to time, an aggregate amount of up to $2,000,000 to the capital of the Company. There are no restrictions or covenants associated with this agreement that would preclude the Company from receiving any or all of the aggregate amount of capital contributions provided for in the agreement, except that the Parent is under no obligation to provide any additional funding to the Company once it has contributed $2,000,000 to the capital of the Company.

(4) Transactions with Related Parties

As discussed in Note 2, the Company is reimbursed for expenses incurred on behalf of the Managed Fund for the organization and offering of the Managed Fund, 1% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds and reimbursement for administrative expenses incurred in relation to the Managed Fund’s operations.

At September 12, 2008, the Company has entered into an agreement with the Parent pursuant to which the Parent has agreed to contribute up to $2,000,000 of additional capital to the Company (See Note 3).

At September 12, 2008, the Company has a $1.00 investment in limited partnership, which represents the general partnership interest the Company owns in the Managed Fund (See Note 1).

EXHIBIT A

LIMITED PARTNERSHIP AGREEMENT
OF
ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

LIMITED PARTNERSHIP AGREEMENT
OF
ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE FUND FOURTEEN, L.P.

This Limited Partnership Agreement of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., is executed as of the  day of , 2008 by its General Partner, ICON GP 14, LLC (the “GP”), and ICON Capital Corp., its Initial Limited Partner (“LP” or “Initial Partner”).

WITNESSETH:

WHEREAS, ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., (the “Partnership”) was formed as a Delaware limited partnership pursuant to a Certificate of Limited Partnership filed on August 20, 2008, under and pursuant to the Delaware Act on the following terms and conditions.

Section 1. Establishment of the Partnership.

The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

Section 2. Name, Principal Office and Address.

2.1 Legal Name and Address.

The name of the Partnership is “ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.” The principal office and place of business of the Partnership shall be located at 100 Fifth Avenue, Fourth Floor, New York, New York 10011 or at such other address as the GP may from time to time determine and specify by written notice to the Partners. The Partnership may also maintain such other offices and places of business as the GP may deem advisable at any other place or places within the United States and, in connection therewith, the GP shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership shall be at 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Delaware 19808. The name of its registered agent at such address shall be Corporation Service Company. The GP may change the registered office and the registered agent of the Partnership, with written notice to the Partners.

2.2 Address of Partners.

The principal place of business of the GP and the places of residence of the other Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of residence by giving Notice of such change to the Partnership (and, in the case of the GP, by also giving Notice thereof to all of the Partners), which Notice shall become effective five (5) days after receipt.

Section 3. Purposes and Powers.

3.1 Purposes.

The Partnership has been organized for the purposes of: (a) acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Capital Assets and any other type of direct or indirect interest (including making and/or investing in loans secured by Capital Assets, and residual interests, which encompass, among other things, the right to Capital Asset rental and sales proceeds after the payoff of debt associated with the Capital Asset) in Capital Assets and Leases of all kinds, (b) purchasing controlling equity interests in Capital Asset-owning entities or entities owning direct or indirect interests in Capital Assets; and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith.

3.2 Types of Assets.

The Capital Assets invested in by the Partnership shall be selected from among new or used: (i) transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other Capital Assets used by railroads in the maintenance of their railroad track), heavy duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels); (ii) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods; (iii) materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping areas; (iv) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture); (v) office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines; (vi) any real property or leasehold or other interests in real property that are incidental to any Capital Assets or leases; and (vii) other types of Capital Assets that the GP believes may be an attractive investment, including future technology Capital Assets, custom made or specialized Capital Assets similar to those types of Capital Assets described above, data gathering Capital Assets and upgrades and retrofits to existing Capital Assets.

3.3 Powers.

In furtherance of the above purposes, the Partnership shall have the power, directly or indirectly:

(a) to acquire, invest in, lend against, purchase and/or make future commitments to purchase, own, lend against, acquire options to purchase, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Capital Assets and interests therein;

(b) to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to Capital Assets;

(c) to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

(d) to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans and leases it makes to others as the GP, in its sole and absolute discretion, shall deem appropriate; and

(e) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership consistent with the terms of this Agreement.

Section 4. Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on August 20, 2008, and shall terminate at midnight on December 31, 2020, unless sooner dissolved or terminated as provided in Section 11 of this Agreement (the “Term”).

Section 5. Partners and Capital.

5.1 GP.

The GP, as the General Partner, has contributed $1.00, in cash, as its Capital Contribution to the Partnership. The GP may also purchase Interests in the Partnership, in such case the GP will be treated as a limited partner with respect to the purchased Interests.

5.2 Limited Partners.

(a) The Initial Partner shall contribute the sum of $1,000.00 in cash to the Partnership. On the first business day following the admission of additional Partners, the Initial Partner’s $1,000.00 Capital Contribution shall be returned, without interest, and it shall cease to be a Partner. The Partners hereby consent to the Initial Partner’s withdrawal of its Capital Contribution and waive any right, claim or action they may have against it by reason of its having been a Partner.

(b) From and after the Initial Closing Date, there shall be one class of limited partners, whose interests in the Partnership shall consist of up to the number of Interests outstanding on the Final Closing Date.

(c) Any Person desiring to become a limited partner shall execute and deliver to the GP a Subscription Agreement substantially in the form that is attached as an exhibit to the Prospectus, and such other documents as the GP shall request, which other documents shall be in form and substance satisfactory to the GP, pursuant to which, among other things, such Person shall, subject to acceptance of his, her or its subscription by the GP, agree to be bound by all terms and provisions of this Agreement.

(d) Each limited partner shall make a Capital Contribution, in cash, in an amount equal to the Gross Interest Price to the capital of the Partnership for each Interest or fraction thereof purchased.

(e) Qualified Plans, including IRAs, need only purchase a minimum of four (4) Interests. All other eligible subscribers must purchase a minimum of five (5) Interests.

(f) The GP and any Affiliate of the GP shall have the right to subscribe for Interests for its own account for investment purposes only; provided, however, that the aggregate number of Interests purchased by the GP and such Affiliates collectively shall not exceed ten percent (10%) of all Interests subscribed for by non-Affiliated Persons.

(g) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the GP that the Minimum Offering has been achieved, the GP shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Partner, the GP shall send or cause to be sent notice to such Partner in confirmation thereof. Subscribers who tender Subscription Monies and who are accepted as limited partners shall be admitted not later than the last day of the calendar month following the date their subscription was accepted.

(h) Subscriptions for Interests received after the Initial Closing Date shall promptly be accepted or rejected by the GP after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent or cause to be sent to the subscriber. The GP retains the unconditional right to refuse to admit any subscriber as a limited partner.

(i) Each subscriber who is admitted to the Partnership as a limited partner shall, for all purposes of this Agreement, become and be treated as a limited partner as of the Closing Date on which such subscriber is admitted to the Partnership or the Final Closing Date next following the acceptance of their subscriptions by the GP and the receipt by the GP of all Subscription Monies payable in connection therewith.

(j) The name and address of each limited partner and the amount of the Capital Contribution made by such limited partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time, which shall be no less frequently than quarterly; provided, that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any limited partner to the Partnership for all purposes of this Agreement if such limited partner was duly and properly admitted to the Partnership as a result of such Closing.

(k) From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited into the Escrow Account. From and after the Initial Closing Date, all Subscription Monies (other than those Subscription Monies from residents of the Commonwealth of Pennsylvania whose Subscription Monies must be held in the Escrow Account until Subscription Monies equal to $20,000,000 shall have been received and accepted), shall be held by the Partnership in a Qualified Subscription Account until the release thereof on the applicable Closing Date.

(l) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account (taking into account the requirements for Subscription Monies from residents of the Commonwealth of Pennsylvania) or any Qualified Subscription Account, as the case may be, with respect to Interests purchased by any limited partner admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. If the number of Interests subscribed for as of the Termination Date are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the GP to become a limited partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

5.3 Partnership Capital.

(a) No Partner shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.2(l)).

(b) Except as provided in the Partnership’s Repurchase Plan or Section 10.5 hereof, the Partnership shall not repurchase any Interests. No Partner shall have the right to withdraw or receive any return of such Partner’s Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

(c) Except as otherwise specifically provided herein, no Partner shall have priority over any other Partner as to: (i) the return of such Partner’s Capital Contribution or Capital Account; (ii) such Partner’s share of Profits and Losses; or (iii) such Partner’s share of distributions of Cash From Operations and Cash From Sales.

(d) Neither the GP nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Partner except to the extent as may be set forth in this Agreement.

5.4 Capital Accounts.

(a) A separate Capital Account shall be established and maintained for the GP and for each limited partner.

(b) The initial Capital Account balance of the General Partner shall be $1.00.

(c) The initial Capital Account balance of the Initial Partner shall be $1,000.00, representing the purchase of one Interest.

(d) The initial Capital Account balance of each Partner shall be the amount of such Partner’s Capital Contribution.

(e) The Capital Account of each Partner shall be increased by: (i) the amount of any additional money contributed by such Partner to the Partnership; and (ii) allocations to such Partner of Profits (or items thereof), and items of income or gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Partner shall be decreased by: (i) the amount of money distributed to or on behalf of such Partner by the Partnership; (ii) if a liquidating trust is utilized pursuant to Section 8.8, the fair market value of any property distributed to such trust for the benefit of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Partner of Losses (or items thereof), and items of expense, loss or deduction specially allocated pursuant to Section 8.2(f) hereof.

(f) For purposes of this Agreement, a Partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of the time or manner in which such Interests were acquired.

(g) If an Interest is sold or otherwise transferred, the Capital Account of the transferor with respect to such Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

(h) For any taxable year in which the Partnership has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

(i) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Partners’ Capital Accounts may be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h); provided, however, that, other than upon liquidation of the Partnership within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g), such an adjustment shall be made only if the GP determines in its sole discretion that such an adjustment is necessary to reflect the relative economic interests of the Partners in the Partnership.

(j) Notwithstanding anything herein to the contrary, the Partners’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to the capital on the books of the Partnership, in accordance with Treas. Reg. Section 1.701-1(b)(2)(iv)(q) such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners and is based, wherever practicable, on federal tax accounting principles.

5.5 Additional Capital Contributions.

(a) The GP shall not be required to make any Capital Contributions in addition to its initial Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement and any obligations under the Delaware Act. No GP shall have any personal liability for the repayment of any Capital Contributions of any Partner.

(b) Provided that a limited partner acts in accordance with this Agreement, no limited partner shall be liable for the debts, liabilities, contracts, or any other obligations of the Partnership. Except as otherwise provided by mandatory provisions of applicable state law, a limited partner shall be liable only to make his or her Capital Contributions equal to the Gross Interest Price paid for such limited partner’s Interests pursuant to the Offering and shall not be required to lend any funds to the Partnership or, after his or her Capital Contributions have been made, to make any additional capital contributions to the Partnership.

5.6 Loans by Partners.

Except as provided in Section 11.2(a)(iii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as Indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

5.7 No Right to Return of Capital.

No Partner shall be entitled to demand any distribution of or with respect to such Partner’s Capital Contribution or Capital Account.

Section 6. GP.

6.1 Extent of Powers and Duties.

(a) General.  Except as expressly limited by the provisions of this Agreement, the GP shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the GP shall provide such personnel and services as the GP, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Partnership and the day-to-day management of its assets, and shall possess and enjoy with respect to the Partnership all of the rights and powers of the general partner of a limited partnership to the extent permitted by Delaware law. The GP may employ on behalf of the Partnership, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Partnership’s property, and/or the operation of the business of the Partnership. The GP may employ the services of its Affiliates to assist the GP in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; provided, however, that, other than as provided in Section 6.4 hereof: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount that is comparable and competitive with the compensation, price or fee that would be charged by non-Affiliates of the GP to render comparable services that could reasonably be made available to the Partnership upon comparable terms; (ii) all services for which the GP’s Affiliates are to receive compensation from the Partnership shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty upon 60 days written notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the Prospectus; (iv) the GP’s Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner that is either more favorable to the GP’s Affiliates or less favorable to the Partnership by the vote or consent of a Majority Interest.

(b) Powers and Duties.

(i) General Duties.  The GP shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership. The GP shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Except as specifically herein stated or implied, the Partners may not contract away the fiduciary duty owed to such Partners by the GP. The GP shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Partnership.

(ii) General Powers.  The GP shall have full power and authority, subject to the provisions of this Agreement or as provided in the Delaware Act, on behalf of the Partnership, to carry out and accomplish its purposes and functions including, without limitation, the power to: (A) acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments and to contract with others, including Affiliates, to do the same on behalf of the Partnership; (B) select and supervise the activities of any Investment management agents for the Partnership; (C) assure the proper application of revenues of the Partnership; (D) maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) employ the Dealer-Manager to select Selling Dealers to offer and sell Interests; (F) expend Partnership capital; (G) purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation,

Investments, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), limited liability companies, joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the GP, for all such purposes; (H) invest any and all funds held by the Partnership; (I) designate depositories of the Partnership’s funds, and the terms and conditions of such deposits and draws thereon; (J) borrow money or otherwise to procure extensions of credit for the Partnership and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents or instruments constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Investments and other assets of the Partnership as security therefor; (K) hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees or other entities or agents of or for the Partnership; (L) establish Reserves; (M) assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership; and (N) take all such actions and execute all such documents, agreements and other instruments as the GP may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the GP were itself the owner thereof.

(iii) Authority to Admit Partners.  The GP shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the GP, to effect the admission of Partners, including, but not limited to, registering the Interests under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Interests for sale with state securities regulatory authorities.

(iv) Authority to Enter into the Dealer-Manager Agreement.  The GP shall have the authority to enter into, on behalf of the Partnership, the Dealer-Manager Agreement with the Dealer-Manager and, on behalf of the Partnership, to assist the Dealer-Manager in making any and all necessary filings with FINRA to obtain a “no objections” determination from FINRA with respect to the Offering.

(v) Authority to Enter into Selling Dealer Agreements.  The GP shall have the authority to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager to so enter into, separate Selling Dealer Agreements with FINRA member broker-dealers selected by the Dealer-Manager.

(vi) Authority to Enter into the Escrow Agreement.  The GP shall have the authority to enter into, on its own behalf and on behalf of the Partnership, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date (and thereafter with respect to Subscription Monies received from residents of the Commonwealth of Pennsylvania until Subscription Monies for $20,000,000 have been received and accepted) and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the GP may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organizational and Offering Expense.

(vii) Authority to Contract for Insurance.  The GP shall have the authority to cause the Partnership to purchase and maintain such insurance policies as the GP, in its sole discretion (except to the extent limited elsewhere in this Agreement), deems reasonably necessary to protect the interests of the Partnership, including, without limitation, extended coverage liability and casualty and workers’ compensation, and the GP and any Affiliate of the GP and their respective employees and agents may be named as additional insured parties thereunder, provided that the cost of premiums payable by the Partnership is not increased thereby.

(viii) Authority to Enter into Certain Transactions in Its Own Name.  The GP shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate’s name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Partnership; provided, however, that the Partnership will not acquire Capital Assets from any Fund, except as expressly provided in this Agreement.

(ix) Authority to Enter into Joint Ventures.  The GP shall have the authority to cause the Partnership to enter into Joint Ventures, subject to the limitations of Section 6.2(e), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the GP deems necessary or appropriate.

(x) Authority to Reinvest.  During the Operating Period (and the Liquidation Period, to the extent the GP determines it would benefit Partners), the GP may reinvest all or a substantial portion of the Partnership’s Cash Flow in additional Investments in furtherance of, and consistent with, the Partnership’s purposes and investment objectives set forth in Sections 3.1 and 3.2.

(xi) Authority to Adopt a Distribution Reinvestment Plan.  The GP shall have the authority to adopt, amend and terminate a Distribution Reinvestment Plan on behalf of the Partnership.

(c) Delegation of Powers; Authority to Enter into the Investment Management Agreement.  Except as otherwise provided under this Agreement or by law, the GP may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates). The GP shall have the authority to enter into, on behalf of the Partnership, the Investment Management Agreement, pursuant to which the Investment Manager will, on behalf of the Partnership, originate Investments, temporarily make Investments, service the Investments, including, but not limited to, performing credit analysis and underwriting, receivables management, portfolio management, accounting and financial and tax reporting, remarketing, and marketing services.

(d) Reliance by Third Parties.  No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the GP in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority signed by the GP, or in accepting any instrument signed by the GP, in the name and behalf of the Partnership or the GP.

6.2 Limitations on the Exercise of Powers of GP.

The GP shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the GP shall be subject to the following in the administration of the Partnership’s business and affairs:

(a) Investment Company Status.  The GP shall not exercise its powers in a manner that causes the Partnership to be deemed an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(b) Sales and Leases of Capital Assets from or to the GP and its Affiliates.  The Partnership shall neither purchase nor sell Investments, nor sell nor lease Capital Assets, to or from the GP or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this subsection (b), the Partnership may purchase Affiliated Investments if:

(i) the GP determines that making the Affiliated Investment is in the best interests of the Partnership;

(ii) such Affiliated Investment is acquired by the Partnership at a price which does not exceed the sum of (A) the net cost to the GP or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the GP and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

(iii) there is no difference in the interest terms of any Indebtedness secured by the Affiliated Investment at the time it is acquired by the GP or its Affiliate and the time it is acquired by the Partnership;

(iv) neither the GP nor any of its Affiliates realizes any benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Affiliated Investment; and

(v) at the time the Affiliated Investment is transferred to the Partnership, the GP or its Affiliate had held such Affiliated Investment on an interim or temporary basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Partnership, (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purposes related to the business of the Partnership.

(c) Loans to or from the GP and its Affiliates.  No loans shall be made by the Partnership to the GP or any of its Affiliates. The GP or any of its Affiliates, however, may, from time to time, loan or advance funds to the Partnership (each such loan or advance being hereinafter called a “Partnership Loan”) in accordance with this subsection (c). The terms of any Partnership Loan permitted to be made shall include the following:

(i) any interest payable by the Partnership in connection with such Partnership Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the GP or its Affiliate in connection with the borrowing (in the event that the GP or any Affiliate shall borrow money for the specific purpose of making such Partnership Loan) or (B) the rate of interest that would be charged to the Partnership (without reference to the GP’s or its Affiliate’s financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the GP nor an Affiliate borrowed money to make such Partnership Loan);

(ii) all payments of principal and interest on such Partnership Loan shall be due and payable within twelve months after the date on which such Partnership Loan is made; and

(iii) neither the GP nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Partnership Loan (except that the GP or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Partnership Loan); provided, however, that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the GP or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

If the GP or any of its Affiliates purchase Investments in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the GP or an Affiliate, as the case may be, shall be deemed to have made a Partnership Loan in an amount equal to the Purchase Price paid for such Capital Asset and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the GP or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Partnership Loan, but shall be reimbursed to the GP or such Affiliate (to the extent possible), without interest, in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

(d) No Exchange of Interests for Investments.  The Partnership shall not acquire any Investments in exchange for Interests.

(e) Joint Venture Investments.  The Partnership may make Investments in Joint Ventures, provided that:

(i) the GP shall have determined that:

(A) such Investment is in the best interests of the Partnership; and

(B) such Investment shall not result in duplicate fees to the GP or any of its Affiliates;

(ii) in the case of any Joint Venture with any non-Affiliated Person, the Partnership must have the right to control the Joint Venture and any Joint Venture must own specific Investments; and

(iii) in the case of any Joint Venture with any Fund, all of the following conditions are met:

(A) all Funds, including the Partnership, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

(B) the Joint Venture is done either for the purpose of effecting appropriate diversification for such Funds or for the purpose of relieving the GP from a commitment entered into pursuant to Section 6.2(b);

(C) the compensation payable to the GP or any of its Affiliates by the Partnership and by each other Fund shall be substantially identical; and

(D) the Partnership shall have a right of first refusal with respect to the purchase of any Investment held by the Joint Venture if the other joint owner decides to sell its interest.

(f) Sale of All or Substantially All Assets; Dissolution.  During the Operating Period, the GP may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest.

(g) No Investments in Other Funds.  The Partnership shall not invest in any other Fund; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

(h) Exclusive Right to Sell Partnership Investments.  The Partnership shall not give the GP or any of its Affiliates the exclusive right to sell nor exclusive employment to sell Investments for the Partnership.

6.3 Limitation on Liability of the GP and Its Affiliates; Indemnification.

(a) Except in the case of negligence or misconduct, neither the GP nor any of its Affiliates (sometimes referred to as an “Indemnitee”) in acting on behalf of or performing services for the Partnership shall be liable, responsible or accountable in damages or otherwise to the Partners or the Partnership for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Partnership, if done in good faith to promote the best interests of the Partnership. Each Indemnitee shall be entitled to be indemnified by the Partnership from the assets of the Partnership, or as an expense of the Partnership, but not by the Partners, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Partnership, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Partnership. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys’ fees and other expenses (not limited to “taxable costs”) incurred in settling or defending any claim, threatened action or finally adjudicated legal proceedings.

(b) Notwithstanding subsection (a), above, the GP and its Affiliates (when acting within the scope of authority of the GP) and the Dealer-Manager and any Selling Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Partnership shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

6.4 Compensation of the GP and Its Affiliates.

Neither the GP nor any of its Affiliates shall, in their respective capacities as such, receive any salary, fees, profits, distributions, commissions or other compensation (including in connection with the reinvestment or distribution of Cash From Operations or from the proceeds from the sale, exchange or refinance of Investments), except in accordance with Section 6.1 or this Section 6.4; or pay or award any commissions or other compensation to any Person engaged by a potential Partner as an investment advisor as an inducement to the Person to advise the potential Partner about the Partnership (but this does not prohibit the payment of

Underwriting Fees and Sales Commissions otherwise in accordance with this Section 6.4). In furtherance thereof, no rebates or give-ups may be received by the GP nor may the GP or any of its Affiliates participate in any reciprocal business arrangement which would circumvent the provisions of this Section 6.4. Furthermore, the sum of all Organizational and Offering Expenses, Sales Commissions and Underwriting Fees paid shall not exceed fifteen percent (15%) of the Gross Offering Proceeds.

(a)	Allocations and Distributions. The GP shall be entitled to receive the allocations and distributions provided for under Sections 8 and 11.3, in addition to any such allocations and distributions with respect to the Interests it holds.
(b)	Underwriting Fees. Fees in the amount equal to $30.00 per Interest sold (“Underwriting Fees”) shall be paid by the Partnership to the Dealer-Manager, which is an Affiliate of the GP; provided, however, that such Underwriting Fees shall not be payable with respect to any Interests sold pursuant to the DRIP Plan.
(c)	Sales Commissions. Commissions in the amount of up to $70.00 per Interest sold (“Sales Commissions”) shall be paid by the Partnership to the Dealer-Manager and each Selling Dealer in respect of the Interests sold by each of them, provided that no Sales Commissions shall be payable by the Partnership in respect of any Interests sold to Affiliated Partners or with respect to Interests sold pursuant to the DRIP Plan.
(d)	Due Diligence Expenses. Fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering may, in the GP’s sole discretion, be reimbursed by the Partnership to the Dealer-Manager and each Selling Dealer; provided, however, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall be included in the amount of the aggregate amount of Organizational and Offering Expenses otherwise payable by the Partnership to the GP pursuant to Section 6.4(e) of this Agreement.
(e)	Organizational and Offering Expenses. The Partnership shall reimburse the GP or its Affiliates, on an accountable basis, for the actual Organizational and Offering Expenses incurred by the GP or its Affiliates in connection with the Partnership’s organization and the Offering. The aggregate amount of the O&O Expense Allowance will be paid on an accountable basis and, therefore, the total amount will not exceed the lesser of 1.44% of the Gross Offering Proceeds and the actual fees and expenses incurred by the GP and its Affiliates in connection with the Partnership’s organization and the Offering. The GP shall bear any Organizational and Offering Expenses incurred by the GP or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the foregoing limitation.
(f)	Acquisition Fees. Once the Partnership has entered into a binding contract to make an Investment, and substantially all of the material conditions to the closing of such Investment have been satisfied, the Partnership shall pay the Investment Manager or its Affiliates, for services rendered in connection with making the Investment, a fee (“Acquisition Fees”) equal to the difference (to the extent greater than zero) between (i) 2.5% of the Purchase Price paid by the Partnership for any Investment, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; provided, however, that:
(i)	the Partnership shall not pay any Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Partnership’s Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering Investments, or (y) 75% of such Gross Offering Proceeds; and

The formula in clause (i), is illustrated as follows:

(A)	No Indebtedness — 80% of the Gross Offering Proceeds must be committed to Investments.
(B)	50% Indebtedness — 50% × .0625% = 3.125% 80% – 3.125% = 76.875% of the Gross Offering Proceeds must be committed to Investments.
(C)	80% Indebtedness — 80% × .0625% = 5% 80% – 5% = 75% of the Gross Offering Proceeds must be committed to Investments.

(ii)	the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, that, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Partnership from any source (including, without limitation, Net Offering Proceeds, Partnership Indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds. If the Partnership purchases an Investment from the GP or one of its Affiliates pursuant to Section 6.2(b) for a Purchase Price that includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(f) and there shall be no duplicative payment thereof.
(g)	Management Fees. Each month, the Partnership shall pay to the Investment Manager Management Fees attributable to the Gross Revenues of the Partnership during such month; provided, however, that only fifty percent (50%) of such Management Fees shall be paid in any month during the Offering Period and Operating Period if the sum of all distributions paid to Partners in such month does not equal or exceed the required First Cash Distributions for such month. To the extent that the Partnership does not have sufficient cash in any month to pay the required amount of all First Cash Distributions, the payment of fifty percent (50%) of Management Fees for such month shall be deferred and paid, without interest, in the next following month in which the Partnership has paid all previously required and current First Cash Distributions. Notwithstanding the foregoing, neither the Investment Manager nor its Affiliates shall receive any Management Fees with respect to any Investments made during the Liquidation Period.
(h)	Other Partnership Expenses.
(i)	Except as otherwise provided in this Section 6.4(h), expenses of the Partnership, including Acquisition Expenses, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (g), shall be billed directly to and paid by the Partnership.
(ii)	Subject to clause (iii) of this Section 6.4(h), the GP and any of its Affiliates may be reimbursed for Operating Expenses that are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the GP and/or Investment Manager, to the prudent operation of the Partnership; provided, however, that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location; and provided, further, that no reimbursement is permitted for such services if the GP or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.
(iii)	Neither the GP nor any of its Affiliates shall be reimbursed by the Partnership for amounts expended by it with respect to the following:
(A)	salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any Controlling Person of the GP or of any such Affiliate;
(B)	expenses for rent, depreciation, utilities, capital equipment or other administrative items (other than as specified in paragraph (ii) of this Section 6.4(h), above).

6.5 Other Interests of the GP and Its Affiliates.

The GP shall be required to devote only such time to the affairs of the Partnership as the GP shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership. The GP and its Affiliates are engaged directly and indirectly in the business of making Investments for their own respective accounts as well as for other Funds. The GP or any of its Affiliates may in the future form, sponsor, act as a manager or general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing companies) which have investment objectives similar to the Partnership’s and which may be in a position to acquire the same Investments at the same time as the Partnership. Neither the GP nor its Affiliates shall be obligated to present any particular investment opportunity to the Partnership, and the GP and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts (without the use of Partnership funds), or to recommend to any Affiliate of the GP (including the Partnership), any particular investment opportunity. The

GP and its Affiliates are not prohibited from investing in Capital Assets on its or their own behalf or on behalf of the Funds. The GP and each such Affiliate shall have the right, subject only to the provisions of the immediately following paragraph, to take for its own account (individually or otherwise), or to recommend to any Fund (including the Partnership), any particular investment opportunity after considering the factors in the following paragraph. If the aggregate amount of Investments available from time to time to the Partnership and to other Funds is less than the aggregate amount of Investments then sought by them, in addition to the factors listed below, the GP will take into account the time period the particular Fund has been seeking Investments. In allocating Investments among Funds, the GP and its Affiliates will take into consideration:

(a)	whether the required cash needed for the Investment is greater than the cash available for investment by the Funds;
(b)	whether the amount of debt to be incurred or assumed is above levels believed to be acceptable for the Funds;
(c)	whether the investment is appropriate for the Funds’ objectives, which include seeking to avoid concentration of exposure to any one class or type of Capital Asset, lessee or geographic location;
(d)	whether the credit quality of the borrower, lessee or other counterparty satisfies the Funds’ objectives, which include maintaining high-quality portfolios with creditworthy borrowers, lessees or other counterparties while avoiding concentrations of exposure to any individual borrower, lessee or other counterparty;
(e)	whether the remaining term of the Investment extends beyond the date by which the Funds will end;
(f)	whether the available cash flow of the Funds is sufficient to purchase the Investment;
(g)	whether the structure of the proposed Investment, particularly with respect to the end-of-lease or loan options governing the Capital Assets, provides the opportunity to obtain the residual values needed to meet the Funds’ total return objectives for their Investments; and
(h)	whether the transaction complies with the terms of this Agreement or the Funds’ operating agreement or partnership agreement.

Any conflicts in determining and allocating Investments between the GP and Funds, on the one hand, and the Partnership, on the other hand, will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Partnership and other Funds.

If conflicts arise between the Partnership and one or more other Funds, which may be seeking to realize on investments in similar Capital Assets at the same time, the first opportunity to realize on such investments or Capital Assets shall generally be allocated by the GP or its Affiliates to the Fund whose investments are closer to maturity and, in the case of investments with the same maturity, the oldest investment. However, the GP or its Affiliates, in their discretion, may make exceptions to this general policy where a Capital Asset is subject to remarketing commitments which provide otherwise or in cases in which, in the GP’s judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Fund, including the Partnership.

Section 7. Powers and Liabilities of Partners.

7.1 Absence of Control Over Partnership Business.

The Partners hereby consent to the exercise by the GP of the powers conferred upon the GP by this Agreement. No Partner shall participate in or have any control over the Partnership’s business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the GP, and then only in its capacity as the GP). No Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Partner’s Capital Contribution or Capital Account returned except as provided in this Agreement.

7.2 Limited Liability.

The liability of each limited partner in such capacity shall be limited to the amount of such limited partner’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Interests purchased by such limited partner, no limited partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership. No limited partner shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Partnership under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Partnership.

Section 8. Distributions and Allocations.

8.1 Distributions of Cash.

(a)	The GP shall determine, in its sole discretion, what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners. Until the end of the Operating Period, the GP intends to distribute, to the extent available, cash to the Partners in an amount at least equal to the following:

Monthly cash distributions equal to one-twelfth of the Initial Distribution Rate, as determined by the GP, multiplied by the Partners’ aggregate Capital Contributions as such Capital Contributions are reduced by any portion thereof which has been (A) returned to Partners pursuant to Section 8.6 or (B) received by Partners in connection with a repurchase by the Partnership of Partners’ Interests pursuant to Section 10.5 of this Agreement; provided, however, that each monthly cash distribution amount shall be computed as provided in the preceding clause on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed above which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period). For purposes of computing the monthly cash distributions under this paragraph, the GP will only take into consideration its interest obtained with respect to any Interests it owns.

(b)	Prior to Payout, distributions pursuant to this Section 8.1 shall be made 1% to the GP and 99% to the Partners (including the GP but only with respect to any Interests it owns). After Payout, distributions pursuant to this Section 8.1 shall be distributed 10% to the GP and 90% to the Partners (including the GP but only with respect to any Interests it owns).
(c)	Notwithstanding the provisions of Section 8.1(b), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.
(d)	Partners who make Capital Contributions to the Partnership prior to the Initial Closing Date shall be entitled to receive distributions described in this Section 8.1 with respect to the time period between the date of making their Capital Contribution and the Initial Closing Date. A one-time special distribution will be paid to such Partners on the date of the first distribution after the Initial Closing Date equal to the greater of (i) 8.6% of the Partner’s Capital Contribution or (ii) the amount of the annual Initial Distribution Rate times the Partner’s Capital Contribution, the greater of which is divided by a fraction, the numerator of which is the number of days the Partner’s Capital Contributions were held prior to the Initial Closing Date and the denominator of which is 365.
(e)	For purposes of determining the amount described in Section 8.1(a) that the GP intends, if available, to distribute on a monthly basis and the amount of the special distribution described in Section 8.2(d), the Capital Contribution of a Partner who, pursuant to Section 5.2(d), purchased Interests from the Partnership at a price of less than $1,000.00 per Interest shall be deemed to be $1,000.00 per Interest with respect to such Interests and not net of selling commissions and other expenses.

8.2 Allocations of Profits and Losses.

(a)	The Profits and Losses of the Partnership shall be determined for each Fiscal Year or Fiscal Period.
(b)	Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership’s Profits or Losses is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.
(c)	Except as otherwise provided below generally, and specifically in Section 8.2(f), Profits for any Fiscal Period during the Operating Period shall be allocated as follows:

(i)	first, 1% to the GP and 99% to the Partners (including the GP with respect to any Interests it owns) until such Partners have been allocated in the aggregate an amount equal to the excess of the Unpaid Target Distribution over the sum of their Partially Adjusted Capital Accounts; and
(ii)	thereafter, 10% to the GP and 90% to the Partners (including the GP with respect to any Interests it owns).

With respect to allocations of Profit and Loss between and among the Partners (including the GP with respect to any Interests it owns), see Section 8.4.

(d)	Except as otherwise provided below generally, and specifically in Section 8.2(f) and 8.4(b), Profits for any Fiscal Period during the Liquidation Period shall be allocated as follows:
(i)	first, the greater of (A) 1% or (B) the excess of the distributions made to the GP (other than with respect to any Interests it owns) pursuant to the first sentence of Section 8.1(b) (but only to the extent that such distributions have neither (I) been treated under the Treasury Regulations as attributable to the distribution of the proceeds of Nonrecourse Liabilities nor (II) been matched, as determined by the GP, with an allocation of gross income pursuant to Section 8.2(f)(v)) over the cumulative amount of income previously allocated to the GP pursuant to Section 8.2(c)(i) and this Section 8.2(d)(i) (and not offset by Losses allocated pursuant to Section 8.2(e)(ii)) to the GP and the balance to the Partners (including the GP with respect to any Interests it owns) until such Partners have been allocated in the aggregate an amount equal to the excess of the Unpaid Target Distribution over the sum of their Partially Adjusted Capital Accounts; and
(ii)	thereafter, 10% to the GP and 90% to the Partners (including the GP with respect to any Interests it owns).

With respect to allocations of Profit and Loss between and among the Partners (including the GP with respect to any Interests it owns), see Section 8.4.

(e)	Except as otherwise provided below generally, and specifically in Section 8.2(f), Losses for any Fiscal Period shall be allocated as follows:
(i)	first, 10% to the GP and 90% to the Partners (including the GP with respect to any Interests it owns) until the cumulative amount of Losses allocated pursuant to this 8.2(e)(i) to those who are then Partners equals the cumulative Profits previously allocated to such Partners (or their predecessors-in-interest) pursuant to Sections 8.2(c)(ii) and 8.2(d)(ii); and
(ii)	thereafter, 1% to the GP and 99% to the Partners (including the GP with respect to any Interests it owns);

provided, however, that if and to the extent that an allocation of Losses to any Partner (other than the GP) pursuant to this Section 8.2(e) or Section 8.2(f) would result in any such Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this Section 8.2(e) and, when no Partner (other than the GP) can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the GP. With respect to allocations of Profit and Loss between and among the Partners (including the GP with respect to any Interests it owns), see Section 8.4.

(f)	Special Allocations. The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:
(i)	Minimum Gain Charge-Back. Notwithstanding any other provision of this Section 8, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

(ii)	Partnership Nonrecourse Deductions. Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 1% to the GP and 99% to the other Partners, including the GP with respect to any Interests it owns.
(iii)	Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the Loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.
(iv)	Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a “qualified income offset” within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d), provided that an allocation shall be made pursuant to this Section 8.2(f)(iv) only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 8 had tentatively been made as if this Section 8.2(f)(iv) were not part of this Agreement.
(v)	Special Allocations of Gross Income. During the Liquidation Period, there shall be a special allocation of Gross Income to the Partners (including the GP regardless of its Interests) in proportion to, and to the extent of, the deficit balances, if any, in their respective Capital Accounts in excess of the amounts that such Partners are obligated to restore and are deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(i) and 1.704-2(i)(5), provided that an allocation pursuant to this Section 8.2(f)(v) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations pursuant to this Article 8 have been made as if this Section 8.2(f)(v) and Section 8.2(f)(iv) were not part of this Agreement.
(vi)	Curative Allocations. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(v) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(v) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred. If the GP determines, after consultation with counsel, that the allocation of any item of Partnership income, gain, loss or deduction is not specified in this Section 8 (an “unallocated item”), or that the allocation of any item of Partnership income, gain, loss or deduction hereunder is clearly inconsistent with the Partners’ economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii)(a) (a “misallocated item”), then the GP may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.
(vii)	Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Partner.

(viii)	Transactions with the Partnership. If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Partner who was charged with such item.
(ix)	Fees and Commissions Paid to the GP. It is the intent of the Partnership that, any amount paid or deemed paid to the GP as a fee or payment described in Section 6.4 shall be treated as a “guaranteed payment” or a payment to a Partner not acting in his capacity as a Partner pursuant to Section 707(c) or (a), respectively, of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the GP and not a guaranteed payment or a payment to a Partner not acting in his capacity as a Partner, the GP shall be allocated an amount of Partnership gross ordinary income equal to such payment.
(x)	Syndication Expenses. Syndication Expenses attributable to the Sales Commissions and Underwriting Fees paid on the Partnership’s sale of any Interest shall be specially allocated to the Partner who purchased such Interest; and all other Syndication Expenses shall be allocated to the Partners who are admitted to the Partnership from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Sales Commissions and Underwriting Fees) allocated with respect to each Interest are the same. If the GP determines that such result is not likely to be achieved through future allocation of Syndication Expenses, the GP may allocate a portion of Net Profits or Net Losses or other items of income, gain, loss, deduction or expense to achieve the same effect on the Capital Accounts of the Partners.
(xi)	Special Allocation of Gross Income with Respect to Section 8.1(d) Special Distribution. Gross Income shall be specially allocated to those Partners who received the one-time special distribution described in Section 8.1(d), to be allocated among such Partners in proportion to and to the extent of the amount of their respective special distributions.
(xii)	Solely for purposes of determining a GP's or Interest holder's proportionate share of the excess nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are as follows: 1% to the GP and 99% to the Partners (including the GP with respect to any Interests it owns).
(xiii)	To the extent permitted by Regulations Section 1.704-2(h)(3), the GP shall endeavor to treat distributions of Cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Partner that is not a General Partner.

8.3 Tax Allocations; Code Section 704(c); Revaluations.

(a)	In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.
(b)	In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.4(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Treas. Reg. Section 1.704-3(a)(6).
(c)	Any elections or other decisions relating to the allocations required by clauses (a) and (b) of this Section 8.3 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of this Section 8.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

8.4 Distributions and Allocations Between and Among the Partners.

(a)	Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period to the Partners (including the GP with respect to any Interests it owns but as distinct from distributions, and Profits and Losses allocated, to the GP as GP) shall be distributed or allocated, as the case may be, among the Partners in proportion to their respective number of Interests. Each distribution of cash shall be made to the Partners or their respective assignees of record as of the last day of the month next preceding the date on which such distribution is made. If the GP determines at any time that the sum of the monthly distributions made to any such Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Partner’s share of the total distributions made or to be made by the Partnership for such Fiscal Year, the GP shall, as soon as practicable, make a supplemental distribution to such Partner, or withhold from a subsequent distribution that otherwise would be payable to such Partner, such amount as shall cause the total distributions to such Partner for such Fiscal Year to be the proper amount.
(b)	Notwithstanding the general rule set forth in Section 8.4(a) regarding the allocation of Profits and Losses among Partners, beginning with the first Fiscal Year of the Partnership, Profits and Losses allocated to the Partners (as distinct from Profits and Losses allocated to the GP as GP) pursuant to Sections 8.2(c), 8.2(d), or 8.2(e) shall be allocated among the Partners so as to equalize, as soon as practicable, the ratio of each Partner’s Capital Account balance, as increased by the amounts for such Partner described in clauses (a), (b) and (c) of the definition of Partially Adjusted Capital Account, to the number of Interests held by such Partner. If there are not sufficient Profits or Losses so allocated to the Partners for such Fiscal Year to bring such ratios into equality, such Profits and Losses shall be allocated among the Partners in the same proportions as would have been the case had the minimum amount of Profits or Losses, as the case may be, necessary to produce such equality been available for allocation. For purposes of applying this provision to the GP with respect to any Interests it owns, the principles set forth in the definition of Partially Adjusted Capital Account for determining such account for the GP with respect to its Interests shall be applied. Allocations under this Section 8.4(b) shall continue until such ratio for each Partner equals such ratio for every other Partner.
(c)	In connection with any Fiscal Year in which any Partners (other than the GP) are admitted to the Partnership or, with respect to clause (ii), have Interests repurchased by the Partnership, Profits and Losses or items thereof shall be allocated, and distributions made, among such Partners as follows:
(i)	the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales.
(ii)	for purposes of determining the Profits, Losses or any other items allocable to any period (including for periods of less than a Fiscal Year to the extent necessary in order to comply with Code Section 706(d)), Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the GP using any permissible method under Code Section 706 and the Treasury Regulations thereunder. If the amount of Profit or Loss allocable to a Partner is limited as a result of the use of such method compared to the amount of such Profit or Loss that otherwise would have been allocated to such Partner pursuant to Sections 8.2(c), 8.2(d) or 8.2(e) (as amplified by Sections 8.4(a) or 8.4(b), as the case may be), such excess amount shall be reallocated to the other Partners in proportion to the amounts allocated to them pursuant to said Section.
(iii)	all monthly distributions made to such Partners pursuant to Section 8.1(b) shall be distributed among the Partners in the ratio that the number of Interests held by each Partner multiplied by the number of days in the month preceding the month in which the distribution is made that such Interests were held by such Partner bears to the sum of that calculation for all Partners (other than the GP).
(d)	In the event of a transfer of an Interest during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Interests. Monthly distributions made by the Partnership in accordance with Section 8.1(b) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.4(a).

8.5 Compliance with NASAA Guidelines Regarding Front-End Fees.

Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (g) above, the GP shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the GP to obtain the Consent of the Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Partner.

8.6 Return of Uninvested Capital Contribution.

If an amount equal to 100% of the Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty four (24) months after the Effective Date of the Offering or (ii) twelve (12) months of the receipt thereof by the Partnership, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Partners, pro rata based upon their respective number of Interests, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Partner). Funds shall be deemed to have been committed to Investments and need not be returned to a Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty four (24) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Partners on a pro rata basis, as a return of capital.

8.7 Partners’ Return of Investment in the Partnership.

Each Partner shall look solely to the assets of the Partnership for the return of his or her Capital Contribution and for any other distributions with respect to his or her Interests. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he or she shall not have any recourse against the personal assets of the GP or any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

8.8 No Distributions in Kind.

Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership’s assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

8.9 Partnership Entitled to Withhold.

The Partnership shall, at all times, be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner’s participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefor by the GP, which demand shall be made only if the GP determines that such Partner is not likely to be entitled to distributions within twelve (12) months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the GP shall have received an opinion of counsel or other evidence, satisfactory to the GP, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9. Withdrawal of the GP.

9.1 Voluntary Withdrawal.

The GP may not voluntarily withdraw as a GP from the Partnership unless (a) the Partners have received written notice of the GP’s intention to withdraw 60 days in advance, (b) the Partnership shall have received an opinion of counsel to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (c) a Substitute GP shall have been selected and such Substitute GP shall have (i) expressed a willingness to be admitted to the Partnership, (ii) received the specific written Consent of the Majority Interest to such admission and (iii) a Net Worth sufficient to satisfy the net worth requirements for a “sponsor” under the NASAA Guidelines.

9.2 Involuntary Withdrawal.

The GP shall be deemed to have involuntarily withdrawn as a GP from the Partnership upon the removal of the GP pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. For purposes of this Section 9.2 and Section 13, neither the GP nor any of its Affiliates will participate in any vote by the Partners to (a) involuntarily remove the GP or (b) cancel any management or service contract or agreement with the GP or any such Affiliate.

9.3 Consequences of Withdrawal.

(a)	Upon the voluntary withdrawal of the GP in accordance with Section 9.1, the GP, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership: (i) an amount equal to the positive balance, if any, in the GP’s Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Partnership through such date of withdrawal and any unrealized gains and losses inherent in the Partnership’s assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the interest in the income, losses, distributions and capital of the Partnership then held by the GP, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees with respect to Investments acquired by the Partnership prior to the effective date of the Withdrawal of the GP shall remain payable to the GP notwithstanding any such Withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the GP pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the GP, (iii) an amount equal to the difference between (A) any amounts due and owing to the GP by the Partnership and (B) any amounts due and owing by the GP to the Partnership, and, upon such payment, the GP’s interest in the income, losses, distributions and capital of the Partnership shall be terminated. The right of the GP, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Partnership or any Partner against the GP, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and (y) if the GP has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this subsection (a) of Section 9.3, payment to the Partnership of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Partners (other than the GP) over the capital previously contributed by the GP.

(b)	Upon the Involuntary Withdrawal of the GP in accordance with Section 9.1, the GP, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership: (i) the fair market value of its interest in the income, losses, distributions and capital of the Partnership as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be; (ii) Management Fees with respect to Investments acquired by the Partnership prior to the effective date of the Withdrawal of the GP shall remain payable to the GP notwithstanding any such Withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the GP pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the GP; and (iii) an amount equal to the difference between (A) any amounts due and owing to the GP by the Partnership and (B) any amounts due and owing by the GP to the Partnership, and, upon such payment, the GP’s interest in the income, losses, distributions and capital of the Partnership shall be terminated.
(c)	For purposes of this Section 9.3, the fair market value of the withdrawn GP’s interest in the income, losses, distributions and capital of the Partnership shall be determined, in good faith, by such GP and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn GP and one by the Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn GP’s Interests within 90 days, they shall, within 20 days thereafter, jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn GP and the Partnership.
(d)	The method of payment to the GP upon Withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the Withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn GP otherwise would have received under Agreement had the GP not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, (sixty) 60-month loan of like amount or (ii) the rate of interest from time to time announced by JPMorgan Chase Bank at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

9.4 Continuation of Partnership Business.

In the event that the GP withdraws from the Partnership, the GP, or its estate, successors or legal representatives, shall deliver to the Partners Notice stating the reasons for such Withdrawal. If, within 90 days following such Withdrawal, any Person shall be admitted to the Partnership as a Substitute GP, such Substitute GP shall execute a counterpart of this Agreement and the business of the Partnership shall continue. If no Substitute GP shall have been so admitted to the Partnership within 90 days following the date of the GP’s Withdrawal, then the Partnership shall be dissolved.

Section 10. Transfer of Units.

10.1 Withdrawal of a Non-GP Partner.

A Partner (other than the GP) may withdraw from the Partnership only by Assigning or having all of his or her Interests redeemed or repurchased in accordance with this Section 10. The withdrawal of a Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any such Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Partner shall be deemed to be the Assignee of the Interests of such Partner and may become a Substitute Partner upon compliance with the provisions of Section 10.3.

10.2 Assignment.

(a)	Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Partner (other than the GP) may Assign all or any portion of the Interests owned by such Partner to any Person (the “Assignee”); provided, that
(i)	such Partner and such Assignee shall each execute a written Assignment instrument, which shall:
(A)	set forth the terms of such Assignment;
(B)	evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;
(C)	include a representation by both such Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and
(D)	otherwise be satisfactory in form and substance to the GP.
(b)	Notwithstanding the foregoing, unless the GP shall specifically consent, no Interests may be Assigned:
(i)	to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);
(ii)	to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Partnership, or its status as a partnership, for federal income tax purposes; provided, however, that the Partnership may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Partnership, or its status as a partnership, for federal income tax purposes;
(iii)	to any Person if such Assignment would affect the Partnership’s existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;
(iv)	to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;
(v)	if such Assignment would result in the transfer of less than five (5) Interests (unless such Assignment is of all of the Interests owned by such Partner);
(vi)	if such Assignment would result in the retention by such Partner of less than five (5) Interests;
(vii)	if, in the reasonable belief of the GP, such Assignment might violate applicable law;
(viii)	if, in the determination of the GP, such Assignment would not be in the best interest of the Partnership and its Partners; or
(ix)	if such transfer would cause the Interests to be owned by any person who, if an individual, is not a United States citizen resident in the United States or Puerto Rico, or a resident alien with an address in the United States or who would be a “foreign partner” as that term is used in Code Section 1446.

Any attempt to make any Assignment of Interests in violation of this Section 10.2(b) shall be null and void ab initio.

(c)	No transfer, Assignment or repurchase of Interests shall be made, and the GP shall not recognize any such transfer, Assignment or repurchase for any purpose whatsoever, if it would result in the Partnership being treated as an association taxable as a corporation or as a “publicly traded partnership” for federal income tax purposes. In addition, the GP shall not recognize for any purpose whatsoever (including recognizing any rights of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership), an Assignment of Interests (or interest therein) if such Assignment occurred on an established securities market or a secondary market (or the substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a “Secondary Market”) or fails to meet one or more of the Secondary Market “safe harbor” provisions of Treas. Reg. Section 1.7704-1 or any substitute safe harbor provisions that subsequently may be established by Treasury Regulations or published notices. The GP may, in its sole discretion, decline to recognize, for any purpose whatsoever, a transfer or Assignment even if it falls within one or more of the foregoing-referenced Secondary Market “safe harbor” provisions. The Partners agree to provide all information respecting Assignments which the GP deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market, and each Partner hereby consents and agrees to any decision made by the GP, in good faith, to deny a proposed Assignment of Interests hereunder. In no event shall the Partnership recognize, for any purpose whatsoever, transfers in any taxable year, other than those that the GP concludes in good faith are described in Treas. Reg. Sections 1.7704-1(e)(1)(i)-(vii), 1.7704-1(e)(1)(ix), or 1.7704-1(g), to the extent such transfers in the aggregate exceed 2% of the total interests in the Partnership’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k).
(d)	Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

10.3 Substitution.

(a)	An Assignee shall be admitted to the Partnership as a Substitute Partner only if:
(i)	the GP has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and
(ii)	such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the GP reasonably may require to determine compliance with this Section 10.
(b)	An Assignee who does not become a Substitute Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Interests shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Partner desiring to make an Assignment of Interests. Failure or refusal of the GP to admit an Assignee as a Substitute Partner shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

10.4 Status of an Assigning Partner.

Any Partner that shall Assign all of his or her Interests to an Assignee who becomes a Substitute Partner shall cease to be a Partner and shall no longer have any of the rights or privileges of a Partner.

10.5 Limited Right to Request the Repurchase of Interests.

(a)	Commencing with the one-year anniversary of the admission of the Partner to the Partnership, such Partner (other than the GP or an Affiliated Partner) may request that the Partnership repurchase, and, subject to the availability of funds, in accordance with the Partnership’s Interest Repurchase Plan and this Section 10.5, such Partner’s Interests. The Partnership shall not, in any calendar year, repurchase Interests pursuant to this Section 10.5 that, in the aggregate, along with all Interests otherwise transferred in such calendar year (other than those that the GP in good faith concludes are described in Treas. Reg. Sections 1.7704-1(e)(i)-(vii), 1.7704-1(e)(ix), or 1.7704-1(g)) including Interests repurchased pursuant to Section 10.6(a), exceed 2% of the total interests in the Partnership’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k). With the prior Consent of the GP, the Partnership shall repurchase, for cash, up to 100% of the Interests of such Partner, at the Applicable Repurchase Price. The Partnership shall be under no obligation to repurchase Interests of a Partner and shall do so only in the sole and absolute discretion of the GP. In this regard, the GP may take into consideration the time of year during which a repurchase request is made, and the effect such a repurchase would have on the 2% limit (described above).
(b)	No reserves shall be established by the Partnership for the repurchase of Interests. The availability of funds for the repurchase of any Interest shall be subject to the availability of sufficient Cash Flow. Furthermore, Interests may be repurchased only if such repurchase would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership’s taxable year or of its federal income tax status as a partnership.
(c)	A Partner desiring to have a portion or all of his Interests repurchased shall submit a request in form and substance satisfactory to the Partnership in accordance with the Interest Repurchase Plan. Requests may be withdrawn by the Partner at any time.
(d)	In the event that the GP receives requests for the Partnership to repurchase more Interests than there are funds sufficient to repurchase, the GP shall repurchase such Interests on a pro rata basis from all Partners who shall so request repurchase in accordance with the Interest Repurchase Plan.
(e)	In the event that all Interests of any Partner are repurchased, such Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the repurchase of all Interests of such Partner, cease to have the rights of a Partner.
(f)	The Partnership has sole discretion with respect to termination, amendment or suspension of the Interest Repurchase Plan.
(g)	Any Interests acquired (whether by repurchase, redemption or otherwise) by the Partnership pursuant to this Section 10.5 or any other Section of this Agreement shall (i) not be cancelled and shall remain available for sale pursuant to the Offering if acquired prior to the Termination Date and (ii) be cancelled if acquired on or after the Termination Date.

10.6 Repurchase of Interests from Foreign Partners.

(a)	The Partnership shall have the right, but not the obligation, to repurchase, for cash, up to 100% of the Interests of any Partner, at the Applicable Repurchase Price, if such Partner becomes a “foreign partner” as that term is used in Code Section 1446 at any time during the Term, provided that the Partnership concludes that such repurchase would not constitute a transaction on an established securities market or a secondary market (or the substantial equivalent thereof) and would not jeopardize the Partnership’s treatment as a partnership for federal income tax purposes, and that sufficient cash flow was available to provide the funds for such repurchase, and provided further that the Partnership shall not, in any calendar year, repurchase Interests pursuant to this Section 10.6(a) that, in the aggregate, along with all Interests otherwise transferred in such calendar year (other than those that the GP in good faith concludes are described in Treas. Reg. Sections 1.7704-1(e)(i)-(vii), 1.7704-1(e)(ix) or 1.7704-1(g)), including Interests repurchased pursuant to Section 10.5, exceed 2% of the total interests in the Partnership’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k).
(b)	In the event that all Interests of any Partner are repurchased, such Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the repurchase of all Interests of such Partner, cease to have the rights of a Partner.

Section 11. Dissolution and Winding-Up.

11.1 Events Causing Dissolution.

The Partnership shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(a)	the withdrawal of the GP, unless a Substitute GP shall have been admitted to the Partnership in accordance with Section 9.5 of this Agreement; or
(b)	the voluntary dissolution of the Partnership (i) by the GP with the Consent of the Majority Interest or (ii) subject to Section 13 of this Agreement, by the Consent of the Majority Interest without action by the GP; or

(c)	the Sale of all or substantially all of the Investments of the Partnership; or
(d)	the expiration of the Partnership term specified in Section 4 of this Agreement; or
(e)	the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or
(f)	any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act to the extent not otherwise provided herein.

11.2 Winding-Up of the Partnership; Capital Contribution by the GP Upon Dissolution.

(a)	Upon the occurrence of a Dissolution Event, the winding-up of the Partnership and the termination of its existence shall be accomplished as follows:
(i)	the GP (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Partnership, which Person, in either event, may exercise all of the powers granted to the GP herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Partnership (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Formation), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the GP (or such other Person effecting the winding up) to effectuate an orderly winding-up;
(ii)	all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;
(iii)	in the event that, after all requirements of clauses (i) and (ii) of this Section 11.2(a) shall have been accomplished, the GP shall have a deficit balance in its Capital Account, the GP shall contribute within thirty (30) days to the Partnership as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of the lesser of (i) $2,000,000 or (ii) 1.01% of the total Capital Contributions of the Partners (other than the GP) over (iii) the capital previously contributed by the GP (for this purpose, any payments made by the GP as co-signatory or guarantor of any of the Indebtedness of the Partnership and not yet reimbursed to the GP at the time of dissolution of the Partnership and any amounts due and unpaid to the GP on, under or with respect to any Partnership Loans at the time of such dissolution may, at the election of the GP, be deemed to be Capital Contributions by the GP to the Partnership and, in such case, any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);
(iv)	the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in Section 11.3; and
(v)	the GP (or such other Person effecting the winding-up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.
(b)	If the winding-up of the Partnership is effected by the GP, the GP shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding-up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

11.3 Application of Liquidation Proceeds Upon Dissolution.

Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

(a)	first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;
(b)	next, to the setting up of any Reserve that the GP (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such Reserve may, in the sole and absolute discretion of the GP (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the GP (or such other Person effecting the winding-up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.
(c)	next, to the payment of all obligations to the Partners in proportion to, and to the extent of advances made by, each Partner pursuant to the provisions of this Agreement;
(d)	next, to the payment of all reimbursements to which the GP or any of its Affiliates may be entitled pursuant to this Agreement; and
(e)	thereafter, to the Partners, within the time period specified in Treas. Reg. Section 1.704-1(b)(2)(ii)(b)(2), in proportion to, and to the extent of, the positive balances of their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

11.4 Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

In the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (i) distributions shall be made pursuant to this Section 11 to the GP and Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) and (ii), if any GP’s Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such GP shall contribute to the capital of the Partnership the amounts required under this Agreement and the Delaware Act. If any Partner who is not a GP has a deficit balance in his Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or any other Person for any purpose whatsoever.

In the discretion of the GP, a pro rata portion of the distributions that would otherwise be made to the GP and Partners pursuant to this Section 11 may be:

(a)	distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the GP arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the GP, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 11.3 hereof; or
(b)	withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

11.5 Deemed Contribution and Distribution.

In the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have contributed all Partnership Property and liabilities to a new limited partnership in exchange for an interest in such new limited partnership and, immediately thereafter, the Partnership will be deemed to liquidate by distributing interests in the new limited partnership to the Partners.

Section 12. Fiscal Matters and Reports.

12.1 Title to Property and Bank Accounts.

Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the GP, and withdrawals therefrom shall be made upon the signature of the GP or such Person or Persons as shall be designated in writing by the GP. Except in connection with Joint Ventures, the funds of the Partnership shall not be commingled with the funds of any other Person.

12.2 Maintenance of and Access to Basic Partnership Documents.

(a)	The GP shall maintain at the Partnership’s principal office, the following documents:
(i)	the Partnership List;
(ii)	a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Limited Partnership or any such amendment has been executed;
(iii)	copies of this Agreement and any amendments hereto, including the Repurchase Plan;
(iv)	copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners’ equity at or for such Fiscal Year, together with the report of the Partnership’s independent auditors with respect thereto;
(v)	copies of the Partnership’s federal, State and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;
(vi)	records as required by applicable tax authorities including those specifically required to be maintained by “tax shelters,” if so required by the Partnership; and
(vii)	investor suitability records for Interests sold by any Affiliate of the GP for a period of six years.
(b)	Each Partner and his or her designated representative shall be given access to all of the foregoing records of the Partnership and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Partnership List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Partner, during normal business hours upon reasonable advance written notice to the GP, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Partner or his or her representative will wish to examine or copy or both.
(c)	In addition, the GP shall mail a copy of the Partnership List to, or as directed by, any Partner within ten (10) business days of receipt by the Partnership of a written request therefor together with a check in payment of the cost to the GP of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy, such Partner shall certify to the Partnership that the Partner is not requesting the Partnership List for the purpose of (i) providing the Partnership List (or any of the information set forth therein) to any third party (other than to the Partner’s designated representative(s)), (ii) selling the Partnership List, (iii) using the Partnership List for a commercial purpose unrelated to the Interests, or (iv) using the Partnership List for an unlawful purpose.

(d)	If the GP refuses or neglects to (i) permit a Partner or his or her representative to examine the Partnership List at the office of the Partnership during normal business hours and with reasonable advance written notice to the GP or (ii) produce and mail a copy of the Partnership List within ten (10) business days after receipt of the applicable Partner’s written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the GP shall be liable to such Partner who requested such list for the costs, including reasonable attorneys’ fees, incurred by such Partner to compel production of the Partnership List, and for the actual damages (if any) suffered by such Partner by reason of such refusal or neglect. It shall be a defense that the requesting Partner (i) has failed to pay the required fee, or (ii) has not provided the GP with the certification called for by Section 12.2(c) hereof, or (iii) the GP, in good faith, believes that the Partner’s purpose in requesting the Partnership List is for the purpose of (A) providing the List (or any of the information set forth therein) to any third party (other than to the Partner’s designated representative(s)), (B) selling the Partnership List, (C) using the Partnership List for a commercial purpose unrelated to the Interests, or (D) using the Partnership List for an unlawful purpose. The remedies provided under this Section 12.2 to Partners requesting copies of the Partnership List are in addition to, and shall not in any way limit, other remedies available to Partners under federal law or any applicable state laws.

12.3 Financial Books and Accounting.

The GP shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

12.4 Fiscal Year.

Except as may otherwise be determined from time to time by the GP (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

12.5 Reports.

(a)	Quarterly Reports. Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the GP shall send, to each Person who was a Partner at any time during such Fiscal Quarter, the following written materials:
(i)	a report containing the same financial information as is contained in the Partnership’s quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners’ equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;
(ii)	a tabular summary, prepared by the GP, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Partnership to the GP and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Partnership and the compensation received therefor (if any) and (B) summarize the terms and conditions of any contract (if any), which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the GP and its Affiliates; and
(iii)	until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Partners (as provided in Section 8.6, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Investments made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.
(b)	Annual Reports. Not later than 120 days after the end of each Fiscal Year, the GP shall send to each Person who was a Partner at any time during such Fiscal Year the following written materials:
(i)	financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners’ equity, which shall be prepared in accordance with the rules and regulations of the Commission;
(ii)	an analysis, prepared by the GP (which need not be audited by the Partnership’s auditors), of distributions made to the GP and the Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:
(A)	Cash From Operations during such period;
(B)	Cash From Operations during a prior period which had been held as Reserves;
(C)	Cash From Sales;
(D)	Capital Contributions originally used to establish a Reserve;
(iii)	a status report with respect to each Investment that individually represents at least 10% of the aggregate Purchase Price of the Partnership’s Investments held at the end of such Fiscal Year, which report shall state:
(A)	the condition of each such Investment, to the knowledge of the GP;
(B)	how such Investment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale), to the knowledge of the GP;
(C)	the remaining term of any Lease to which such Investment is subject;
(D)	the projected or intended use of such Investment during the next following Fiscal Year;
(E)	the method used to determine values set forth therein;
(F)	such other information as may be relevant to the value or use of such Investment as the GP, in good faith, deems appropriate;
(iv)	the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the GP and its Affiliates by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:
(A)	In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Partnership and the compensation therefor (if any) and shall summarize the terms and conditions of any contract (if any) which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the GP and its Affiliates;
(B)	In the case of reimbursed costs and expenses, the GP shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Partnership’s portion of such total amounts were allocated between the Partnership and any other Funds in accordance with this Agreement and the respective governing agreements of such other Funds. Such cost and expense allocation shall be reviewed by the accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such independent publicly registered accountants shall state that, in connection with the performance of such audit, such independent publicly registered accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the GP and its Affiliates, the cost of whose services were reimbursed; and
(C)	The additional costs of the special review required by this subsection (iv) will be itemized by the independent publicly registered accountants on a Fund by Fund basis and may be reimbursed to the GP and its Affiliates by the Partnership in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report; (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Investments made, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

12.6 Tax Returns and Tax Information.

The GP shall:

(a)	prepare or cause its accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and
(b)	deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner’s share of the Partnership’s income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

12.7 Accounting Decisions.

All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the GP in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be reasonably acceptable to the accountants, and the GP may rely upon the advice of the accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

12.8 Federal Tax Elections.

The Partnership, in the sole and absolute discretion of the GP, may make elections for federal tax purposes as follows:

(a)	in case of a transfer of all or some of the Interests of a Partner, the Partnership, in the absolute discretion of the GP, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and
(b)	all other elections, including, but not limited to, the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the GP in such manner as will, in the opinion of the GP (as advised by counsel or the accountants as the GP deems necessary) be most advantageous to the Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

12.9 Tax Matters Partner.

(a)	The GP is hereby designated as the “Tax Matters Partner” under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the GP as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Partners.
(b)	The Tax Matters Partner shall have the following duties;
(i)	to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number of Interests owned and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the “Secretary”); and
(ii)	to the extent and in the manner required by applicable law and regulations, to keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes (such judicial proceedings referred to hereinafter as “judicial review”).
(c)	Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all reasonable expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the GP nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the GP and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.
(d)	The Tax Matters Partner is hereby authorized, but not required:
(i)	to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;
(ii)	in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership’s principal place of business is located, the United States Court of Claims or any other appropriate forum;
(iii)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;
(iv)	to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;
(v)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

(vi)	to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

12.10 Reports to Federal and State Authorities.

The GP shall prepare and file with all appropriate federal and state regulatory bodies and other authorities all reports required to be so filed by federal and state securities or “blue sky” authorities and by the NASAA Guidelines.

12.11 Special Direction and Consent Regarding Possible Issuance of Final Regulations Affecting Issuance of Partnership Interests for Services.

In the event that proposed regulations under, inter alia, Code Sections 83, 704 and 721 and issued by the Internal Revenue Service on May 24, 2005, under the docket number REG-105346-03, relating to issuance of partnership equity for services become finalized and, as finalized, would apply to the GP’s interest in the Partnership upon issuance of Interests in the Partnership, the Partnership is hereby authorized and directed to make the analogue found in such final regulations to the “safe harbor” election presently described in Prop. Treas. Reg. Section 1.83-3(l)(1), whereby such GP’s interest would be valued for federal income tax purposes at its so-called “liquidation value,” as such election is further amplified by a Revenue Procedure presently published in draft form as Notice 2005-43. The Partnership and each of its Partners, including the GP, agree to comply with all of the requirements of the safe harbor in connection with interests in the Partnership transferred in connection with the performance of services while the election remains effective, to execute such documentation as the GP reasonably determines is necessary to comply with such election, and not to take any position for federal income tax purposes inconsistent with such election.

Section 13. Meetings and Voting Rights of the Partners.

13.1 Meetings of the Partners.

(a)	A meeting of the Partners may be called by the GP on its own initiative, and shall be called by the GP following its receipt of written request(s) for a meeting from Partners holding 10% or more of the then outstanding Interests, to act upon any matter on which the Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Partners at such meeting (with which text the GP shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Partners). Within 10 days following the receipt of such a request, the GP shall give Notice to all Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the GP acting on its own initiative may submit for action by Consent of the Partners, in lieu of a meeting, any matter on which the Partners may vote as set forth in this Section 13 (other than those matters which are the purpose of a meeting called by Partners holding 10% or more of the outstanding Interests).
(b)	A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Partners either (i) personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the GP upon the request of the Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the GP on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Partner at his or her record address, or at such other address as he or she may have furnished in writing to the GP for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the GP shall determine to be reasonable and convenient to the Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Partners; provided, however, that, if there be no such quorum, holders of a majority of the Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Partners need be given to any Partner who attends in person or is represented by proxy (except when a Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.
(c)	For the purpose of determining the Partners entitled to vote on any matter submitted to the Partners at any meeting of such Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the GP or the Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.
(d)	Any Partner may authorize any Person or Persons to act for such Partner by proxy in respect of all matters as to which such Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Partners. Every proxy must be signed by a Partner or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.
(e)	At each meeting of the Partners, the Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

13.2 Voting Rights of the Partners.

Subject to Section 13.3, the Partners (other than the GP), acting by Consent of the Majority Interest may take the following actions without the concurrence of the GP:

(a)	amend this Agreement, other than (1) in any manner to allow the Partners to take part in the control or management of the Partnership’s business, and (2) without the specific Consent of the GP, to alter the rights, powers and duties of the GP as set forth in this Agreement;
(b)	dissolve the Partnership;
(c)	remove the GP and elect one or more Substitute GPs; and
(d)	approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales while liquidating the Investments during the Liquidation Period.

With respect to any Interests owned by the GP and its Affiliates, the GP and its Affiliates may not vote on matters submitted to the Partners regarding the removal of the GP and its Affiliates or regarding any transaction between the Partnership and the GP and its Affiliates. In determining the requisite percentage of Interests necessary to approve a matter on which the GP and its Affiliates may not vote or consent, any Interests owned by the GP and its Affiliates shall not be included.

13.3 Limitations on Action by the Partners.

The rights of the Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Partner to liability as a GP under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own a Capital Asset or (b) to contract away the fiduciary duty owed to such Partner by the GP and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Partners if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Interests propose counsel for this purpose.

Section 14. Amendments.

14.1 Amendments by the GP.

Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the GP without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Partners, including, without limitation:

(a)	to add to the representations, duties or obligations of the GP or to surrender any right or power granted to the GP herein;
(b)	to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;
(c)	to preserve the status of the Partnership as a “partnership” for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);
(d)	to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission) or by any Administrator or similar such official;
(e)	to permit the Interests to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;
(f)	if the Partnership is advised by counsel, by the Partnership’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and
(g)	to change the name of the Partnership or the location of its principal office.

14.2 Amendments with the Consent of the Majority Interest.

In addition to the amendments permitted to be made by the GP pursuant to Section 14.1, the GP may propose to the Partners, in writing, any other amendment to this Agreement. The GP may include in any such submission a statement of the purpose for the proposed amendment and of the GP’s opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Partner or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Interests owned) any Partner’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby.

Section 15. Power of Attorney.

15.1 Appointment of Attorney-in-Fact.

By their subscription for Interests and their admission as Partners hereunder, Partners make, constitute and appoint the GP, each authorized officer of the GP and each Person who shall thereafter become a Substitute GP during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

(a)	this Agreement, Schedule A to this Agreement and the Certificate of Formation under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute GP and any Substitute Partner);
(b)	any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Partner voted in favor of or otherwise consented to such action;
(c)	any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the GP deems necessary or advisable;
(d)	any certificate of dissolution or cancellation of the Certificate of Formation that may be reasonably necessary to effect the termination of the Partnership; and
(e)	any instrument or papers required to continue or terminate the business of the Partnership pursuant to Section 9.5 and Section 11 hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Partner if such action could in any way increase the liability of such Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Partner under Section 8, unless (in either case) such Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

15.2 Amendments to Agreement and Certificate of Formation.

(a)	Each Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:
(i)	any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the Consent of the Partners;
(ii)	Partners holding the percentage of Interests specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and
(iii)	any Partner has failed or refused to consent to such amendment or action (hereinafter referred to as the “non-consenting Partner”), then each non-consenting Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Partner, and in his name, place and stead, any and all documents, certificates and instruments that the GP may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Partner is fully aware that he or she has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership’s business and affairs.
(b)	Any amendment to this Agreement reflecting the admission to the Partnership of any Substitute Partner shall be signed by the GP and by or on behalf of the Substitute Partner. Any amendment reflecting the withdrawal or removal of the GP and the admission of any Substitute GP of the Partnership upon the withdrawal of the GP need be signed only by such Substitute GP.

15.3 Power Coupled with an Interest.

The foregoing grant of authority by each Partner:

(a)	is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Partner;

(b)	may be exercised for such Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Partners, including such Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and
(c)	shall survive the Assignment by any Partner of all or less than all of such Partner’s Interests, provided that, if any Assignee of all of a Partner’s Interests shall have furnished to the GP a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Partner shall have been approved by the GP, this power of attorney shall survive such Assignment with respect to the assignor Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Partner.

Section 16. General Provisions.

16.1 Notices, Approvals and Consents.

All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

(a)	If to the Partnership or the GP, at the principal office of the Partnership, to:

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
c/o ICON GP 14, LLC
100 Fifth Avenue, Fourth Floor
New York, NY 10011
Attention: General Counsel
Telephone: (212) 418-4700
Telecopy: (212) 418-4739

(b)	If to any Partner, at the address set forth in Schedule A hereto opposite such Partner’s name, or to such other address as may be designated for the purpose by Notice from such Partner given in the manner hereby specified.

16.2 Further Assurances.

The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.3 Captions.

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

16.4 Binding Effect.

Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

16.5 Severability.

If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

16.6 Integration.

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

16.7 Applicable Law.

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

16.8 Counterparts.

This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

16.9 Creditors.

No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the Interests of a Partner as provided herein above.

16.10 Interpretation.

Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

16.11 Successors and Assigns.

Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the GP may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the GP and not any such assignee shall remain solely liable for its obligations hereunder.

16.12 Waiver of Action for Partition.

Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he or she may have to maintain any action for partition with respect to the property of the Partnership.

Section 17. Definitions.

Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and “Article” and “Section” references are references to the Articles and Sections of this Agreement.

“Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person that are attributable to selection and making of Investments, whether or not acquired or made, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on Investments and other tangible or intangible personal property not acquired, fees payable to finders and brokers that are not Affiliates of the GP, accounting fees and expenses, costs of each Investment (including the negotiation of Investment Documents, and the negotiation and documentation of Partnership borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses, however designated.

“Acquisition Fees” means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and making of any Investment, however designated and however treated for tax and accounting purposes, and (b) all finder’s fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the GP, but not any Acquisition Expenses.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner’s Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his or her Interests, or the GP’s interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Administrator” means the official or agency administering the securities laws of a state.

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or general partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or general partner, any other Person for which such Person acts in such capacity. For purposes of this definition, the term “controls,” “is controlled by,” or “is under common control with” shall mean the possession, whether direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliated Investment” means any Investment in which the GP, any of its Affiliates or any Fund either has or in the past has had an interest, but excluding any Joint Venture.

“Affiliated Partner” means any officer, employee or securities representative of the GP or any Affiliate of the GP or of any Selling Dealer who is admitted as a Partner at a Closing.

“Agreement” means this Limited Partnership Agreement, as the same may hereafter be amended, supplemented or restated from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

“Applicable Repurchase Price” means, with respect to any Interest, the following amount (determined as of the date of repurchase of such Interest): (a) during the Offering Period, at $930 per Interest (or $900 per Interest purchased under the DRIP Plan), minus cash distributions received; (b) during the Operating Period, at $950 per Interest (or $920 per Interest purchased under the DRIP Plan), plus a 4% annual return for each full year of ownership, minus cash distributions received; and (c) during the Liquidation Period, at a price per Interest equal to the net asset value per Interest as determined from the most recent financial statements of the Partnership.

“Assignee” means any Person to whom any Interests have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Interests, the offer, sale, assignment, transfer, gift or other disposition of, such Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” have a correlative meaning.

“Capital Account” means the capital account maintained for each Partner pursuant to Section 5.4 of this Agreement.

“Capital Asset” means the Capital Assets described in Section 3.2, including, but not limited to, rights relating to Capital Assets (including residual rights) and related property, real or personal, invested in by the Partnership, or in which the Partnership has acquired a direct or indirect interest, including pursuant to secured loans, and shall also be deemed to include other tangible and intangible real or personal property which at any time is owned in fee simple or subject to a lease.

“Capital Contributions” means (a) as to the GP, its initial $1.00 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the GP, (b) as to the Initial Partner, its initial $1,000.00 contribution to the capital of the Partnership, which contribution shall be returned to the Initial Partner upon the admission of additional Partners to the Partnership and (c) as to any other Partner, the gross amount of initial investment in the Partnership actually paid by such Partner for Interests, without deductions for Underwriting Fees, Sales Commissions and Front-End Fees. Although the Partnership does not foresee any Partners making non-cash capital contributions, a Partner’s capital contributions includes the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner.

“Cash Flow” means cash on hand derived from Cash From Operations and Cash From Sales.

“Cash From Operations” means gross cash proceeds from Partnership operations, without deduction for depreciation or other similar allowances, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

“Cash From Sales” means the cash received by the Partnership as a result of a Sale reduced by (a) all Indebtedness of the Partnership required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an Investment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the GP), (b) any accrued but previously unpaid Management Fees to the extent then payable, (c) any Reserves to the extent deemed reasonable by the GP and (d) all assets and expenses incurred in connection with such Sale. In the event the Partnership takes back a promissory note or other evidence of Indebtedness in connection with any Sale, all payments subsequently received in cash by the Partnership with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If, in payment for an Investment sold, the Partnership receives purchase money obligations secured by liens on such Investment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

“Closing” means the admission of Partners to the Partnership in accordance with Section 5.2 of this Agreement.

“Closing Date” means any date on which any Partner shall be admitted to the Partnership, which may occur on the Initial Closing Date or any subsequent Closing Date up to and including the Final Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

“Commission” means the Securities and Exchange Commission.

“Consent” means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

“Controlling Person” means, with respect to the GP or any of its Affiliates, any of its chairmen, directors, presidents, vice presidents, corporate secretary, treasurer, any holder of a 5% or larger equity interest in the GP or any such Affiliate, or any Person having the power to direct or cause the direction of the GP or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer or holds such an equity interest be considered a Controlling Person.

“Dealer-Manager” means ICON Securities Corp., an Affiliate of the GP, and any successor thereto.

“Dealer-Manager Agreement” means the agreement entered into between the Partnership and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. § 17-101, et seq., as amended from time to time, and any successor thereto.

“Dissolution Event” has the meaning specified in Section 11.1 of this Agreement.

“Distribution Reinvestment Plan” or “DRIP Plan” means a plan adopted by the Partnership to allow members and members of affiliated Funds to purchase additional Interests with distributions received from the Partnership and/or certain Affiliates of the Partnership or such other affiliated Funds.

“Due Diligence Expenses” has the meaning specified in Section 6.4(d) of this Agreement.

“Effective Date” means the date the Registration Statement is declared effective by the Commission.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means an interest-bearing account established and maintained by the GP with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Partners as a result of the Closing occurring on the Initial Closing Date.

“Escrow Agent” means Deutsche Bank Trust Company Americas or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the GP to serve in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement between the Partnership, the GP, the Dealer-Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

“Final Closing Date” means the last Closing Date on which any Partner (other than a Substitute Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Cash Distributions” means, with respect to the Partners, distributions made to such Partners by the Partnership during the Offering Period and Operating Period on a monthly basis equal to the aggregate amount of such Partners’ Capital Contributions (as such Capital Contributions are reduced by any amounts of uninvested Capital Contributions distributed to such Partners pursuant to Section 8.6, by any amounts paid to such Partners for the repurchase of such Partners’ Interests pursuant to Section 10.5 and by distributions in any prior month in excess of one-twelfth of the Initial Distribution Rate on such Partners’ Capital Contributions) times one-twelfth of the Initial Distribution Rate.

“Fiscal Period” means any interim accounting period established by the GP within a Fiscal Year.

“Fiscal Quarter” means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

“Fiscal Year” means the Partnership’s annual accounting period established pursuant to Section 12.4 of this Agreement or any portion of the annual accounting period for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss, or deduction pursuant to Section 8.

“Front-End Fees” means fees and expenses paid by any Person for any services rendered during the Partnership’s organizational and offering or acquisition phases including Sales Commissions, Underwriting Fees, Organizational and Offering Expenses, Acquisition Fees and Acquisition Expenses, and all other similar fees however designated.

“Fund” means, in addition to the Partnership, a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the GP or any of its Affiliates for the primary purpose of investment in and the operation of or gain from Investments.

“GP” means ICON GP 14, LLC, a Delaware limited liability company, and it successors and any Person who subsequently becomes an additional or Substitute GP duly admitted to the Partnership in accordance with this Agreement, in such Person’s capacity as a GP of the Partnership.

“Gross Asset Value” means, with respect to any asset of the Partnership, the asset’s adjusted federal income tax basis, except that:

(a)	the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution as determined by the contributing Partner and the GP;
(b)	the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the Partners’ Capital Accounts are adjusted pursuant to Section 5.4(i) hereof;
(c)	the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;
(d)	to the extent not otherwise reflected in the Partners’ Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (b) above is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and
(e)	if on the date of contribution of an asset or a revaluation of an asset in accordance with (b) – (d) above, the adjusted tax basis of such asset differs from its gross fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

“Gross Income” means the Partnership’s gross income for federal income tax purposes.

“Gross Interest Price” means $1,000.00 for each whole Interest purchased by a Partner; provided, however, that for Partners who purchase Interests from a broker who does not charge a Sales Commission, the Gross Interest Price is $930.00 per Interest and provided further, that for Partners who purchase Interests pursuant to the DRIP Plan, the Gross Interest Price is $900.00 per Interest.

“Gross Offering Proceeds” mean the aggregate gross amount of Capital Contributions made by the Partners other than the GP and the Initial Partner in the Offering.

“Gross Revenues” means revenue or income that are expected to be received directly or indirectly from any and all sources with respect to an Investment.

“Indebtedness” means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

“Indemnitee” has the meaning specified in Section 6.3(a) of this Agreement.

“Initial Closing Date” means the first Closing Date for the Partnership on which Partners holding in the aggregate Interests equal to, or greater than, the Minimum Offering are admitted to the Partnership, and which shall be not later than fifteen (15) days after Subscription Monies are released from the Escrow Account to the Partnership.

“Initial Distribution Rate” means the initial rate of distributions to be paid on a Partner’s Capital Contributions as determined by the GP, in the GP’s sole discretion.

“Interest” means a limited partnership interest in the Partnership.

“Investment Committee” means a committee established by the Investment Manager to set Investment review policies and procedures, and approve significant Investments and Investments that differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the Investment Manager.

“Investment Documents” means all agreements, certificates, notices, instruments, amendments and other documents related to an Investment.

“Investment Management Agreement” means that agreement between the Partnership and the Investment Manager governing the services to be provided by the Investment Manager, as amended from time to time.

“Investment Manager” means ICON Capital Corp., an Affiliate of the GP or its successor pursuant to the Investment Management Agreement.

“Investments” means, collectively, the Partnership’s portfolio, from time to time, of investments in Capital Assets, whether direct or indirect, equity or non-equity, through a nominee, Joint Venture or otherwise, working capital reserves allocable to the Investments (except for the working capital reserves in excess of 3%), and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Involuntary Withdrawal” means, with respect to the GP, the removal or involuntary withdrawal of the GP from the Partnership pursuant to Section 9.2 of this Agreement.

“IRA” means an Individual Retirement Account and its related funding vehicle.

“IRS” or “Service” means the Internal Revenue Service or any successor agency thereto.

“Joint Venture” means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Partnership acts jointly with any Fund or with any non-Affiliated Person to make Investments.

“Lender” means any Person that directly or indirectly lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the Partnership’s Gross Revenues and/or any of the Partnership’s Capital Assets, and any property securing any such transaction.

“Liquidation Period” means the period commencing on the first day following the end of the Operating Period and continuing for the amount of time deemed necessary by the GP for orderly termination of its operations and affairs and liquidation or disposition of the Partnership’s Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue for at least twenty-four (24) months beyond the end of the Operating Period, but which could last until the expiration of the term of the Partnership as set forth in Section 4.

“Majority” or “Majority Interest” means Partners owning more than 50% of the aggregate outstanding Interests.

“Management Fees” means, for any Fiscal Year, a fee in an amount equal to 3.5% of annual Gross Revenues realized from Investments.

“Maximum Offering” means receipt and acceptance by the Partnership of subscriptions by Persons eligible to purchase a total number of Interests on or before the Final Closing Date registered pursuant to a Registration Statement.

“Minimum Offering” means receipt and acceptance by the Partnership of subscriptions for not less than 1,200 Interests (excluding any Interests in excess of 60 Interests collectively subscribed for by the GP or any Affiliate of the GP).

“NASAA Guidelines” means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

“Net Offering Proceeds” means the Gross Offering Proceeds minus Underwriting Fees, Sales Commissions and Organizational and Offering Expenses payable by the Partnership.

“Net Worth” means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

“Notice” means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

“Offering” means the offering of Interests pursuant to a Prospectus.

“Offering Period” means the period from the Effective Date to the Termination Date.

“Operating Expenses” includes (a) all costs of personnel (including officers or employees of the GP or its Affiliates other than Controlling Persons) involved in the business of the Partnership, allocated pro rata to their services performed on behalf of the Partnership, but excluding overhead expenses attributable to such personnel; (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other Investment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Investments (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance thereof; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (h) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Partners, including the costs of printing and mailing to such Person evidences of ownership of Interests and reports of meetings of the Partners and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Partners for investor, tax reporting or other purposes, and reports which the GP deems it to be in the best interests of the Partnership to furnish to the Partners and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership (including an allocable portion of the Partnership’s costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Partnership and any other investment Funds sponsored by the GP or any of its Affiliates, the Partnership’s interest in which shall be liquidated in connection with the Partnership’s liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Investments; (l) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

“Operating Period” means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided, however, that such period may be extended, by notice to the Partners, at the sole and absolute discretion of the GP for a further period of not more than an additional 36 months.

“Operations” means all operations and activities of the Partnership except Sales.

“Organizational and Offering Expenses” means (a) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and State securities laws, and subsequently offering and distributing the Interests to the public (except for Sales Commissions and Underwriting Fees payable to the Dealer-Manager or any Selling Dealer), including, but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys’, accountants’ and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the GP or any of its Affiliates while engaged in organizing the Partnership and registering the Interests.

“Partially Adjusted Capital Account” means, with respect to any Partner (including the GP with respect to that portion of its Capital Account and the adjustments described below attributable to any Interests it owns) for any Fiscal Period, the Capital Account balance of such Partner as of the beginning of such Period, adjusted as set forth in the definition of Capital Account for all contributions and distributions during such period and all special allocations pursuant to Section 8.2(f) with respect to such Period before giving effect to the allocations pursuant to Sections 8.2(c), 8.2(d) and 8.2(e), increased by the sum of (a) the Partner’s share of Partnership Minimum Gain (as determined pursuant to Treas. Reg. Section 1.704-2(g)), (b) the Partner’s share of Partner Nonrecourse Debt Minimum Gain (as determined pursuant to Treas. Reg. Section 1.704-2(i), and (c) the amount, if any, which such Partner is obligated to contribute to the capital of the Partnership pursuant to this Agreement (but only to the extent that such capital contribution obligation has not been taken into account in determining such Partner’s share of Partner Nonrecourse Debt Minimum Gain).

“Partner” means the GP and any Person who is the owner of at least one Interest and who has been admitted to the Partnership as a Partner and any Person who becomes a Substitute Partner in accordance with the terms and conditions set forth in this Agreement, in such Person’s capacity as a Partner of the Partnership.

“Partner Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treas. Reg. Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” shall have the same meaning as the term “partner nonrecourse deductions” in Treas. Reg. Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Partnership” means ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., a Delaware limited partnership, and its subsidiaries as the context shall require.

“Partnership List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Interests held by, each Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

“Partnership Loan” has the meaning specified in Section 6.2(c) of this Agreement.

“Partnership Minimum Gain” has the same meaning as the term “partnership minimum gain” in Treas. Reg. Sections 1.704-2(b)(2) and (d).

“Partnership Nonrecourse Deductions” shall have the same meaning as the term “nonrecourse deductions” in Treas. Reg. Sections 1.704-2(b)(1) and 1.704-2(c).

“Payout” means the time when the aggregate amount of cash distributions to the Partners (including the GP, but only with respect to the Interests, if any, it owns) equals the aggregate amount of such Partners’ Capital Contributions plus an amount equal to an eight percent (8.0%) annual cumulative return, compounded daily, on such Capital Contributions, determined by treating such distributions as first being applied to satisfy such 8.0% return which has accrued but has not yet been paid and treating any excess distributions as a return of the Partners’ Capital Contributions. For these purposes: (a) contributions and distributions made on or before the 15th day of the month shall be treated as having been made on the 1st day of such month and contributions and distributions made after the 15th day of the month shall be treated as having been made on the 1st day of the following month; (b) a Partner who, pursuant to Section 5.2(d), made a Capital Contribution of less than $1,000.00 per Interest purchased from the Partnership shall be treated as having made a Capital Contribution of $1,000.00 per Interest with respect to such Interests; (c) The one-time special distribution made pursuant to Section 8.1(d) shall not be taken into account; and (d) Capital Contributions and distributions made with respect to, and payments made in redemption of, Interests redeemed pursuant to Sections 10.5 and 10.6 shall not be taken into account. Income earned on escrowed funds and distributed to Partners may be taken into account in determining whether Payout has been achieved.

“Person” shall mean any natural person, partnership, limited liability company, trust, corporation, association or other legal entity, including, but not limited to, the GP and any of its Affiliates.

“Profits” or “Losses” means, for any Fiscal Year, the Partnership’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss; (b) any expenditure of the Partnership described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss; (c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value; (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); (e) in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses; and (f) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 8.2 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Prospectus” means the prospectus included as part of the Registration Statement in the final form in which such prospectus is filed with the Commission pursuant to Rule 424 under the Securities Act and as thereafter supplemented or amended pursuant thereto.

“Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of, the Partnership, including the cash paid, Indebtedness incurred, assumed or to which the Partnership’s Gross Revenues from the Investment are subject and/or the value of the Capital Assets secured by or subject to such Investment, and the amount of the related Acquisition Fees on such Investment, plus that portion of the reasonable, necessary and actual expenses incurred by the GP or any of its Affiliates in making Investments on an arm’s length basis with a view to transferring such Investments to the Partnership, which is allocated to the Investments in question in accordance with allocation procedures employed by the GP or such Affiliate from time to time and within generally accepted accounting principles.

“Qualified Plan” means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

“Qualified Subscription Account” means the interest-bearing account established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Partners as a result of Closings to be held subsequent to the Initial Closing Date.

“Registration Statement” means the registration statement for the Interests on a proper form filed with the Commission under the Securities Act, which registration statement was declared effective by the Commission.

“Repurchase Plan” means the Repurchase Plan described in the Prospectus.

“Reserves” means reserves established by the Partnership for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) 0.5% of the Gross Offering Proceeds until the end of the Operating Period and (b) during the Liquidation Period, the lesser of (i) 0.5% of the Gross Offering Proceeds and (ii) 0.5% of the aggregate amount of Capital Contributions made

(or treated as having been made pursuant to clause (b) of the definition of Payout) by the Partnership’s then-current Partners with respect to its then-outstanding Interests reduced by the amounts distributed that are treated pursuant to the definition of Payout as a return of such Capital Contribution with respect to such Interests.

“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Partnership’s Investments.

“Sales Commissions” has the meaning specified in Section 6.4(c) of this Agreement.

“Schedule A” means Schedule A attached to, and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Interests owned by the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

“Secondary Market” has the meaning specified in Section 10.2(c) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Dealer” means each member firm of FINRA which has been selected by the Dealer-Manager to offer and sell Interests and which has entered into a Selling Dealer Agreement with the Dealer-Manager.

“Selling Dealer Agreement” means each of the agreements entered into between the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

“Subscription Agreement” means the Subscription Agreement substantially in the form thereof attached as an exhibit to the Prospectus.

“Subscription Monies” means the funds received from a subscriber in respect of a purchase of Interests.

“Substitute GP” means any successor to the GP admitted to the Partnership in accordance with Section 9.5 of the Agreement.

“Substitute Partner” means any Assignee of Interests who is admitted to the Partnership as a Partner pursuant to Section 10.3 of this Agreement.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b), including, but not limited to, Organizational and Offering Expenses. Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership’s method of accounting if they were deductible expenses.

“Tax Matters Partner” means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The GP is designated Tax Matters Partner for the Partnership in Section 12.9 of this Agreement.

“Term” has the meaning specified in Section 4 of this Agreement.

“Termination Date” means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such twelve-month period may be extended at the sole and absolute discretion of the GP for a further period of not more than an additional twelve (12) months and (c) the termination of the Offering by the GP at any time.

“Treasury Regulation” or “Treas. Reg.” means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

“Underwriting Fees” has the meaning specified in Section 6.4(b) of this Agreement.

“Unpaid Target Distribution” means, as of any given date, that amount that would be needed to be then distributed to the Partners (including the GP, but only with respect to the Interests, if any, it owns), in light of all previous distributions to the Partners pursuant to Section 8.1(b), to achieve Payout.

“Voluntary Withdrawal” means, with respect to the GP, the voluntary withdrawal from the Partnership of the GP as the GP of the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of the GP’s Interests pursuant to Section 9.1 of this Agreement.

“Withdrawal” means, with respect to the GP, the Voluntary or Involuntary Withdrawal of such GP.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

INITIAL PARTNER:	ICON CAPITAL CORP.
By: /s/ [] []

GP:	ICON GP 14, LLC
By: ICON CAPITAL CORP., its sole Member
By: /s/ [] []

SCHEDULE A

NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF MEMBERS

Name and Address	Capital Contribution Made	Interests
GP: ICON GP 14, LLC. 100 Fifth Avenue 4th Floor New York, NY 10011	$1.00	n/a
Initial Partner: ICON Capital Corp. 100 Fifth Avenue 4th Floor New York, NY 10011	$1,000.00	1.0

PRIOR PERFORMANCE TABLES

The following unaudited tables disclose certain information relating to the performance, operations and investment for seven of the previous publicly-offered income-oriented funds sponsored by our Investment Manager (collectively, the “Prior Public Funds”):

•	ICON Cash Flow Partners L.P. Seven, which transferred its sole remaining asset to a liquidating trust in July 2007 (“LP Seven”)
•	ICON Income Fund Eight A L.P. (“Fund Eight A”)
•	ICON Income Fund Eight B L.P. (“Fund Eight B”)
•	ICON Income Fund Nine, LLC (“Fund Nine”)
•	ICON Income Fund Ten, LLC (“Fund Ten”)
•	ICON Leasing Fund Eleven, LLC (“Fund Eleven”)
•	ICON Leasing Fund Twelve, LLC (“Fund Twelve”)

The records for these funds were maintained in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial statement purposes.

Purchasers of Interests in Fund Fourteen being offered by this prospectus will not acquire any ownership interest in any of the Prior Public Funds and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Funds. Our Investment Manager is sometimes referred to as the Manager in the Tables that follow rather than the General Partner because some of the Prior Public Funds are limited liability companies rather than limited partnerships.

As discussed below, the Prior Public Funds had investment objectives and policies that were similar to, but are different from those of Fund Fourteen in certain significant respects. We considered the following factors in determining that the investment objectives of the Prior Public Funds were similar to those of Fund Fourteen:

•	The types of Capital Assets to be invested in;
•	The structure of a significant portion of the investments;
•	The intended investment cycles; and
•	The investment goals.

Nevertheless, all of the information set forth in the following tables may be deemed to relate to funds with investment objectives similar to those of Fund Fourteen.

In addition, as discussed below, the investment objectives and policies for ICON Cash Flow Partners, L.P., Series A (“Series A”), ICON Cash Flow Partners, L.P., Series B (“Series B”), ICON Cash Flow Partners, L.P., Series C (“Series C”), ICON Cash Flow Partners, L.P., Series D (“Series D”), ICON Cash Flow Partners, L.P., Series E (“Series E”), and ICON Cash Flow Partners L.P. Six (“LP Six”), were significantly different than those of Fund Fourteen and, therefore, information concerning those funds is not included in this Appendix B.

Additional information concerning the Prior Public Funds will be contained in the Annual Reports on Form 10-K for each such Prior Public Fund, which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 100 Fifth Avenue, 4th Floor, New York, New York 10011. Such Annual Reports on Form 10-K will also be available upon request at the office of the Securities and Exchange Commission. The results of the Prior Public Funds should not be considered indicative of the likely results of Fund Fourteen. Moreover, the information presented below should not be considered indicative of the extent to that the Prior Public Funds will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

Funds Sponsored by our Investment Manager’s Original Owners

Each of Series A, Series B, Series C, Series D, Series E, and LP Six were syndicated before 1996 by our Investment Manager under its original ownership and management. None of our Investment Manager’s current owners, officers or employees was part of our Investment Manager’s ownership or management team at the time that these equipment leasing and finance funds were syndicated. Each of Series A, Series B, Series C, Series D, Series E and LP Six had investment objectives and policies significantly different than ours. For example, the majority of the original investments made by those funds were in small ticket leases (leases of equipment with an acquisition cost of less than $5 million) of new or recently delivered equipment, whereas a significant portion of the investments that we will make are expected to be in large ticket Capital Assets (Capital Assets with an acquisition cost of $5 million or more) and portfolios of Capital Assets, which our General Partner believes will provide us with the appropriate diversification necessary to achieve our investment objectives. Additionally, Series A, Series B, Series C, Series D, Series E and LP Six attempted to compete with large commercial lending institutions that had significantly lower costs of capital in the highly competitive business of originating new leases. Finally, the amount of the gross offering proceeds raised by each of Series A, Series B, Series C, Series D, Series E and LP Six was substantially smaller than what we are likely to raise. Less offering proceeds result in smaller investment portfolios and less portfolio diversification. For example, Series A raised only $2.5 million, Series B and Series C each raised only $20 million, Series D raised only $40 million, Series E raised only $60 million and LP Six raised only $38 million. Other equipment leasing and finance funds our Investment Manager sponsored under subsequent management raised in excess of 97% of the amounts offered, which have been between $75 and $375 million.

Three of the equipment leasing and finance funds sponsored by our Investment Manager’s original owners, Series A, Series B and Series C, experienced unexpected losses in 1992. In addition, Series D, Series E and LP Six were all affected to varying degrees by the events of September 11, 2001. These funds were adversely impacted by the events of September 11th, as evidenced by their inability to overcome the resulting market conditions for some of their investments in commercial aircraft and certain marine assets that were encumbered with significant non-recourse indebtedness. For example:

•	Series D had a $6.8 million investment in two identical de Havilland DHC-8-102 aircraft on lease to U.S. Airways, Inc. In September 2000, it sold one of the aircraft for a gain of approximately $708,000; however, following the events of September 11th, U.S. Airways filed for bankruptcy and rejected the lease on the other aircraft, which was ultimately sold for a loss of approximately $360,000.
•	Following the events of September 11th, each of Series E and LP Six wrote down its residual position in McDonnell-Douglas MD-83 aircraft on lease to Aerovias de Mexico, S.A. de C.V. by $1.5 million per aircraft and each aircraft was ultimately sold to the lender in satisfaction of the outstanding debt and accrued interest.

The losses incurred by investors in those funds do not take into account the benefit of tax-deferral resulting from the fact that a significant portion of early distributions received by investors comprised a return of capital, which was not subject to tax at the time of receipt.

In each of the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each asset. In those instances, the equipment could not have been sold for an amount sufficient to satisfy the outstanding debt balance and could not be re-leased to a third-party at a lease rate high enough to make the debt service payments owed to the lender. As a consequence, the equipment was either voluntarily returned to the lender in satisfaction of the outstanding debt or repossessed by the lender and the fund received no additional proceeds from the equipment.

Each of Series E and LP Six made its final liquidating distribution in March 2006 and was dissolved in April 2006. Series E had not made a distribution to its limited partners since May 1, 2004. LP Six had not made a distribution to its limited partners since March 1, 2004.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

Funds Sponsored By Our Investment Manager’s Subsequent Owners

In 1996, our Investment Manager was acquired by Mr. Martin along with Messrs. Beaufort J.B. Clarke and Paul Weiss, with Mr. Martin a member of its executive management since that time through the date hereof. All members of our Investment Manager’s acquisition and remarketing departments joined those departments upon or subsequent to the ownership change. LP Seven was in syndication and had made investments utilizing the investment objectives and policies of the original ownership and management at the time of the ownership change. Fund Eight A, Fund Eight B, Fund Nine, Fund Ten, and Fund Eleven were all syndicated by our Investment Manager during the time that Messrs. Clarke, Weiss and Martin owned and controlled our Investment Manager. Each of LP Seven, Fund Eight A, Fund Eight B, Fund Nine, Fund Ten and Fund Eleven had investment objectives and policies that were in some respects significantly different than ours. Many of these equipment leasing and finance funds (i) relied on the use of significant non-recourse indebtedness with respect to certain investments to achieve their investment objectives, (ii) relied significantly on the residual value of certain of the equipment they invested in to achieve their investment objectives, (iii) placed less emphasis on investments that generate cash flow, and (iv) relied significantly on third parties for originating investments. On the other hand, our investment objectives and policies provide that we will (i) rely less on the use of significant non-recourse indebtedness to achieve our investment objectives, (ii) place less of a reliance on the residual value of Capital Assets to achieve our investment objectives, (iii) place greater emphasis on Investments that generate cash flow, and (iv) rely significantly on our Investment Manager’s originations process to originate our Investments.

In addition, like Series D, Series E, and LP Six, these funds were adversely impacted by the events of September 11th and other changes in market conditions, as evidenced by their inability to overcome the resulting market conditions for some of their investments in commercial aircraft and certain marine assets that were encumbered with significant non-recourse indebtedness that these funds were not in a position to absorb in order to wait out downturns in the markets for such assets, as well as options to acquire such assets that lost significant value after September 11th. For example:

•	LP Seven had a $2.9 million investment in two supply vessels on lease to SEACOR Smit, Inc. The vessels were returned by SEACOR in June 2003 following the end of then-current charter terms. LP Seven was not able to agree with the lender on remarketing terms and was not in a position to satisfy the outstanding indebtedness, therefore, the vessels were repossessed by the lender in September 2003. The vessels were ultimately sold for an amount less than the outstanding debt and accrued interest. In addition, LP Seven had a $6 million investment (including recourse indebtedness) in an option to acquire three Boeing 737-300 aircraft on lease to Continental Airlines, Inc. In August 2003, with the option set to expire and the value of the aircraft still significantly impacted by the events of September 11th, LP Seven restructured the recourse indebtedness in exchange for giving up its option early and a reduction in the restructured indebtedness from any excess residual proceeds received from a sale of the aircraft, which indebtedness was paid in full in July 2006, without any reduction from any excess residual proceeds from the sale of the aircraft.
•	Fund Eight A had a $5.7 million investment in two Boeing 737-400 aircraft on lease to KLM Royal Dutch Airlines. The leases at the time of the original investment expired in one year (September 2000) and the aircraft were subsequently leased to The Boeing Company and Sky Airlines, respectively. Due to service interruptions following the invasion and resulting war in Iraq in March 2003, Sky Airlines was unable to satisfy its obligations under its lease with Fund Eight A. Fund Eight A defaulted Sky Airlines under the lease; however, as Fund Eight A was not in a position to satisfy the outstanding indebtedness on the aircraft, market conditions in the post-September 11th environment were not such that the aircraft could be successfully remarketed, the aircraft were cross-collateralized to the benefit of the same non-recourse lender and had significant non-recourse indebtedness, and the aircraft had lost significant value following the events of September 11th, the lender repossessed the aircraft in October 2003.
•	Fund Eight B had a $2.2 million investment a Boeing 767-300ER aircraft on lease to Scandinavian Airlines System (SAS). The lease with SAS expired in March 2003 and, as Fund Eight B was not in a position to satisfy the outstanding indebtedness on the aircraft, market conditions in the post-September 11th environment were not such that the aircraft could be successfully remarketed, the aircraft had significant non-recourse indebtedness, and the aircraft had lost significant value following the

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

events of September 11th, the lender repossessed the aircraft in July 2004 in satisfaction of the outstanding debt and accrued interest. The timing of the lease expiration and repossession was unfortunate for Fund Eight B, as the market for these Boeing aircraft rebounded over the past couple of years to return to pre-September 11th levels. In addition, Fund Eight B has a $6.3 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, as the market for these aircraft experienced adverse changes following the investment, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the recent, unprecedented rise in fuel prices impacted the market for the aircraft and Fund Eight B recently wrote down its residual position in the aircraft by approximately $6 million.
•	Fund Nine had an $8.4 million investment in a natural gas-fired cogeneration facility on lease to EF Kenilworth, Inc. The lease was extended in January 2004 to run through June 2009; however, as the price of natural gas reached and exceeded $5.00/MMBTU — the point at which the facility operated at break even — in 2003 and continued to rise thereafter (including peaking above $9.00/MMBTU in 2005), the lessee had increasing difficulty meeting its lease payments. Moreover, as the amount and timing of the lease payments were dependent on natural gas prices, the lease and asset became increasingly less profitable to Fund Nine over this period. Faced with the likelihood of having to put the lessee in default under the lease and remarketing the asset in significantly adverse market conditions, Fund Nine sold the asset to the lessee’s natural gas provider for $4.8 million in April 2006, which resulted in a $2 million loss on its investment. In addition, Fund Nine has a $6.5 million investment in two Airbus A340 aircraft on lease to Cathay Pacific Airways Ltd. The leases are still active; however, as the market for these aircraft experienced adverse changes following the investment, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft has rebounded to an extent, the recent, unprecedented rise in fuel prices impacted the market for the aircraft and Fund Nine recently wrote down its residual position in the aircraft by approximately $6 million.

As discussed above, the performance of these investment losses was attributable to the adverse market conditions following the events of September 11th, other adverse market conditions (such as the cost of natural gas), the incurrence of significant non-recourse indebtedness without the ability to restructure or repay such indebtedness and/or an increasingly competitive domestic marketplace for equipment leasing and financing transactions and will ultimately impact the returns of these funds even if all of the other investments and reinvestments that were made perform in line with our Investment Manager’s expectations. While these events and circumstances, in large part, were out of the control of the previous ownership and management of our Investment Manager, the current ownership and management of our Investment Manager have established investment objectives and policies that are designed to significantly mitigate these types of risks. Nevertheless, many similar types of investments that were made by these funds under previous ownership and management did meet or exceed expectations, including Fund Eight A’s $887,000 investment in an oil rig on lease to Rowan Companies, Inc. that yielded $29.8 million in proceeds; Fund Eight B’s $2 million investment in a flight simulator on lease to BAE Systems Holdings, Inc. that yielded $8 million in proceeds; Fund Nine’s $9.6 million investment in three car carrying vessels on bareboat charter to Wilhelmsen Lines Shipowning AS that yielded $22 million in proceeds to date; and Fund Ten’s $9.2 million investment in a containership vessel on bareboat charter to ZIM Integrated Shipping Services, Inc. that yielded $16.9 million in proceeds.

If you purchase Interests in Fund Fourteen, you will not have any ownership interest in any other business as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in the Prior Public Funds.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

Additionally, see Table VI “Acquisition of Equipment by the Prior Public Funds” which is contained in Part II to the registration statement, as amended, of which this prospectus is a part.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
December 31, 2007
(Unaudited)

The following table sets forth certain information, as of December 31, 2007, concerning the experience of ICON Capital Corp. in raising and investing funds in all Prior Public Funds the offering of which have closed since December 31, 2005. Information is provided with respect to the manner in which the offering proceeds have been applied. Also presented is information pertaining to the timing and length of these offerings and the time periods over which the offering proceeds have been invested in equipment.

	Fund Eleven			Fund Twelve
		% of Dollar Amount Raised	% of Equity Invested		% of Dollar Amount Raised	% of Equity Invested
Dollar amount offered	$375,000,000			$410,800,000
Dollar amount raised	$365,198,690	100%		$93,670,295	100%
Less offering expenses:
Sales Commissions	29,210,870	8.00%	7.63%	7,396,652	7.90%	13.18%
Underwriting Fees paid to the ICON Capital's affiliate	7,304,473	2.00%	1.91%	1,849,163	1.97%	3.30%
Organizational and Offering Expenses paid to ICON Capital Corp.	6,978,355	1.91%	1.82%	2,841,757	3.03%	5.06%
Cash Reserves	3,651,987	1.00%	0.95%	936,703	1.00%	1.67%
Offering proceeds available for investment	$318,053,005	87.09%		$80,646,020	86.10%
Offering proceeds and cash generated from operations, sales and refinancing invested (equity invested)	$383,017,798		100%	$56,109,705		100%
Total assets acquired	$742,763,096	203.39%		$93,570,171	99.89%
Acquisition costs:
Acquisition fees	$22,938,960	6.28%	5.99%	$2,090,934	2.23%	3.73%
Debt financing costs	1,396,875	0.38%	0.36%	187,038	0.20%	0.33%
Legal fees	1,582,772	0.43%	0.41%	167,314	0.18%	0.30%
Appraisal costs	3,886	0.00%	0.00%	3,500	0.00%	0.01%
Registration fees	20,145	0.01%	0.01%	—	0.00%	0.00%
Other	—	0.00%	0.00%	—	0.00%	0.00%
Total acquisition costs	$25,942,638	7.10%	6.77%	$2,448,786	2.61%	4.36%
Percent leverage (acquisition debt incurred divided by total assets acquired)		47.5%			13.6%
Date offering commenced		April 21, 2005			May 7, 2007
Original offering period (in months)		24			24
Actual offering period (in months)		24			—
Months to invest 90% of amount available for investment (measured from the beginning of offering)		22			—

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE II

COMPENSATION TO ICON CAPITAL CORP. AND AFFILIATES
December 31, 2007
(Unaudited)

The following table sets forth certain information, for the three years ended December 31, 2007, concerning the compensation received by ICON Capital Corp. and its affiliates from the Prior Public Funds:

	Fund Eleven		Fund Twelve		All Other Funds(1)
	Dollar Amount	% of Equity Invested	Dollar Amount	% of Equity Invested	Dollar Amount	% of Equity Invested
Date offering commenced	April 21, 2005		May 7, 2007		—
Dollar amount raised(2)	$365,198,690		$93,670,295		$499,644,161
Offering proceeds and cash generated from operations, sales and refinancing invested (equity invested)(2)	$383,017,798	100%	$56,109,705	100%	$454,492,672	100%
Amounts paid to ICON Capital Corp. and its affiliates from proceeds of the offering:
Underwriting Fees(2)	$7,304,473	1.91%	$1,849,163	3.30%	$10,265,680	2.26%
Organizational and Offering Expense allowance(2)	$6,978,355	1.82%	$2,841,757	5.06%	$13,339,485	2.94%
Other Offering Expenses(2)	$—	0.00%	$—	0.00%	$—	0.00%
Dollar amount of cash generated from operations before deducting such payments/accruals to ICON Capital Corp. and its affiliates(3)	$193,806,239	50.6%	$2,510,319	4.47%	$60,352,391	13.28%
Amounts paid/accrued to ICON Capital Corp. from operations:
Acquisition fees	$22,938,960	5.99%	$2,090,934	3.73%	$241,200	0.05%
Management fees	$10,739,268	2.80%	$178,289	0.32%	$14,065,275	3.09%
Debt placement fees	$—	0.00%	$—	0.00%	$—	0.00%
Remarketing fees (including re-sale and re-lease fees)	$—	0.00%	$—	0.00%	$—	0.00%
Administrative expense reimbursements	$12,383,090	3.23%	1,346,866	2.40%	5,854,999	1.29%
Prepaid service fees	$—	0.00%	$—	0.00%	$2,666,122	0.59%
Other fees and expenses	$—	0.00%	$—	0.00%	$—	0.00%
Distributions	$568,762	0.15%	20,561	0.04%	$991,356	0.22%

(1)	All Other Funds is comprised of five Prior Public Funds.
(2)	This amount represents the cumulative total over the life of the Public Prior Funds.
(3)	Payments/accruals to ICON Capital Corp. and its affiliates only include management fees and administrative expense reimbursements.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TEN
December 31, 2007
(Unaudited)

The following table summarizes the operating results of Fund Ten for the three years ended December 31, 2007.

	Years Ended December 31,
	2007	2006	2005
Revenues	$33,866,659	$30,162,918	$24,889,260
Profit (loss) on sale of assets	(384,310)	46,613	113,845
Gross revenues	$33,482,349	$30,209,531	$25,003,105
Less: Operating expenses
Impairment loss	—	675,212	97,900
Interest expense	2,204,773	2,908,938	3,610,562
Depreciation and amortization	22,318,404	24,968,628	23,258,339
Management fees	2,054,110	1,954,137	1,624,238
Administrative expense reimbursements	876,287	977,228	906,570
General and administrative	795,042	612,308	405,819
Loss on hedging instruments	13,012	—	—
Other financial loss	25,024	—	—
Other	—	—	—
Minority interest	308,637	85,027	44,377
Net income (loss) – GAAP	$4,887,060	$(1,971,947)	$(4,944,700)
Net income (loss) allocable to investors – GAAP	$4,838,189	$(1,952,228)	$(4,895,253)
Taxable income (loss):
– from operations	$8,196,673	$7,164,657	$5,355,083
– from gain (loss) on sales	$(1,283,928)	$(797,658)	$89,150
Cash generated from operations(1):	$13,073,249	$8,653,256	$(12,395,018)
Cash generated from sales	3,218,093	2,777,812	256,260
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$16,291,342	$11,431,068	$(12,138,758)
Less:
Cash distributions to investors from operations, sales and refinancing	$12,778,769	$12,805,418	$11,998,617
Cash distributions to Manager from operations, sales and refinancing	129,078	129,348	121,233
Cash generated from (used by) operations, sales and refinancing	$3,383,495	$(1,503,698)	$(24,178,608)
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss)(2)
– from operations	$55.17	$48.12	$37.35
– from gain (loss) on sales	(8.64)	(5.36)	0.62
Cash distributions to investors
Source (on GAAP basis):
– Investment income	$32.56	—	—
– Return of capital	$53.45	$86.01	$83.69
Total	$86.01	$86.01	$83.69
Source (on Cash basis):
– Operations	$64.35	$67.35	$81.90
– Sales	21.66	18.66	1.79
– Refinancing	—	—	—
Total	$86.01	$86.01	$83.69
Weighted average number of additional member shares outstanding	148,575	148,880	143,378
Amount invested in assets (cost, excluding acquisition fees)(3)	$226,929,524	$193,112,614	$174,747,771
Amount invested in assets (net book value)	$117,144,777	$133,665,121	$134,036,183
Amount remaining invested in fund assets at December 31, 2007			85.5%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TEN – (continued)
December 31, 2007
(Unaudited)

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND ELEVEN
December 31, 2007
(Unaudited)

The following table summarizes the operating results of Fund Eleven for the three years ended December 31, 2007.

	Years Ended December 31,
	2007	2006	2005
Revenues	$116,844,307	$71,210,656	$761,758
Profit (loss) on sale of assets	772,799	686,390	—
Gross revenues	$117,617,106	$71,897,046	$761,758
Less: Operating expenses
Impairment loss	$122,774	$446,301	—
Interest expense	17,467,704	10,062,805	6,201
Depreciation and amortization	82,127,392	52,973,823	—
Management fees	6,662,395	4,076,873	—
Administrative expense reimbursements	5,423,388	5,877,044	1,082,658
General and administrative	2,172,591	1,009,852	77,100
Loss on hedging instruments	2,821,045	1,203,273	—
Bad debt expense	—	70,015	—
Other financial gain/loss	25,024	—	—
Other	—	—	—
Minority interest	$1,069,559	$795,798	$—
Provision (benefit) for income taxes	$2,204,227	$77,868	$—
Net income (loss) – GAAP	$(2,478,993)	$(4,696,606)	$(404,201)
Net income (loss) allocable to investors – GAAP	$(2,454,203)	$(4,649,640)	$(400,159)
Taxable income (loss):
– from operations	$5,449,841	$25,720,817	$(404,200)
– from gain (loss) on sales	$(2,955,844)	$(5,429,212)	$—
Cash generated from operations(1):	$108,156,723	$63,545,843	$(15,928,247)
Cash generated from sales	30,978,193	19,404,013	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$139,134,916	$82,949,856	$(15,928,247)
Less:
Cash distributions for investors from operations, sales and refinancing	$37,151,073	$16,600,276	$2,556,112
Cash distributions to Manager from operations, sales and refinancing	375,190	167,738	25,834
Cash generated from (used by) operations, sales and refinancing	$101,608,653	$66,181,842	$(18,510,193)
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss)(2)
– from operations	$15.47	$129.93	$(6.89)
– from gain (loss) on sales	(8.39)	(27.43)	—
Cash distributions to investors
Source (on GAAP basis):
– Investment income	—	—	—
– Return of capital	$105.48	$83.86	$43.57
Total	$105.48	$83.86	$43.57
Source (on Cash basis):
– Operations	$17.52	$—	$43.57
– Sales	87.96	83.86	—
– Refinancing	—	—	—
Total	$105.48	$83.86	$43.57
Weighted average number of additional member shares outstanding	352,197	197,957	58,665
Amount invested in assets (cost, excluding acquisition fees)(3)	$742,763,097	$534,384,390	$16,602,263
Amount invested in assets (net book value)	$540,935,926	$458,662,684	$16,084,960
Amount remaining invested in fund assets at December 31, 2007			86.26%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND ELEVEN – (continued)
December 31, 2007
(Unaudited)

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TWELVE
December 31, 2007
(Unaudited)

The following table summarizes the operating results of Fund Twelve for the year ended December 31, 2007.

Year Ended December 31, 2007
Revenues	$4,830,315
Profit (loss) on sale of assets	—
Gross revenues	$4,830,315
Less: Operating expenses
Impairment loss	$—
Interest expense	704,418
Depreciation and amortization	1,860,863
Management fees	178,289
Administrative expense reimbursements	1,346,866
General and administrative	161,497
Other financial gain/loss	25,024
Other	—
Minority interest	$436,506
Net income (loss) – GAAP	$116,852
Net income (loss) allocable to investors – GAAP	$115,683
Taxable income (loss):
– from operations	$(2,227,981)
– from gain (loss) on sales	$—
Cash generated from operations(1):	$985,164
Cash generated from sales	—
Cash generated from refinancing	—
Cash generated from operations, sales and refinancing	$985,164
Less:
Cash distributions for investors from operations, sales and refinancing	$2,040,455
Cash distributions to Manager from operations, sales and refinancing	20,561
Cash generated from (used by) operations, sales and refinancing	$(1,075,852)
Tax and distributions data per $1,000 investment
Federal income tax results:
Taxable income (loss)(2)
– from operations	(47.22)
– from gain (loss) on sales	—
Cash distributions to investors
Source (on GAAP basis):
– Investment income	$2.45
– Return of capital	$40.79
Total	$43.24
Source (on Cash basis):
– Operations	$43.24
– Sales	—
– Refinancing	—
Total	$43.24
Weighted average number of additional member shares outstanding	47,186
Amount invested in assets (cost, excluding acquisition fees)(3)	$93,570,171
Amount invested in assets (net book value)	$91,519,264
Amount remaining invested in fund assets at December 31, 2007	100.00%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of investments made in the joint ventures.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TWELVE – (continued)
December 31, 2007
(Unaudited)

(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PRIOR PUBLIC FUNDS
December 31, 2007
(Unaudited)

No Prior Public Funds with investment objectives and policies similar to those of Fund Fourteen have completed operations in the most recent five years.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — LP SEVEN
December 31, 2007
(Unaudited)

The following table summarizes the sales or dispositions of equipment for LP Seven for the three years ended December 31, 2007.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Oil supply ships	1998	2005	$11,362,111	$103,293	$200,000	$96,707	$200,000
Production facility	1998	2005	7,717,836	745,000	745,000	—	—
Aircraft rotables	1997	2006	3,466,208	54,363	41,629	(12,734)	41,629
1976 DC-10-30 aircraft	1996	2006	11,320,923	851,632	1,976,436	1,124,804	1,976,437
Over the road rolling stock, manufacturing equipment, materials handling equipment	2001	2007	13,564	—	1,393	1,393	882
Aircraft rotables	1997	2007	26,000	26,000	25,442	(558)	(369,100)
			$33,906,642	$1,780,288	$2,989,900	$1,209,612	$1,849,848

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND EIGHT A
December 31, 2007
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eight A for the three years ended December 31, 2007.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Aircraft	1999	2005	$6,569,000	$1,629,570	$2,337,897	$708,327	$1,472,978
Aircraft	1999	2005	6,650,000	1,637,661	1,671,998	34,337	807,079
Coal handling facility	1998	2005	27,421,810	16,416,183	21,250,000	4,833,817	18,803,590
Office furniture	2000	2005	1,264,126	293,540	234,002	(59,538)	2,309
Aircraft rotables	1997	2006	5,062,489	20,628	40,278	19,650	(755,943)
Aircraft	2004	2007	19,340,437	4,661,860	3,834,000	(827,860)	(3,873,489)
Tug boat and barge	1999	2007	8,034,770	6,409,232	8,864,419	2,455,187	1,225,230
Aircraft rotables	2005	2007	133,000	44,933	58,558	13,625	—
Over the road rolling stock, manufacturing equipment, materials handling equipment	2001	2007	10,680	—	1,097	1,097	694
			$74,486,312	$31,113,607	$38,292,249	$7,178,642	$17,682,448

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS —
FUND EIGHT B
December 31, 2007
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eight B for the three years ended December 31, 2007.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Photo Labs	2001	2005	$5,229,358	$1,803,016	$1,847,219	$44,203	$1,226,726
Aircraft Simulator	2001	2005	13,232,105	3,517,488	8,000,000	4,482,512	6,392,586
Lift Trucks	2001	2005	23,241	2,031	5,474	3,443	120
Lift Trucks	2001	2005	38,600	3,372	7,085	3,713	(11,141)
Lift Trucks	2001	2005	41,577	11,888	21,000	9,112	11,421
Lift Trucks	2001	2005	41,577	11,888	21,000	9,112	11,421
Lift Trucks	2001	2005	105,544	30,179	26,000	(4,179)	1,682
Forklifts	1995	2005	11,869	697	11,500	10,803	8,766
Forklifts	2002	2005	16,055	2,962	3,000	38	(4,642)
Forklifts	2002	2005	5,311	886	1,500	614	276
Forklifts	2002	2005	190,281	63,486	25,000	(38,486)	(54,988)
Forklifts	1995	2005	11,939	126	10,500	10,374	7,749
Forklifts	1995	2005	9,993	106	6,200	6,094	3,898
Forklifts	1995	2005	9,993	106	6,200	6,094	(2,890)
Forklifts	2002	2005	55,097	9,191	14,000	4,809	(15,923)
Forklifts	1995	2005	50,981	6,812	50,000	43,188	(14,728)
Forklifts	2001	2005	40,608	11,661	8,400	(3,261)	(11,745)
Manufacturing Equipment	2000	2005	7,844	(450)	500	950	403
Machinery	2000	2005	300,000	162,811	173,959	11,148	124,490
Forklifts	2000	2005	4,224	—	1,000	1,000	843
Forklifts	2000	2005	39,753	20,083	13,850	(6,233)	12,373
Forklifts	2000	2005	4,440	(810)	3,500	4,310	3,335
Forklifts	2000	2005	22,245	—	17,561	17,561	17,285
Forklifts	2000	2005	5,088	314	3,500	3,186	3,500
Forklifts	2000	2005	19,030	—	14,917	14,917	14,917
Production Equipment	2000	2005	107,147	—	22,100	22,100	22,100
Production Equipment	2000	2005	110,254	(2,395)	81,908	84,303	53,226
Production Equipment	2000	2005	78,226	38,907	48,634	9,727	32,887
Production Equipment	2000	2005	220,844	38,000	38,000	—	(6,455)
Production Equipment	2000	2005	62,387	(2,852)	7,000	9,852	(4,162)
Production Equipment	2000	2005	13,456	1,947	10,082	8,135	5,269
Production Equipment	2000	2005	264,484	—	211,156	211,156	142,353
Production Equipment	2000	2005	255,723	65,522	211,156	145,634	136,316
Forklifts	2000	2005	719,280	366,301	108,725	(257,576)	64,166
Forklifts	2000	2005	3,599	1,600	935	(665)	49
Lift Trucks	2000	2005	45,726	25,841	7,500	(18,341)	3,535
Lift Trucks	2001	2005	101,976	8,674	16,000	7,326	9,683
Lift Trucks	2000	2005	162,873	—	62,500	62,500	150,651
Digital photo printers	2001	2006	776,152	10,610	10,000	(610)	15,714
Forklifts/wheel loader	2001	2006	341,010	64,144	143,750	79,606	86,606
Winding machine	2001	2006	162,106	47,423	16,000	(31,423)	(2,675)
Winding machine	2001	2006	162,106	47,423	16,000	(31,423)	(2,675)
Winding machine	2001	2006	147,772	43,229	16,000	(27,229)	(1,023)
Winding machine	2001	2006	147,772	43,229	16,000	(27,229)	(1,023)
Forklifts	2001	2006	22,148	—	14,500	14,500	11,949
Picker trucks	2001	2006	1,020,879	89,500	175,123	85,623	57,517

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS —
FUND EIGHT B – (continued)
December 31, 2007
(Unaudited)

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Stockpicker	2001	2006	$63,272	$2,636	$20,050	$17,414	$16,281
Manufacturing equipment	2001	2006	537,869	222,450	22,043	(200,407)	(39,920)
Stockpicker	2001	2006	10,975	1,482	10,975	9,493	9,326
Manufacturing equipment	2001	2006	104,866	10,534	23,200	12,666	11,470
Refrigeration trucks	2000	2006	37,479	—	10,693	10,693	10,693
Production equipment	2000	2006	194,101	—	4,250	4,250	4,250
Manufacturing equipment	2000	2006	52,714	—	46,750	46,750	208
Manufacturing equipment	2000	2006	595,325	—	77,882	77,882	77,882
Manufacturing equipment	2000	2006	83,349	—	58,223	58,223	47,038
Laser system	2000	2006	381,755	—	83,986	83,986	32,756
Laser system	2000	2006	437,897	—	34,340	34,340	(24,424)
Laser system	2000	2006	418,620	—	34,322	34,322	(21,856)
Laser system	2000	2006	381,755	—	83,986	83,986	41,294
Forklifts & trucks	2001	2006	28,705	—	42,000	42,000	28,705
Video measuring machine	2000	2006	453,518	—	106,100	106,100	86,798
Materials handling equipment	2001	2007	887,153	63,181	260,527	197,346	234,977
Photo processing mini-labs	2001	2007	12,776,908	140,400	254,100	113,700	254,100
Over the road rolling stock, manufacturing equipment, materials handling equipment	2001	2007	1,043,762	—	107,173	107,173	67,846
Aircraft engine modules	2001	2007	5,950,000	4,504,629	5,546,781	1,042,152	5,518,964
Aircraft	2002	2007	3,907,551	734,994	639,000	(95,994)	(205,841)
Aircraft	2003	2007	25,295,646	5,849,997	4,927,500	(922,497)	(1,845,952)
			$78,085,893	$18,075,249	$23,919,815	$5,844,566	$12,804,337

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND NINE
December 31, 2007
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Nine for the three years ended December 31, 2007.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Computer equipment	2003	2005	$484,764	$484,764	$319,953	$(164,811)	$(159,283)
Fixtures & fittings	2003	2005	465,749	465,749	321,401	(144,348)	(133,478)
Telephone systems	2003	2005	56,603	56,603	56,309	(294)	7,876
Plant	2003	2005	13,788	13,788	12,987	(801)	900
Refrigeration equipment	2003	2005	12,064	12,064	7,518	(4,546)	(4,584)
Books	2003	2005	28,972	28,972	25,580	(3,392)	(497)
Electronics equipment	2003	2005	5,574	5,574	5,746	172	1,056
Miscellaneous	2003	2005	11,030	11,030	9,476	(1,553)	(555)
Copiers	2003	2005	23,456	23,456	42,030	18,573	29,385
Machine tools	2003	2006	2,483,902	1,628,434	1,930,787	302,353	999,697
EMC equipment	2004	2006	3,493,760	116,966	30,000	(86,966)	(164,429)
Machine tools	2003	2006	1,426,089	1,191,217	1,104,011	(87,206)	(87,206)
25 MW co-generation facility	2002	2006	15,787,934	4,800,000	4,800,000	—	(2,273,521)
Aircraft	2002	2007	22,142,790	4,164,965	3,621,000	(543,965)	(1,166,430)
Aircraft	2003	2007	2,810,627	650,000	547,500	(102,500)	(205,106)
Material handling equipment	2004	2007	297,772	21,206	87,445	66,239	78,870
Railcars	2002	2007	4,424,220	1,856,174	4,960,000	3,103,826	594,224
Phone systems	2004	2007	173,787	39,142	44,703	5,561	—
Refrigeration equipment	2003	2007	38,855	23,775	20,895	(2,880)	—
Technology equipment	2004	2007	1,521,571	203,170	201,499	(1,671)	(191,566)
			$55,703,307	$15,797,049	$18,148,840	$2,351,790	$(2,674,646)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND TEN
December 31, 2007
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Ten for the three years ended December 31, 2007.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Computer equipment	2005	2005	$25,053	$26,201	$26,280	$79	$79
Airplane rotables	2003	2005	41,774	29,877	85,000	55,123	6,380
Airplane rotables	2003	2005	11,246	8,042	34,000	25,958	1,717
Airplane rotables	2003	2005	15,278	10,929	34,000	23,071	2,333
Airplane rotables	2003	2005	94,190	67,366	76,980	9,614	(2,825)
Computer equipment	2005	2006	1,014,915	561,203	629,940	68,737	(345,218)
Refridgeration equipment	2004	2006	589,478	307,452	282,871	(24,581)	(44,015)
Airplane rotables	2003	2006	2,880,000	1,865,000	1,865,000	—	(399,788)
Telecommunication system	2004	2007	4,193,186	1,887,009	1,076,239	(810,770)	(183,794)
Technology equipment	2005	2007	1,093,428	813,524	1,222,406	408,882	87,039
Technology equipment	2006	2007	150,373	150,373	174,925	24,552	24,552
Technology equipment	2004	2007	3,995,339	578,253	573,497	(4,756)	(545,225)
Manufacturing equipment	2007	2007	31,298	30,548	31,711	1,163	413
Digital audio/visual entertainment systems	2005	2007	774,484	219,065	143,194	(75,871)	(585,489)
Airplane rotables	2003	2007	17,500	17,500	15,788	(1,712)	3,876
Aircraft	2004	2007	2,148,937	517,984	426,000	(91,984)	(430,386)
			$17,076,479	$7,090,326	$6,697,831	$(392,495)	$(2,410,801)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF EQUIPMENT — PRIOR PUBLIC FUNDS — FUND ELEVEN
December 31, 2007
(Unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eleven for the three years ended December 31, 2007.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Information technology equipment(4)	2006	2006	$22,672,478	$17,151,865	$18,534,138	$1,382,273	$(5,429,212)
Manufacturing equipment	2006	2006	1,449,465	869,010	869,879	869	—
Information technology equipment(4)	2006 – 2007	2007	77,150,004	9,232,464	10,017,606	785,142	(2,955,844)
Digital audio/visual entertainment systems	2005	2007	774,484	219,065	143,194	(75,871)	(585,489)
			$102,046,431	$27,472,403	$29,564,817	$2,092,414	$(8,970,545)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.
(4)	The gain (loss) includes both sales on new equipment and sales of leased equipment.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

ICON

ICON USE ONLY
Date: ____________
No. of Interests: ____________
Blue Sky State: ____________
Officer Approval: ____________

1. Type of Investment: (check one)
☐ DRIP Investment
☐ Initial Investment
☐ Additional Investment

Dollar Amount $ ____________
No. of Interests ____________

2. Registration Information: (Please type or print clearly)

(a) *Subscriber Information*
Name(s) Mr./Mrs./Ms. ____________
Tax I.D. No. or Social Security No. ____________
Residential Address ____________
City ____________ State ____________ Zip Code ____________
Telephone No. ____________

(c) Citizenship (check one)
☐ U.S. Citizen
☐ U.S. Resident Alien
☐ Jurisdiction of Formation

(b) *Trustee or Custodial Information (Qualified Plans, other SEP, Keogh, Trustee, etc.) (if applicable)*
Trustee/Custodian's Name(s) ____________ Tax I.D. No. ____________
FBO ____________ Acct. No. ____________
Date Trust or Account Established ____________ Year to Which Subscription Applicable ____________
Trustee's or Custodian's Address ____________
Street ____________
City ____________ State ____________ Zip Code ____________
Contact Name ____________ Telephone No. ____________

3. Form of Ownership: (check only one)
☐ Individual Ownership
☐ Husband and Wife, as Community Property
☐ Corporation
☐ Limited Liability Company
☐ Trust
☐ Joint Tenants
☐ Partnership
☐ Custodial Account
☐ Profit Sharing Plan
☐ Tenants in Common
☐ IRA, SEP, Keogh
☐ 401(k)
☐ Defined Benefit Plan

FIDUCIARY ACCOUNTS ONLY
(all Sections in 2(b) must be filled out)
______ IRA, SEP, Keogh
______ Custodial Account
______ Profit Sharing Plan

For Individual Ownership or JTWROS Only: Transfer Upon Death (optional)

*Transferee Name and Social Security No.

4. Distribution Alternatives: (Complete if Payee is different than in Section 2(a) or 2(b) above, or if distributions are to be reinvested.)

Check if:
☐ You would like to have distributions reinvested pursuant to the distribution reinvestment plan (if eligible pursuant to DRIP Plan and applicable State requirements).
☐ You would like to have direct deposits of distributions or to have your distributions split between one or more Payees. (If you elect this alternative you must complete the Special Payment Instruction Form).
☐ You would like to have distributions sent to the Payee and Address listed below. Complete the following section:

Payee Name ____________
Branch ____________ Acct. No. ____________ ABA No. ____________
Street Address ____________
City ____________ State ____________ Zip Code ____________

5. Initials and Signatures

The undersigned confirms that he/she/it:

- (Initial ____ and ____) Received the Prospectus at least five business days prior and has read page C-2 hereof (second clause not applicable to subscribers in the States of Maine and Minnesota).
- (Initial ____ and ____) Makes the representations contained on page C-3 hereof.
- (Initial ____ and ____) Acknowledges that an investment in Interests is not liquid.
- (Initial ____ and ____) Declares that, to the best of his/her/its knowledge, all information in Sections 1-4 on this page C-3 is accurate and may be relied upon by the General Partner.
- (Initial ____ and ____) Acknowledges that his/her/its financial advisor has advised him/her/it of all pertinent facts regarding the liquidity and marketability of our Interests, including the liquidation track record of other funds sponsored by the General Partner and its affiliates.
- (Initial ____ and ____) Appoints the General Partner as his/her/its attorney-in-fact as described in Paragraph 2 on page C-3.
- (Initial ____ and ____) Meets the minimum income and net worth standards established by Fund Fourteen.
- (Initial ____ and ____) Is purchasing the Interests for his/her/its own account and not with a view to distribution.

BY SIGNING THIS AGREEMENT, THE SUBSCRIBER IS NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Subscriptions cannot be accepted without initials and signature(s)

X ____________
Subscriber's Signature Date

X ____________
Authorized Signature (Custodian/Trustee/Officer/Partner) Date

X ____________
Subscriber's Signature Date

X ____________
Authorized Signature (Custodian/Trustee/Officer/Partner) Date

6. Broker/Dealer Information: (Please type or print clearly)

The Selling Dealer must sign below and, by doing so, represents that both it and its registered representative which solicited the subscription (the "Registered Representative"): (i) is duly licensed by, and in good standing with, FINRA and may lawfully offer Interests in the State(s) listed in Section 2(a); (ii) has reasonable grounds to believe, based on information obtained from the Subscriber concerning his/her investment objectives, other investments, financial situation and needs and any other information known by the Selling Dealer or Registered Representative, that the Investment described in Section 1 is suitable in light of Subscriber's income, net worth and other characteristics; (iii) the Registered Representative has (a) informed the Subscriber as to the risk of ownership and limited liquidity of the Interests and (b) delivered a current copy of the Prospectus to the Subscriber in connection with the offering of Interests; (iv) the Selling Dealer has complied with all of the terms of the Selling Dealer Agreement and (v) the Selling Dealer or Registered Representative has complied with the Customer Identification Program pursuant to the USA Patriot Act.

Brokerage Firm Name ____________
Supervisor ____________ Telephone No. ____________
Registered Representative Name ____________
Rep. No. ____________ Telephone No. ____________
Representative's Street Address ____________
City ____________ State ____________ Zip Code ____________
Authorized Signature X ____________

(Branch Manager or Registered Principal)
Subscription cannot be accepted without signature.

7. Investment Check & Subscriptions:

Mail the completed Subscription Agreement with a check payable as indicated in the instructions to Section 7 to:
ICON Capital Corp., Attn: Equity Department, 100 Fifth Avenue, Fourth Floor, New York, NY 10011.
Wiring instructions available upon request.

ICON GP 14, LLC, General Partner

By: ____________
Authorized Signature Date

C-3

SPECIAL PAYMENT INSTRUCTION FORM

Please use this form only if you would like your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. Note that all distributions in an IRA must be sent to the custodian. You may designate up to five accounts, locations or payees.

First Payee Choose One: Direct Deposit by ACH OR Check | Name of
Bank Name ______ | Account Holder ______
Bank Address ______ | Account No. ______
City ______ State______ Zip ______ | Account Type ______
Branch No. ______ | Bank Routing No. ______
% to be Paid* ☐

Second Payee Choose One: Direct Deposit by ACH OR Check | Name of
Bank Name ______ | Account Holder ______
Bank Address ______ | Account No. ______
City ______ State ______ Zip ______ | Account Type ______
Branch No.______ | Bank Routing No. ______
% to be Paid* ☐

Third Payee Choose One: Direct Deposit by ACH OR Check | Name of
Bank Name______ | Account Holder ______
Bank Address ______ | Account No. ______
City ______ State ______ Zip ______ | Account Type ______
Branch No. ______ | Bank Routing No. ______
% to be Paid* ☐

Fourth Payee Choose One: Direct Deposit by ACH OR Check | Name of
Bank Name ______ | Account Holder ______
Bank Address ______ | Account No. ______
City ______ State ______ Zip ______ | Account Type ______
Branch No. ______ | Bank Routing No. ______
% to be Paid* ☐

Fifth Payee Choose One: Direct Deposit by ACH OR Check | Name of
Bank Name ______ | Account Holder ______
Bank Address ______ | Account No. ______
City ______ State ______ Zip ______ | Account Type ______
Branch No. ______ | Bank Routing No. ______
% to be Paid* ☐

Original signatures of all joint investors or custodial authorizations are required.

* Please note that the total of all the "to be Paid" boxes should equal 100%.

Original Signature — Subscriber — Limited Partner
Or Authorized/Custodial Representative

______
Original Signature — Subscriber — Limited Partner
Or Authorized/Custodial Representative

Date Signed ______

______
Original Signature — Subscriber — Limited Partner
Or Authorized/Custodial Representative

Please make a copy for your records
Attach this form to the Subscription Agreement.

C-5

DISTRIBUTION REINVESTMENT PLAN

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., a Delaware limited partnership (the “Partnership”), has adopted a Distribution Reinvestment Plan (the “DRIP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Partnership’s limited partnership agreement unless otherwise defined herein.

1. Number of Interests Issuable.  The maximum number of Interests that may be issued under the DRIP is 20,000.

2. Participants.  “Participants” are holders of the Partnership’s Interests who are eligible to participate in and elect to participate in the DRIP. In addition, eligible members of ICON Leasing Fund Eleven, LLC and/or ICON Leasing Fund Twelve, LLC (“Other Fund Investors”) who elect to invest all, but not less than all, distributions they receive from those funds in our Interests pursuant to the DRIP and who invested in such other fund at least $5,000 for an individual account or $4,000 for a plan account (qualified plans or IRAs) may participate in the DRIP until such time as $200,000,000 in gross offering proceeds have been raised by the Partnership, at which time, no new Other Fund Investors shall be allowed to participate in the DRIP. The General Partner has the right to prohibit qualified plan investors from participating in the DRIP if such participation would cause the Partnership’s assets to constitute “plan assets.” In addition to the foregoing eligibility requirements, potential Participants must also be eligible to participate in the DRIP pursuant to applicable State suitability requirements.

3. Distribution Reinvestment.  The Partnership will apply all of the distributions paid in respect of a Participant’s Interests to the purchase of additional Interests for such Participant. To the extent required by federal or state securities laws, such Interests will be sold through the broker-dealer and/or dealer manager through whom the Partnership sold the underlying Interests to which the distributions relate unless the Participant makes a new election through a different distribution channel. The Partnership will pay no Sales Commissions or Underwriting Fees on such Interests purchased through such distribution reinvestments.

4. Procedures for Participation.  Qualifying investors may elect to become a Participant by completing and executing the Subscription Agreement and the enrollment form attached hereto as Exhibit A, or any other Partnership-approved authorization form(s) as may be available from the Partnership, the dealer-manager or participating broker-dealers. Participation in the DRIP will begin with the next distribution payable after receipt of a Participant’s subscription and enrollment forms or other approved authorization forms. Interests will be purchased under the DRIP within 30 days of the date that the Partnership makes a distribution to the extent that Interests are available for purchase. Distributions from the Partnership are expected to be paid monthly during the offering period for the Partnership’s Interests.

5. Purchase Price of Interests.  Participants will acquire Interests at $900.00 per Interest, which represents the public offering price of the Interests less Sales Commissions and Underwriting Fees.

6. Taxation of Distributions.  The investment of distributions in the DRIP does not relieve Participants of any taxes that may be payable as a result of those distributions and their reinvestment pursuant to the terms of the DRIP.

7. Interest Certificates.  The Interests issuable under the DRIP shall be uncertificated unless and until the General Partner determines otherwise.

8. Voting of DRIP Interests.  In connection with any matter requiring the vote of the Partnership’s Limited Partners, each Participant will be entitled to vote all Interests acquired by a Participant through the DRIP.

9. Reports.  Each month, the Partnership shall provide each Participant with a statement confirming the amounts of their distributions for such month, as well as their total investment amount.

10. Amendment or Termination of DRIP by the Partnership.  The General Partner may amend or terminate the DRIP for any reason; provided, that any amendment that adversely affects the rights or obligations of a Participant (as determined in the sole discretion of the General Partner) shall only take effect upon 10 days’ written notice to the Participants. The DRIP shall terminate upon the termination of the offering period unless the Partnership determines to continue the DRIP through a separate registration statement declared effective by the Securities and Exchange Commission.

11. Liability of the General Partner.  The General Partner shall not be liable for any act done in good faith, or for any good faith omission to act.

12. Governing Law.  The DRIP shall be governed by the laws of the State of Delaware.

13. Effective Date.  The DRIP shall become effective on [________].

D-1

EXHIBIT A — ENROLLMENT FORM

ICON Capital Corp.
Equity Department
100 Fifth Avenue, Fourth Floor
New York, NY 10011

Re: ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”)

I currently own investment(s) totaling *$5,000 or more in ICON Leasing Fund Twelve, LLC and/or ICON Leasing Fund Eleven, LLC.

I hereby elect to invest distributions into Fund Fourteen without making the minimum investment in Fund Fourteen. I understand that all distributions from ICON Leasing Fund Twelve, LLC and/or ICON Leasing Fund Eleven, LLC that I elect to be used to purchase Interests of Fund Fourteen must continue to be invested in Interests of Fund Fourteen until the termination of the offering of Interests of Fund Fourteen.

If you choose to reinvest your distributions from ICON Leasing Fund Twelve, LLC and/or ICON Leasing Fund Eleven, LLC, you will be subject to all of the risks related to an equipment leasing and finance fund, including the risk that all or a substantial portion of your distributions will be a return of capital, not a return on capital, for a longer period of time.

Please reinvest my distributions from the Funds that I have checked off below:

 ICON Leasing Fund Twelve, LLC

 ICON Leasing Fund Eleven, LLC

I have also attached my Subscription Agreement to purchase Interests in Fund Fourteen, which is necessary to process this investment request.

Investor Name(s):  (please print)

 (signature)

Investor Social Security Number(s):      -    -

   -    -

Date:

*	FOR IRA ACCOUNTS, THE INVESTMENT AMOUNT IS $4,000 OR MORE IN YOUR QUALIFIED PLAN ACCOUNT. THE CUSTODIAN MUST SIGN THE LETTER.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated expenses of the Partnership in connection with the offering (assuming the sale of the maximum of $418,000,000 of Interests) are as follows:

Securities and Exchange Commission Registration Fee		$16,427.40
Financial Industry Regulatory Authority, Inc. Filing Fee		$42,300.00
Blue Sky Expenses	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Printing	$	*
Advertising	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by amendment

Item 14. Indemnification of General Partner

Section 17-403 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless its partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in a limited partnership's limited partnership agreement.

Section 6.3 of the Partnership Agreement of the Partnership, included in the prospectus as Exhibit A, provides for indemnification of the general partner, its affiliates and individual officers under certain circumstances. Reference is made to such section of the Partnership Agreement and to “Summary of Our Partnership Agreement — Indemnification” and “Fiduciary Responsibility — Indemnification” in the prospectus.

The above discussion of Section 17-403 and of the Partnership’s Partnership Agreement is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Partnership’s Partnership Agreement.

Item 15. Recent Sales of Unregistered Securities

On August 20, 2008, the Partnership was capitalized with the issuance to (i) ICON GP 14, LLC of one general partnership interest of the Partnership for a purchase price of $1.00 and (ii) ICON Capital Corp. of one (1) limited partnership interest for a purchase price of $1,000. These partnership interests in the Partnership were purchased for investment and for the purpose of organizing the Partnership. The Partnership issued the partnership interests in reliance on an exemption from registration under Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit No.	Exhibit
1.1	Form of Dealer-Manager Agreement**
1.2	Form of Selling Dealer Agreement**
3.1	Certificate of Limited Partnership of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. filed with the Delaware Secretary of State.**

Exhibit No.	Exhibit
4.1	ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. Limited Partnership Agreement (included as Exhibit A to the prospectus)
4.2	Subscription Agreement, including the limited partner signature page and power of attorney (included as Exhibit C to the prospectus)
5.1	Opinion of Arent Fox LLP*
8.1	Opinion of Arent Fox LLP with respect to certain tax matters*
10.1	Form of Escrow Agreement**
10.2	Form of Investment Management Agreement**
23.1	Consent of Ernst & Young, LLP
23.2	Consent of Arent Fox LLP (included in Exhibit 5.1)*
23.3	Consent of Arent Fox LLP (included in Exhibit 8.1)*
24.1	Power of Attorney (included on Signature Page)**

*	To be filed by amendment.
**	Previously filed as an exhibit to the Registration Statement filed on October 3, 2008.

(b) Financial Statement Schedules.

All schedules have been omitted as the requested information is inapplicable or is presented in the prospectus, the balance sheets, financial statements or related notes.

Item 17. Undertakings

(a) Rule 415 Offering.

The Partnership hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To send to each partner at least on an annual basis a detailed statement of any transactions with the general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(5) To send to our partners, within 60 days after the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

(6) To send to our partners the financial statements required by Form 10-K for the first full fiscal year of operations of the Partnership.

(7) That, for the purpose of determining liability of the Partnership under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The Partnership undertakes that in a primary offering of securities of the Partnership pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Partnership will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Partnership relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Partnership or used or referred to by the Partnership;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Partnership or its securities provided by or on behalf of the Partnership; and

(iv) Any other communication that is an offer in the offering made by the Partnership to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner of the Partnership (or controlling persons of the General Partner or of the Partnership) pursuant to the provisions described under Item 14 above or otherwise, the Partnership has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Partnership of expenses incurred or paid by the general partner or controlling person of the general partner or of the Partnership in the successful defense of any action suit or proceeding) is asserted by any such general partner or controlling person in connection with the securities being registered, the Partnership will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The Partnership further undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 describing each lease transaction not described in the prospectus or a prior supplement to the registration statement promptly after there arises a reasonable probability that such transaction will be acquired if the transaction would require a commitment by the Partnership of an amount of offering proceeds in excess of 10 percent of the offering proceeds received as of that date by the Partnership.

(d) The Partnership hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS
December 31, 2007
(Unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners L.P. Seven (“Fund Seven”)(1) for the three years ended December 31, 2007:

Original Lessee or Equipment User	Location	Equipment	Date Purchased	Total Financing(2)	Cash Expended(3)	Other Capitalized Costs(4)	Total Costs
World Airways	Various	DC10-30	December 28, 2005	$—	$19,541	$—	$19,541
				$—	$19,541	$—	$19,541

(1)	On July 12, 2007, Fund Seven completed its liquidation and dissolution and entered into a Liquidating Trust Agreement with ICON Capital Corp., its General Partner, and NRAI Services, LLC, as resident trustee, and Fund Seven has since transferred all of its cash and other assets and liabilities to the liquidating trust established by the Liquidating Trust Agreement.
(2)	Total Financing represents the financing at the date of acquisition.
(3)	Cash Expended is equal to cash paid plus amounts payable on equipment purchases and acquisition fees paid to its General Partner.
(4)	Other Capitalized Costs consist of legal fees capitalized, if applicable.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performances.

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS
December 31, 2007
(Unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Eight A L.P. (“Fund Eight A”), for the three years ended December 31, 2007:

Original Lessee or Equipment User	Location	Equipment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
Global Crossing Telecommunications, Inc.(4)	Various	Telecommunications equipment	November 17, 2005	—	$2,060,000	$6,953	$2,066,953
Playcore Wisconsin, Inc.	Various	Manufacturing equipment	December 16, 2005	—	4,161,200	—	4,161,200
Sabena Rotables	Various	Aircraft spare parts	December 28, 2005	—	133,394	—	133,394
				$—	$6,354,594	$6,953	$6,361,547

(1)	Total Financing represents the financing at the date of acquisition.
(2)	Cash Expended is equal to cash paid plus amounts payable on equipment purchases and acquisition fees paid to Fund Eight A’s General Partner.
(3)	Other Capitalized Costs consist of legal fees capitalized, if applicable.
(4)	This equipment was acquired through a joint venture in which Fund Eight A initially had a 12.0% ownership interest. As a result of another Prior Public Fund contributing additional cash, Fund Eight A’s ownership interest was diluted to 7.99%. Because this investment is minority owned, any gain or loss Fund Eight A will recognize will be recorded as a gain or loss on joint ventures.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performances.

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS
December 31, 2007
(Unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Eight B L.P. (“Fund Eight B”) for the three years ended December 31, 2007:

Original Lessee or Equipment User	Location	Equipment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
Rowan	Gulf of Mexico	Oil drilling rig	February 23, 2005	—	$672,992	—	$672,992
ICON SPK 2023-A	Various	Various	December 1, 2005	—	488,000	—	488,000
ICON Cheyenne	Various	Various	December 23, 2005	—	4,758	—	4,758
Global Crossing Telecommunications, Inc.	Various	Telecommunications equipment	March 30, 2007	—	7,754,746	123,995	7,878,741
				$—	$8,920,496	$123,995	$9,044,491

(1)	Total Financing represents the financing at the date of acquisition.
(2)	Cash Expended is equal to cash paid plus amounts payable on equipment purchases and acquisition fees paid to Fund Eight B’s General Partner.
(3)	Other Capitalized Costs consist of legal fees capitalized, if applicable.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performances.

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS
December 31, 2007
(unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Nine, LLC (“Fund Nine”), for the three years ended December 31, 2007:

Original Lessee or Equipment User	Location	Equipment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
Rowan	Gulf of Mexico	Oil drilling rig	February 23, 2005	$—	$755,000	$—	$755,000
EKA Chemicals	Mississippi	Sodium chlorate production equipment	March 30, 2005	—	745,000	—	745,000
Kenilworth	New Jersey	Co-Generation facility	December 1, 2005	—	488,000	—	488,000
Global Crossing Telecommunications Inc.(4)	Various	Telecommunications equipment	September 28, 2006	—	2,060,000	—	2,060,000
Teekay Corporation	Various	Aframax tanker	July 24, 2007	23,382,333	16,867,667	229,560	40,479,560
				$23,382,333	$20,915,667	$229,560	$44,527,560

(1)	Total Financing represents the financing at the date of acquisition.
(2)	Cash Expended is equal to cash paid plus amounts payable on equipment purchases and acquisition fees paid to Fund Nine’s Manager.
(3)	Other Capitalized Costs consist of legal fees capitalized, if applicable.
(4)	This equipment was acquired through a joint venture in which Fund Nine has a 14.4% ownership interest and the amounts above represent Fund Nine’s proportionate cost.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performances.

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS
December 31, 2007
(Unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Ten, LLC (“Fund Ten”), for the three years ended December 31, 2007:

Original Lessee or Equipment User	Location	Equipment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
ZIM Israel Navigation Co., Ltd.	Haifa, Israel	Container vessel	January 14, 2005	$26,150,000	$9,200,000	$359,470	$35,709,470
Summit Asset Management III	United Kingdom	Various	February 28, 2005	—	2,815,084	28,327	2,843,411
Williamson Production Service	Louisiana	Cranes	April 1, 2005	—	894,048	—	894,048
Premier Telecom Contracts Limited(4)	United Kingdom	Bedside entertainment units	July – December 31, 2005	—	9,420,943	423,601	9,844,544
Global Crossing Telecommunications Inc.(5)	Various	Telecommunications equipment	December 30, 2005	—	7,670,000	25,494	7,695,494
EAM Assets Limited (6)	United Kingdom	Industrial gas meters	December 30, 2005	—	5,617,625	—	5,617,625
AeroTV Limited(6)	United Kingdom	Digital audio/visual entertainment systems	December 30, 2005	—	2,786,037	—	2,786,037
Premier Telecom Contracts Limited(7)	United Kingdom	Bedside entertainment units	January – April 4, 2006	—	4,099,064	—	4,099,064
EAM Assets Limited(6)	United Kingdom	Industrial gas meters	March 15, 2006	—	—	28,941	28,941
Saturn Corporation	Tennessee	Automobile manufacturing equipment	March 23, 2006	—	594,256	—	594,256
Key Finance Group	United Kingdom	Technology equipment	July 17, 2006	—	756,381	25,796	782,177
Anchor Tool and Dye	Ohio	Automobile manufacturing equipment	August 4, 2006	—	2,805,000	11,612	2,816,612
Global Crossing Telecommunications Inc.(8)	Various	Telecommunications equipment	September 28, 2006	—	10,043,793	—	10,043,793
Teekay Corporation(9)	Various	Aframax tanker	July 24, 2007	12,219,837	7,526,843	21,263	19,767,943
Solyndra, Inc.	California	Financing facility	August 13, 2007		4,202,233	—	4,202,233
MW Universal Inc.	Various	Manufacturing equipment	September 28, 2007	—	4,000,000	4,904	4,004,904
Global Crossing Telecommunications Inc.(10)	Various	Telecommunications equipment	December 20, 2007	—	5,841,830	—	5,841,830
				$38,369,837	$78,273,137	$929,408	$117,572,382

(1)	Total Financing represents the financing at the date of acquisition.
(2)	Cash Expended is equal to cash paid plus amounts payable on equipment purchase or future purchases and acquisition fees paid to Fund Ten’s Manager.
(3)	Other Capitalized Costs consist of legal fees capitalized, if applicable.
(4)	This equipment was purchased at various intervals from July through December 31, 2005.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performances.

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS – (continued)
December 31, 2007
(Unaudited)

(5)	This equipment was acquired through a joint venture in which Fund Ten had a 44.0% ownership interest and the amounts above represent Fund Ten’s proportionate cost.
(6)	This equipment was acquired through a joint venture in which Fund Ten had a 50.0% ownership interest and the amounts above represent Fund Ten’s proportionate cost.
(7)	This equipment was purchased at various intervals from January through April 4, 2006.
(8)	This equipment was acquired through a joint venture in which Fund Ten has a 72.34% ownership interest and the amounts above represent Fund Ten’s proportionate cost.
(9)	This equipment was acquired through a joint venture in which Fund Ten has a 49.0% ownership interest.
(10)	This equipment was acquired through a joint venture in which Fund Ten has a 45.0% ownership interest.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performances.

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS
December 31, 2007
(Unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Leasing Fund Eleven, LLC (“Fund Eleven”), for the three years ended December 31, 2007:

Original Lessee or Equipment User	Location	Equipment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
Global Crossing Telecommunications Inc.(4)	Various	Telecommunications equipment	December 30, 2005	$—	$7,900,100	$25,494	$7,925,594
EAM Assets Limited(5)	United Kingdom	Industrial gas meters	December 30, 2005	—	5,776,446	28,941	5,805,387
AeroTV Limited(5)	United Kingdom	Digital audio/visual entertainment systems	December 30, 2005	—	2,871,282	—	2,871,282
Various(6)	Various	Technology related leasing portfolio	March 7, 2006	91,164,578	109,039,922	1,512,882	201,717,382
Global Crossing Telecommunications Inc.	Various	Telecommunications equipment	April 1, 2006	—	7,965,171	—	7,965,171
Top Tankers, Inc.	Various	Marine vessels	June 16, 2006	90,000,000	26,029,500	769,557	116,799,057
Zim Integrated Shipping Services Ltd.(7)	Various	Marine vessels	June 21, 2006	105,325,000	40,112,279	(2,936,954)	142,500,325
Global Crossing Telecommunications Inc.(8)	Various	Telecommunications equipment	October 31, 2006	—	1,896,102	—	1,896,102
Teal Jones(9)	Various	Lumber production equipment	November 8, 2006	—	36,505,405	285,706	36,791,111
Global Crossing Telecommunications Inc.	Various	Telecommunications equipment	December 29, 2006	—	10,071,877	41,102	10,112,979
Various	Various	Technology related leasing portfolio	2006 – 2007	—	43,402,195	1,342,336	44,744,531
Global Crossing Telecommunications Inc.	Various	Telecommunications equipment	February 9, 2007	—	6,892,623	339,192	7,231,815
Heuliez SA	France	Auto parts manufacturing equipment	March 30, 2007	—	12,013,200	407,068	12,420,268
Teekay Corporation	Various	Aframax tankers	April 11, 2007	66,656,754	21,343,246	3,678,632	91,678,632
Solyndra, Inc.	California	Financing facility	August 13, 2007	—	4,202,233	126,067	4,328,300
MW Universal Inc.	Various	Manufacturing equipment	September 28, 2007 – December 10, 2007	—	30,800,000	764,743	31,564,743
Global Crossing Telecommunications Inc.	Various	Telecommunications equipment	December 20, 2007	—	12,981,844	214,200	13,196,044
Equipment Acquisition Resources, Inc.	Illinois	Manufacturing equipment	December 24, 2007	—	3,214,373	—	3,214,373
				$353,146,332	$383,017,798	$6,598,966	$742,763,096

(1)	Total Financing represents the financing at the date of acquisition.
(2)	Cash Expended is equal to cash paid plus amounts payable on equipment purchase or future purchases and acquisition fees paid to Fund Eleven’s Manager.
(3)	Other Capitalized Costs consist of legal fees capitalized, if applicable.
(4)	This equipment was acquired through a joint venture in which Fund Eleven has a 44.0% ownership interest and the amounts above represent Fund Eleven’s proportionate costs.
(5)	This equipment was acquired through a joint venture in which Fund Eleven has a 50.0% ownership interest and the amounts above represent Fund Eleven’s proportionate costs.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performances.

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS – (continued)
December 31, 2007
(Unaudited)

(6)	These are primarily information technology leases and other assets and liabilities acquired on March 7, 2006 and April 7, 2006.
(7)	Other capitalized costs includes legal fees capitalized and other assets and liabilities assumed in the acquisition of the Marine Vessels.
(8)	This equipment was acquired through a joint venture in which Fund Eleven has a 13.26% ownership interest and the amounts above represent Fund Eleven’s proportionate costs.
(9)	Includes mortgage note financing with a total cost of approximately $13,797,000.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performances.

TABLE VI

ACQUISITION OF EQUIPMENT — PRIOR PUBLIC FUNDS
December 31, 2007
(Unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Leasing Fund Twelve, LLC (“Fund Twelve”), for the three years ended December 31, 2007:

Original Lessee or Equipment User	Location	Equipment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
Global Crossing Telecommunications, Inc.	Various	Telecommunications equipment	June 28, 2007	—	7,007,868	339,358	7,347,226
Teekay Corporation	Various	Aframax tankers	July 24, 2007	12,718,601	7,808,899	116,652	20,644,152
Solyndra, Inc.	California	Financing facility	August 13, 2007	—	4,202,233	126,067	4,328,300
Global Crossing Telecommunications, Inc.	Various	Telecommunications equipment	September 19, 2007	—	8,993,373	269,801	9,263,174
MW Universal Inc.	Various	Manufacturing equipment	September 28, 2007	—	14,890,000	446,700	15,336,700
Global Crossing Telecommunications Inc.	Various	Telecommunications equipment	November 30, 2007	—	5,293,082	158,792	5,451,874
MW Universal Inc.	Texas	Manufacturing equipment	December 10, 2007	—	4,100,000	123,000	4,223,000
Equipment Acquisition Resources, Inc.	Illinois	Manufacturing equipment	December 28, 2007	—	3,814,250	113,392	3,927,642
				$12,718,601	$56,109,705	$1,693,762	$70,522,068

(1)	Total Financing represents the financing at the date of acquisition.
(2)	Cash Expended is equal to cash paid plus amounts payable on equipment purchase or future purchases and acquisition fees paid to its Manager.
(3)	Other Capitalized Costs consist of legal fees capitalized, if applicable.

Investors in Fund Fourteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performances.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2009.

ICON EQUIPMENT AND CORPORATE
INFRASTRUCTURE FUND FOURTEEN, L.P.
(a Delaware limited partnership)

By: ICON GP 14, LLC, its General Partner

By:	/s/ Michael A. Reisner Name: Michael A. Reisner Title: Co-Chief Executive Officer, Co-President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 6, 2009.

Signatures	Title(s)
/s/ Mark Gatto Mark Gatto	Co-Chief Executive Officer, Co-President and Director of the General Partner of the Partnership; Principal Executive Officer
/s/ Michael A. Reisner Michael A. Reisner	Co-Chief Executive Officer, Co-President and Director of the General Partner of the Partnership; Principal Executive Officer
/s/ Anthony J. Branca Anthony J. Branca	Chief Financial Officer of the General Partner of the Partnership; Principal Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Dealer-Manager Agreement**
1.2	Form of Selling Dealer Agreement**
3.1	Certificate of Limited Partnership of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. filed with the Delaware Secretary of State.**
4.1	ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. Limited Partnership Agreement (included as Exhibit A to the prospectus)
4.2	Subscription Agreement, including the limited partner signature page and power of attorney (included as Exhibit C to the prospectus)
5.1	Opinion of Arent Fox LLP*
8.1	Opinion of Arent Fox LLP with respect to certain tax matters*
10.1	Form of Escrow Agreement**
10.2	Form of Investment Management Agreement**
23.1	Consent of Ernst & Young, LLP
23.2	Consent of Arent Fox LLP (included in Exhibit 5.1)*
23.3	Consent of Arent Fox LLP (included in Exhibit 8.1)*
24.1	Power of Attorney (included on Signature Page)**

*	To be filed by amendment.
**	Previously filed as an exhibit to the Registration Statement filed on October 3, 2008.